Cristina Gonzales Tradutora Publica e Interprete Comercial Ingles - Portugues
CPF/MF n° 108. 11.608·09
RG n• 14.873.2 1SSP/SP
Uvro n° 166 ‘gina n° 392
I, Cristina Gonzales, certified public translator, duly admitted and sworn by the Commer
1
ial Registry
of the State of Sao Paulo, Brazil, hereby certify that a copy of a document written in PO ‘ TUGUESE was submitted to me, the translation of which is as follows:
CONSOLIDATED JUDICIAL REORGANIZATION PLAN OF
01 S.A.- UNDER JUDICIAL REORGANIZATION
TELEMAR NORTE LESTE S.A.- UNDER JUDICIAL REORGANJZATI
01 MOVEL S.A.-UNDER JUDICIAL REORGANIZATION
COPART 4 PARTTCIPA<;: ES S.A.-UNDER JUDICIAL REORGAN IZATlfN
COPART 5 PARTICIPA(:OES S.A.- UNDER JUDICIAL REORGANIZAT iN
PORTUGAL TELECOM INTERNATIONAL FINANCE BY - UNDER JUDI LAL REORGAN I ZATION
01 BRASIL HOLDINGS COOPERATIEF UA - UNDER J U D1CIAL REORGAN I ATION
December 20, 2017
01 S.A. - Unde•·Judicial Reorganization (“Oi”), a publicly held corporati on, regis ered with the CNPJ/MF under No. 76.535.764/0001-43, with a registered office and a principal pl of business at Rua do Lavrad io n° 71, Centro, Rio de Janeiro - RJ, CEP 20230-070; TELE NORTE
LESTE S.A. - Under Judicial Reorganization (“TELEMAR”), a closely hel corporation, registered with the CNPJ/MF under No. 33.000.118/0001-79, with a registered office d a principal place of business at Rua do Lavradio n° 71 , Centro, Rio de Janeiro - RJ, CEP 2 230-070; 01
M6VEL S.A. - Under Judicial Reorganization (“01 MOVEL”), a closely bel ‘ corporation, registered with the CNPJ /MF under No. 05.423.963/0001-1 I, with a registered office nd a principal place of business at Setor Comercial Norte, Quadra 3, Bloco A, Edificio Esta iio Telrf6nica, terreo
(parte 2), Brasilia - DF, at Setor Comercial Norte, Quad ra 3, Bloco A, Edificio Estayao Telefonica, terreo (pa1te 2), CEP 70.713-900; COPART 4 PARTICIPA<;;OES S.A. - UJr1 de•· Judicial
Reorganization (“COPART 4”), a closely held corporation, registered with the CNPJ Mf under No.
12.253.691 /0001-14, with a regi stered office and a principal pl ace of business a Rua General
Polidoro, 99, 4° a ndar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004C, OPART 5
PARTICWA<;;OES S.A. - Under Judicial Reorganization (“COPART 5”), closely held cor poration, registered with the CNPJ /MF under No. 1 2.278.083/0001-64, with a r gistered office and a principal place of business at Rua General Polidoro, 99, 5° andar, pane, BoEfogo, Rio de Janeiro-R.l, CEP 22280-004; PORTlJGAL TELECOM INTERNATIONAL FIN CE B.V.
Under Judicial Reorganization (“PTLF”), a private legal entity organ ized and exi ting under the
Laws of the Netherlands, with a registered office in Amsterdam, Naritaweg 165 043 BW, and principal place of business in this city of Rio de Janeiro; and OJ BRAS HOLDINGS COOPERATIEF U.A. - Under Judicial Reorganization (“01 COOP”), a priv te legal entity organized and existing under the Laws of the Netherlands, registered with the CNPJ(MF under No.
16.770.090/0001-30, with a registered office in Amsterdam, Sch iphol Boulevard 231 ,B tower, 5th floor, 1118 BH S hiphol, and principal place of business in this city of Rio cte Janeiro (0!, TELEMAR, OJ MOVEL, COPART 4, COPART 5, PTIF, and 01 COOP are hereina lter co11ectivdy
Rua Pereira Estefano,n° 114 - conjunto 809
04144-070 Sao Paulo,SP
+55 (11) 3384-8550 /+55 (11) 99153-0636 cristlna@aliancatraducoe .<..u•n.b•·

referred to as “Oi Group” or “Debtors”), present, in the records of Judicial reorganization proceeding No. 0203711-65.2016.8.19.0001, pending at the 7th Commercial Court of the District of the Capital- RJ (“Judicial Reorganization”), in compliance with the provisions of art. 53 of Law 11.101/2005 (“LFR”), the present joint judicial reorganization plan (“Plan” or “PRJ”), in accordance with the following terms and conditions:
1. Definitions and Interpretation Rules
1.1. Definitions. The terms and expressions printed in uppercase in this Plan will have the meanings attributed to them in Exhibit 1.1.
1.2. Interpretation Rules.
1.2.1. The Plan must be read and interpreted in accordance with the rules provided for in this
Section 1.2 and its exhibits.
1.2.2. Whenever required by the context, the definitions contained in this Plan will apply both in the singular and in the plural forms, and the masculine gender will include the feminine gender and vice-versa.
1.2.3. The headers and titles of the clauses in this Plan should only serve as reference information and will not limit or affect the meaning of the clauses, paragraphs, or items to which they apply.
1.2.4. Unless otherwise expressly provided for in this Plan, the exhibits and documents referred to in this Plan form an integral part or the Plan for all legal purposes and its content is binding. References to any documents or other instruments include all their amendments, replacements, and consolidations, as well as the respective complementation, unless otherwise expressly provided for in this Plan.
1.2.5. Unless otherwise expressly provided for in this Plan, references to chapters, clauses, items, or exhibits will apply to chapters, clauses, items, and exhibits to this Plan.
1.2.6. Under the terms of the applicable legislation, unless otherwise expressly provided for in this Plan, all references to the Debtors must be interpreted so as to include the legal entities to succeed them in their obligations, by reason of the corporate reorganization provided for in this Plan.
1.2.7. The use of the terms “included” and “including”, among other similar terms in this Plan, followed by any statement, notice, or general subject cannot be interpreted so as to limit this statement, notice, or general subject to the items or specific subjects immediately included after the referred word — as well as similar items or subjects —, and must, on the contrary, be considered as a reference to all other items or subjects that could reasonable be included in the widest possible scope of such statement, notice, or subject, and these terms will always be interpreted as though they were accompanied with the term “for example purposes”.
1.2.8. References to legal provisions and Laws must be interpreted as references to such legal provisions and Laws as they were in effect on the date of this Plan or on the date specifically determined by the context.
1.2.9. All terms provided for in this Plan will be counted as provided for in art. 132 of the Civil
Code, excluding the start date and including the expiration date, and, if the final term falls on a day rather than a Business Day, it will be automatically extended to the immediately subsequent Business
Day.
1.2.10. Unless otherwise expressly provided for in this Plan: (a) in case of conflict between the clauses in this Plan, the clause that contains specific provisions will prevail over that which contains generic provisions; (b) in case of conflict between the provisions of the exhibits and/or documents referred to in this Plan and the provisions of this Plan, the Plan will prevail; and (c) in case of conflict between the provisions of this Plan and the obligations provided for in any agreements signed by the Debtors and/or their Affiliates prior to the Request Date, the Plan will prevail.
2. Miscellaneous
2.1. Oi Group and its Operations. Oi Group started its operations with the provision of fixed telephony services, but, throughout the years, by keeping up with the technological cycles and the market demand, it expanded its operation also to mobile telephony, Internet, and pay television areas, among others.
Currently, the Debtors provide telecommunication services in an integrated manner and under the same brand – “Oi” –, offering a variety of converging products, for both fixed and mobile telephony. Today, Oi Group is the largest fixed telephony service provider in Brazil (and one of the largest in Latin America), with 13.4 million lines in operation, which represents a market share of 34.1% of the total market of the country, servicing homes, companies, and telephony for public use. In addition, it is one of the largest conglomerates in the segment of mobile telephony, with a market share of 17.4% in this sector.
Oi Group’s operations also cover fixed and mobile broadband services, Wi-Fi, TV, and public telephony, considering that its supply of converging and integrated services has shown to be successful and necessary, as it helps increase user loyalty.
Oi Group also provides data communication and telephony services on an exclusive basis to 100% of the army sites located in Brazil’s dry border, in addition to operating Comandante Ferraz station’s telecommunications system, in the Antarctic, in partnership with the Ministry of Navy.
The social relevance of Oi Group is reflected in the expressive figures associated with tax revenue and the generation of employment; between 2013 and 2016 alone, Oi Group paid approximately BRL 34 billion to the public treasure in taxes, and currently relies on more than 131.3 thousand direct and indirect job slots in Brazil. Also, Oi Group (i) is engaging in social projects and initiatives, such as “Oi Futuro”, a social responsibility institute created in 2001 that includes projects in the segments of education, sustainability, sports, and culture, as well as (ii) participates in the conduction of public policies, such as the National Broadband Plan and Broadband in Schools.
In addition, Oi Group enables the electronic counting of votes in local and state elections occurred in the country, and thus makes possible the integration between the information obtained from 2,113 electoral districts and 12,244 electoral sections of the Regional Electoral Courts, which enables the transmission of this information to the Superior Electoral Court.
Oi Group’s operations are concentrated in Regions I, II, and III of the General Plan of Concessions (described in the initial petition of the Judicial Reorganization), and all telecommunication services provided depend on the prior concession of ANATEL, whether by means of grants, authorizations, licenses, or registrations.

In brief, Oi Group is one of the largest corporate conglomerates in the country, and is present in all
5,570 Brazilian cities, servicing more than 63 million clients. Within this context, the importance of Oi Group is unquestionable, not only to the Brazilian telecommunications system, but also and especially to the nationwide population, and therefore its uplift and recovery are crucial.
2.2. Oi Group’s Structure. The corporate structure of Oi Group is represented in the organizational chart below:
Oi (holding + STFC concession)

TELEMAR

(STFC concession)

PTIF

(financial vehicle)
Oi Coop
(financial vehicle)
Copart 5
(financial vehicle)
Oi Móvel (SMP authorization and SeAC)
Copart 4
(financial vehicle)
As highlighted in the initial petition of the Judicial Reorganization, the activities of Oi Group are developed in a coordinated manner and under the corporate, operational, financial, administrative, and managerial single control of OI, which acts as a holding entity (in addition to being the holder of the concession of the “Commuted Fixed Telephone Service” – STFC [Serviço Telefônico Fixo Comutado] in Region II) of the group and whose shares are listed in the B3 and in the NYSE (in the latter case, with negotiation in the ADR format).
OI MÓVEL and COPART 4 are subsidiaries wholly owned by TELEMAR, which in turn is a subsidiary wholly owned by the controller OI, as well as PTIF, OI COOP, and COPART 5.
Fixed telephony operations are performed by TELEMAR, the concessionaire of the public service in point, while the provision of the cable TV services is the responsibility of OI MÓVEL, which is also the holder of the authorization to operate mobile telephony services.
PTIF, OI COOP, COPART 4, and COPART 5 are Oi Group’s investment companies. The first two entities, existing and organized under the Laws of the Netherlands, are mere financial vehicles of Oi Group, organized to obtain funds in the international market, which are intended, through loans, for the funding of activities in Oi Group’s operating companies in Brazil, considering that this structure is regularly used by several Brazilian conglomerates. Whereas the latter two are the owners of some of the main properties leased for Oi Group in the State of Rio de Janeiro.
2.3. Reasons for the Crisis. The current financial situation of Oi Group is a result of several factors. The retention of a large amount of funds in court deposits arising from discussions within the regulatory, labor, tax, and civil scope, with immediate impact on the liquidity of Oi Group, as well as with the imposition of high administrative fines, particularly by ANATEL, has contributed to the worsening of Oi Group’s financial situation.

The change in the standards of consumption of telecommunication services, due to the technological evolution, worsened this scenario of financial difficulties even more. With the mass supply of mobile telephony, cable TV and Internet services, the attractiveness of fixed telephony services was reduced, which resulted in a decrease in the base of subscribers of Oi Group in this segment.
Notwithstanding the foregoing, the level of the objectives and goals associated with the obligations of universalization of fixed telephony services (consolidated in the General Plan of Universalization Goals, as provided for in the General Telecommunications Law) has remained stable since 1998, the year on which the concession agreements in effect were signed. Therefore, within the context of the referred obligations of universalization, Oi Group finds itself forced to make heavy investments in certain regions and remote locations, with low demographic density and a low-income population, obtaining, as a compensation, a small financial return as compared with the regulatory requirement of these investments.
Numbers regarding public telephones (popularly known as “orelhões”, “big ears”, in English) are an example of this lack of proportion between the obligations imposed to the Debtors within the scope of the universalization requirements vis-à-vis its financial compensation: currently, Oi Group operates approximately six hundred and forty-one thousand (641,000) public telephones across Brazil (with the exception of São Paulo), at an annual cost of approximately one hundred eighty million Reais (BRL 180,000,000.00), while the annual revenue generated by these public telephones is only two million seven hundred thousand Reais (BRL 2,700,000.00) in 2016 (considering that a reduction of more than 90% was verified between 2009 and 2016).
In addition, the costs to obtain funds incurred by Oi Group – taking into account the high interest rates adopted nationwide, as well as the need for and cost of foreign exchange protection for funds obtained abroad – are higher than the costs to obtain funds incurred by its direct competitors, who are international players, which also contributed to the deterioration of Oi Group’s financial situation.
On the other hand, it is notable that the Country’s economic scenario has been deteriorating over the past years, thus directly impacting the operations performed by Oi Group and negatively affecting its liquidity. Moreover, the profile of the market covered by fixed telephony concessionaires competing with the Debtors is more homogeneous and the economic power of their users is materially higher than that of those covered by Oi Group in its area of activity (larger and more heterogeneous than the area of activity of its competitors).
The combination of these factors prevented compliance with several obligations, primarily those assumed by reason of operations involving financial loans and fund raising through the issuance of bonds and debentures, which balances represent the majority of Oi Group’s current indebtedness, which gave rise to the request for Judicial Reorganization.
2.4 Previous Measures Adopted. Since the first signs of deterioration of its financial health, Oi Group has been collaborating with external financial and legal advisors, in Brazil and abroad, to help it in the negotiation process with creditors and in the assessment of feasible alternatives for its reorganization.
Over the past quarters, Oi Group has been implementing an internal restructuring project – referred to as “Transformation Plan” – comprising more than three hundred and seventy (370) initiatives, considering that the great majority of them have already been executed or are in the process of execution, which, in general terms, intends to increase its competitiveness in the market, improve productivity, and reduce costs and expenses, increase operational efficiency, and improve the quality of the services.

As a result, we could highlight the following in this period: (i) the launchings of innovative plans, such as Oi Livre in mobile telephony and Oi Total Play in the residential segment; (ii) the significant improvement of operational indicators, such as, for instance, the thirty-three point three percent (33.3%) reduction in the average time to solve defects and the thirty-one point three percent (31.3%) reduction in the average time to install services, both during the second quarter of 2017, in relation to the second quarter of 2016; (iii) the reduction of BRL one billion and two hundred million Reais (BRL 1,200,000,000.00) in costs and expenses in the first six months of 2017 in relation to the same period in 2016 and (iv) the improvement in several quality indicators, such as the twenty-eight point six percent (28.6%) reduction in incoming complaints at ANATEL, the twenty-one point six percent (21.6%) reduction in incoming complaints at Procon, and the fifty-eight point seven percent (58.7%) reduction in the filing of complaint actions in the Special Civil Court (JEC - Juizado Especial Cĺvel), all in the second quarter of 2017 in relation to the second quarter of 2016.
2.5. Reasons for the Joint Plan. Oi Group consists of companies that, under Oi’s common control, have a relevant economic and operational interconnection resulting especially from the interdependence and complementariness of the activities and services they provide, in addition to the management of the companies’ funds to the benefit of the common interest.
Oi Group’s managerial, administrative, and financial decisions are made by the controlling company, OI. On the other hand, Oi Group’s internal and corporate processes and organization are also integrated and fully unified.
In addition to this single and consolidated direction of the converging and integrated activities, and to the direct operational and commercial bond, the Debtors have a strict economic and financial relationship strongly interconnected among themselves, by virtue of agreements, guarantees, and obligations that bind them and make them financially dependent on one another.
The Debtors are parties to several intercompany loan agreements executed due to the management of Oi Group’s funds for the sake of the common interest. Furthermore, there are several debt agreements executed by Oi, Telemar, and Oi Móvel with financial institutions, in addition to several guarantees granted by one of the group’s companies in favor of the other. Among the transactions that demonstrate the Debtors’ economic and financial connection, we highlight: (i) the issuance of bonds in the international market by PTIF and Oi Coop, and Oi appears as full guarantor in such transactions, as well as the issuance of bonds, by Oi, in the international market, with Telemar appearing as guarantor of some series of such bonds; and (ii) the issuance of real estate Credit Bills, by COPART 4 and COPART 5, backed by the receivables corresponding to the rent amounts of real estates leased to Oi and Telemar, with Oi appearing as debtor and Telemar as guarantor in the agreement executed by COPART 5.
Furthermore, the operation center where the remote monitoring of the entire network of Oi Group is made is located in properties owned by COPART 4 and COPART 5, and leased to Oi Group.
From a commercial and operational point of view, Oi, Telemar, and Oi Móvel share the same physical and logistic infrastructure, and use “multi-service” networks through which communications and data related to different concessions of Oi Group travel (fixed and mobile telephony, Internet, and TV signal). This business model – which consists of a consolidated practice in the telecommunications sector – enables Oi Group to offer and sell several integrated package plans that include converging services under the single “Oi” brand, which encourages the loyalty of users, reduces the rate of discontinuation of consumers with respect to each one of the services contracted, and enables competition between Oi Group and the other operators of telecommunication services.

Therefore, a significant part of the operating assets is intended for the provision of varied services, which would render unfeasible an eventual separation according to the owning company.
Therefore, considering the business model adopted by Oi Group, with integration and convergence in the provision of telecommunication services, the many cross guarantees and the consolidation of the corporate, operational, financial, administrative, and managerial control at Oi, the solution of the economic and financial crisis must occur in a joint and consolidated manner, under penalty of risking Oi Group’s restructuring process, which plays a crucial social role, to the evident detriment of the Creditors and other holders of interest (including those of social nature) that surround them, all interested in the resolution of the present situation (government, investors, financial institutions, employees, suppliers, consumers, etc.).
Assuming that some of the entities in Oi Group could not be the subject matter of reorganization, while others are under reorganization, implies ignoring the damaging consequence that would oppose to the remaining activity, in light of the legal and practical complexities that the lack of success of one of the companies could create, as the uplift of an entity in Oi Group depends on the reorganization of the entire group in conjunction, as provided for in this Plan and in the initial petition of the Judicial Reorganization.
2.6. Economic, Financial, and Operational Feasibility of Oi Group. Notwithstanding the difficulties and factors that affect Oi Group, giving rise to the request for Judicial Reorganization, the current financial situation is temporary and transitory, considering that Oi Group is in a position to revert it, taking into account its economic magnitude.
The activities performed by the Debtors are profitable and feasible, and generate for Oi Group, in
2016, a gross revenue in the amount of forty-five billion Reais (BRL 45,000,000,000.00) and a net revenue of approximately twenty-six billion Reais (BRL 26,000,000,000.00). In addition, recent events reinforce the conclusion drawn with respect to the profitability of the activities of the Debtors and the feasibility of Oi Group. With the launching of the new “Oi” brand, to date, it was possible to verify (i) an increase in the sale of new “Oi Total” plans; (ii) a significant increase in the so-called RGU (revenue generating unit, equivalent to each service contracted); (iii) an increase in the operational efficiency; and (iv) a reduction in the service discontinuity rate.
Moreover, it is known that discussions between ANATEL and the Ministry of Communications are in an advanced stage with regard to changes in the regulatory environment, which can result in the transformation of the concessions into authorizations, as well as in the change in the legal system of the reversible assets, releasing the concessionaires from many of their obligations and making them more competitive in relation to their competitors operating under an authorization system. In fact, there are Legislative Bills in an advanced stage that are intended exactly to increase security in the change in the model, which will benefit all concessionaires, rather than only those linked to Oi Group. These changes will positively impact the Debtors’ situation, and therefore, they are also considered very important for the effective uplift of Oi Group, with the preservation of their corporate activities and, consequently, the maintenance of the source of production and employment, encouraging the company’s social function and stimulating economic activity, which are objectives expressly stated in the LFR and expressed in indelible clauses of the Brazilian Constitution.
The feasibility of the Plan and the measures provided for therein for the reorganization of Oi Group is attested and confirmed by the Reports, under the terms of art. 53, items II and III, of the LFR, which are included in Exhibit 2.6 of this Plan.
3. Primary means of Reorganization

3.1. Overview. Oi Group proposes the adoption of the measures listed below as a means to overcome its current and temporary economic and financial crisis, which are detailed in the specific sections of this Plan, under the terms of the LFR and other applicable Laws:
3.1.1. Credits Restructuring: Oi Group will restructure and equalize its liabilities associated with Pre-Petition Credits and, at the discretion of Oi Group, with Post-Petition Credits whose holders wish to be subject to the effects of this Plan, under the terms of Section 4 of this Plan. Pre-Petition Creditors will remain creditors of Debtor that was its original debtor, except any changes arising from corporate reorganizations made pursuant this Plan or specific provision in a different sense in this Plan, and observing in any case the provision of Section 3.1.1.2 of this Plan.
3.1.1.1. Debtors shall employ their best efforts to cancel the respective bonds issued and currently existing, in compliance with the provisions of the applicable legislation to each jurisdiction of Debtors, and may take all applicable and required measures in any and every applicable jurisdiction, including Brazil, United States of the America and United Kingdom, in order to comply with the respective applicable legislations and implement the measures set forth in this Plan, and they may, in such cases, consult third parties in relation to bonds issued abroad, such as, for instance, depositary institutions, in order to ensure that the measures to be implemented are in compliance with the legislations of the respective jurisdictions, except the provision of Section 11.4.
3.1.1.2. Due to the consolidated nature of this Plan, Debtors shall be jointly liable for the fulfillment of all obligations set forth in this Plan.
3.1.2. Mediation/Conciliation/Agreement: Oi Group can file Mediation/Conciliation/Agreement procedures with its Creditors contained in the Creditors’ List of the Bankruptcy Trustee during the Judicial Reorganization, under the terms of Section 4.4., as per the judicial decisions rendered on the topic.
3.1.3. Disposal of Permanent Assets: as a manner of obtaining funds, Oi Group can dispose of the assets included in the permanent (noncurrent) assets of the Debtors listed in Exhibit 3.1.3, as well as other movable or immovable assets included in its permanent assets, as per Section 5.1 and art. 66 of the LFR., provided that possible requirements, authorizations or limitations that may be necessary are complied with, notably in regard to ANATEL.
3.1.4. Capital Increase – New Funds: Oi Group shall, pursuant to Section 6 of this Plan and observing the provision of the Backstop Agreement, increase the capital in four billion Reais (BRL4,000,000,000.00), in order to ensure the minimum funds to make the necessary CAPEX investments and modernization of its infrastructure aiming at the implementation of the business plan contemplated in this Plan.
3.1.5. New Funds: Oi Group can also prospect and adopt measures, including during the Judicial Reorganization, with the purpose of obtaining new funds under the terms of Section 5.3, through the implementation of eventual capital increases or other manners of raising funds in the capital market, to be approved on the terms of this Plan and of the respective bylaws of the companies of Oi Group, provided that it is in accordance with the provisions of this Plan and of arts. 67, 84, and 149 of the LFR. Any new funds raised in the capital market will be of a post-petition nature for the purposes of the provisions of the LFR, except regarding any capital increase, as they do not represent payment obligations.

3.1.6. Corporate Reorganization: Oi Group can make the Corporate Reorganization, under the terms of Section 7 of this Plan, with the purpose of obtaining a more efficient structure that is appropriate to the implementation of the proposals provided for in this Plan and to the continuity of its activities, or any other corporate reorganization to be timely defined by the Debtors, provided that it does not cause a Material Adverse Effect on the companies included in Oi Group.
3.1.7. Transitional Amendments to the Governance: In order to guarantee the execution of the measures provided for in this Plan and taking into consideration the several interests involved in the scope of the Judicial Reorganization, this Plan has transitional rules of corporate governance related to the creation of a Transitional Board of Directors and the formation of a New Board of Directors, so as to ensure the institutional stability of Oi Group and the implementation of this Plan.
3.1.8. Court Deposits: After the Judicial Ratification of the Plan, Oi Group can immediately withdraw the full amount of the Court Deposits that have not been used for payment, as provided for in this Plan.
4. Credit Restructuring:
4.1. Labor Credits. In accordance with Sections 4.1.2 and 4.1.3 below, Labor Credits, as per the amounts indicated in the Creditors’ List of the Bankruptcy Trustee, will be paid in national currency, after the end of the grace period of one hundred and eighty (180) days as of the Judicial Ratification of the Plan, in five (5) equal and successive monthly installments, considering that the first installment will mature on the last Business Day of the grace period abovementioned, and the other installments on the same day in the subsequent months, upon Court Deposit in the case records of the Proceedings in which the Labor Creditor is a party or if the Labor Creditor is not a party of the Court Proceedings, observing the provisions in Section 13.4.
4.1.1. Labor Credits not yet acknowledged on the date expected for the first payment as set forth in
Section 4.1 above, will be paid as follows, after being acknowledged:
(a) if held by Labor Creditors not in the Court Deposits Labor Creditor category, their payment will be made with a judicial deposit, in the case records of the Proceedings, after the final decision rendered in court that closes the Proceeding and ratifies the amount owed without the possibility of objection by Oi Group, in accordance with Section 4.1, starting the term of one hundred and eighty (180) days of the grace period, on the date on which the referred decision is rendered in court, considering that the first installment will mature on the last Business Day of the grace period abovementioned, and the other installments on the same day in the subsequent months; or
(b) if owned by Court Deposits Labor Creditors (or those which eventually meet this category, if any Court Deposit is made by Oi Group in the respective Proceeding dealing with the Labor Credit in point after the presentation of this Plan to the Judicial Reorganization Court, their payment will be made in accordance with Section 4.1.2 below.
4.1.2. Court Deposits Labor Creditors. Labor Credits held by Court Deposits Labor Creditors will be paid through the withdrawal of the amount of the Court Deposit by the respective Court Deposits Labor Creditor, after the Judicial Ratification of the Plan, up to the limit of the amount of the referred Labor Credit contained in the Creditors’ List of the Bankruptcy Trustee.
4.1.2.1. In the event that the Court Deposit referred to in Section 4.1.2 above is greater than the amount of the respective Labor Credit contained in the Creditors’ List of the Bankruptcy Trustee, the exceeding amount will be withdrawn by Oi Group.

4.1.2.2. In the event that the Court Deposit referred to in Section 4.1.2 above is evidently less than the amount of the respective Labor Credit contained in the Creditors’ List of the Bankruptcy Trustee, the remaining balance of the respective Labor Credit will be paid with a judicial deposit, in the case records of the Proceedings, in national currency, after the decision rendered by the Labor Court that ratifies the amount owed and after the end of the grace period of one hundred and eighty (180) days as of the Judicial Ratification of the Plan, in five (5) equal and successive monthly installments, considering that the first installment will mature on the last Business Day of the grace period abovementioned, and the other installments will mature on the same day in the subsequent month, always with a judicial deposit, in the case records of the Proceedings.
4.1.2.3. In accordance with Section 4.1.2.1 above, the amount of the Labor Credit held by the Court Deposits Labor Creditor will be paid for purposes of indemnity, comprising any and all fees of the respective Labor Attorneys or other professionals, as well as court expenses and costs incurred by the Court Deposits Labor Creditor in point.
4.1.3. Fundação Atlântico Labor Credit. The Fundação Atlântico Labor Credit will be paid under the following conditions, in accordance with the amount contained in the Creditors’ List of the Bankruptcy Trustee:
4.1.3.1. Grace Period: grace period of amortization of the principal of five (5) years, as of the date of the Judicial Ratification of the Plan.
4.1.3.2. Installments: amortization of the principal in six (6) annual and successive installments, with the first installment maturing on the last Business Day of the grace period referred to in Section
4.1.3.1 above.
4.1.3.3. Interest/inflation adjustment: INPC + five point five percent (5.5%) per year, incurred as of the Judicial Ratification of the Plan, considering that (i) the interest and inflation adjustment incurred throughout the first five (5) years as of the Judicial Ratification of the Plan will not be paid during this period, and will be capitalized to the amount of the principal on a yearly basis; and (ii) the interest incurred on the new amount of the principal will be paid annually as of the last Business Day of the month in which the term referred in item (i) above ends, in conjunction with the installments regarding the amortization of the principal.
4.2. Secured Credits. Secured Credits will be grouped and paid as follows:
4.2.1. Grace Period: grace period of amortization of the principal of seventy-two (72) months, from the date of the Judicial Ratification of the Plan.
4.2.2. Principal: the amount of the principal will be paid in one hundred eight (180) monthly and successive installments, with the first installment maturing on the fifteenth (15th) day of the seventy- third (73rd) month from the Judicial Ratification of the Plan, and the others on the same day, every subsequent month, as of the first payment, as per the percentages of the amount of the principal described in the following progressive table:

Months	Percentage of the amount to be amortized per month
0 to 72nd	0.0%
73rd to 132nd	0.33%
133rd to 179th	1.67%

180th	1.71%

4.2.3 Interest: Long-Term Interest Rate (TJLP), disclosed by the Central Bank, added by
2.946372%, considering that:
(i) interest incurred throughout the first four (4) years from the Judicial Ratification of the Plan will not be paid during this period, and will be capitalized on a yearly basis to the amount of the principal, so that the balance of the principal at the end of each year is the initial balance of the period added to the interest capitalized during the period in point, as per the following formula:
final balance of the period = initial balance of the period x (1+t)DC/360, where t represents the inflation adjustment and interest rate originally contracted and DC represents consecutive days; and
(ii) as of the fifteenth (15th) day of the forty-ninth (49th) month from the Judicial Ratification of the Plan, the interest incurred on the new amount of the principal will be paid on a monthly basis, in national currency, until the full payment of the principal under the terms of this Plan.
4.2.4 Other contractual conditions: the Debtors undertake to comply, until the full payment of the Secured Credits, the terms and conditions described in Exhibit 4.2.4.
4.3 Unsecured Credits.
4.3.1 Payment and Restructuring of Unsecured Credits: Unless otherwise provided for in this Plan, each Unsecured Creditor may opt, at its discretion, to have the entirety of its respective Unsecured Credits paid in the manner set forth in Section 4.3.1.1 or restructured by means of the options set forth in Sections 4.3.1.2 and 4.3.1.3 below, without possibility of voluntary division of the amount of credit among the referred to options and observing the respective Unsecured Credits limits.
4.3.1.1 Linear Payment of Unsecured Credits: Except if set forth otherwise in this Plan:
(i) Unsecured Creditors holding ME/EPP Credits or Class III Credits in an amount equal to or less than one thousand Reais (BRL 1,000.00): The Unsecured Creditors that opt for the credit payment form set forth in this Section 4.3.1.1 will receive their respective Credits in one single installment by the twentieth (20th) Business Day as of the Judicial Ratification of the Plan or the Acknowledgment of the Plan in the Creditor’s Jurisdiction, as applicable, limited to the amount of the Creditors’ List of the Bankruptcy Trustee.
(ii) Unsecured Creditors holding ME/EPP Credits or Class III Credits in an amount superior to one thousand Reais (BRL 1,000.00): The Unsecured Creditors may opt, through the electronic platform made available by Oi at the electronic address www.recjud.com.br, for receipt under the terms of this Section 4.3.1.1, provided that they agree to receive only the amount of one thousand Reais (BRL 1,000.00) as full payment of their respective Unsecured Credit, as applicable, which comprises, when applicable, any and all attorney’s or other professional fees, as well as court expenses and costs incurred by the Unsecured Creditor in point. Within this context, the payment will be made by the twentieth (20th) Business Day from the end of the term for the choice of credits payment to be made by the respective Unsecured Creditor through the electronic platform made available by Oi at the electronic address www.recjud.com.br, and neither the ME/EPP or Class III

Creditor, nor its attorneys will be eligible to receive any amounts in addition to that indicated in this
Section 4.3.1.1.
4.3.1.2 Restructuring Option I: Unsecured Creditors holding ME/EPP or Unsecured Credits or Class III Credits may opt for Restructuring Option I, by
which their respective Unsecured Credits shall be restructured, up to six (6) months from the date of the Judicial Ratification of the Plan, under Section
4.3.1.2.1 and in observance of the limit set forth in items (a) and (b) below for Unsecured Credits in Reais and United States Dollars, respectively.
(a) A part of the Unsecured ME/EPP Credits or Class III Credits will be represented in Reais by the amount of the Unsecured Credits in Reais which choose
Restructuring Option I, up to the maximum limit of ten billion Reais (BRL 10,000,000,000.00), and each Unsecured Creditor may choose one of the following payment options: (i) restructuring of the Unsecured Credit in Reals, as per the terms and conditions provided for in Exhibit 4.3.1.2(a1); (ii) private debentures as per the terms and conditions provided for in Exhibit 4.3.1.2(a2); or (iii) public debentures, in the same terms and conditions of the private debentures; and
(b) A part of the Unsecured ME/EPP Credits or Class III Credits will be represented in United States Dollars by the amount of the Unsecured Credits in
United States Dollars which choose Restructuring Option I, in accordance with the provisions of art. 50, paragraph 2, of the LFR, up to the maximum limit of one billion one hundred and fifty million United States Dollars (USD
1,150,000,000.00) and paid under the terms and conditions provided for in Exhibit 4.3.1.2(b), assuming Debtors the liens related to the taxes that may be levied in Brazil, including, but not limited to, the lien of the withholding income tax (gross up). In the event the choices of Unsecured Creditors of the payment option provided for in Section 4.3.1.3 do not reach the limit set forth in Section
4.3.1.3, an occasional remaining balance shall be automatically added to the limit established in this
Section 4.3.1.2(b).
4.3.1.2.1 In observance of the proportional allocation of the Unsecured Credits subject to Restructuring Option I in view of the entirety of ME/EPP or Class I
Unsecured Credits payable within the limits set forth in items (a) and (b) of Section 4.3.1.2, as applicable, the ME/EPP or Class III Credits in point will be restructured as follows:
(a) Grace Period: grace period of amortization of the principal of sixty (60) months, from the
Judicial Ratification of the Plan;
(b) Principal: the amount of the principal will be amortized in twenty-four (24) semi-annual and successive installments, with the first installment maturing on the twenty-fifth (25th) day of the sixty-sixth (66th) month from the Judicial Ratification of the Plan, and the others on the same day, every six (6) months, as of the first payment, as per the percentages of the amount of the principal plus the capitalized interest (as per item (c) below), pursuant to the following progressive table:
Semesters	Percentage of the amount to be amortized per semester
0 to 10th	0%
11th to 20th	2.0%
21st to 33rd	5.7%
34th	5.9%
(c) Interest: (A) ME/EPP or Class III Credits originally denominated in Reais will incur interest corresponding to the annual rate of eighty percent (80%) of the CDI; and (B) ME/EPP or

Class III Credits originally denominated in United States Dollars, interest of one point seventy-five percent (1.75%) per year, considering that the interest shall be annually capitalized by the amount of principal and paid on a semi-annual basis as of the twenty-fifth (25th) day of the sixty-sixth (66th) month counted as from the date of the Judicial Homologation of the Plan.
(d) Assignment of Rights: The contractual instruments that may be entered into with such ME/EPP Unsecured Creditors or Class III, as the case may be, and any claims within the scope of such contractual instruments and any legal, equitable rights or any other economic interests provided for in such contractual instruments or arising therefrom, may only be transferred, assigned, contributed, made available or in other way disposed of (in whole or in part), upon notification to Debtors pursuant to Article 290 of the Civil Code and as long as the following are observed (i) the Code of Ethics of Group Oi available on this date at the address http://ri.oi.com.br and (ii) that the respective assignment does not involve individuals or legal entities indicated in the list of the Office of Foreign Assets Control (OFAC), of the Treasury Department of the United States of America.
4.3.1.2.2 Once the limit established in item (a) of Section 4.3.1.2 above for Unsecured Credits to be restructured in Reais or the limit set forth in item (b) of Section 4.3.1.2 above for Unsecured Credits to be restructured in United States Dollars is reached, the Creditors holding ME/EPP Credits or Class III Credits that have chosen the Restructuring Option I shall have part of their Unsecured Credits paid according to the option chosen, proportionally and limited to the amount of the respective Unsecured Credit presented in the List of Creditors of the Bankruptcy Trustee. The remaining balances shall be automatically allocated to be paid according to Section 4.3.6 below.
4.3.1.3 Restructuring Option II: The Unsecured Creditors holding ME/EPP Unsecured Credits or Class III Credits may choose the Restructuring Option II, according to which the respective Unsecured Creditors shall be restructured by the amount of the Unsecured Credits in United States Dollars that choose the Restructuring Option II, within up to six (06) months from the date of Judicial Ratification of the Plan, pursuant to Section 4.3.1.3.1 and observing the maximum limit of eight hundred fifty million United States Dollars (USD 850.000.000,00) for Unsecured Credits.
4.3.1.3.1 Complying with the proportional allocation of the Unsecured Credits that choose the Restructuring Option II regarding the total amount of ME/EPP or Class III Credits to be paid within the limit set forth in Section 4.3.1.3., the ME/EPP or Class III Credits in question shall be restructured as follows:
(a) Grace Period: grace period of amortization of principal of sixty (60) months, counted from the Judicial Ratification of the Plan.
(b) Principal: the amount of principal shall be amortized in twenty-four (24) successive installments on a semi-annual basis, and the first one shall be due on the twenty-fifth (25th) day of the sixty-sixth (66th) month counted from the Judicial Ratification of the Plan, and the other installments shall be due on the same day every six (06) months as of the first payment, according to percentages of the amount of principal, plus capitalized interest (according to item (c) below), described in the progressive table below:

0 to 10th	0%
11th to 20th	2.0%
21rd to 33rd	5.7%
34th	5.9%

(c) Interest: interest of one-point twenty-five percent (1.25%) per year, considering that the interest shall be capitalized on an annual basis by the amount of principal and paid on a semi-annual basis from the twenty-fifth (25th) day of the sixty-sixth (66th) month counted from the date of Judicial Ratification of the Plan, taking into consideration that:
(i) Ten percent (10%) of the interest incurred during the sixty (60) first months as of the Judicial Ratification of the Plan will be paid every six months, in cash, on the twenty-fifth (25th) day of the interest period;
(ii) Ninety percent (90%) of the remaining interest and inflation adjustment incurred during the first sixty (60) months from the Judicial Ratification of the Plan, will not be paid during this period, and will be capitalized on a yearly basis to the amount of the principal, so that the balance of the amount of the principal at the end of each year is the initial balance of the period added to the interest capitalized during the period; and
(iii) as of the sixty-sixth (66th) month counted from the Judicial Ratification of the Plan, one hundred percent (100%) of the interest and inflation adjustment incurred on the new principal will be paid every semester, on the twenty-fifth (25th) day of each interest period.
4.3.1.3.2 Assignment of Rights: The contractual instruments to be entered into with such ME/EPP or Class III Unsecured Creditors, as applicable, and any claims thereunder and any legal, equitable or other economic interest set forth therein shall not be transferred, assigned, contributed, conveyed, or otherwise alienated (in whole or in part), including but not limited to by way of sub- participation or discounting of any of such contractual instruments in a manner that would alter the ultimate beneficiary thereof without the prior consent in writing from the Debtors and all ME/EPP or Class III Unsecured Creditors that choose the Restructuring Option II. In addition, no encumbrance or lien on, or right in, any such contractual instruments may be granted or conveyed by any ME/EPP or Class III Unsecured Creditors that choose the Restructuring Option II without the prior consent in writing from the Debtors and all ME/EPP or Class III Unsecured Creditors, as applicable, that choose the Restructuring Option II.
4.3.1.3.3. Once the limit set forth in Section 4.3.1.3 above for Unsecured Credits is reached, Creditors holding ME/EPP or Class III Credits that have opted for Restructuring Option II shall have part of their Unsecured Credits paid pursuant to the chosen option, in a pro rata manner and limited to the amount of the respective Unsecured Credit included in the Creditors’ List of the Bankruptcy Trustee. The outstanding balances shall be automatically paid under Section 4.3.6 below.
4.3.1.3.4. If the choices of Unsecured Creditors of this payment option do not reach the limit set forth in Section 4.3.1.3 above, an occasional remaining balance shall be automatically added to the limit set forth in Section 4.3.1.2(b). Accordingly, if the choices of the Unsecured Creditors of the payment option set forth in Section 4.3.1.2(b) do not reach the limit established in Section 4.3.1.2(b), any remaining balance shall be automatically added to the limit established in Section 4.3.1.3.
4.3.1.3.5. Other contractual conditions: The other conditions applicable to the payment of the Unsecured Credits as set forth in Section 4.3.1.3 are described in Exhibit 4.3.1.5, assuming Debtors the liens related the liens related to the taxes that may be levied in Brazil, including, but not limited to, the lien of the withholding income tax (gross up).
4.3.2. Court Deposits for the Payment of Unsecured Credits: Unless otherwise provided for in this Plan, ME/EPP Credits held by Court Deposits ME/EPP Strategic Unsecured Creditors and Class

III Credits held by Court Deposits Class III Strategic Unsecured Creditors contained in the Creditors’ List of the Bankruptcy Trustee and acknowledged by the Debtors, in the latter case in accordance with the terms of Section 4.3.2.2, will be paid based upon withdrawal of the amount of the Court Deposit by the respective Court Deposits Strategic Unsecured Creditor, after the Judicial Ratification of the Plan, until the limit of the amount of the referred Unsecured
Credit, as applicable, contained in the Creditors’ List of the Bankruptcy Trustee, and acknowledged by the Debtors, in the latter case, in accordance with the terms of Section 4.3.2.2.
4.3.2.1. Notwithstanding the provisions of Section 4.3.2 above, the payment of Class III Credits held by Court Deposits Class III Strategic Unsecured Creditors
shall be made pursuant to the following discount percentages of the amount of the referred Class III Credit contained in the Creditors’ List of the Bankruptcy
Trustee and acknowledged by the Debtors, in the latter case in accordance with the terms of Section 4.3.2.2, as described in the progressive table below:
Credit Amount Interval	% of Deduction
Up to BRL 1,000.00	0.0%
BRL 1,000.01 to BRL 5,000.00;	15.0%
BRL 5,000.01 to BRL 10,000.00	20.0%
BRL 10,000.01 to BRL 150,000.00	30%
Above BRL 150,000.00	50%
4.3.2.2. As applicable, Unsecured Credits not yet acknowledged on the date expected for the choice made by the respective Unsecured Creditor through the electronic platform made available by Oi at the electronic address www.recjud.com.br, and that, after being acknowledged, are held by ME/EPP or Class III Unsecured Creditors who are Court Deposit ME/EPP Strategic Unsecured Creditors or Court Deposit Class III Strategic Unsecured Creditors, as applicable, shall be paid under Section
4.3.2 above, and, as applicable, in accordance with the provisions of Section 4.3.2.1 above. In such case, the respective Court Deposits Strategic Unsecured Creditor (i) cannot file an objection or question in any other way the amount indicated in the Creditors’ List of the Bankruptcy Trustee or in an equivalent document, or (ii) if Oi Group files an objection regarding the amount indicated in the Creditors’ List of the Bankruptcy Trustee or in an equivalent document, it must agree to the amount indicated in the respective objection filed by Oi Group.
4.3.2.3. In the event that, after presentation of this Plan to the Judicial Reorganization Court, any Court Deposit is made by Oi Group in the respective Proceedings in which the Unsecured Credit in point is discussed and the respective Unsecured Creditor accepts the conditions provided for in Sections 4.3.2 and 4.3.2.1, as applicable, so that its Unsecured Credit is framed within the concept set forth in Section 4.3.2.2 above, such Unsecured Credits may also be paid under Section 4.3.2 above, and, as applicable, also in accordance with the provisions of Section 4.3.2.1 above. In such case, the respective Court Deposits Strategic Unsecured Creditor (i) cannot file an objection or question in any other way the amount indicated in the Creditors’ List of the Bankruptcy Trustee or in an equivalent document, or (ii) if Oi Group files an objection regarding the amount indicated in the Creditors’ List of the Bankruptcy Trustee or in an equivalent document, it must agree to the amount indicated in the respective objection filed by Oi Group.
4.3.2.4. In the event that the Court Deposit referred to in Section 4.3.2 above is greater than the amount of the respective ME/EPP or Class III Credit (in the latter case, obtained after the deduction of the discount indicated in Section 4.3.2.1) contained in the Creditors’ List of the Bankruptcy Trustee, and acknowledged by the Debtors, in the latter case in accordance with the terms of Section
4.3.2.2, the exceeding amount will be withdrawn by Oi Group.

4.3.2.5. In the event that the Court Deposit referred to in Section 4.3.2 above is demonstrably less than the amount of the respective ME/EPP or Class III Credit (in the latter case, obtained after the deduction of the discount indicated in Section 4.3.2.1) contained in the Creditors’ List of the Bankruptcy Trustee and acknowledged by the Debtors, in the latter case in accordance with the terms of Section 4.3.2.2, the remaining balance of the respective Court Deposits Strategic Unsecured Creditor, as applicable, will be paid in national currency, after the rendering of the decision by the relevant Court that ratifies the amount owed, in accordance with Section 4.3.6 below.
4.3.2.6. For purposes of the provisions of Sections 4.3.2 and 4.3.2.4 above, within twenty (20) Business Days from the end of the term for the choice of credits payment to be made by the respective Unsecured Creditor through the electronic platform made available by Oi at the electronic address www.recjud.com.br, the Court Deposits Strategic Unsecured Creditor in point, in conjunction with all its attorneys of record, including those eligible to costs of loss of suit, and the Debtors must present an ME/EPP or Class III Joint Petition, as applicable, directing the relevant Court (i) to issue the respective court permits for the withdrawal of the Court Deposit, as described in Sections 4.3.2 and 4.3.2.4 above, as applicable, and (ii) the dismissal, recording of the filing, and definitive shelving of the Proceeding. The Court Deposit can only be withdrawn, in any event, after the ratification by the relevant Court of the amount owed, under the terms of the ME/EPP or Class III Joint Petition, as applicable.
4.3.2.7. In accordance with the provisions of Section 4.3.2.4 above, the amount of the ME/EPP or Class III Credit held by the Court Deposits Strategic Unsecured Creditor, as applicable, will be considered as comprising any and all attorney’s fees (provided that the attorney’s fees are not already in Class I in the Creditors’ List of the Bankruptcy Trustee) or other professional fees, as well as court expenses and costs incurred by the Court Deposits Strategic Unsecured Creditor in point. Within this context, neither the respective Court Deposits Strategic Unsecured Creditor, nor its attorneys will be eligible to receive any amount in addition to that contained in the Creditors’ List of the Bankruptcy Trustee and acknowledged by the Debtors, in the latter case in accordance with the terms of Section
4.3.2.2 (and, as applicable, in accordance with the provisions of Section 4.3.2.1), for the respective
ME/EPP or Class III Credit.
4.3.3. Bond Restructuring: Given the nature of its Unsecured Credits, represented by bonds issued and negotiated abroad and governed by foreign laws, as well as by the laws and other rules applicable in the jurisdictions where such bonds are negotiated and, also, given the procedural complexity to implement the restructuring of its Unsecured Credits in comparison to the other Unsecured Creditors, the Bondholder Unsecured Creditors shall have their Bondholder Unsecured Credits restructured exclusively in accordance with the provisions of this Section 4.3.3. Depending on the issue and amount of their respective Bondholders’ Unsecured Credits, the Bondholder Unsecured Creditors must expressly communicate their option for the restructuring of their Bondholder Unsecured Credits in one of the forms provided for in Sections 4.3.3.1 or Section
4.3.3.2 below, observing the procedure of Section 4.5.5 of this Plan:
4.3.3.1. Non-qualified Bondholders’ Unsecured Credits Option: The Non-qualified Bondholder Unsecured Creditors who, at the moment of their option through the sending of the Payment Option Notice, state and prove that hold Bondholders’ Unsecured Credits with a maximum value of up to seven hundred and fifty thousand United States Dollars (USD 750,000.00) (or the equivalent in Reais, converted by the Conversion Exchange Rate) shall their respective Credits restructured under this Section 4.3.3.1 and sub-clauses below:

(a) Non-qualified Bondholders’ Unsecured Credits Limit: The maximum total amount of the Non-qualified Bondholders’ Unsecured Credits to be restructured under this Section 4.3.3.1 shall be limited to five hundred million United States Dollars (USD 500,000,000.00).
(b) Discount: The Non-qualified Bondholders’ Unsecured Credits restructuring provided for in Section 4.3.3.1 shall imply the reduction of the respective Non-
qualified Bondholders’ Unsecured Credit in fifty percent (50%). For all purposes, the discount shall be applicable, in the first place, to the interest and, afterwards, to the installment of principal that composes the Bondholders’ Unsecured Credits subject to Section 4.3.3.1.
(c) Grace Period: The Grace Period of amortization of principal shall be of six (6) years, counted as from the date of Judicial Ratification of the Plan.
(d) Principal: The amount of principal shall be equal to fifty percent (50%) of the Non-qualified Bondholders’ Unsecured Credits, limited to the amount of two hundred and fifty million United States Dollars (USD 250,000,000.00), and shall be amortized in twelve (12) successive installments on a semi-annual basis, and the first one shall be due on the fifteenth (15th) day of the seventy- eighth (78th) month counted from the Judicial Ratification of the Plan and the other installments shall be due on the same day every six (6) months counted from the first payment, according to percentages of the amount of principal, added by the capitalized item (as per sub-clause (d) below), described in the progressive table below:
Semesters	Percentage of the amount to be amortized per semester
0 to 12th	0%
13th to 18th	4.0%
19th to 23rd	12.66%
24th	12.70%
(e) Interest: Levy of interest of six percent (6%) per year in United State Dollars, as of the date of Ratification of the Plan, being capitalized on an annual basis by the amount of principal and annually paid as of the fifteenth (15th) day of the seventy-eighth (78th) month counted from the date of Judicial Ratification of the Plan.
(f) Other contractual conditions: the other conditions applicable to the restructuring of Non- qualified Bondholders’ Unsecured Credits as provided for in Section 4.3.3.1 are described in Exhibit
4.3.3.1(f).
4.3.3.1.1. If the Non-qualified Bondholder Unsecured Creditor (x) fails to timely express its option to receive the payment of its respective Non-qualified Bondholders’ Unsecured Credit as per Section 4.3.3.1; and/or (y) does not prove the compliance with the condition established under the terms of Section 4.3.3.1, such Non-qualified Bondholder Unsecured Creditor shall have the totality of its Non-qualified Bondholders’ Unsecured Credit fully allocated to be paid pursuant to Section
4.3.6.
4.3.3.1.2. If the limit set forth in Section 4.3.3.1.(a) above is reached, the Non-qualified Bondholders’ Unsecured Creditors holding Non-qualified Bondholders’ Unsecured Credits whose credits are restructured as provided for in this Section 4.3.3.1 shall have part of their Non-qualified Bondholders’ Unsecured Credits paid according to the option chosen, in a pro rata manner and limited to the respective amount of Non-qualified Bondholder’s Unsecured Credit. The remaining balances shall be automatically allocated to be paid pursuant to Section 4.3.6 below.

4.3.3.2. Qualified Bondholders’ Unsecured Credits Option: Complying with the Conditions Precedent indicated in Exhibit 4.3.3.5(c), the Qualified Bondholder Unsecured Creditors holding Qualified Bondholders’ Unsecured Credits in an amount above seven hundred and fifty thousand United States Dollars (USD 750,000.00) (or the equivalent in Reais converted by the Conversion Exchange Rate) that expressly and timely elect the payment option established in this Section 4.3.3.2 by sending the Payment Option Notice shall have their respective Qualified Bondholders’ Unsecured Credits restructured and paid by means of delivery of package comprised of New Notes, PTIF Shares, New Common Shares – I and Subscription Bonus under Sections 4.3.3.3, 4.3.3.4, 4.3.3.5 and 4.3.3.6 below:
(i) common shares issued by Oi and held by PTIF, as ADRs;
(ii) a package with (a) New Notes, (b) New Common Shares – I as ADRs, and (c) Subscription
Bonus, to be issued by Oi;
it being certain that the difference between the total amount of Qualified Bondholders’ Unsecured Credits and the global price of shares issued by Oi and held by PTIF, New Notes, New Common Shares I and Subscription Bonus shall be used for offset of losses to shareholders account, under the terms of article 64, paragraph 3 of Decree-Law 1,598 of 1977 and of the Normative Opinion CST No. 04 of 1981. The difference that may not be offset this way shall be considered as having been the object of remission, as the first step in the implementation of this Section 4.3.3.2, and shall have been first applied to interested and only subsequently to the installment of the principal composing the Qualified Bondholders’ Unsecured Credits.
4.3.3.2.1. Reasons for Exchange: For each six hundred sixty-four thousand five hundred and seventy-three United States Dollars and ninety-eight United States cents (USD 664,573.98) in Qualified Bondholders’ Unsecured Credits, converted by the Conversion Exchange Rate, the respective Qualified Bondholders’ Unsecured Credit shall receive, cumulatively:
(i) nine thousand one hundred and thirty-seven (9,137) common shares issued by Oi and held by
PTIF, as ADRs, currently kept by Oi in treasury;
(ii) a package with:
(a) New Notes issued at the global issuance price of one hundred forty-five thousand two hundred sixty-two United States Dollars (USD 145,262.00), which comprises the face value of one hundred thirty thousand United States Dollars (USD 130,000.00), and a premium in the issue of fifteen thousand two hundred and sixty-two United States Dollars (USD 15,262.00) justified by the attractiveness, pursuant to Section 4.3.3.3;
(b) one hundred nineteen thousand and seventeen (119,017) New Common Shares – I as ADRs as a result of the Capital Increase Capitalization of Credits after the Judicial Ratification of the Plan, pursuant to Section 4.3.3.5; and
(c) nine thousand one hundred fifty-five (9,155) Subscription Bonuses issued by Oi as additional advantage to the result of Capital Increase Capitalization of Credits after the Judicial Ratification of the Plan pursuant to Section 4.3.3.6.
4.3.3.2.1.1. The reasons for exchange set forth in Section 4.3.3.2.1 assume that the quantity of common and preferred shares issued by Oi on the date of this Plan is 825,760,902. In case of any increase in the number of shares issued by Oi, the quantities of shares received by the Qualified Bondholders’ Unsecured Creditors resulting from the reasons for exchange shall be proportionally adjusted.
4.3.3.3. New Notes. The New Notes shall be issued by OI or a wholly-owned subsidiary of Oi and, as guarantors and joint Debtors, by the other Debtors, until July 31, 2018. The New Notes shall be issued in multiples of one thousand United States Dollars (USD 1,000.00) and the amounts in credits that fall short of the referred minimum amount of one thousand United States Dollars (USD
1,000.00) will not be taken into account for the purposes of this Section 4.3.3.3, without fractioning or proportional receipt. For clarification purposes, presumably, if a Qualified Bondholder Unsecured Creditor has a credit to receive New Notes in the amount of one hundred thirty-one thousand five hundred United States Dollars (USD 131,500.00), it will only receive New Notes with face value equivalent to one hundred thirty-one thousand United States Dollars (USD 131,000.00), and for the purposes of this Section 4.3.3.3, the residual amount of five hundred United States Dollars (USD
500.00) will not be taken into account. The issuance of New Notes will abide by the following terms and conditions:
(a) Limit amount of the issuance: The New Notes shall be issued as per Section 4.3.3.3, in United State Dollars, and shall have the maximum face value of six billion and three hundred million Reais (BRL 6,300,000,000.00), converted by the Conversion Exchange Rate, which is equivalent to the maximum face value of one billion, nine hundred and eighteen million, one hundred thousand, one hundred and sixty United States Dollars and forty-five cents of United States Dollars (USD
1,918,100,167.45).
(b) Maturity: The Maturity Dates of New Notes is the seventh (7th) year after the Issuance Date of the Notes.
(c) Principal: The amount of the principal of New Notes will be paid in a single installment, its maturity date being on the fifth (5th) day of the eighty-fourth (84th) month after the Issuance Date of the Notes.
(d) Interest: Interest accrual and payment may occur by means of one of the manners provided for in items (i) and (ii) below, at Oi’s exclusive discretion:
(i) Ten percent (10%) per year in United States Dollars on the amount of the principal, as of the Ratification of the Plan, to be paid semiannually in cash on the 5th (fifth) day of the 6th (sixth) month counted from the Date of Issuance of the Notes and the other payments every six (6) months counted from the first payment of interest; or
(ii) During the first three (3) years counted as from the date of Judicial Ratification of the Plan, and the accrual and payment of the interest shall occur pursuant to item (x) below and as of the fourth (4th) year counted as of the date of Judicial Ratification of the Plan, and the accrual and payment of the interest shall occur pursuant to item (y) below:
(x) Up to the third (3rd) year counted as from the date of Judicial Ratification of the Plan, accrual of interest of twelve percent (12%) per year in United States Dollars on the amount of the principal, paid on a semiannual basis pursuant to items “a” and “b” below;
a. eight percent (8%) of the annual interest paid in cash on the fifth (5th) day of the sixth (6th) month counted from the Issuance of the Notes, other payments occurring every six (6) months counted from the first payment of interest; and

b. The remaining four percent (4%) semiannually capitalized to the amount of the principal, the first capitalization occurring on the fifth (5th) day of the sixth (6th) month counted from the Note Issuance Date, and paid on the fifth (5th) day of the thirty-sixth (36th) month after the Issuance Date of the Notes, so the balance of the principal in the end of the third (3rd) year is the initial balance plus the capitalized interest of the period.
(y) As of the fourth (4th) year counted from the date of Judicial Ratification of the Plan, accrual of interest of ten percent (10%) per year in United States Dollars on the amount of principal, which shall be semiannually paid in cash, on the fifth (5th) day month of each period of interest.
(e) The Qualified Bondholder Unsecured Creditors’ right to receive New Notes will always be limited to the percentage its respective Qualified Bondholder Unsecured Credit represents in the total sum of Qualified Bondholders’ Unsecured Credits that may timely elect the option pursuant to Section 4.3.3.2.
(f) Other contractual conditions: the New Notes shall be issued under the legislation of New York for free negotiation in the international market, Debtors assuming the liens related to the taxes that may be levied in Brazil, including, but not limited to, the lien of the withholding income tax (gross up), observing and without prejudice to the conditions applicable to the New Notes described in Exhibit 4.3.3.3.(f).
4.3.3.4. PTIF Shares: PTIF shares shall be distributed to the Qualified Bondholder Unsecured
Creditors at the proportion of the respective Qualified Bondholders’ Unsecured Credits until July 31,
2018, conditioned to the approval of a composition plan to be offered by any of Debtors before the
Dutch justice.
4.3.3.5. Capital Increase – Capitalization of Credits: The New Ordinary Shares - I shall be issued by Oi in a capital increase by private subscription, upon the capitalization of part of the Qualified Bondholders Unsecured Credits that have timely elected the option of Section 4.3.3.2 as per this Plan, observing the applicable regulatory rules, and shall grant the same rights granted by the other common shares issued by in circulation. The issuance of New Common Share – I shall be in observance of the provision of article 171, paragraph 2 of Law 6,404, of December 15, 1976, and of the following terms and conditions:
(a) Limit amount of the issuance: Up to one billion seven hundred fifty-six million fifty-four thousand one hundred and sixty-three (1,756,054,163) New Ordinary Shares - I shall be issued, with a unitary issuance price between six Reais and seventy centavos (BRL 6.70) and seven Reais (BRL
7.00), so that the total sum of the Capital Increase – Capitalization of Credits shall be between eleven billion seven hundred sixty-five million five hundred sixty-two thousand eight hundred and ninety- two Reais and ten centavos (BRL 11,765,562,892.10) and twelve billion two hundred ninety-two million three hundred seventy-nine thousand one hundred and forty-one Reais (BRL
12,292,379,141.00), paid up by means of capitalization of part of the Qualified Bondholders Unsecured Credits and subject to the preemptive right of the current shareholders of Oi as set forth below.
(b) Preemptive Right: The issuance of New Common Shares - I must abide by, as applicable, the preemptive right provided for in art. 171 and its paragraphs 2 and 3 of the Corporation Law, dated December 15, 1976. Within this context, if the preemptive right is exercised by the current shareholders of Oi, the amounts paid by them will be delivered to the Qualified Bondholders Unsecured Creditors holders of the Qualified Bondholders Unsecured Credits to be capitalized.

(c) Conditions Precedent – Capital Increase Capitalization of Credits: The Capital Increase Capitalization of Creditors shall occur as soon as possible, until July 31, 2018, but provided that the Conditions Precedents for the Capital Increase – Capitalization of Credits established in Exhibit
4.3.3.5(c) are verified or expressly and formally waived by the Qualified Bondholders Unsecured
Creditors in a Creditors’ Meeting set forth in Section 8.1, as established in Exhibit 8.1.
4.3.3.6. Subscription Bonus issued by Oi: The Subscription Bonuses shall be issued by Oi, as an additional advantage to the issuance of the New Ordinary Shares - I resulted of the Capital Increase Capitalization of Credits provided for in Section 4.3.3.5., with the observance of the applicable rules and under the following terms and conditions:
(a) Period for Exercise: The Subscription Bonuses shall be exercised at any moment from one (1) year of the date of its issue, for a period of ninety (90) days. The beginning of the period for exercise shall be advanced in the following situations: (i) disclosure of Material Fact on the execution of the Capital Increase New Funds set forth in Section 6 and in the Backstop Agreement; or (ii) in case of execution of any transaction that implies in the change of Control of Oi, whichever comes first. For the purpose of item (i), Oi shall inform the market, through Material Fact, at least fifteen (15) Business Days before the shareholders’ general meeting or the Board of Directors’ meeting to resolve on the Capital Increase New Funds so that their holders may have enough time to exercise the Subscription Bonuses and the preemptive right in the subscription of the Capital Increase New Funds be ensured thereto.
(b) Right to Receive Common Shares: The subscription bonuses shall be assigned without cost as an additional advantage to the subscribers of the shares issued according to Section 4.3.3.5 and shall grant to their holders the right to receive common shares issued by Oi, upon the payment of an amount in Reais not greater than one cent of United States Dollar (USD 0.01) per New Common Share – I for the exercise of the Subscription Bonus, at the proportion of one (1) common share for each Subscription Bonus.
(c) Number of Subscription Bonuses: Up to one hundred thirty-five million eighty-one thousand and eighty-nine (135,081,089) Subscription Bonuses shall be issued.
4.3.3.7. Oi Group undertakes to deliver to the Bonds’ Trustee the New Common Shares – I as ADRs, as the case may be, in payment to the Qualified Bondholders’ Unsecured Creditors that elected the option for the restructuring of their respective Qualified Bondholders’ Unsecured Credits as per Section 4.3.3.2, pursuant to the Bonds Issue Deeds or other procedure that may be agreed upon between the Oi Group, the Bonds’ Trustee and approves by the Qualified Bondholders’ Unsecured Credits in Creditors’ Meeting called for that end, in order to make possible the delivery of the New Common Shares – I or of the ADRs to the Bonds’ Trustee for its future transfer to the Qualified Bondholders’ Unsecured Creditors, being the specific costs related to the services set forth in this clause borne by Oi Group. The future transfer of the New Common Shares – I or of the ADRs, of the New Notes and the Subscription Bonuses to the respective Qualified Bondholders’ Unsecured Creditors, as the case may be, free and clear of any lien or encumbrance, shall imply the cancellation of the Bonds Issue Deeds.
4.3.3.8. The effective delivery of the PTIF Shares, New Notes, New Common Shares - I and Subscription Bonuses to the respective Qualified Bondholders’ Unsecured Creditors, as set forth in Section 4.3.3.2, free and clear of any lien, shall represent payment of the of the Qualified Bondholders’ Unsecured Credits, with the consequent Settlement, as per Section 11.10 of this Plan, without prejudice to Section 11.4.

4.3.3.9. The approval of the Plan followed by the Judicial Ratification of the Plan will give powers to Oi, through its Transitional Officers, to take all measures necessary to the implementation of the Plan, including, from the corporate point of view, to sign the subscription lists and represent in shareholders’ general meeting, in behalf and to the benefit of the Qualified Bondholders’ Unsecured Creditors that restructure their Qualified Bondholders’ Unsecured Credits as set forth in Section
4.3.3.2, related to the New Common Shares – I to be issued and delivered by Oi as ADRs as payment of such Qualified Bondholders’ Unsecured Credits, without prejudice to Section 11.4.
4.3.3.10. The approval of the Plan followed by the Judicial Ratification of the Plan represents the express agreement of the Qualified Bondholders’ Unsecured Creditors with the measures necessary to the implementation of the Plan, especially in relation to the Capital Increase New Funds, therefore all holders of the New Common Shares – I hereby agree and undertake in an irrevocable and irreversible manner to attend and vote in favor of the Capital Increase – New Funds, under the terms and conditions established in Section 6 of this Plan, in the shareholders’ general meeting called for that end, if necessary, hereby granting to Oi’s Transitional Officers all powers necessary to represent them in shareholder’s general meeting, on behalf and to the benefit of the Qualified Bondholders’ Unsecured Creditors and/or any third party holder of the New Common Shares – I at the time of said shareholders’ general meeting, without prejudice to Section 11.4.
4.3.3.11. The Qualified Bondholders’ Unsecured Creditors that (i) do not timely express their option for the restructuring of their respective Qualified Bondholders’ Unsecured Credits pursuant to Section 4.3.3.2, or (ii) are not Qualified Bondholder according to this Plan, shall have their respective Bondholders’ Unsecured Credits fully allocated to be paid pursuant to Section 4.3.6.
4.3.3.12. Delivery in Depositary Receipts: In the implementation of the Capital Increase Capitalization of Credits, Oi shall deliver (i) the PTIF Shares, (ii) the New Common Shares – I and (iii) Subscription Bonuses to the Qualified Bondholders’ Unsecured Creditors, which may be freely negotiated at the maximum extent permitted by the applicable legislation. The PTIF Shares and the New Common Shares – I shall be issued as ADRs, through the DRs Program of common shares sponsored by Oi and registered before the U.S. Securities & Exchange Commission. The common shares issued upon the exercise of Subscription Bonuses shall be issued as ADRs, through the DRs Program of common shares sponsored by Oi and registered before the U.S. Securities & Exchange Commission and may be freely negotiated at the maximum extent permitted by the applicable legislation. Oi shall be liable for: (i) obtaining at its expenses all registrations or release of registration required by the securities legislation of the United States of America; (ii) perform all necessary records, foreign exchange transactions and registrations before the Brazilian authorities; and (iii) bear all and any taxes or expenses resulting from the deposit of the shares in the custody of the DRs Program and the corresponding issue of the ADRs.
4.3.4. Regulatory Agencies Pre-Petition Credits. The liquidated Regulatory Agencies Pre-Petition Credits shall be novated by operation of this Plan and settled in two hundred forty (240) monthly installments, from June 30, 2018, as follows: (i) from the 1st to the 60th installment: zero point one hundred and sixty percent (0.160%); (ii) from the 61st to the 120th installment: zero point three hundred and thirty percent (0.330%); (iii) from the 121st to the 180th installment: zero point five hundred percent (0.500%); (iv) from the 181st to the 239th installment: zero point six hundred and sixty percent (0.660%); and (v) 240th installment: outstanding balance. The first installments shall be fully paid by means of conversion into income of the cash sums deposited in court, to secure said credits. In the month in which the amount of the court deposits is not sufficient to fully pay an installment, such payment shall be complemented in Brazilian currency. As of the subsequent month, Oi shall pay the other installments in Brazilian currency. As of the second installment, the monthly installments shall be adjusted pursuant to the SELIC variation, and shall always be paid on the last

Business Day of each month. The following discounts shall be applicable to the liquidated Regulatory Agencies Pre-Petition Credits: (i) fifty percent (50%) of interest; and (ii) twenty-five percent (25%) of late charge.
4.3.4.1. The Non-liquidated Regulatory Agencies Pre-Petition Credits, if and when settled by a final and unappealable decision, shall be paid as per Section 4.3.6 of this Plan.
4.3.4.2. In case of occurrence of a legal rule that regulates an alternative manner for the settlement of the Liquidated or Non-liquidated Regulatory Agencies Pre-Petition Credits, Debtors may adopt the new regime, observing the terms and conditions set forth in Oi’s bylaws.
4.3.5 Payment of Credits of Strategic Supplier Creditors. Considering the importance of maintaining the supply of goods and services to Oi Group, all Strategic Supplier Creditors that choose the payment option of their respective ME/EPP or Class III Unsecured Credits rather than those arising from loans or funding granted to Oi Group set forth in this Section through the electronic platform made available by Oi at the electronic address www.recjud.com.br shall be paid as described below, except for the provisions in Section 4.3.5.3 below:
4.3.5.1 Up to the limit of one hundred and fifty thousand Reais (BRL 150,000.00) (or the equivalent amount in United Stated Dollars or Euros), and always within the limit of the respective amounts of the ME/EPP or Class III Credits to said ME/EPP or Class III Unsecured Creditors, ME/EPP or Class III Credits held by the Strategic Supplier Creditors will be paid in one single installment on the twentieth (20th) Business Day after the end of the term for the choice of the credits payment option to be made by the respective Unsecured Creditor through the electronic platform made available by Oi at the electronic address www.recjud.com.br.
4.3.5.2. The balance of the ME/EPP or Class III Credits held by Strategic Supplier Creditors that remains after the payment made under the terms of Section 4.3.5.1 above, will be paid with a discount of ten percent (10%) in four (4) equal and successive annual installments added by (i) TR plus zero point five percent (0.5%) per year, in case the ME/EPP or Class III Credits held by Strategic Supplier Creditors are in Reais; and (ii) zero point five percent (0.5%) per year, in case the ME/EPP or Class III Credits held by Strategic Supplier Creditors are in United States Dollars or Euro, in any case accruing over the net sum of outstanding tax and from the Judicial Ratification of the Plan or the Acknowledgment of the Plan in the Creditor’s Jurisdiction, as applicable, considering that the first installment matures on the last Business Day of the first year after the end of the term for the choice of the credits payment option to be made by the respective Unsecured Creditor through the electronic platform made available by Oi at the electronic address www.recjud.com.br, and the other installments mature on the same day and month in the subsequent years.
4.3.5.3 The following will be paid as per Section 4.3.6 below (i) the Strategic Supplier Creditor who, once requested by any of the Debtors, refuses to supply goods and/or services under the same terms and conditions practiced until the Request Date by the respective Strategic Supplier Creditor for the Debtors and (ii) credits held by ME/EPP or Class III Unsecured Creditors that do not derive from the supply of goods or services to Oi Group.
4.3.6 General Payment Method. The Unsecured Credits (or the respective and eventual remaining balances) indicated in Section 4.3.6.1 below will be paid as described below:
(a) Main Amount: The total main amount of the Credits to be restructured pursuant to this
Section 4.3.6 shall be limited to seventy billion Reais (BRL 70,000,000,000.00), deducted the amount of the Pre-Petition Credits that were restructured in another manner pursuant to this Plan, in
Reais or converted to Reais as per the Conversion Exchange Rate.
(b) Grace period: grace period of amortization of the principal of twenty (20) years, from the dated of the Judicial Ratification of the Plan or the Acknowledgment of the Plan in the Creditor’s Jurisdiction, as applicable.
(c) Installments: amortization of the principal in five (5) annual, equal and successive installments, with the first installment maturing on the last Business Day of the grace period referred to in item (a) of this Section 4.3.6, and the others on the same day in the subsequent years
(d) Interest/inflation adjustment:
a. TR per year, if the holder of Unsecured Credits opts for receiving the payment of its respective credits in Reais (or the respective and eventual remaining balances); incurred as of the Judicial Ratification of the Plan or the Acknowledgment of the Plan in the Creditor’s Jurisdiction, as applicable, considering that the total amount of interest/inflation adjustment accumulated over the period will only be paid, collectively, with the last installment referred to in item (c) of this Section
4.3.6. In the case of Pre-Petition Creditors directed to this Section 4.3.6, the payment of its credits shall be carried out in its original currencies.
b. without accrual of interest, if the holder of Unsecured Credits opts for receiving the payment of its respective credits in United States Dollars or in Euros (or respective and occasional remaining balances);
(e) Prepayment Option: Oi shall have the option of, at its exclusive criteria, at any time, settle in advance the amounts due pursuant to Section 4.3.6, by means of the payment of fifteen percent (15%) of the amount of principal and capitalized interest up to the date of exercise of the option.
(f) Limit of Payments: If the amount of the Unsecured Credits that are restructured pursuant this Section 4.3.6, each Unsecured Credit shall be proportionally (pro rata) reduced in relation to the Unsecured Credits that are entitled to the payments set forth in this Section 4.3.6, so that the total amount to be paid by Debtors will never exceed the limit established in Section 4.3.6(a). The residual amount of the Unsecured Credits that exceed the amount established in Section 4.3.6(a) shall be considered redeemed, pursuant to Article 385 of the Civil Code.
4.3.6.1 Unless otherwise provided for in this Plan, the general payment method provided for in Section 4.3.6 applies to Unsecured Creditors, which Unsecured Credits cannot be paid through any of the other methods provided for in this Plan, notably if (i) the limits provided for the payment options set forth in Sections 4.3.1.2 and 4.3.1.3 above is reached, and if there still are remaining Unsecured Credit balances; (ii) an Unsecured Creditor does not timely indicate the option to pay its Unsecured Credit, as per Section 4.5 below; (iii) the Unsecured Creditor is not eligible for any of the payment options provided for in Sections 4.3.1.2, 4.3.1.3 and 4.3.3; (iv) the Bondholder Unsecured Creditor is not a Qualified Bondholder as set forth in this Plan; (v) Non-liquidated Credits are materialized under the terms of Section 4.7 below; (vi) Late Credits are qualified, under Section 4.9; (vii) Credits are increased under the terms of Section 4.10 below; (viii) Credits are reclassified as per Section 4.11; (ix) there is a remaining Court Deposit Unsecured Credit balance after the withdrawal of the respective Court Deposits; or (x) the Strategic Creditor, in relation to the portion of its credit that does not fall into the form of payment of Section 4.3.5 above.

4.4 Mediation/Conciliation/Agreement with Creditors: As authorized by the Judicial Reorganization Court, the Debtors have offered to all Pre-Petition Creditors the option to adhere to the plan of Mediation/Conciliation/Agreement with Oi Group before the Creditors’ General Meeting. In accordance with the plan of Mediation/Conciliation/Agreement, the Debtors undertook to advance up to fifty thousand Reais (BRL 50,000.00) of their Credits, with the payment of two (2) installments as follows: (i) ninety percent (90%) of the total amount of the installment of the respective Credit to be paid within ten (10) Business Days after the signing of the agreement term within the scope of the Mediation/Conciliation/Agreement; and (ii) a remaining ten percent (10%) of the total amount of the installment regarding the respective Credit to be paid within ten (10) days after the Judicial Ratification of the Plan or the Acknowledgment of the Plan in the Creditor’s Jurisdiction, as applicable.
4.4.1. For Pre-Petition Creditors who have chosen to adhere to the plan of Mediation/Conciliation/Agreement with Oi Group, the Debtors will comply with the terms set forth in Section 4.4 above, and they shall deposit, in the account indicated by the respective Creditor, the total amount of the second installment, in the amount corresponding to ten percent (10%) of the sum of up to fifty thousand Reais (BRL 50,000.00), within ten days after the Judicial Ratification of the Plan, or the Acknowledgment of the Plan in the Creditor’s Jurisdiction, as applicable.
4.4.2 If the Pre-Petition Creditor who has decided to adhere to the plan of Mediation/Conciliation/Agreement with Oi Group holds a Pre-Petition Credit that exceeds fifty thousand Reais (BRL 50,000.00), the Debtors will pay the outstanding balance of the respective Pre- Petition Credit in accordance with the conditions applicable to the respective class of creditors and with the option chosen by the Pre-Petition Creditor, if applicable.
4.5 Payment Option Choice. For the purposes of the provisions of Section 4, Pre-Petition Creditors must, within twenty (20) calendar days from the Judicial Ratification of the Plan, choose among the payment options of their respective credits referred to in this Plan, through the electronic platform made available by Oi at the electronic address www.recjud.com.br, as well as inform the details of the bank account to which the payment must be made, as applicable, and the Debtors will not be held liable for any noncompliance with the choice and information supplied through the electronic platform made available by Oi at the electronic address www.recjud.com.br, or by the untimely choice, in which case the Debtors will be released from the obligation of making the respective payment and the provisions of Section 13.4.1 below will be applied.
4.5.1. Unless otherwise provided for in this Plan, specially the provisions of Section 4.5.1.1. below, taking into consideration the alternative nature of the payment options set forth in Section 4 above, the choice of each Pre-Petition Creditor must necessarily be restricted to only one of the referred options, with exception of Financial Creditors that hold credit instrument of different natures.
4.5.1.1. The agents representing more than one Pre-Petition Creditor may choose different payment options applicable to those represented by them, it being certain that each represented Pre-Petition Creditor may not voluntarily receive the payment of their respective Pre-Petition Credits by means of more than one payment option, with exception of the provision of Section 4.5.1.
4.5.2. The choice expressed by the respective Pre-Petition Creditor in the electronic platform made available by Oi at the electronic address www.recjud.com.br will be irrevocable and irreversible, and cannot be subsequently changed for any reason, except as expressly agreed to by the Debtors.
4.5.3. A Pre-Petition Creditor who is unable to or who cannot choose the payment option of their respective credits by means of the electronic platform made available by Oi at the electronic address

www.recjud.com.br may send the choice regarding the payment option by mail to Oi’s P.O. box No.
532, CEP 20.010-974, Rio de Janeiro-RJ, and the details of the bank account in which the payment of the respective Credit shall be made must be informed.
4.5.4. The Pre-Petition Creditor who fails to choose the payment option of their respective credits within the term and in the manner set forth in this Plan will receive its respective Pre-Petition Credit as provided for in Section 4.3.6 above.
4.5.5. The provisions of Sections 4.5.3 and 4.5.4 shall not be applicable to (i) Qualified Bondholders Unsecured Creditors and (ii) Non-qualified Bondholders Unsecured Creditors with credits in an amount greater than fifty thousand Reais (BRL 50,000.00), the choices of which between the payment options for the purpose of this Section 4.5 shall only be considered valid if (x) the respective Qualified Bondholders Unsecured Creditor or Non-qualified Bondholders Unsecured Creditor has, before the Reorganization Court, individualized the respective Qualified Bondholders Unsecured Credits or Non-qualified Bondholders Unsecured Credits, as per the procedure established by the Bondholder Decision; and, cumulatively, (y) Oi Group receives the (i) Payment Option Notice, as per the template set forth in Exhibit 4.5.5; and (ii) copy of the documents the prove the ownership and amount of the bonds held by the respective Qualified Bondholders Unsecured Creditor or Qualified Bondholders Unsecured Creditor [sic], as individualized before the Reorganization Court in compliance with the Bondholder Decision. The Bondholders that have already formalized their right of voice, vote and petition pursuant to the Bondholder Decision and therefore have been authorized to vote in the Creditors’ Meeting, are discharged from sending the documentation described in item (x) and (y) above, without prejudice to the sending of the Payment Option Notice, provided that they represent to Oi Group that there has not been any change in the amount of their respective bonds or, in case of any change, they send copy of the Screen Shot necessary to prove the updated amount of the respective Bonds.
4.6 Intercompany Credits:
4.6.1 Intercompany Credits in Reais: The Debtors may agree on an alternative form to settle the Intercompany Credits in Reais, moreover, in accordance with their original terms and conditions, but not limited to the offsetting provided for by the law, in up to sixty (60) days counted from the Ratification of the Plan. Remaining Intercompany Credits in Reais will be settled as of twenty (20) years after the end of the payment of the Credits set forth in Section 4.3.6, as follows:
(a) Installments: amortization of the principal in five (5) annual, equal and successive installments, the first becoming due on the last Business Day of the end of the term set forth in Section 4.6.1, and the others on the same day of the following years.
(b) Interest/inflation adjustment: TR per year incurring as of the Judicial Ratification of the Plan; and the total amount of interest and inflation adjustment accrued in the period will only be paid jointly with the last installment mentioned in item (a) of this Section 4.6.1.
(c) Intercompany Credits restructured in accordance with Section 4.6.1 may be settled, at Oi’s discretion, with alternative settlement and/or payment forms, including the offsetting, as provided for by the law or change of the payment conditions set forth in this Section 4.6.1 in order to adjust the cash flow of Debtors for compliance with the obligations assumed in this Plan.
4.6.2. Intercompany Credits in United States Dollars or Euros: The Debtors will settle the Intercompany Credits in United States Dollars or Euros as of twenty (20) years after the end of the payment of the Credits set forth in Section 4.3.6, as follows:

(a) Installments: amortization of the principal in five (5) annual, equal and successive installments, the first becoming due on the last Business Day of the end of the term set forth in Section 4.6.2, and the others on the same day of the following years.
(b) Interest/inflation adjustment: no interest accrual.
(c) Intercompany Credits restructured in accordance with Section 4.6.2 may be settled, at Oi’s discretion, with alternative settlement and/or payment forms, including but not limited to the offsetting, as provided for by the law or change of the payment conditions set forth in this Section
4.6.2 in order to adjust the cash flow of Debtors for compliance with the obligations assumed in this
Plan.
4.7. Non-liquidated Credits. Non-liquidated Credits are fully subject to the terms and conditions of this Plan and to the effects of the Judicial Reorganization. Once the Non-liquidated Credits are materialized and acknowledged as liquidated by a final and unappealable judicial or arbitration decision, or upon agreement between the parties, even as a result of a Mediation, provided that it is based on criteria established by the case law from the Superior Court of Justice or from the Federal Supreme Court, the Non-liquidated Credits shall be paid as set forth in Section 4.3.6, unless otherwise set forth in this Plan.
4.8. Oi may perform, after the Judicial Ratification of the Plan, Mediation procedure, to be implemented with the specific purpose of executing arrangements to make liquid Credits that are current non-liquidated.
4.9. Late Credits. In case the Credits are acknowledged by final and unappealable judicial or arbitration decision, or upon agreement between the parties, after the date of presentation of this Plan to the Judicial Reorganization Court, they will be considered Late Credits and shall be paid in accordance with the classification and criteria set forth in this Plan regarding the class in which the Late Credits must be proved and included, provided that if Late Credits involve Unsecured Credits, their respective payment must be made in accordance with Section 4.3.6.
4.10 Changes in the Credits Amount. In case of changes in the amount of any of the Credits already acknowledged and included in the Creditors’ List of the Bankruptcy Trustee by a final and unappealable judicial or arbitration decision, or upon agreement between the parties, the amount changed of the respective Credit must be paid under the terms set forth in this Plan, provided that, if a certain Unsecured Credit has been increased, the increased installment of the relevant Unsecured Credit shall be paid pursuant to Section 4.3.6.
4.11. Credits Reclassification. If, by final and unappealable a judicial or arbitration decision, or upon agreement between the parties, the reclassification of any of the Credits to Unsecured Credits is determined, the reclassified Credits shall be paid in accordance to the terms and conditions set forth in Section 4.3.6.
5. FUNDS FOR THE PAYMENT OF CREDITORS
5.1 Disposal of Assets. After the Approval of the Plan, with the purpose of raising funds, Oi Group will be allowed to, regardless of a new approval by the Pre-Petition Creditors, dispose of the assets included in the permanent (noncurrent) assets of the Debtors listed in Exhibit 3.1.3 of this Plan of the Non-Material Assets, provided that approved by the Transitional Board of Directors or by the New Board of Directors, according to the moment, and of the Material Assets, provided that approved by the Transitional Board of Directors or by the New Board of Directors, according to the moment, and approved by the Judicial Reorganization Court.
5.1.1. With the purpose of generating liquidity and improving their cash flow, the Debtors will use their best effort with the purpose of benefiting themselves from opportunities to participate of a consolidation phase of the Brazilian telecommunication market and of assets disposal, including those arising from eventual changes in the regulatory model, always in accordance with the provisions of Section 5.1 and pursuant to the interest of the Debtors themselves, regardless of compliance with obligations still pending towards creditors, which is the subject matter of the Judicial Reorganization Plan.
5.2. Generation of Cash Sweep. During the first five (5) fiscal years counted as from the date of Judicial Ratification of the Plan, GROUP OI shall apply the amount equivalent to 100% of the Net Revenue from the Sale of Assets exceeding two hundred million United States Dollars (USD200,000,000.00) to investments in its activities. As of the sixth (6th) fiscal year as of the date of the Judicial Ratification of the Plan, Oi Group will allocate to its Unsecured Creditors and Secured Creditors an amount equivalent to seventy percent (70%) of the Cash Balance that exceeds the Minimum Cash Balance.
5.2.1. Distribution of Cash Sweep funds. The distribution of the amounts regarding the Cash Sweep described in Section 5.2 above will occur proportionally (pro rata) to the payments provided for in Sections 4.2, 4.3.1.2 and 4.3.1.3, as applicable, and as a consequence there will be a proportional reduction of the balance of the respective credits, and limited to the amount of the credit of each Secured Creditor and Unsecured Creditor, as provided for in the Creditors’ List of the Bankruptcy Trustee. The remaining balance of Secured Credits and Unsecured Credits after the payment arising from the Cash Sweep will be calculated and adjusted under the terms of this Plan and its payment shall observe the provisions set forth in Section 4.2, Section 4.3 and their subsections, as applicable.
5.3 Additional Financing Manners
5.3.1. In addition to the funds obtained with the Capital Increase – New Funds, the Company may seek, if needed, within up to two (2) years from the date of the Judicial Ratification of the Plan, new funds in the capital market, at a total amount of up to two billion and five hundred million Reais (BRL 2,500,000,000.00).
5.3.1.1. Such fundraising shall be carried out under attractive conditions to enable the capitalization of funds necessary to carry out Oi Group’s activities, which may be carried out, amongst other manners, by means of the public issuance of common shares or new debt instruments, including debts with guarantee.
5.3.2. Upon approval of the Plan and adjustment of its capital structure, Debtors shall use their best efforts for the opening of new credit facilities for import of equipment in the potential amount of two billion Reais (BRL 2,000,000,000.00), including regarding the preliminary indication received from financial advisor of Export Credit Agencies.
6. CAPITAL INCREASE – NEW FUNDS
6.1. Capital Increase. Due to the needs of new funds to resume investments in CAPEX and implementation of its business plan, Oi Group undertake to perform, as per this Plan, the Backstop Agreement and observing the applicable legislation, as soon as possible after the conclusion of the

Capital Increase – Capitalization of Credits set forth in Section 4.3.3 and in any case until February
28, 2019, the Capital Increase – New Funds, observing the following:
(a) Structure of the Capital Increase. The Capital Increase – New Funds shall be made through the private issue of New Common Shares – II issued by Oi;
(b) Amount of the Capital Increase: The total amount of the Capital Increase shall be four billion
Reais (BRL 4,000,000,000.00), as established in this Plan and in the Backstop Agreement;
(c) Issue Price. The issue price of the New Common Shares – II in the Capital Increase – New Funds shall be calculated by the division of the amount of three billion Reais (BRL 3,000,000,000.00) by the number of Oi’s shares outstanding in the Business Day immediately before the Capital Increase New Funds, with the exception of any adjustments in the issue price of as set forth in the Backstop Agreement;
(d) Registration of the Capital Increase – New Fund: Oi shall register the New Common Shares – II issued as a result of the implementation of the Capital Increase – New Fund before the U.S. Securities & Exchange Commission, so that the shareholders residing abroad may participate in said Capital Increase – New Fund, freely negotiate their subscription rights and acquire New Common Shares – II as ADRs, through the DRs Program of common shares sponsored by Oi and registered before the U.S. Securities & Exchange Commission. Oi shall be liable for: (i) obtaining at its expenses all registrations or release of registration required by the securities legislation of the United States of America; (ii) perform all necessary records, foreign exchange transactions and registrations before the Brazilian authorities; and (iii) bear all and any taxes or expenses resulting from the deposit of the shares in the custody of the DRs Program and the corresponding issue of the ADRs.
(e) Preemptive Right. Pursuant to Article 171, paragraph 2 of Law 6,404/76, Oi’s shareholders, at the time of the Capital Increase – New Fund, shall have preemptive right regarding the subscription of the shares issued; and
(f) Conditions Precedent - Capital Increase – New Fund: The Capital Increase – New Fund shall take place as soon as possible, until at most February 28, 2019, but provided that the Conditions Precedents for the Capital Increase – New Funds, as established in the Backstop Agreement, are verified or expressly and formally waived by the Backstopper Investors.
6.1.1.1. After the expiry of the period of the preemptive right of the Capital Increase – New Funds, any remaining shares shall be divided between the shareholders that expressed interest in the reserve of remaining shares in the respective list of subscription. The Shareholder that desires to subscribe remaining shares may also, at the moment of the subscription of the remaining shares to which it is entitled, request an additional number of non-subscribed remaining shares, subject to the availability of remaining shares. If the total shares object of requests of additional remaining shares exceed the amount of the remaining shares available, the division will be made between the Shareholders that have requested the additional remaining shares, in the proportion set forth in the Backstop Agreement. The full placement of the remaining shares shall be ensured by the Backstopper Investors, pursuant to the Backstop Agreement.
6.1.1.2. Approval and Conditions to the Capital Increase Upon New Funds: Until January 15,
2019, Oi Group shall call a shareholders’ general meeting and/or meeting of the Board of Directors, as the case may be, to approve the issue of New Common Shares – II, for the purpose of compliance with this Plan and the Backstop Agreement. If there is any hindrance to such approval, it may be compensated by a decision of the Judicial Reorganization Court, without prejudice to the rights and measures of the Backstopper Investors for specific performance of the obligations related to the
Capital Increase – New Funds contracted in this Plan and in the Backstop Agreement.
6.1.1.3. Commitment Premium: Due to the solid commitment made by the Backstopper Investors to guarantee the subscription of the totality of the Capital Increase - New Funds under the terms of the Backstop Agreement, Oi undertakes to pay the Backstopper Investors, under the conditions set forth in the Backstop Agreement, proportionally to the amount of the respective commitment, the commitment premium contracted pursuant to the Backstop Agreement corresponding to (i) eight percent (8%) of the amount ensured by the Backstopper Investors, due and payable in United State Dollars; or (ii) ten percent (10%) of the amount ensured by the Backstopper Investors, due and payable in new common shares issued by Oi, at the discretion of the Backstopper Investors, observing the provision of Sections 6.1.1.3.1 and 6.1.1.3.2 below and the Backstop Agreement, except that the amounts of the commitment premium may be increased, under the terms and conditions of the Backstop Agreement, if Oi Group exercises the option of extension of the validity period of the Backstop commitment.
6.1.1.3.1. If the weighted average price per volume of common shares issued by Oi on the thirty (30) days previous to the Capital Increase New Funds is above ten Reais (BRL 10.00) per share, the choice of the payment method of the Commitment Premium shall be upon Oi; if it is below this amount, the choice shall be individually made by each of the Backstopper Investors, as established in the Backstop Agreement.
6.1.1.3.2. In case of grouping of shares, the amount of ten Reais (BRL 10.00) per share shall be multiplied by the quantity of shares that are grouped in each new share. Likewise, in case of share split, the amount of ten Reais (BRL 10.00) per share shall be divided by the quantity of shares object of split for each old share of Oi.
6.1.1.3.3. For the purpose of payment of the Commitment Premium in shares, the amount of the shares to be delivered to the Backstopper Investors shall be its issue price in the Capital Increase - New Funds, as established in the Backstop Agreement.
6.1.1.3.4. Payment of the Commitment Premium: Debtors represent and acknowledge for the legal purposes that the Commitment Premium is due by Debtors pursuant to the Backstop Agreement. Debtors undertake by this Plan, in an irrevocable and irreversible manner, to pay the Commitment Premium on the date of conclusion of the Capital Increase - New Funds or in any case of non- compliance with the Backstop Agreement by Debtors, as established in the Backstop Agreement.
7. CORPORATE REORGANIZATION
7.1. In addition to the corporate reorganization transactions described in Exhibit 7.1, the Debtors will be authorized to perform corporate reorganization transactions, such as spin-off, consolidation, merger of one or more companies, transformation, dissolution, or winding up between the Debtors themselves and/or any of their Affiliates, always with the purpose of optimizing their operations and improving their results, thus contributing to the fulfillment of the obligations set forth in this Plan, provided that approved by the Transitional Board of Directors or the New Board of Directors, according to the moment and the governance rules of Section 9.
8. MEETING OF CREDITORS
8.1. Meeting of Creditors. Given the specificities of the Qualified Bondholders Unsecured
Creditors, certain subjects that affect only the rights of the Qualified Bondholders Unsecured

Creditors, as established in this Plan, shall be decided by them in Meeting of Creditors, observing the terms of Exhibit 8.1.
9. OI GOVERNANCE DURING JUDICIAL REORGANIZATION
9.1. Corporate Governance. The management of Oi Group shall comply with, in the performance of its activities, the best corporate governance practices, in addition to all terms, conditions and limitations included in this Plan and other instruments related to the Judicial Reorganization.
9.1.1. Special Transition Rules. As from Approval of the Plan, the following special transition rules of governance of Debtors shall be applicable, prevailing on the provisions of their respective Bylaws, in order to give institutional stability to their corporate bodies and administrators for the purpose of complying with this Plan, as follows:
(i) Executive Office – Stabilization: During the Transitional Period (i) the Transitional Officers (x) shall remain in the same offices they hold and with the roles they perform on this date, with the maintenance and renewal of the current contractual commitments, including, but not limited to, the currently existing contractual indemnities, and its removal from and alteration to the functions of the Transitional Officers are forbidden, (y) shall be exclusively responsible for the execution and implementation of the Plan up to the conclusion of the Judicial Reorganization, observing the provision of item (iii) below; and (ii) the Directors Officers shall exercise their respective roles with the operational assignments to be fixed at an Oi Executive Board meeting, and said Officers must refrain from interfering, directly or indirectly, in any way, in issues related to the Judicial Reorganization, including and specially in relation to the implementation of the Plan, being subject to dismissal at any time by the Transitional Board of Directors or by the New Board of Directors, as the case may be.
(ii) Executive Office – Operations: Debtors will engage within up to sixty (60) Business Days after the Approval of the Plan the Operational Officer, who will be liable for preparing Oi at its new phase of transformation and for the integrated action of the commercial and operating areas of Debtors. The Operational Officer may not be dismissed or replaced during the Transitional Period.
a. Selection Process of the Operational Officer: Debtors shall engage a HR Consultancy within fifteen (15) Business Days from the Approval of the Plan. The HR Consultancy shall present to the Transitional Board of Directors, within thirty (30) Business Days from its engagement, a list of potential candidates to the position of Operational Officer. The Transitional Board of Directors shall present to the current CEO, within ten (10) Business Days, a list with three potential candidates to the position of Operational Officer. The CEO shall select the Operational Officer within five (5) Business Days and Debtors shall immediately hire the Operational Officer.
(iii) New Executive Office: After the Transitional Period, the Transitional Board of Directors or the New Board of Directors, as the case may be, may freely decide on the composition of the Executive Office of Debtors, observing that the current CEO and Finance and Investor Relations Officer shall be reinstated to, and maintained in, until the closing of the Judicial Reorganization, the positions of Legal Counsel and Officer without a specific designation with administrative and financial functions, with the same current assignments and competences, administrative structure, levels of decision and maintaining and renewing the current contractual commitments, including, but not limited to, the contractually provided indemnities. In case of removal of the Legal Counsel and Officer without a specific designation with administrative and financial functions by the Transitional Board of Directors or New Board of Directors, as the case may be, before the conclusion of the Judicial

Reorganization, Debtors undertake by this Plan to fully comply with the compensation packages currently in force.
9.2. Transitional Board of Directors. In order to ensure effective compliance with Debtors’ corporate purpose and the measures provided for in this Plan and subject to the applicable regulatory approval , as of the Approval of the Plan, and up to the future investiture of the members of the New Board of Directors, as per this Plan, duly approved by the competent regulatory authorities, Debtors shall have a Transitional Board of Directors comprised of a total of nine (9) full members, without deputies, identified in Exhibit 9.2., as follows:
- Six (6) members of the current Board of Directors;
- Three (3) new members, which shall be invested in office by operation of this Plan, pursuant to
Article 50, IV, of LRF.
9.2.1. The resolutions of the Transitional Board of Directors shall comply with the provision of Article 30 of Oi’s Bylaws, and all resolutions shall be taken by simple majority of those present. In the event of any deadlock in the Resolutions of the Transitional Board of Directors, the Chairman of the Transitional Board of Directors shall have the casting vote, according to article 30 of Oi Bylaws.
9.2.2. All functions of the other members of the current Board of Directors, which are not designated members of the Transitional Board of Directors pursuant to Section 9.2 above, whether holders or alternates, shall be suspended, including in Advising Committees for Oi administration, and they may not participate of any meeting of the Transitional Board of Directors and (a) shall be formally replaced by operation of this Plan, pursuant to Article 50, IV, of LRF, after the investiture of the New Board of Directors, as per this Plan, or (b) shall have their term in office expiry by lapse of time, whichever occurs first.
9.2.3. Oi shall use its best efforts to obtain the regulatory approvals necessary to the effective investiture of the members of the Transitional Board of Directors who does not comprise the current Board of Directors.
9.2.4. The members of the Transitional Board of Directors cannot be replaced until the investiture of the members of the New Board of Directors.
9.3. New Board of Directors. Within forty-five (45) Business Days from the conclusion of the Capital Increase Capitalization of Credits, by operation of this Plan, as per Article 50, IV, of LFR, Debtors shall have a New Board of Directors, comprised by eleven (11) full members, without alternates, included in the Consensual Slate, with a term of office of two (2) years, the election of which shall be ratified by a Shareholders’ General Meeting called for that end, as per the Corporation Law and Oi’s Bylaws, in compliance with this Plan.
9.3.1. Formation of the Consensual Slate. The Consensual Slate for the New Board of Directors shall be comprised exclusively by independent directors, according to definition in Oi Bylaws, observing that one (1) of the Independent Directors shall be Mr. Eleazar de Carvalho Filho. The other independent directors and their alternates shall be chosen by the vote of the simple majority of the Transitional Board of Directors. The HR Consultancy shall submit to the Transitional Board of Directors, within ninety (90) Business Days from the approval of the Plan, a list with at least twenty- two (22) candidates to be member of the New Board of Administration, for selection of the ten (10) independent directors and formation of the Consensual Slate.

9.3.2 Election of the Now Board of Directors. Immediately after and in any case within five (5) Business Days from the conclusion of the Capital Increase – Capitalization of Credits, the Transitional Board of Directors shall call a Shareholders’ General Meeting for the election and investiture of the New Board of Directors and their respective directors as per the Consensual Slate.
9.4. The resolutions of the New Board of Directors shall comply with the provisions of Article 30 of Oi’s Bylaws, being taken by simple majority of those present. In case of hindrance in the Resolutions of the New Board of Directors, the Chairman of the New Board of Directors shall have the casting vote, in accordance with Article 30 of Oi’s Bylaws.
9.5. The members of the New Board of Directors may not be dismissed, except due to gross mistake, willful misconduct, gross negligence, abuse of term of office or violation of the respective fiduciary duties, as per the applicable legislation.
9.6. In case of vacancy, the provision of Article 150 of the Corporation Law shall be observed.
9.7. Board of Directors. After the expiry of the term of office of the New Board of Directors as per this Plan, a new Shareholders’ General Meeting may be called for the resolution and election of new members for Oi’s Board of Directors, the reinstatement authorized, observing the provisions in Oi’s Bylaws and in the Corporation Law.
9.8. Ordinary course of activities. Debtors and its administration undertake to conduct Oi Group businesses in accordance with the ordinary course of their operations and with the provisions of this Plan until the investiture of the New Board of Directors.
9.9. Affirmative and Negative Covenant: During the Transitional Period, Debtors and their management, including the current Executive Office and the Transitional Board of Directors undertake to do and not to do the provisions in Exhibit Error! Reference source not found.. [sic]
10. ADDITIONAL OBLIGATIONS
10.1. Restriction to the Payment of Dividends.
10.1.1. Until the sixth (6th) year of the date of Judicial Ratification of the Plan, Debtors shall not declare or pay any dividend, return on capital, or make any other payment or distribution on (or related to) the shares issued by themselves (including any payment related to merger or consolidation involving any Debtor).
10.1.1.1. The declaration of, or the following payments are excepted for the restrictions described in Section 10.1.1 above:
(a) Dividends, return on capital or other distributions exclusively of one Debtor payable to another Debtors;
(b) Payments by any Debtor to dissident shareholders according to the applicable legislation carried out after the date of Judicial Ratification of the Plan; or
(c) Any payment of dividends carried out according to this Plan.
10.1.2. After the sixth (6th) anniversary of the date of Judicial Ratification of the Plan, as applicable, the Debtors will be authorized to declare or pay any dividend, return on capital or make any other payment or distribution on (or related to) the shares issued thereby (including any payment in relation to any type of consolidation or merger involving Debtors) only if the quotient of the consolidated net debt of Oi (that is, Financial Credits, deducted from Cash, plus the Anatel credits) / EBITDA of the fiscal year ended immediately before the declaration or of the payment, is equal or lower than two (2). After the Capital Increase with Capitalization of Credits and the Capital Increase New Funds, the payments of dividends, return on capital or any other payment or distribution on (or related to) the shares issued thereby (including any payment in relation to any consolidation or merger involving any Debtor), shall be authorized if the consolidate net financial debt ration of Oi (that is, Financial Credits, deducted from Cash) / EBITDA of the fiscal year ended immediately before the declaration or of the payment, is equal or lower than two (2), being certain that there shall not be any restriction to the distribution of dividends after the full payment of the Financial Credits.
10.1.2.1. The declaration of, or the following payments are excepted for the restrictions described in Section 10.1.2 above:
(a) dividends, return on capital or other distributions exclusively of one Debtor payable to another Debtors;
(b) payments by any Debtor to dissident shareholders according to the applicable legislation carried out after the date of Judicial Ratification of the Plan; or
(c) Any payment of dividends carried out according to this Plan or determined by the applicable legislation, including the mandatory dividend.
10.2. Suspension of Obligations. Beginning on the day of an Event of Suspension of Obligations and ending on a Date of Reversal (as defined below) (for the purposes of this clause, such period being referred to as “Suspension Period”), Oi Group: (i) shall not be bound to make an early annual redemption with Generation of Cash Sweep, as per Section 5.2; and (ii) may pay dividends free of any restriction provided for in Section 10.1 of this Plan (for the purposes of this clause, “Suspended Obligations”)
10.2.1. In any period of time, if two (2) among the following Rating Agencies (Standard and Poors, Moodys or Fitch Ratings) classify Oi with an investment grade and no default occurs, the obligations listed in Section 10.2 will be suspended (for the purposes of this clause, “Event of Suspension of Obligations”). If on any subsequent date (for the purposes of this Section, “Date of Reversal”) one (1) or both Rating Agencies cancel the investment grade or reduce the investment ratings of Oi below the investment grade, the suspended obligations will be applicable again.
10.3. Authorized Capital Increase. As a manner to enable the approval of share issuances and subscription bonus set forth in this Plan, regardless of a statutory reform, Oi undertakes to call, as soon as possible after the Judicial Ratification of the Plan, a general meeting of shareholders to resolve on the increase of the limit of its authorized capital, in quantity sufficient to withstand such issuances, if necessary. If there is any hindrance to such approval, it may be compensated by a decision of the Judicial Reorganization Court.
10.4. Positive Covenants. By means of this Plan, the Debtors undertake to, during the course of the Judicial Reorganization, (a) to conduct the Oi Group’s business according to the regular course of its transactions; (b) comply with all terms, conditions and limitations set forth herein; and (c) comply with all obligations undertaken herein.
11. EFFECTS OF THE PLAN

11.1. The Binding Nature of the Plan. As of the Judicial Ratification of the Plan, the provisions of this Plan bind the Debtors, their shareholders and partners, the Pre-Petition Creditors and their relevant successors and assignees, under the terms of art. 59 of the LFR.
11.1.1. Observing the provision of Section 11.4, the Approval of the Plan constitutes authorization and binding consent granted by Pre-Petition Creditors to enable the Debtors to, within the limits of the Law and the terms of this Plan, take any and all appropriate and required action to implement the measures provided for in this Plan, including (i) the obtainment of judicial, extrajudicial or administrative measure (whether according to any insolvency law or under the scope of any principal or incidental procedure) pending or to be initiated by the Debtors, any of the representatives of the Debtors or any representative of the Judicial Reorganization, in any jurisdiction that is not Brazil with the purpose of giving force, validity and effect to the Plan and its implementation and (ii) the establishment of procedures for (ii.a) Creditors who are non-residents of Brazil to express their choice with respect to the option for the payment of their respective Pre-Petition Credits, notwithstanding the provisions of Sections 4.5, 4.5.1, 4.5.2, 4.5.3, 4.5.4 and 4.5.5, (ii.b) the payment of the Credits held by the referred Creditors who are non-residents in Brazil, in the appropriate manner, as provided for in this Plan; and (ii.c) to guarantee equal treatment of the Creditors, deduct the amounts of the Credits to be paid by the Debtors, under this Plan, to the Creditors, whether or not these Creditors are residents of Brazil, indicated in the Creditors’ List of the Bankruptcy Trustee, any and all amounts received by these creditors of the Debtors and/or resulting from any disposal, liquidation or foreclosure of their assets in other jurisdictions, as applicable.
11.1.1.1. In the light of the foregoing, within the limits of the Law and the terms of this Plan, Creditors who approve the Plan expressly state that they undertake to approve any other instruments regarding a composition between creditors and any of the Debtors in another jurisdiction, to be submitted for approval by the creditors in any jurisdiction, including, but not limited to, a composition plan to be offered by any of the Debtors before the Dutch Courts, as well as to sign any and all instruments required to put said composition of creditors into effect, except the provision of Section 11.4.
11.2. Novation. Unless otherwise provided in Section 11.2.1 below and specifically agreed to by the Secured Creditor and Oi Group, and in accordance with the provisions of Section 4.2.4, the Judicial Ratification of the Plan will imply the novation of all Pre-Petition Credits, under the terms of art. 59 of the LFR, which will be paid as set forth in this Plan. Due to the novation, all obligations, contractual covenants, financial indexes, events of early termination, as well as other obligations and guarantees of any nature assumed or provided by the Debtors are terminated, and will be replaced, in all their terms (except as otherwise provided for in this Plan), by the provisions of this Plan.
11.2.1. Considering the relevance of the guarantees in force provided by Oi Group’s companies in order to maintain the permits for the use of radiofrequency, as required by Governmental Authorities, as well as to maintain assets and rights required for the provision of services in the scope of said permits, it is hereby expressly excepted that such guarantees will not be affected by the novation provided for in Section 11.2, above.
11.3. Termination of Claims. Observing the provision of Section 11.4, as of the Judicial Ratification of the Plan, while this Plan is being complied, and in accordance with the provisions of Sections 4.1.2 and 4.3.2, the Pre-Petition Creditors, except Labor Creditors, can no longer (i) file or proceed with any and all judicial actions or Proceedings of any nature against the Debtors associated with any Pre-Petition Credit, except with regard to the provisions of art. 6, paragraph 1, of the LFR in relation to Proceedings regarding Non-liquidated Credits; (ii) execute any judgment, judicial decision, or arbitration award against the Debtors associated with any Pre-Petition Credit; (iii) pledge or encumber any of Oi Group’s assets to satisfy their respective Pre-Petition Credits or practice any other constrictive acts against the assets of the Debtors; (iv) create, improve, or execute any collateral on the assets and rights of the Debtors to ensure the payment of the Pre-Petition Credit; (v) claim any right for the settlement of their respective Pre-Petition Credit against any credit owed to the Debtors; (vi) seek to meet their Pre-Petition Credit through any other means rather than those provided for in this Plan. With the Judicial Ratification of the Plan, all executions, among other remedies in course against Oi Group and regarding Pre-Petition Credits, will be terminated, and the judicial constrictions and pledges will be released, considering that the balance of the Court Deposits that have not been used in the payment of Creditors under the terms of Sections 4.1.2 and 4.3.2 above will also be released.
11.4. The provisions of Sections 3.1.1.1, 4.3.3.8, 4.3.3.10, 11.1.1, 11.1.1.1, 11.3, 11.10, 11.11,
11.12, 11.12.1, 11.12.1.1, 11.12.1.2, 13.2.1, 13.10.1 and 13.10.2 above do not apply to the Current Litigants, as well as does not affect any current or future litigation, or causes of litigation of the Current Litigants, in any jurisdiction, being maintained their rights to adopt any action that understand necessary in relation to the Plan, the Financing DIP, any agreement, instrument or other document created or executed in relation to this Plan or to the Financing DIP, including, without limitation, the right to terminate such agreements or to file actions in any jurisdiction for the protection and efficiency of the rights of this Plan or of the Financing DIP, or to demand those rights, actions or causes of action connected to, arising from or related to the non-compliance with any term and condition by Debtor, included in this Plan, in the Financing DIP or in any other agreement, instrument or other document created or executed and related to this Plan, or to the Financing DIP, to which such party is bound.
11.4.1. Until the date of the Judicial Ratification of the Plan or January 15, 2018, whichever occurs first (for the purposes of this section, the “Period of Suspension Litigations”), each of the Debtors and the Current Litigants must refrain from pursuing in any jurisdiction (including in Brazil, United States of America, Netherlands, Portugal or United Kingdom) any dispute, actions or causes of action against Debtors or any of the Current Litigants or the Protected Parties.
11.4.2. During the Period of Suspension Litigations, Debtors and the Current Litigants must coordinate their efforts to take any measure necessary or appropriate to suspend the Pending Actions and must not perform any adjustment in their actions, requests, appeals, motion for reconsideration or similar action, except if necessary to maintain the Pending Action or avoid statute of limitation. Specifically, the parties must require: (i) the suspension, during the Period of Suspension Litigation, of the court actions of which they are parties in the United States of America, Netherlands and Cayman Island, as the case may be; (ii) to Mr. Jasper Berkenbosch, designated trustee in the bankruptcy proceedings of Coop in course in Netherlands, to request, during the Period of Suspension Litigation, the suspension of the avoidance proceeding filed thereby; and (iii) to the District Court of Amsterdam where the avoidance proceeding is in course, the suspension of that action during the Period of Suspension Litigations.
11.4.3. Nothing in this Plan prevent the Current Litigants from pursuing or continuing to pursue motions of reconsideration, change, vacatur, appeals or any other similar measure or an appeal of written memorandum of decision of the North American Bankruptcy Court dated of December 4,
2017, file number 17-11888, registration number 130, or any other order related to such decision.
11.4.4. Debtors and the Current Litigants may adopt applicable legal measures strictly necessary to protect their rights, appeals or right to appeal, provided that Debtors and the Current Litigants adopt the measures strictly necessary for the protection of right.

11.4.5. Any statute of limitation, period of suspension or preemptive period, or any other time appeal, including mutual waivers, dismissals or abdications, set forth in law, statute, agreement, by equity or any other means, which may be argued by Debtors or by the Current Litigant, are interrupted until the occurrence of: (i) the conclusion of the negotiation for the closing of the Pending Actions, the transactions set forth in this Plan for the restructuring of the credits or (ii) ninety (90) days after the end of the period of suspension of the Pending Actions set forth in Section 11.4.4 above; whichever comes first.
11.4.6. Nothing in this Plan shall limit or restrict the rights of the Current Litigants, being certain that, except for the obligation to suspend actions set forth in this clause, any Current Litigant shall have protected its right of taking any action that it understands necessary related to the Plan, the Financial DIP, any agreement, instrument or other document created or executed in relation to this Plan or to the Financing DIP, including, without limitation, the right to terminate such agreements or to file actions in any jurisdiction for the protection and efficiency of the rights of this Plan or of the Financing DIP or to demand those rights, actions or causes of actions connected to, arising from or related to the non-compliance with any term and condition by Debtors, included in this Plan, in the Financing DIP or in any other agreement, instrument or other document created or executed and related to this Plan, or to the Financing DIP, of which such part is bound.
11.4.7. Debtors and Current Litigants shall use their best efforts in a commercially reasonable manner to negotiate in good faith the closing of the Pending Actions in mutually acceptable terms in the United States of America, Netherlands and Cayman Islands, as the case may be. Nothing in this Plan shall be construed as an obligation of Debtors or of the Current Litigants to close such Pending Actions.
11.4.8. The Approval of the Plan does not prevent the Pre-Petition Creditors and/or Debtors from pursuing in any jurisdiction (including in Brazil, United States of America, Netherlands, Portugal or United Kingdom) any dispute, actions or causes of action against the Current Litigants, nor does it imply waiver to the rights or remedies that the Pre-Petition Creditors and/or Debtors have against the Current Litigants.
11.5. Reconstitution of Rights. Verified the occurrence of any of the Conditions Subsequent set forth in Section 12 and provided that Oi Group has not obtained the waivers necessary pursuant Section 12.2 and/or situation of conversion from the Judicial Reorganization into bankruptcy during the term established in Article 61 of LFR, the Pre-Petition Creditors shall have all their rights and guarantees fully restored to the conditions originally contracted, as if the Plan had not been approved, being reestablished all actions and claims against Oi Group, and ensuring the right to file or resume any judicial or extrajudicial action against Oi Group, deducting the amounts that may have been paid as per this Plan and in the course of the Judicial Reorganization and excepted the acts validly executed within the scope of the Judicial Reorganization and this Plan, observing the provision of Articles 61, paragraph 2, and 74, of LFR.
11.6. Formalization of Documents, among Other Measures. Oi Group, the purchasers of any assets owned by any of the Debtors and the Creditors and their representatives and attorneys must practice all acts and sign all agreements, among other documents, which, in form and substance, are required or appropriate for compliance with and the implementation of the provisions of this Plan.
11.7. Modification of the Plan. Addenda, amendments or modifications in the Plan may be proposed at any time after the Judicial Ratification of the Plan, provided that such addenda, amendments or modifications are (i) submitted to voting in the Creditors’ Meeting, observing the quorum required by Articles 45 and 58, main section and paragraph 1, of LFR.

11.7.1. Biding Effect of the Modifications of the Plan. The addenda, amendments or modifications in the Plan shall bind Oi Group, its Pre-Petition Creditors and their respective assignees and successors, from its approval by the Creditors’ Meeting as per Articles 45 or 58 of LFR.
11.8. Maintenance of the Right of Petition and Voice and Vote in Creditors’ Meeting. For the purposes of this Plan, and while the closing of the Judicial Reorganization does not occur, the Creditors -- including the Qualified Bondholders Unsecured Creditors that may convert part of their Qualified Bondholders Unsecured Credits into Oi’s capital as per the Capital Increase – Capitalization of Credits -- shall maintain the amount and quantity of their Pre-Petition Credits for the purpose of right of petition, voice and vote in each and every Creditors’ Meeting after the Judicial Ratification of the Plan, regardless of the conversion of the Qualified Bondholders Unsecured Credits into New Common Shares I – and respective settlement.
11.9. Economic equivalence in the fulfillment of the Plan. In the event that any of the transactions provided for in the Plan, which do not involve payments in cash to the Pre-Petition Creditors, could not be implemented by the Debtors due to the end of the deadline applicable to the implementation of such transactions or due to regulatory reasons, the Debtors will adopt the required measures in order to assure an equivalent economic result to the Pre-Petition Creditors.
11.10. Settlement. Payments made as set forth in this Plan will automatically discharge, proportionally to the amount effectively received and regardless of any additional formalities, the full, complete, irrevocable, and irreversible settlement of any and all Pre-Petition Credits against the Debtors, due to a primary or personal obligation, including with respect to the Financial Charges, so that the Pre-Petition Creditors can no longer file any claims against the Debtors, relatively to the Pre- Petition Credits, at any time, whether in court or out of court.
11.11. Ratification of Acts. The Approval of the Plan by the Creditors’ General Meeting will imply the approval and ratification of all regular management acts practiced and measures taken by the Debtors in the course of the Judicial Reorganization, including, without limitations to, the acts required for restructuring in the manner proposed by this Plan, the execution of the Backstop Agreement, as well as all other acts and actions required for the full implementation and completion of this Plan and the Judicial Reorganization, which are expressly authorized, validated, and ratified for all legal purposes, including and especially articles 66, 74, and 131 of the LFR.
11.12. Disclaimer and Waiver of Liability.
11.12.1. Disclaimer and Waiver of Liability of the Exempted Parties. As a result of the Approval of the Plan, Creditors expressly hold the Exempted Parties harmless from and against any and all liability for the regular management acts practiced and obligations assumed before or after the Request Date until the date of the Approval of the Plan, including with respect to the restructuring provided for in this Plan, granting to the Exempted Parties comprehensive, public, general, irrevocable and irreversible settlement of all property, penal, and moral rights and intentions eventually arising from the referred acts, on any account, observing the provision of Section 11.4.
11.12.1.1. Approval of the Plan equally represents express and irrevocable waiver by Creditors to the rights on which any claims, actions, or rights to file, promote, proceed to or claim, whether in court or out of court, on any account and without exceptions or reservations, in any jurisdiction, the reparation of damages and/or other actions or measures promoted against the Exempted Parties with respect to the acts practiced and obligations assumed by the Exempted Parties, including by virtue and/or in the course of the Judicial Reorganization, are founded. The Creditors, as applicable, shall take the appropriate measures so that the trustees appointed in the Dutch bankruptcy proceedings of Oi Coop and PTIF close all litigations against the Exempted Parties or cause such litigations to be closed, observing the provision of Section 11.4.
11.12.1.2. Disclaimer and Waiver of Liability of the Backstopper Investors. As a result of the Approval of the Plan, each of the companies part of Oi Group and their successors, and the Creditors, expressly hold the Exempted Parties Backstopper Investors harmless from and against any and all liability for the acts practiced, including the execution of the Backstop Agreement, and obligations assumed before or after the Request Date until the date of the Approval of the Plan, including with respect to the restructuring provided for in this Plan and in the Backstop Agreement, granting to the Exempted Parties Backstopper Investors comprehensive, public, general, irrevocable and irreversible settlement of all property, penal, and moral rights and intentions eventually arising from the referred acts, on any account.
12. CONDITIONS SUBSEQUENT OF THE PLAN
12.1. Conditions Subsequent. The following are conditions subsequent of the Plan, the occurrence of which shall result in the automatic termination of the Plan and its provisions, with the consequent maintenance and/or reconstitution of the rights and guarantees of the Creditors under the conditions originally contracted, as if the Plan had not been approved, pursuant to this Section 12.1:
(i) non-occurrence of the restructuring of the Qualified Bondholders Unsecured Creditors as per
Section 4.3.3.2 until July 31, 2018;
(ii) non-occurrence of the Capital Increase Capitalization of Credits as established in Section
4.3.3.5 until July 31, 2018; and
(iii) non-occurrence of the Capital Increase New Funds as established in Section 6 until February
28, 2019.
12.2. Waiver of Conditions Subsequent. The Creditors may, in resolution of the holders of the simple majority of the Credits present at the Creditors’ Meeting called for that purpose, approve the total or partial waiver or modification of the condition(s) subsequent described in Section 12.1 above.
12.3. Termination of the Plan. If the Plan is terminated, it will be incumbent upon the Creditors’ Meeting to resolve (i) on the approval of modification to the Plan, observing the quorum for approval of Plan established in Articles 45 and 58, paragraph 1, of LFR, or (ii) for the adjudication of bankruptcy by the Reorganization Court.
13. Miscellaneous
13.1. Conditions precedent. The effectiveness of this Plan is conditioned to (i) the Approval of the Plan; and (ii) the Judicial Ratification of the Plan, and the effectiveness of the implementation of the measures set forth in this Plan is conditioned to the compliance of the applicable legal, regulatory and statutory requirements and conditions.
13.2. Positive and Negative Covenants. Through this Plan, the Debtors undertake to, during the Judicial Reorganization, (a) conduct the businesses of Oi Group according to the regular course of its operations; (b) observe all terms, conditions and limitations set forth herein; and (c) fulfill all obligations undertaken in this Plan.

13.2.1. Without prejudice to the provisions of Section 13.2 above, the Debtors undertake to adopt the measures that are within their reach and are necessary for this Plan to be acknowledged as effective, enforceable and binding in the applicable foreign jurisdictions, to the extent that such acknowledgment is necessary for the implementation of the measures set forth in this Plan regarding the respective Creditors, observing the provision of Section 11.4.
13.3. Closing of the Judicial Reorganization. The Judicial Reorganization shall be terminated upon the verification of the compliance of all obligations set forth in the Plan that expire within two (2) years as of the Judicial Ratification of the Plan.
13.4. Payment Methods. Except for Labor Creditors that are parties to Proceedings, who will always be paid upon judicial deposit in the case records of the respective Proceedings, except if there is a provision to the contrary in the Plan, the amounts owed to the Pre-Petition Creditors shall be paid through (a) the direct transfer of funds to the bank account of the respective Pre-Petition Creditor, through a credit order document (DOC) or electronic transfer of available funds (TED), (b) a Payment Order to be directly withdrawn from the teller of the financial institution by the respective Pre-Petition Creditor, as the case may be; the proof of said financial transaction can be used as proof of settlement of the respective payment; or even (c) other means necessary for the payment of Regulatory Agencies Pre-Petition Credits.
13.4.1. The payments set forth in this Plan shall be carried out only after the availability and remittance by the Pre-Petition Creditors, with the exception of Labor Creditors that are parties in Proceedings, of their updated registration data and bank account information in the electronic platform that will be made available by Oi at the electronic address www.recjud.com.br. If the Pre- Petition Creditor does not make available and send said information in a timely manner so that the Debtors may make said payment, on the dates and within the terms set forth in this Plan, such non- performance will not be considered a non-compliance with the Plan. No fine, monetary adjustment or default charges shall be levied regarding the payments that are not made on the dates and within the terms set forth in the Plan due to the Pre-Petition Creditors not having made available and sent said information in a timely manner.
13.5. Payment Dates. In case any payment or obligation set forth in this Plan should be performed or satisfied on a day other than a Business Day, said payment or obligation may be performed or satisfied, as the case may base, on the immediately subsequent Business Day, without this characterizing lack of punctuality of the Debtors or implying the assessment of Financial Charges. Similarly, regarding any payment obligations depending on acts that have not yet been performed, the Debtors shall exert all efforts to carry out the payments as soon as possible, according to the structure of this Plan.
13.6. Communications. All notifications, requirements, requests and other communications to Oi Group, requested or permitted by this Plan, in order to be effective, shall be performed in writing and shall be considered performed when (i) sent by registered letter, return receipt requested, or by courier, and effectively delivered; or (ii) sent by e-mail with evidence of delivery, observing the following contact information:
Oi S.A.
Rua Humberto de Campos, 425
Protocolo – Recuperação Judicial
Leblon
Rio de Janeiro – RJ

CEP 22430-190
E-mail: rjoi@oi.net.br
13.7. Severability of the Plan. In the event of any term or provision of the Plan is considered invalid, void or ineffective by the Judicial Reorganization Court, the validity and effectiveness of the remaining provisions shall not be affected, and the Debtors shall propose new provisions to substitute those declared invalid, void or ineffective, so as to maintain the purpose set forth in this Plan.
13.8. Assignment of Credits. Except if provided otherwise in this Plan, the Creditors may assign their Pre-Petition Credits to other Creditors or to third parties, and the assignment shall only have effects provided that (i) the Debtors, the Bankruptcy Trustee and the Judicial Reorganization Court are informed; and (ii) the assignees sign a written statement attesting to the receipt of a copy of the Plan and acknowledging that the Pre-Petition Credit will be subject to the provisions of the Plan. The provisions of items “i” and “ii” above do not apply to the Qualified Bondholders Unsecured Credits nor to the New Notes, which may be freely assigned, regardless of previous notice and/or agreement of Debtors.
13.9. Amendments Previous to Approval of the Plan. Debtors reserve the right, pursuant to Law, to amend this Plan up to the date of Approval of the Plan, including complementing the protocol with additional documents and translations of related documents.
13.10. Powers of Oi Group to implement the Plan
13.10.1. The Approval of the Plan followed by the Judicial Ratification of the Plan shall give Oi, through its legal representatives, powers to take all measures necessary to the implementation of the Plan, including, from the corporate point of view, to sign the subscription lists, on behalf and to the benefit of the Bondholders Unsecured Creditors that restructure their Credits as set forth in Section 4.3.3.1.1 related to the shares to be issued and delivered by Oi as ADRs in payment for such Credits, observing the provision of Section 11.4.
13.10.2. After the Judicial Ratification of the Plan, Oi Group is hereby authorized to adopt all measures necessary for (i) submitting the Approval of the Plan to the insolvency proceedings in course before the Bankruptcy Court of the Southern District of New York (Chapter 15), with the purpose of granting effects to the Plan in the North-American territory, binding the Creditors domiciled and established therein, as well as (ii) starting and/or continuing other judicial, extrajudicial or administrative proceedings, whether insolvency procedures or of any other nature, in other jurisdictions other than the Federative Republic of Brazil, including in the North-American and Dutch territory, as the case may be, for the implementation of this Plan, including, but not limited to, the insolvency proceedings or proceedings necessary to the implementation of the provisions of this Plan, notably pursuant to the applicable legislation of the United States of America, British Virgin Islands and Netherlands. The accessory proceedings abroad cannot change the terms and conditions of this Plan, observing the provision of Section 11.4.
13.11. Applicable Law. The rights, duties and obligations arising herefrom shall be governed, interpreted and signed under the laws in force in the Federative Republic of Brazil, even if the Credits are governed by the laws of another jurisdiction and without the application of any rules or principles of private international law.
13.12. Dispute Resolution and Jurisdiction. All controversies or disputes that arise or are related to this Plan, including Creditors’ claims related to the amount of their respective Pre-Petition Credits, may be previously submitted to the Mediation procedure, pursuant to the rules of the Chamber of

Mediation and Arbitration of Fundação Getulio Vargas/RJ or alternatively of the Permanent Center of Consensual Methods for Litigation Resolution of the Higher Courts of the State of Rio de Janeiro [Núcleo Permanente de Métodos Consensuais de Solução de Litĺgios do Tribunal de Justiça do Estado do Rio de Janeiro]. If such controversies or disputes are not solved in Mediation, such controversies or disputes shall be solved (i) by the Judicial Reorganization Court, until the end of the Judicial Reorganization proceedings with the ratification decision made final and unappealable; and (ii) by any corporate court of the Central Courts of the City of Rio de Janeiro, after the end of the Judicial Reorganization proceedings with the ratification decision made final and unappealable.
The Plan is signed by Oi Group’s duly appointed legal representatives. Rio de Janeiro, December 20, 2017.
[signatures]
Oi S.A. – under judicial reorganization
[signatures]
Telemar Norte Leste S.A. – under judicial reorganization
[signatures]
Oi Móvel S.A. – under judicial reorganization
[signatures]
Copart 4 Participações S.A. – under judicial reorganization
[signature]
Copart 5 Participações S.A. – under judicial reorganization
[signature]
Portugal Telecom International Finance B.V. – under judicial reorganization
[signature]
Oi Brasil Holdings Coöperatief U.A. – under judicial reorganization

Exhibit 1.1

DEFINITIONS

“Shareholders” means the direct or indirect shareholders of OI, including the individuals that are, directly or indirectly, controlling shareholders of OI and their successors in any manner.
“Pending Actions” means any pending judicial and extrajudicial measures on the date of the Plan or on a previous date in the United States of America, Holland and Cayman Island, the parties of which are any of the Debtors and the Current Litigants.
“PTIF Shares” means the 134,819,390 common shares issued by Oi held by PTIF, as ADRs, currently held by Oi in treasury.
“Shareholders’ Agreements” means the agreements entered between the Shareholders on the purchase and sale of shares issued by the Debtors, right of first refusal, exercise of the right to vote or the control power, which shall be observed by the company when filed in its principal place of business, pursuant to the terms of Article 118 of the Brazilian Corporations Law.
“Bankruptcy Trustee” means Escritório de Advocacia Arnold Wald, with a registered office at Av. Pres. Juscelino Kubitschek, 510, 8º andar, São Paulo- SP, CEP 04543-906, as appointed by the Judicial Reorganization Court, under the terms of the decision rendered on July 22, 2016.
“ADR” means American Depositary Receipts, a method through which OI’s shares are traded on the
NYSE.
“Labor Attorneys” means the respective attorneys of the Court Deposits Labor Creditors constituted in the records, including those holding defeated party’s fees.
“Affiliates” means, with respect to any Person, any Person that directly or indirectly Controls, is
Controlled by, or is under common Control of this Person.
“Disposal of Assets” means the transactions of disposal of assets pursuant to Section 5.1.
“ANATEL” means the National Telecommunications Agency [Agência Nacional de
Telecomunicações], created by Law No. 9,472, dated July 16, 1997.
“Approval of the Plan” means the approval of this Plan by the Pre-Petition Creditors in the Creditors’ General Meeting, as per art. 45 or 58, paragraph 1 of the LFR. For the purposes of this Plan, the Approval of the Plan is considered to occur on the date of the Creditors’ General Meeting that approves the Plan. In case of approval under the terms of art. 58, paragraph 1 of the LFR, the Approval of the Plan is considered to occur on the date of the decision granting the Judicial Reorganization.
“Creditors’ General Meeting” means any general meeting of creditors under the terms of Chapter
II, Section IV of the LFR.
“Non-Material Asset” means property or assets of any Debtor with Fair Market Value that does not exceed five percent (5%) of the item “Assets” of the consolidated annual financial statements of Oi for the previous fiscal year.

“Material Asset” means property or assets of any Debtor with Fair Market Value that does exceed five percent (5%) of the item “Assets” of the consolidated annual financial statements of Oi for the previous fiscal year.
“Capital Increase Capitalization of Credit” means a capital increase of Oi, subscribed by the Qualified Bondholders Unsecured Creditors, paid up upon capitalization of the Qualified Bondholders Unsecured Credits, as per Article 171, paragraph 2, of the Corporation Law and other applicable legal provisions, in accordance with the conditions set forth in Section 4.3.3.5.
“Capital Increase New Funds” means a capital increase of Oi, subscribed by the Backstopper Investors, pursuant to the Backstop Agreement, paid up upon private issuance (i.e., without registration before CVM) of new common shares, as per Article 170, paragraph 1, of the Corporation Law and other applicable legal provisions, in accordance with the conditions provided for in Section
6.
“Governmental Authorities” means the government of the Federative Republic of Brazil or of any other jurisdiction or a political subdivision of it, including any federal, state, or local institution, agency, division, department, or body of this government, or a political subdivision of it, including the Public Prosecutor’s Office, the Federal Police, the Federal Revenue Office of Brazil, the National Institute of Social Security, the Central Bank of Brazil, the Securities and Exchange Commission, ANATEL, the Federal Accounting Court, any judicial, administrative or arbitration court or tribunal, any regulatory or self-regulatory entity.
“Broadband in Schools” means the program launched by the Federal Government through Decree
6,424/2008, which allows fixed telephony service companies to exchange the obligations of installing telephone service stations (PST, postos de serviços telefônicos) in the cities by installing a network infrastructure to support high-speed connection to the Internet in all Brazilian cities and the connection of all urban public schools with services provided at no cost until 2025.
“B3” means B3 S.A. - Bolsa, Brasil, Balcão.
“BNDES” means the Brazilian Economic and Social Development Bank [Banco Nacional de
Desenvolvimento Econômico e Social].
“Bondholder” means the holder of a Bondholder Unsecured Credit.
“Non-qualified Bondholder” means, exclusively for the purpose of this Plan, those individual investors holding Bondholders Unsecured Credits in an amount of up to seven hundred thousand United States Dollars (USD750,000.00)
“Qualified Bondholder” means, exclusively for the purpose of this Plan, those individual or legal entity investors holding Bondholders Unsecured Credits in an amount of up to seven hundred thousand United States Dollars (USD750,000.00) and that, if resident in the European Union, prove the compliance with the applicable legal requirements, especially the condition of qualified investor, pursuant to the Prospectus Directive of the European Economic Area (EEA).
“Subscription Bonus” means the securities described in Section 4.3.3.6.
“Brasil Telecom” means Brasil Telecom S.A., created from the privatization of the former state company Telecomunicações Brasileiras S.A., and which originated the current Oi Group.

“CAPEX” means the investments carried out to acquire physical assets or services that will expand Oi’s capacity (consolidating its controlled companies) to generate profit. It means capital expenditure.
“Consensual Slate” means the consensual slate of eleven (11) full members and respective alternates that will compose the New Board of Directors and will be constituted in accordance with the procedure set forth in Section 9.3 of this Plan.
“Civil Code” means Law No. 10,406, dated January 10, 2002.
“Transitional Board of Directors” means Oi Board of Directors to be composed pursuant to
Section 9.3.
“HR Consultancy” means Spencer Stuart or other first-class Human Resource consultancy acceptable to the Backstopper Investors.
“Eligible 4373 Accounts”: Are investment accounts held by foreign investors as per Resolution
4,373, issued by the Brazilian Central Bank on September 29, 2014, opened or that may be opened by Unsecured Creditors, in accordance with the legislation in force, before financial institutions that may be informed by Oi Group in due time in a communication or specific invitation to bid in order to enable the subscription of Convertible Debentures / subscription bonus, in due time and manner, as applicable. Eligible 4373 Accounts are and will be 4373 Accounts whose custodians determine that the Convertible Debentures / subscription bonus are qualified as an investment provided for by Resolution 4373, with zero tax rate of the Tax on Financial Operations (IOF) on effective or simultaneous exchange operations for funds to enter the Country, in compliance with the applicable regulations.
“Backstop Agreement” means the agreement entered into on December 19, 2017 between the Debtors and the Backstopper Investors, through which the Debtors and the Backstopper Investors assumed obligations within the scope of the Capital Increase New Funds, which is part of Exhibit
6.1.
“Control” means, under the terms of art. 116 of Law 6,404/76, (i) the ownership of partner rights that ensure to its holder, on a permanent basis, the majority of the votes in the social deliberations and the power to elect the majority of the company managers; and (ii) the effective use of this power to direct social activities and guide the operation of the company’s bodies. The expressions and terms “Controller”, “Controlled by”, “under common Control”, and “Controlled Company” have the meanings logically arising from the definition of “Control”.
“Copart 4” means COPART 4 Participações S.A. – under judicial reorganization, a closely held corporation, registered with the CNPJ/MF under No. 12.253.691/0001-14, with a registered office and a principal place of business at Rua General Polidoro, 99, 4º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004.
“Copart 5” means COPART 5 Participações S.A. – under judicial reorganization, a closely held corporation, registered with the CNPJ/MF under No. 12.278.083/0001-64, with a registered office and a principal place of business at Rua General Polidoro, 99, 5º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004.
“Credits” means the Pre-Petition Credits and the Post-Petition Credits.

“Secured Credits” means the Pre-Petition Credits guaranteed by in rem rights, under the terms of art. 41, item II of the LFR.’ List of the Bankruptcy Trustee. Pre-Petition Credits are all Credits referred to in this Plan, regardless of their nature, with the exception of Post-Petition Credits.
“Regulatory Agencies Pre-Petition Credits” means non-tax Pre-Petition Credits held by regulatory agencies or arising out of obligations imposed due to the resolution of regulatory agencies, including ANATEL. Occasional administrative fines already deemed as overdue by decision rendered within the scope of the Superior Court of Justice are not included in the Regulatory Agencies Pre-Petition Credits.
“Liquidated Regulatory Agencies Pre-Petition Credits” means the Regulatory Agencies Pre- Petition Credits registered as overdue federal tax liability.
“Non-liquidated Regulatory Agencies Pre-Petition Credits” means the Regulatory Agencies Pre- Petition Credits not registered as overdue federal tax liability.
“Post-Petition Credits” means the credits held against the Debtors that are not subject to the effects of this Plan due to the fact that (a) their triggering event occurred after the Request Date, or (ii) they meet art. 49, paragraphs 3 and 4 of the LFR, or any other legal standard that excludes them from the effects of this Plan.
“Financial Credits” means the Pre-Petition Credits arising from transactions executed within the scope of the National Financial System with financial institutions.
“Non-liquidated Credits” means Pre-Petition Credits (i) under any judicial or arbitration proceeding, whether initiated or not, derived from any legal relationships and agreements existing on the Request Date; or (ii) in relation to which there is a pending matter for the resolution of a controversy or dispute; or (iii) those that, even if not falling into items (i) and (ii) above, are not included in the Creditors’ List of the Bankruptcy Trustee, for any reason.
“Intercompany Credits” means the Debtors’ credits derived from loans made among them as a way of managing cash and transfer of funds among the different companies that form Oi Group, including funds derived from transactions carried out in the international market by the Debtors.
“ME/EPP Credits” Means the Pre-Petition Credits held by micro and small businesses, defined in accordance with Complementary Law No. 123/2006, under the terms of art. 41, item IV of the LFR.
“Unsecured Credits” means the ME/EPP Credits, the Class III Credits and the Regulatory Agencies
Pre-Petition Credits.
“Court Deposit Unsecured Credits” means the Court Deposit ME/EPP Credits and the Court
Deposit Class III Credits.
“Class III Credits” means the Pre-Petition Credits provided for in arts. 41, item III, and 83, item VI of the LFR against the Debtors, held by Persons who are not any of the Debtors themselves.
“Pre-Petition Credits” means the credits and permanent injunctions subject to the effects of this Plan, whether matured or maturing, which respective agreements, obligations and/or triggering events occurred prior to the Request Date, regardless of whether or not they are included in the Creditors

“Bondholders’ Unsecured Credits” means the Unsecured Credits pertaining to bonds pertaining to debt issuances by PTIF and Oi Coop, guaranteed by Oi and issued by Oi and guaranteed by Telemar listed as follows, issued and traded abroad and regulated by foreign laws, as well as subject to laws and other applicable rules in the jurisdictions where such bonds are traded: (i) 9.75% Senior Notes issued by Oi, (ii) 5.125% Senior Notes 2017 issued by Oi and guaranteed by Telemar, (iii) 9.500% Senior Notes 2019 issued by Oi and guaranteed by Telemar, (iv) 5.500% Senior Notes 2020 issued by Oi and guaranteed by Telemar, (v) 5.625% Senior Notes 2021 issued by Coop and guaranteed by Oi, (vi) 5.750% Senior Notes 2022, issued by Coop and guaranteed by Oi, (vii) 6.250% Notes 2016 issued by PTIF and guaranteed by Oi, (viii) 5.242% Notes 2017 issued by PTIF and guaranteed by Oi, (ix) 4.375% Notes 2017 issued by PTIF and guaranteed by Oi, (x) 5.875% Notes 2018 issued by PTIF and guaranteed by Oi, (xi) 5.000% Note 2019 issued by PTIF and guaranteed by Oi, (xii)
4.625% Notes 2020 issued by PTIF and guaranteed by Oi, and (xiii) 4.500% Notes 2025 issued by
PTIF and guaranteed by Oi.
“Non-qualified Bondholders’ Unsecured Credits” means the Bondholders’ Unsecured Credits held by Non-qualified Bondholders.
“Qualified Bondholders’ Unsecured Credits” means the Bondholders’ Unsecured Credits held by
Qualified Bondholders.
“Late Credits” means those Pre-Petition Credits qualified after the publication of the Creditors’ List of the Bankruptcy Trustee on the official press as provided by article 7, paragraph 2 of the LFR.
“Labor Credits” means the Pre-Petition Credits arising from the labor legislation or resulting from a work accident, under the terms of art. 41, item I of the LFR.
“Fundação Atlântico Labor Credit” means the Labor Credit owned by Fundação Atlântico de
Seguridade Social, private pension entity linked to Oi Group.
“Creditors” means all creditors referred to in this Plan.
“Secured Creditors” means the holders of Secured Credits.
“Pre-Petition Creditors” means the holders of Pre-Petition Credits.
“Post-Petition Creditors” means the holders of Post-Petition Credits.
“Strategic Supplier Creditors” means those Class III and/or ME/EPP Unsecured Creditors that maintain the goods and/or services supply to the Debtors, as applicable, without any unreasonable change in the terms and conditions practiced until the Request Date by the respective Class III Creditors with regard to the Debtors and that do not have any kind of on-going litigation against any of the Debtors, except for any incident related to the Judicial Reorganization Proceeding.
“Unsecured Creditors” means the ME/EPP Unsecured Creditors and the Class III Unsecured
Creditors.
“Bondholder Unsecured Creditors” means the holders of Bondholder Unsecured Credits. “Class III Unsecured Creditors” means holders of Class III Credits.
“ME/EPP Unsecured Creditors” means holders of ME/EPP Credits.

“Court Deposits Strategic Unsecured Creditors” means the holders of Class III or ME/EPP Credits who, being aware that the existence of litigation against the Debtors incurs in spending funds and compromises the liquidity of Oi Group, expressly agree with the amounts of the respective Class III or ME/EPP Credits, as applicable, acknowledged by the Debtors, including those indicated in the List of the Bankruptcy Trustee, which in the latter case such Class III or ME/EPP Credit eventually becomes a Court Deposits Strategic Unsecured Creditor in accordance with Section Error! Reference source not found., and waive the right to offer, propose, or proceed with credit actions, qualifications, divergences, objections, or any other measure (including appeals) which aim at increasing the amounts of their respective Class III or ME/EPP Credits, as applicable and as acknowledged by the Debtors, including those indicated in the List of the Bankruptcy Trustee, in the latter case, when said Class III or ME/EPP Credit eventually becomes a Court Deposits Strategic Unsecured Creditor in accordance with Section Error! Reference source not found., and that they meet the provisions of Section 4.3.2.
“Late Creditors” means the holders of Late Credits.
“Labor Creditors” means the holders of Labor Credits.
“Court Deposits Labor Creditors” means the Labor Creditors who are parties to lawsuits involving the Debtors, in whose case records the Court Deposits have been made
“Issuance Date of Notes” means the date of issuance of New Notes.
“Request Date” means the date of the filing of the request for judicial reorganization, namely: June
20, 2016
“Bondholders Decision” means the decision rendered by the Judicial Reorganization Court on the procedure and respective documentation to be submitted by the Bondholders for the individualization of the Bonds held thereby for the purposes of individualized exercise of the right of petition, voice and vote.
“Court Deposit” means the court deposits made by Oi Group within the scope of judicial actions of any nature, which will be used in the payment of particular credits, as set forth in this Plan.
“Consolidated Financial Expense” means, in any period, without duplicity, the sum of the consolidated expense with interest of Oi for the period of four quarters on any of their debts acquired through loans payable in cash (paid or capitalized) to the extent that such expense was deducted (and not added again) from the calculation of the consolidated operational result.
“Business Day” means any and every day rather than a Saturday, Sunday, or holiday in the city of
Rio de Janeiro, State of Rio de Janeiro.
“Directors Officers” means Oi’s statutory officers without specific designation that were nominated and invested in office after August 2017.
“Transitional Officers” means Oi’s statutory officers who were exercising their activities before
August 2017 and the current CEO.
“United States Dollars” or “USD” means the currency of the United States of America.

“EBITDA” means, for the last four (4) and consecutive fiscal quarters of Oi, each an “accounting period”, the sum (without any duplicity) (i) of the result before the taxes on the consolidated profit for a certain accounting period (adjusted by the extraordinary profits or losses); (ii) of the following factors deducted for the purposes of determining the result before taxes on profit: (1) consolidated depreciation and amortization occurred in that same accounting period; (2) Consolidated Financial Expenses deducted from the consolidated financial revenues. It represents the routine EBITDA, as presented in the management report included in the consolidated financial statements of Oi.
“Material Adverse Effect” means, regarding any of the companies forming Oi Group, any change or effect that, both individually or jointly with other factors, have a material adverse effect on the financial situation and on the transactions made by the companies included in Oi Group as a whole, or a material adverse effect on the capacity of the companies included in Oi Group to implement, complete, and/or comply with any of the obligations under the terms of this Plan provided, however, that for the purposes of this definition, no change, effect, event or incident arises or results from any of the following situations, solely or combined, constitute or are taken into consideration in the determination that they have been or could be a Material Adverse Effect: (i) general changes, developments or conditions in any national, regional or global economy or in the industries in which the companies included in Oi Group operate, except as the companies included in Oi Group are disproportionally affected by such changes, developments or conditions; and (ii) financial conditions or other political or market condition in the country where the companies included in Oi Group operate.
“Financial Charges” means any inflation adjustment, interest, fine, penalty, indemnity, inflation, losses and damages, and/or late payment interest, among other charges of a similar nature.
“Bylaws” means the bylaws or a similar organizational document of OI, TELEMAR, OI MÓVEL, COPART 4, COPART 5, PTIF, and OI COOP and their Affiliates.
“Euro” or “EUR” means the currency of the European Union.
“Oi Group” means OI, TELEMAR, OI MÓVEL, COPART 4, COPART 5, OI COOP, and PTIF.
“Judicial Ratification of the Plan” means the judicial decision rendered by the Judicial Reorganization Court that granted the Judicial Reorganization, under the terms of art. 58, main paragraph or paragraph 1 of the LFR. For the purposes of this Plan, the Judicial Ratification of the Plan is considered to occur on the date of publication, on the official gazette, of the trial court decision granting the Judicial Reorganization, against which, after the expiration of the terms for the filing of the applicable appeals, no appeals with suspensive effect are pending judgment. In the event that the Plan is rejected in the trial court or in the appellate court, the Judicial Ratification of the Plan will be considered effective, respectively, on the date on which the eventual appellate court’s decision, or that of a higher court, is made available on the official gazette, whether of a trial court or the full appellate court – whichever occurs first – as deliberated, against which, after the expiration of the terms to file the applicable appeals, no appeals with suspensive effect are pending judgment.
“INSS” means the National Institute of Social Security, linked to the Ministry of Labor and Social
Security.
“Backstopper Investors” means the investors identified in the Backstop Agreement, which undertook to immediate provide or obtain solid commitments of guarantee of the full subscription of the Capital Increase New Funds.

“IPCA” means the Consumer Price Index, measured on a monthly basis by the IBGE (Brazilian
Institute of Geography and Statistics).
“Judicial Reorganization Court” means the court of the 7th Commercial Court of the District of the
Capital – RJ.
“Reports” means Oi Group’s economic and financial, and asset and property assessment reports, prepared under the terms of article 53, items II and III of the LFR.
“Law”: means any law, regulation, order, award, or decree issued by any Governmental Authority.
“Brazilian Corporations Law” means Law No. 6,404, dated December 15, 1976.
“General Telecommunications Law” means Law No. 9,472, dated July 16, 1997.
“LFR”: means Law No. 11,101, dated February 9, 2005.
“LIBOR” means the London Interbank Offered Rate for United States Dollars and Euros, published by Reuters (or a different commercially available source providing these rates), of six (6) months.
“Current Litigants” means the Pre-Petition Litigants that, on the date of this Plan, are in a litigation against any of the Debtors, their Affiliates and/or their current or former Officers, in the United States of America, Netherlands (Holland) or in the Cayman Islands and the creditors, as defined in the credit agreement related to Mr. J.R, Berkenbosh as trustee in the bankruptcy proceedings of Oi Brasil Holdings Cooperatief U.A., dated of July 4, 2017, against the assets in liquidation due to bankruptcy of COOP (the “Financing DIP”)
“Mediation/Conciliation/Agreement” means any proceeding to be filed under the terms of Law
No. 13,140, dated June 26, 2015.
“Ministry of Communications” means the body of the Brazilian Executive Power created by Decree-Law No. 200, dated February 25, 1967, which regulates the telecommunication, postal, and broadcasting services.
“Payment Option Notice” means the notice to be sent by the Bondholders Unsecured Creditors, with exception of the Non-qualified Bondholders holding Bondholders’ Unsecured Credits up to fifty thousand Reais (BRL50,000.00), within fifty (15) calendar days from the Judicial Ratification of the Plan, as per Exhibit 4.5.5 and pursuant to Section 4.5.5, to express their interests in adhering to one of the Payment Options of the Bondholders Unsecured Creditors defined in Section 4.3.3.
“New Notes” means the Notes to be issued pursuant to Section 4.3.3.3.
“New Board of Directors” means Oi Board of Directors to be composed pursuant to Section 9.4.
“NYSE” means the New York Stock Exchange.
“OI” means OI S.A. – under judicial reorganization, a publicly held corporation, registered with the CNPJ/MF under No. 76.535.764/0001-43, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, CEP 20230-070.

“Oi Coop” means OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION, a private legal entity organized and existing under the Laws of the Netherlands, registered with the CNPJ/MF under No. 16.770.090/0001-30, with a registered office in Amsterdam, Schiphol Boulevard 231, B tower, 5º andar, 1118 BH Schiphol, and principal place of business in the city of Rio de Janeiro - RJ.
“Oi Móvel” means Oi Móvel S.A. – under judicial reorganization, a closely held corporation, registered with the CNPJ/MF under No. 05.423.963/0001-11, with a registered office at Setor Comercial Norte, Quadra 3, Bloco A, Edifĺcio Estação Telefônica, térreo (parte 2), Brasĺlia - DF, at Setor Comercial Norte, Quadra 3, Bloco A, Edifĺcio Estação Telefônica, térreo (parte 2), CEP
70.713-900.
“OPEX” means the result of the continuous costs that a company has to keep running. It means operational expenditure.
“Exempted Parties” means the Debtors, their Affiliates, controlled companies, subsidiary companies, associated companies, associated entities, and other companies in the same group, and their respective shareholders, directors, counselors, investors, employees, attorneys, advisors, agents, attorneys in fact, and representatives, including their predecessors and successors.
“Exempted Parties Backstopper Investors” means the Backstopper Investors and the entities controlled thereby, subsidiaries and affiliates, and other companies in the same corporate and economic group, their officers, directors, minority shareholders, partners, employees and advisors and successors.
“Protected Parties” means, in relation to the Current Litigants, their companies, subsidiaries, controlled companies, associates, controlling companies, former and new companies, current or previous, as well as attorneys-in-fact, officers, administrators, managers, founding partners, partners, members, employees, agents, representatives, members of the advisory council, financial advisors, attorneys, accountants, consultants, investment banks and other professionals, in the capacity of advisors of the parties involved, and in relation to the Debtors, its subsidiaries, controlled companies, associates, controlling companies, former and new companies, current or previous, as well as attorneys-in-fact, officers, administrators, managers, founding partners, members, employees, agents, representatives, financial advisors, attorneys, accountants, consultants, investment banks and other professionals, in the capacity of advisors of the parties involved.
“Person” means any individual, firm, corporation, company, unincorporated association, partnership, trust, or other legal entity or responsible for administrative decision that is not the subject matter of questioning by the Judiciary Power.
“Class III or ME/EPP Joint Petition” means the joint petition to be presented under the terms of Section Error! Reference source not found., in a form and with contents to be disclosed by the Debtors fifteen (15) days in advance of the date of the Creditors’ General Meeting convened to deliberate upon this Plan.
“Transitional Period” means the period between the date of Approval of the Plan, the occurrence and conclusion of the Capital Increase Capitalization of Credits, twelve (12) months from the Ratification of the Plan or February 28, 2019, whichever comes first.

“Plan or PRJ” means this joint judicial reorganization plan, including all amendments, modifications, changes and complements, as well as all exhibits and documents referred to in the clauses of this Plan.
“General Plan of Universalization Goals” means the plans that provide for the universalization obligations, which are regularly reviewed through the issuance of decrees by the Federal Government (currently, PGMU III, approved by Decree No. 7,512, of June 30, 2011, is in effect and includes goals for the period between 2011 and 2016).
“General Plan of Concessions” means the plan that defined the regions and sectors for the concessions and authorizations of the Fixed Commuted Telephone Service instituted by Decree No.
6,654, of November 20, 2008.
“National Broadband Plan” means an initiative of the Federal Government created by Decree No.
7,175, of May 12, 2010, which main objective is to make the access to broadband Internet popular in the country, especially in areas lacking technology.
“Portugal Telecom” means Portugal Telecom, a Portuguese telecommunications company.
“Proceedings” means any and all litigations, at a judicial, administrative, or arbitration sphere (in any phase, including the execution/satisfaction of the judgment) in course on the Request Date involving a discussion associated with any of the Pre-Petition Credits before the Judiciary Power or the Arbitration Court, as applicable, including labor claims.
“DR Program” means the depositary receipts program issued abroad by a depositary institution.
“PTIF” means Portugal Telecom International Finance B.V. – under judicial reorganization, a private legal entity organized and existing under the Laws of the Netherlands, with its registered office in Amsterdam, Naritaweg 165, 1043 BW, and principal place of business in the city of Rio de Janeiro - RJ.
“Real”: means the local currency in the Federative Republic of Brazil.
“Net Revenue from the Sale of Assets” means the funds with the disposal of net assets of the direct costs related to such transaction (including costs with legal, accounting and financial consultancy, commission and sales) and any relocation of debts incurred and taxes and fees paid or to be paid as a result of the respective disposal of assets
“Acknowledgement of the Plan in the Creditor’s Jurisdiction” means any judicial decision or court order required for the Plan to produce its regular effects in the jurisdiction applicable to the Creditor in point.
“Judicial Reorganization” means this judicial reorganization proceeding, under No. 0203711-
65.2016.8.19.0001, pending in the Judicial Reorganization Court.
“Debtors” means Oi, Telemar, Oi Móvel, Copart 4, Copart 5, Oi Coop, and PTIF.
“Regions I, II, and III” means the regions of the Brazilian territory divided by the General Plan of Concessions for concessions and authorizations of the Fixed Commuted Telephone Service, considering that Region I comprises 16 states located in regions North, Northeast, and Southeast of

Brazil, Region II comprises the Federal District and nine states located in regions North, Midwest, and South, and Region III comprises the State of São Paulo.
“Creditors’ List of the Bankruptcy Trustee” means the list of creditors prepared by the
Bankruptcy Trustee in accordance with article 7, paragraph 2 of the LFR.
“Corporate Reorganization” means the corporate reorganization to be made under the terms of
Section 7 of this Plan.
“Creditors’ Meeting” means the meeting of Eligible Creditors for resolution of subjects set forth in this Plan, the call, instatement and resolution of which shall observe Section 8.1.
“Cash Balance” means the sum of the following accounts of the consolidated balance sheet: 1.01.01
Cash and Cash Equivalents; 1.01.02 Financial Investments, calculated in the consolidated
Standardized Financial Statements – Oi’s DFPs.
“Minimum Cash Balance” in relation to any fiscal year, means the greatest between: (i) 25% of the OPEX + CAPEX of the respective fiscal year, calculated annually based on the consolidated annual financial statements of Oi for the respective fiscal year or (ii) five billion Reais (BRL
5,000,000,000.00). Additionally, during the next five (5) fiscal years following the year in which the
Capital Increase – New Funds is concluded, any funds derived from Capital Increases – New Funds will be added to the calculation of the Minimum Cash Balance; and (ii) the next four (4) fiscal years following the year in which a capital increase of Oi is concluded, any funds derived from the respective capital increase will be added to the calculation of the Minimum Cash Balance.
“SELIC” means the adjusted average rate of daily financings assessed in the Settlement and Custody Special System for federal bonds, the application of which complies with Law 10,522, of July 19, 2002.
“Exchange Rate” means, for any event (except in the cases of Conversion Exchange Rate and Voting Exchange Rate), the closing rate for sale of United States Dollars/Real and Euro/Real, as applicable, published by the Brazilian Central bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies on one Date”, or any other rate that may replace it, and the sale closing rate for sale of Euro/United States Dollars, published on Bloomberg’s information system.
“Conversion Exchange Rate” means the closing rate for sale on December 11, 2017, of United States Dollars/Real and Euro/Real, as applicable, published by the Brazilian Central Bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies on one Date”, or any other rate that may replace it, and the sale closing rate for sale on t December 11,
2017, of Euro/United States Dollars, published on Bloomberg’s information system.
“Voting Exchange Rate” means the closing rate for sale on the Business Day immediately before the Creditors’ General Meeting that deliberates on the Approval of the Plan, of United States Dollars/Real and Euro/Real, as applicable, published by the Brazilian Central Bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies on one Date”, or any other rate that may replace it.
“Telemar” means Telemar Norte Leste S.A. – under judicial reorganization, a closely held corporation, registered with the CNPJ/MF under No. 33.000.118/0001-79, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, CEP 20230-
070.
“TR” means the reference rate instituted by Law No. 8,177/91, as calculated and disclosed by the Central Bank of Brazil, which the product will be accrued to the balance of the face value of the Credit for purposes of the calculation of the pecuniary amount of the obligations provided for in this Plan, and which will be owed on the payment dates set forth herein. In case of temporary unavailability of the TR, the last index-number disclosed, calculated on a pro rata temporis basis for Business Days, will be used to replace it, considering that no financial compensations will be applicable upon the disclosure of the appropriate index-number. In the absence of the calculation and/or disclosure of the index-number for a period longer than five (5) Business Days after the date expected for its disclosure, or even in case of its termination by legal requirement or court order, the TR must be replaced by a substitute legally determined for such.
“Bonds’ Trustee” means The Bank of New York Mellon and Citicorp Trustee Company Ltd., fiduciary agents pursuant to the Bonds Issue Deeds, as the case may be, as well as the companies that are directly or indirectly controlled thereby, their officers, administrators and employees, or other agent that may be indicated in replacement of The Bank of New York Mellon and/or Citicorp Trustee Company Ltd. pursuant to the Bonds Issue Deeds.
“UPI” means the isolated production sites to be disposed of under the terms of article 60 of the LFR.
“Fair Market Value” means, regarding any asset, the price (which, for clarification, shall consider any liability associated with the related asset) that would be paid by a willing buyer to a willing seller not affiliated in a commercial transaction that does not involve the arrest of assets or coercion from any part, determined in good faith the Board of Directors of Oi.

EXHIBIT 2.6

REPORTS

BRAZIL TRANSLATIONS
Tradutores Públicos Juramentados

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No.	46940	LIVRO Nº / BOOK No.	173	FOLHA Nº / PAGE No.	1

THE UNDERSIGNED, CERTIFIED PUBLIC TRANSLATOR, DULY SWORN AND REGISTERED WITH THE BOARD OF TRADE OF THE STATE OF PERNAMBUCO UNDER NO. 406 HEREBY CERTIFIES THAT A DOCUMENT, WRITTEN IN PORTUGUESE WAS PRESENTED FOR TRANSLATION INTO ENGLISH, WHICH HAS BEEN DONE TO THE BEST OF HIS KNOWLEDGE AS FOLLOWS:

Oi Group.
Exhibit 2.6 –Economic-Financial Report.
Rio de Janeiro, December 21, 2017.
Index.

1. General Consideration 4
2. Limitations 6
3. Updates on the Financial-Economic Report 8
4. Contextualization 9
4.1 A Brief Background of the Sector 9
4.2 Oi Group's History 11
4.3 Economic-Financial Situation of Oi Group 14
5. The Company and the Telecom Market 17
5.1 Corporate Structure of Oi 17
5.2 Description of the Debtors 19
5.3 Market Analysis 21
5.4 Financial Indexes of Oi and Market 23
6. Economic-Financial Forecast 26
6.1 Macroeconomic Data 27
6.2 Operating Income 29
Gross Revenue and Deductions 29
Net Revenue 29
Costs and Expenses 35
EBITDA Margin 38
Depreciation and Amortization 39
6.3 Consolidated Income Statement of the Year 40
6.4 Creditor's Plan 41
Mediation/Conciliation/Agreement with the Creditors 41
Class 1 41
Class 2 42
Class 3 43
Class 4 49
Related Parties' claim 49
Generation of Cash Sweep 50
Capital Increase – New Funds 50
Estimates of the Creditors' Plan 51
6.5 Operating Cash Flow 52
Income Tax and Social Contribution 52
Working Capital Needs 53
Non-recurring Operation 53
Dividends and Interest on Equity 53

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF B

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 2

Tax Refinancing 53
6.6 Cash Flow from Investing Activities 54
6.7 Cash Flow from Financing Activities 55
Financial Expenses and Revenue 55
Aditional Financing 55
Other Financings 55
6.8 Consolidated Cash Flow 56
7. Report Conclusion 57
General Considerations.
This Economic-Financial Report (“Report”) has the purpose to assess the economic and financial feasibility, in the context of the Consolidated Reorganization Plan (“Plan” or “JRP”) of the companies: OI S.A. - Under Court-supervised Reorganization (“Oi” or “Company”), a publicly held corporation, enrolled with CNPJ/MF [National Roll of legal Company/Ministry of Finance] under no. 76.535.764/0001 -43, with headquarters and principal place of business at Rua do Lavradio no. 71, Centro, in the City and State of Rio de Janeiro, CEP: 20230-070; TELEMAR NORTE LESTE S.A. - Under Court-supervised Reorganization (“TNL”, “Telemar” or “TMAR”), a closed capital company, enrolled with CNPJ/MF under no. 33.000.118/0001-79, with headquarters and principal place of business at Rua do Lavradio no. 71, Centro, in the City and State of Rio de Janeiro, CEP: 20230-070; OI MOVEL S.A. - Under Court- supervised Reorganization (“Oi Movel”), a closed capital company, enrolled with CNPJ/MF under no. 05.423.963/0001-11, with principal place of business in this city of Rio de Janeiro and headquarters in the City of Brasilia, Federal District, in Setor Comercial Norte, Quadra 3, Bloco A, Edificio Estagao Telefonica, terreo (part 2), CEP [ZIP code]: 70.713-900; COPART 4 PARTICIPAQOES S.A. - Under Court- supervised Reorganization (“Copart 4”), a closed capital company enrolled with CNPJ/MF under no. 12.253.691/0001-14, with headquarters and principal place of business at Rua Teodoro da Silva no. 701/709 B, 4th floor, Vila Isabel, in the City and State of Rio de Janeiro, CEP: 20560-000; COPART 5 PARTICIPAQOES S.A. - Under Court-supervised Reorganization (“Copart 5”), closed capital company enrolled with CNPJ/MF under no. 12.278.083/0001-64, with headquarters and principal place of business at Rua Siqueira Campos no. 37, 2nd floor, Copacabana, in the City and State of Rio de Janeiro, CEP: 22031-072; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. -Under Court- supervised Reorganization (“PTIF”), a legal entity under private law incorporated according to the Laws of the Netherlands, with headquarters in Amsterdam, Naritaweg 165, 1043 BW, and principal place of business in this city of Rio de Janeiro; and OI BRASIL HOLDINGS COOPERATIEF U.A.- Under Court-supervised Reorganization (“Oi Coop”), legal entity under private law incorporated according to the Laws of the Netherlands, with headquarters in Schipol, Schipol Boulevard 231, 1118 BH, and principal place of business in this city of Rio de Janeiro (with Oi, TNL, Oi Movel, Copart 4, Copart 5, PTIF and Oi Coop, hereinafter jointly referred to as “Oi Group” or “Debtors”).
This Report was prepared by Ernst & Young Assessoria Empresarial Ltda (“EY”) solely and exclusively to serve as a support document to the development of the JRP of the Debtors, and should not overlap, modify or be confused with the terms of the JRP and should not be partitioned, divided or used partially by the Debtors and its representatives, by creditors or any other interested parties.
With the purpose of achieving this work’s purposes, the historical facts, socioeconomic and market information, as well as data and assumptions provided by the Oi Group, its employees, managers, advisors arid further service providers (“Data and Information”) were used.
EY undertakes no responsibility on future results differing from the forecast presented on this Report and offers no guarantees regarding the aforementioned results. With this perspective, the conclusions presented herein are the result of the Data and Information analysis, along with macroeconomic and market forecast, as well as on performance and results of future events, and are subject to the following considerations

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	3

- The Report presented herein involves matters of objective and subjective judgments, given the complexity of the analysis of the Data and Information and the various sources of information consulted;
- None of EY's partners or professionals hold financial interest in Oi Group.
- The fees established for the performance of this work were not based on reported results and have no connection therewith;
- Th is Report was based on information provided by the Oi Group. Such information was considered true, as it is not part of EY's scope of work any type of independent investigation and/or audit procedures. Thus, EY does not assume future responsibility for the accuracy of the Data and Information used in this Report;
- This Report was prepared with the purpose of evaluating the feasibility of the Debtors in the context of the JRP, EY has no responsibility towards any third party for any act or fact derived from its use for any purpose other than stated herein;
- This Report was performed at the request of Oi and should not be construed by any third party as a decision-making tool for investments or opinions regarding the JRP;
- EY will not be responsible for updating this report in regard of events or circumstances that may take place after the date of reference of the aforementioned report;
- Some of the considerations outlined in this report are based on future events representing expectations of Oi Group, its management, advisors and further service providers, at the date of the analysis. Thus, the results presented in this Report are merely forecasts, reason why they may differ from future figures;

Among the Data and Information used for the development of this Report, there is public information and information provided by the Oi Group, aiming delivering the necessary details of its operations, investments, capital structure and cash generation capacity. This Report, subject to the assumptions stated herein, intends to provide a view of the financial capacity of the Debtors in the context of the JRP, to allow the assessment of their sustainability and the feasibility of their ongoing operation.

Limitations

According to the law 11,101 of February 9, 2005, which regulates the judicial and extra Court-supervised or out of court Reorganization, and the bankruptcy of the entrepreneur and of the company, this Report evaluates the economic-financial feasibility of the Debtors in the context of the JRP, with certain limitation clauses.

Therefore, this Report, its conclusions and its Appendixes and Exhibits, should not be construed or used without considering these clauses.

This Report, as well as the opinions and conclusions included, are for Oi's use in the context of the JRP. This report is constituted of 58 pages, and its appendices and exhibits, and cannot, in any case, be handled or distributed separately, in which case no liability shall be attributed to EY.

Any user and/or recipient of this Report should be aware of the conditions and assumptions that guided this work, Brazil's market and economic conditions, as well as the market niche that the Oi Group is inserted into.

The differences between the content of this Report and the content of the documents that have the same object of this work are exclusively for the use of different sources of information and the application of different methodologies when processing data. EY has no responsibility for such differences.

The EY's services for the drawing up of this Report do not represent an audit, a review or any other type of certification, in the way these expressions are identified by the Brazilian Accounting Council (*CFC – Conselho Federal de Contabilidade*). Therefore, we do not express any form of guarantee on accounting matters, financial statements, financial information, nor on internal controls of the Oi Group.

We will not issue a professional opinion on the application of the accounting principles in accordance with the International Standard on Related Services (ISRS 4410), nor its subsequent changes or interpretations. This Report does not constitute a legal opinion or advice.

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	4

We have not, by any matter, carried out a review or an independent investigation with the purpose of identifying illegal acts or frauds.

EY has no responsibility for the study, analysis and presentation of forecast costs and investments in the Court-supervised Reorganization scenario of Oi.

It is not part of the services provided by EY to evaluate or to independently review the terms and conditions of the issuance of shares and subscription bonus for the restructuring of the Unsecured Claims of the Bondholders, as proposed in the JRP. EY considered the assumptions provided by the Company regarding the values attributed to the shares for tax calculation purposes, which were determined by the Company.

□This work does not include the evaluation of the operating costs or potential improvement for Oi Group's processes which should generate potential cost savings, operational or administrative enhancements.

The considerations presented in this Report are common practices in studies of this kind, which we believe we have, and are publicly recognized as having, meaningful knowledge and experience. The provided services are limited to such knowledge and experiences and do not represent an audit, advisory or tax-related services, which can be provided by EY. Notwithstanding these limitations, the conclusion of this Report was not intended or written by EY to be used, and should not be used, by the recipient or any third party for the purpose of avoiding sanctions that may be assessed by the Brazilian tax law.

Updates on the Financial-Economic Report

This document is presented as an appendix to the JRP and substitutes the previous Report issued by EY on December12, 2017, reflecting the most recent conditions of the Reorganization Plan approved in the Creditors' General Meeting ("CGM") held on December 19th and 20th, 2017.

Regarding the Report submitted on December 12, 2017, the main changes in this appendix are:

- Merger of the conditions approved in the CGM for the distribution to creditors; and
- Update on the tax impact estimates arising from the Reorganization process.

Contextualization

A Brief Background of the Sector

After 1972, a state-owned company that grouped several telephony operators throughout the country, Telebras, governed the Brazilian telecommunications sector, under the Law 5792, of July 11, 1972.

The privatization process of Telebras occurred through an auction in 1998 and originated twelve separated companies, one of which was a long-distance operator (Embratel), three were landline telephony operators (Telesp, Tele Centro Sul and Tele Norte Leste) and eight were mobile operators (Tele Celular Sul, Tele Centro Oeste Celular, Tele Leste Celular, Tele Nordeste Celular, Tele Norte Celular, Tele Sudeste Celular, Telesp Celular and Telemig Celular).

The telecommunications reform was driven by legislative changes that occurred in the 1990's – the Constitutional Amendment No. 8/1995 and the Federal Law No. 9,472/1997, referred to as the General Telecommunications Law ("LGT").

The Constitutional Amendment allowed the Brazilian government to provide telecommunications services not only directly, but also through authorization, concession or permit, removing the state exclusivity on these services.

The LGT has established the parameters that characterize the sector, having among its main objectives: (a) the growth and improvement of telecommunications services network, (b) the implementation of the General Goals Plan towards a progressive universalization of telecommunications services, (c) ensuring the freedom of choice to the users on their service provider and (d) the creation of the National Telecommunications Agency (ANATEL).

ANATEL is an independent government agency, linked to the Ministry of Communications, administratively independent and financially autonomous. It is responsible for regulating and monitoring the telecommunications in Brazil. Among its duties provided by the Law 9,472/1997, are: (i) the

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 5

implementation of the national telecommunications policy; (ii) representing Brazil in international telecommunications organizations; (iii) managing the radio spectrum and the use of orbits, issuing their standards; (iv) managing, monitoring and revising services rate in the public system; (v) issuing or recognizing the certification of products, subject to the standards and rules established thereby; and (vi) repressing violations of users’ rights.
LGT also establishes two types of legal systems, public and private. The public system is driven by the government guidelines on aspects such as universal access to telephony, continuity of the service, price control and concession bidding. The private system has no control of prices or other obligations to which the public system is subject to, however, authorization is required in order to provide the services.1 [Footnote ‘Relatorio Lafis-Telecom. October/2017].
The General Plan of Grants (“PGO”) was created under the Decree No. 6,654 for the public system, grouping the Brazilian territory into four regions, as shown below.
Regions of the General Plan of Grants (“PGO”)
Figure I. Source: ANATEL.
The States of Rio de Janeiro, Minas Gerais, Espirito Santo, Bahia, Sergipe, Alagoas, Pernambuco, Paraiba, Rio Grande do Norte, Ceara, Piaui, Maranhao, Para, Amapa, Amazonas and Roraima
Distrito Federal and the States of Rio Grande do Sul, Santa Catarina, Parana, Mato Grosso do Sul, Mato Grosso, Goias, Tocantins, Rondonia and Acre
III States of Sao Paulo
IV All the Brazilian territory
Table 1. Source: ANATEL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	6

Currently, there are discussions about certain measures to allow the reform of the General Telecommunications Law, highlighting the bill 79/2016, referred to approval in February 06, 2017, which proposes, mainly, the migration of the landline telephony concessionaries to the authorization format and suggests changes in the rules of reversibility of assets.

Oi Group's History[2]

[Footnote: [2] Information obtained from Oi's 2017 Reference Form].

Among the companies involved in the demerger of Telebras, arose the Brazil Telecom Participacoes ("BrT Part"), a holding of landline telephony services providers, initially providing intraregional long-distance services in Region II.

BrT Part provided landline services through nine subsidiaries, each providing telecommunications services in their designated region. In February 2000, BrT Part implemented the merger of TELEPAR and in July of the same year, BrT Part acquired control of Companhia Riograndense de Telecomunicações.

In October 2001, BrT Serviços de Internet S.A., a broadband internet services provider, was created, and in December of the following year, its wholly-owned subsidiary, Oi Móvel to provide Personal Mobile Service ("SMP"). In the same month, Oi Móvel acquired the authorization to provide personal mobile services in Region I, as well as a license to provide radio frequency services. The operations of Oi Móvel began in September 2004.

In June 2003, the Company acquired the submarine fiber optic cable system of 360 Networks Americas do Brazil Ltda., later called Brazil Telecom Submarine Cables. BrT CS consists of a system of fiber optic cable that connects the United States, Bermuda, Brazil, Venezuela and Colombia. In December 2013, it was sold to BTG Pactual YS Empreendimentos e Participacoes S.A.

In May 2004, the Company acquired virtually the entire share capital of Vant Telecomunicações SA ("UAV"). Vant offered Internet Protocol (IP) services and other services to the corporate market in Brazil. In the same month, the Company also acquired a large part of the capital of MetroRed Telecomunicações Ltda., which was later named Brazil Telecom Communications Multimedia Ltda., a fiber optic network provider.

In November 2004, the Company acquired 63.0% of the share capital of Internet Group (Cayman) Ltd. ("iG Cayman"), parent company of Internet Group do Brazil Ltda. ("iG Brazil"), and in July 2005 acquired another 25.6% of the share capital of iG Cayman. iG Brazil is a free Internet service provider, operating in connection markets for dial-up and broadband.

In December 2007, Brazil Telecom Call Center SA ("BRTCC") subsidiary started operating, providing services to the Company and its subsidiaries that required this type of service.

In January 2009, Copart 1 Participações ("Copart 1"), a wholly owned subsidiary of Coari Participações SA ("Coari"), a holding company incorporated by Oi, indirectly acquired all of the outstanding shares of Invitel SA ("Invitel"). At the time, Invitel owned all of the outstanding shares of Solpart Participações S.A. which, in turn, owned 51.41% of the outstanding voting share capital of BrT Part. The latter held 65.64% of the outstanding share capital of the Company, including 99.09% of the outstanding shares entitled to vote.

In 2008, Copart 1 acquired 33.3% of the preferred shares of BrT Part and Copart 2 Participações SA, wholly owned subsidiary of Coari, and acquired 18.9% of the preferred shares outstanding. With the acquisition of Invitel, TMAR acquired indirect control of BrT Part and the Company.

On September 30, 2009, the shareholders of the Company and BrT Part approved the merger of BrT Part by the Company (then called Brazil Telecom S.A.). As a result of the merger, BrT Part ceased to exist and Coari held 48.2% of the total outstanding shares of the Company.

On February 27, 2012, the shareholders of TNL, TMAR, Coari and the Company approved the following transactions ("Corporate Reorganization"), in accordance with Brazilian law: (1) the partial split-off of TMAR with the merger of the part spun-off by Coari followed by the merger of TMAR shares by Coari; (2)

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	7

the merger of Coari by the Company; and (3) the merger of TNL with the Company, as well as the changing of the Company's name from Brazil Telecom S.A. to Oi.

On October 2, 2013 the Company, Portugal Telecom and some of its shareholders announced the signing of a Memorandum of Understanding for a potential operation that aimed to establish a company with the shareholders of Oi, Portugal Telecom and Telemar Participações S.A. Additionally, such negotiations aimed at combining business and activities carried out by Oi in Brazil and Portugal Telecom in Portugal and Africa. Later, in February 2014, detailed information on the transaction was disclosed in the agreed format, due to the signing of definitive agreements between the involved companies.

The operation resulted in the merger of the shareholder bases of Oi, TmarPart and Pharol, SGPS S.A. (formerly Portugal Telecom, SGPS S.A.). In this context, on September 1, 2015, among other initiatives, the steps of the simplification of the shareholding chain of OI, were approved, namely: (i) the merger of AG Telecom Participações S.A. by Pasa Participações S.A.; (ii) merger of LF Tel S.A. by EDSP75 Participações S.A. .; (iii) the merger of EDSP75 Participações S.A. and Pasa Participações SA by Bratel Brazil S.A. .; (Iv) the merger of Venus RJ Participações S.A., Sayed RJ Participações S.A. and PTB2 S.A. by Bratel Brazil S.A .; (V) merger of Bratel Brazil S.A. and Valverde Participações S.A. by Telemar Participações S.A.; and (vi) the merger of Telemar Participações S.A. by Oi.

Thus, Oi absorbed the assets of AG Telecom Participações SA, LF Tel SA, Pasa Participações SA, EDSP75 Participações SA, Venus RJ Participações SA, Sayed RJ Participações SA, PTB2 S.A. Bratel Brazil S.A., Valverde Participações SA and Telemar Participações SA.

By the end of 2015 and early 2016, Serede –Serviços de Rede S.A. ("Serede"), a subsidiary of TMAR, completed the acquisition of the assets and liabilities of Telemont Engenharia de Telecomunicações S.A. and ARM Telecomunicações e Serviços de Engenharia S.A., companies that operate with the implementation and maintenance of telecommunication networks.

In June 2016, Oi, along with the Debtors, filed a Court-supervised Reorganization request before the Judicial District of Capital of the State of Rio de Janeiro. The first version of the JRP was filed in September 2016.

After the granting of the Court-supervised Reorganization request, Oi was granted authorization to sell Timor Telecom, an operator in East Timor. In the eventual completion of a transaction, the earnings from this sale would be at the disposal of Justice branch.

In August and September of 2016, Oi Coop and PTIF filed, each, a request for the suspension of payments to the District Court of Amsterdam, presenting a draft of the settlement plan. The suspension of payments requests were granted temporarily to Oi Coop and PTIF in August and October 2016, respectively.

In 2017, Joint Venture Rio Alto Gestão de Crédito e Participações AS ("Rio Alto") was early dissolved before Banco Santander. Afterwards, Oi acquired the 50% share of the company previously held by Banco Santander, becoming its only shareholder.

In April 2017, the Dutch Appeal Court determined the changing of the suspension of payments proceedings of PTIF and Oi Coop, into bankruptcy procedures. Afterwards, the Dutch vehicles presented appeals against this decision, which were, however, denied by the Dutch Supreme Court in July 2017.

Regarding this legal decision, the Dutch trustees had two alternatives, according to the applicable legislation: (i) coordinating the voting of a settlement plan so for Oi Coop e PTIF submit to their bondholders; or (ii) proceed with the liquidation of the Dutch vehicles. If the Durth Trustees choose the latter, with the consequent extinction of Oi Coop and PTIF, there should be impacts of fiscal nature on Oi Group's companies in Brazil.

However, Oi considers, based on case law, that, for Court-supervised Reorganization purposes, Dutch Supreme Court's decisions do not have effects in Brazil and other jurisdictions which recognize the Brazilian justice system to process the Court-supervised Reorganization. Still in accordance with the

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	8

understanding of the Company, only with the eventual recognition by the Supreme Court of Justice such decisions could produce effects.

As announced by Oi through the Material Fact published in November 29, 2017 the Judge ruling on Court-supervised Reorganization ordered to the Company to publish a new JRP on December 12, 2017, hence it could be voted on the CGM.

The JRP of December 12, 2017, was presented on the CGM held on December 19th and 20th, 2017, and approved with some adjustments in the meeting.

Economic-Financial Situation of Oi Group[3]

[Footnote: [3] Company's Initial JR petition]

The current economic-financial situation of Oi Group is a result of a combination of several events that occurred in the past years.

Firstly, the increase of debt of Oi Group can be explained primarily by three events: (i) The financing of the anticipation of goals plan (regarding the universalization of the telecommunications services); (ii) acquisition of Brazil Telecom and subsequent identification of certain relevant liabilities; (iii) merger and debt merger of Portugal Telecom. The chart below shows the development of Company's net sales and the net debt since 2001.


Changes in Revenue and Net Debt
Corporate Reorganization: Incorporation of TNL by Oi
Acquisition of Brasil Telecom
BRL 45,000
BRL 40,000
BRL 35,000
BRL 30,000
BRL 25,000
BRL 20,000
BRL 15,000
BRL 10,000
BRL 5,000
BRL 0
1.69
0.86
1.28
1.00
0.80
0.55
0.29
1.62
2.14
1.57
1.69
3.14
4.03
4.44
5.55
6.97
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
Net Revenue (in millions)
Net Debt (in millions)
Net Debt/EBITDA

Chart 1. Source: Capital IQ (TNL) and Oi.

The data from 2001 to 2011 refers to TNL, the group's parent company at the time. From 2012 onwards, the data shown refers to Oi, the current parent company of Oi Group.

In June 2016, the date of Court-supervised Reorganization request, the companies of Oi Group had more than BRL 15 billion withheld in escrow deposits[4][Footnote [4] Quarterly Reports – June 30, 2016], affecting its financial liquidity. This amount arises from regulatory, tax, labor and civil proceedings.

The Company estimates the liabilities with ANATEL to be over BRL 14.6 billion, including liquidated and unliquidated penalties, which amount is considered in the forecast of this Report. The amount of approximately BRL 11 billion[5] [Footnote [5] Public Notice to the Creditors' List (published May 29, 2017)] is presented on the Creditors' List and does not include the unliquidated liabilities and the balance update since the filing of Court-supervised Reorganization. It shall be pointed out, those amounts are under negotiation with the regulatory agency.

According to the Company, there are differences regarding the fines imposed by ANATEL, such as change of calculation methodology, update on the net operating revenue for fines and changing of the maximum

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	9

fine threshold imposed by the agency. This Report scenario was approved by the majority of the creditors on the CGM, despite ANATEL maintains an understanding that its claims are tax-based therefore, should not be subject to Court-supervised Reorganization.

Lastly, topics about possible differences related to the reference date of the fines are still under discussion. Evidently, eventual future alterations in the amount of the fine should affect the analysis carried out herein and its results thereof.

The Brazilian system of concessions for landline telephony services establishes certain obligations to the concessionaires and is considered by the Company as another factor which contributed to the financial situation of Oi Group. Among these required obligations are the service universalization requirement for landline telephony throughout the domestic territory.

In order to be in compliance with the regulatory framework, Oi is responsible for taking and ensuring landline telephony to the regions I and II, which include large areas of low population density, reducing or even rendering unfeasible the returns of the investments made. The following chart compares the demographics of the regions established by the PGO.

Chart 2. Source: IBGE (September 2017).

In order to improve its economic and financial conditions, the Company decided to focus on two key areas: (1) cost reduction and operational efficiency through an internal restructuring plan, and (2) restructuring of its financial liabilities through this JRP.

The Company and the Telecom Market

Corporate Structure of Oi

The organizational chart below illustrates the Company's current corporate structure:


20.9
17.4
181.7
645

reduction and operational efficiency through an internal restructuring plan, and (2) restructuring of its financial liabilities through this JRP.

The Company and the Telecom Market

Corporate Structure of Oi

The organizational chart below illustrates the Company's current corporate structure:

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 10

Oi S.A. - Under Judicial Reorganization
Telemar Norte Leste S.A.- OI S.A. - Under
Judicial Reorganization
Copart 5 Participagoes S.A.- Under Judicial
Reorganization
Oi Brasil Holdings Cooperatief U.A.- Under
Judicial Reorganization
Portugal Telecom International Finance
B.V.- Under Judicial Reorganization
Oi Movel S.A. - Under Judicial
Reorganization
Copart 4 Participagoes - Under Judicial
Reorganization
Organizational Chart 1. Source: Oi.
• Associate company, not a subsidiary of the Oi
The following companies were not included in the chart above, but are part of the Oi’s ownership structure^Footnote6 Information obtained from Oi’s 2017 Reference Form and Oi’s Legal Department]:
• Paggo Empreendimentos S.A., Paggo Administradora de Credito Ltda., Paggo Acquirer Gestao de Meios de Pagamentos Ltda. And PaggoSolugoes e Meios de Pagamentos S.A., direct or indirect subsidiaries of Oi Movel S.A.
• Rede Conecta Servigos de Rede S.A., subsidiary of SEREDE - Servigos de Rede S.A.
• Gamecorp S.A., CDF - Central de Funcionamento, Tecnologia e Participagoes S.A., Pointer Networks S.A., Vex Wifi Canada Ltd., Pointer Peru S.A.C. (company in liquidation), Vex Venezuela C.A., Vex USA Inc., Limited Liability Company “Vex Ukraine”, Montpellier Participagoes S.A., Teetotal Tecnologia sem Complicagoes S.A.,direct or indirect subsidiary and associates of Oi Internet S.A.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 11

• Oi Investimentos Internacionais S.A., TeIecomunica9oes Publicas de Timor S.A., Timor Telecom S.A., Africatel GmbH & Co. KG, Africatel Holdings B.V., Directel - Listas Telefonicas Internacionais Lda, Kenya Postel Directories Limited, ELTA - Empresa de Listas Telefonicas de Angola Lda., Listas Telefonicas de Mo9ambique Lda., Directel Cabo Verde Lda., Companhia Santonense de Teleconiunica9oes SARL, STP Cabo SARL, PT Ventures SGPS S.A.,Unite] S.A., Multitel Servi90S de Telecomunica9oes Lda., Cabo Verde Telecom S.A., CV Movel Sociedade Unipessoal S.A., CV Multimedia Sociedade Unipessoal S.A., Africatel Management GmbH, direct or indirect subsidiary or associate of PT Participa9oes SGPS S.A.
Description of the Debtors7
[Footnote 7 Information obtained from Oi’s 2017 Reference Form and the Oi’s Legal Department.] The table below presents a brief description of the Debtors:

Company	Category	Main Activites
Oi S.A. — Under Court- supervised Reorganization	Operating Parent Company	Operating parent company providing the telecommunication services in several fields and related activities.
Telemar Norte Leste S.A. - Oi S.A. - Under Court- supervised Reorganization	Operating	Telecommunication services, mainly in landline telephony and related activities.
Oi Movel S.A. - Under Court- supervised Reorganization	Operating	Telecommunication services, mainly in pay-TV and mobile services, and related activities.
Copart 4 Participa9oes - Under Court-supervised Reorganization	Financial Vehicle	Fundraising, management and leasing of real estate properties.
Copart 5 Participa9oes - Under Court-supervised Reorganization	Financial Vehicle	Fundraising, management and leasing of real estate properties.
Portugal Telecom international Finance B.V. - Under Court-supervised Reorganization	Financial Vehicle	Fundraising in international markets.
Oi Brasil Holdings Cooperatief U.A. — Under Court-supervised	Financial Vehicle	Fundraising in international markets.

Reorganization
Table 2. Source: Oi.
The detailed descriptions of the companies categorized above are presented below.
Oi S.A. - Under Court-supervised Reorganization

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	12

Oi is a publicly traded company, one of the main integrated telecommunication services providers in Brazil, operating throughout the domestic territory, Oi S.A. offers a range of integrated telecommunication services, including mobile and landline telephony, interconnection, data transmission (including broadband), Pay-TV, internet services and other telecommunications services. The Company brings together approximately 63.6 million of Revenue Generating Units ("RGUs"), among residential clients, businesses and government agencies.

The Company estimates owning 351.4 thousand km of fiber optic cables distributed across all Brazilian states. Furthermore, its mobile coverage area reaches approximately 88.9% of the Brazilian population. Oi Group holds, in Brazil, a market share of approximately 17% in mobile communications and 33% in landline telephony, according to ANATEL,September2017. The Company estimates around two million hotspots Wi-Fi are provided as a part of its convergent offers, services maintained also in public places, such as airports and malls.

Telemar Norte Leste S.A. –Under Court-supervised Reorganization("TNL","Telemar" or "TMAR")

Wholly-owned subsidiary of Oi, TMAR mainly engages in providing telecommunications services and related activities, as the main provider of landline telephony services in its operating area – Region I. These services are provided under the services concessions system granted by ANATEL.

TMAR also holds ANATEL concession to provide the following services: (i) domestic long-distance ("LDN") in Region II, Region III and Sector 3 in Region I; and (ii) international long-distance ("LDI") in all the Brazilian territory.

Oi Móvel S.A. – Under Court-supervised Reorganization (current 14 Brasil Telecom Celular S.A.) ("Oi Móvel")

Oi Móvel, wholly-owned subsidiary of TMAR, operates since the fourth quarter of 2004, providing telecommunication services in several fields, both inside in Brazil and abroad including Personal Mobile Service (*Serviço Móvel Pessoal* – "SMP"), authorized to serve Region II of the PGO, acting also in,Mass Electronic Communication Service, DTH (Direct to Home) Service, pay television, Conditional Access Service (*Serviço de Acesso Condicionado* – "SeAC"), among others.

Copart 4 Participações S.A. – Under Court-supervised Reorganization ("Copart 4")

Wholly-owned subsidiary of TMAR, Copart 4 was incorporated in order to raise funds, manage and lease real estate properties, as well as assigning, any rights, also on property, and shall lease, give in usufruct, either in whole or in part, and perform all the necessary acts required to the best use of the properties, also their maintenance, repair and improvement.

Copart 5 Participações S.A. – Under Court-supervised Reorganization ("Copart 5")

Wholly owned subsidiary of Oi, Copart 5 was incorporated in order to raise funds, manage and lease real estate properties, as well as assigning any rights also on property and shall, lease, give in usufruct, either in whole or in part, and perform all the necessary acts required to the best use of the properties, also their maintenance, repair and improvement.

Portugal Telecom International Finance B.V. – Under Court-supervised Reorganization ("PTIF")

PTIF is a wholly-owned subsidiary of the Company, incorporated in The Netherlands, and was incorporated to act as a fundraising vehicle, in international markets. On April 19, 2017, PTIF had its bankruptcy ordered by the Dutch Court, which was later confirmed by the Dutch Supreme Court. However, this decision was not subject to any recognition requests in Brazil, where the company remains under Court-supervised Reorganization.

Oi Brasil Holdings Coöperatief U.A. – Under Court-supervised Reorganization ("Oi Coop")

Oi Coop is a cooperative incorporated under laws of the Netherlands, with headquarters in that country, which sole member is the Company, acting as financial entity for fundraising in international markets. On April 19, 2017, Oi Coop had its bankruptcy ordered by the Dutch Court, which was later confirmed by the

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matricula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	13

Dutch Supreme Court. However, this decision was not subject to any recognition requests in Brazil, where the company remains under Court-supervised Reorganization.

Market Analysis

The Brazilian telecommunications sector is led by four main operators – America Movil ("Claro"), Oi, Tim and Vivo, which have the largest market shares in the main services of the sector, as shown below:


Market Share - September 2017
Mobile Telephony
17%
31%
25%
2%
Fixed Telephony
33%
35%
27%
4%
Broadband
23%
27%
31%
17%
Pay TV*
7%
9%
51%
33%
Oi
Vivo
Claro
TIM
Other

Chart 3. Source: ANATEL.
**Pay-TV data refers to May 2017.*

The mobile service accounts for the largest share of the industry revenue in Brazil, followed by landline telephony and broadband, as illustrated below:


Telecommunications revenue distribution - 3Q17
Pay TV
13%
Trunking
0%
Fixed Broadband
15%
Mobile
43%
Landline
16%
Industry
13%

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	14

Chart 4. Source: Telebrasil.

Due to this revenue composition, operators keep focused on driving resources to maintain competitiveness on the mobile market. However, this service requires large investments needs, since it has gone through constant technological[8] [Footnote [8] Relatório Lafis– Telecom. October/2017.] changes in the past few years. The following charts shows the growth of the mobile communication, according to the number of active users, and the development of new technologies.

Mobile Communication (number of active users - in millions)


300
250
200
150
100
50
0
2009
2010
2011
2012
2013
2014
2015
2016
Total
1G
2G
3G
4G

Chart 5. Source: ANATEL.

These technological developments encourages and stimulates changes in the users' consumption patterns, whose use of mobile telephony services is driven to a higher consumption of data compared to voice services, as shown in the chart below.

Average Revenue per User (in BRL)

Chart 6. Source: Telebrasil.


13,9
12,9
10,8
9,7
7,8
4,4
5,3
6,7
8,7
11,8
3Q13
3Q14
3Q15
3Q16
3Q17
Data
Voice

Financial Indexes of Oi and Market

The main indexes of Oi related to its financial health are presented below, as well as a comparison with other leading operators, in terms of market share in the Brazilian telecommunication services.

In the comparison below, Oi holds an average revenue of BRL 27 billion from 2012 to 2016. Claro's revenue increase from 2014 to 2015 results from its group's corporate restructuring, from the merger into Claro of the Net, Embratel and Embrapar's operations.

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No. 46940 LIVRO Nº BOOK No. 173 FOLHA Nº PAGE No. 15

Operating Revenue (in millions of BRL)


50.000
40.000
30.000
20.000
10.000
-

	2012	2013	2014	2015	2016
Claro	12.916	13.685	13.967	33.695	32.479
Vivo	33.920	34.722	35.000	40.287	42.508
TIM	18.764	19.921	19.498	17.139	15.617
Oi	25.161	28.422	28.247	27.354	25.996

Chart 7. Source: CapitalIQ.

- Between 2011 and 2016, ARPU showed a decrease as follows.

Chart 8. Source: BMI Research.

The operating margins has shown decreases from ARPU reductions, increased penetration in less profitable products bases and increased competition, leading to higher expenses for client acquisition and

Mobile ARPU (prepaid and postpaid - in BRL)


30
25
20
15
10
5
0

	2012	2013	2014	2015	2016
Claro	16	16	15	13	14
Vivo	23	24	24	25	23
TIM	19	19	18	17	19
Oi	21	19	18	17	16

maintenance.

EBITDA Margin (EBITDA/Net Revenue)


40%
30%
20%
10%
0%

	2012	2013	2014	2015	2016
Claro	19,99%	20,01%	25,49%	28,92%	28,19%
Vivo	34,18%	30,46%	29,79%	30,49%	32,00%
TIM	23,28%	22,94%	24,61%	26,80%	26,43%
OI	31,77%	27,32%	24,39%	25,14%	22,25%

Chart 9. Source: CapitalIQ.[9] [Footnote [9] *In the Capital IQ indicators, adjustments are made to non-operating expenses and revenues, impacting the value of the presented EBITDA, when compared to the companies' financial statements. In the case of Oi, revenues proceeding from the sale of assets in 2013 and 2014 were excluded, among other adjustments.*]

REPÚBLICA FEDERATIVA DO BRASIL   FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46940 | LIVRO Nº / BOOK No. 173 | FOLHA Nº / PAGE No. 16

Shown below is the percentage, in relation to revenue, of the investments in physical and intangible assets (CAPEX [Capital Expenditure]) carried out by operators in the last few years.
Chart 10. Source: Capital IQ.

Capital Expenditure (% in relation to Net Revenue)


50%
40%
30%
20%
10%
0%

	2012	2013	2014	2015	2016
Claro	17,53%	21,10%	38,20%	27,35%	20,18%
Vivo	13,40%	16,81%	21,53%	16,86%	17,58%
TIM	20,06%	17,86%	35,03%	27,80%	28,83%
Oi	21,18%	21,03%	19,01%	15,30%	18,90%

The following charts present the indebtedness indicators of the operators in the last five years. The increased indebtedness of Oi is one of the factors that led the Company into its current economic-financial situation.

Net Debt (in millions of BRL)


40.000
30.000
20.000
10.000
-
(10.000)

	2012	2013	2014	2015	2016
Claro	7.277	(4.861)	5.690	4.407	527
Vivo	867	2.210	3.107	4.884	4.119
TIM	(40)	(218)	1.851	2.845	2.914
Oi	26.037	31.430	30.674	38.281	40.511

Chart 11. Source: Capital IQ (Claro, TIM and Vivo) and Oi.

Net Indebtdness/EBITDA*


7,5x
6,0x
4,5x
3,0x
1,5x
0,0x

	2012	2013	2014	2015	2016
Claro	2,8x	0,0x	1,6x	0,5x	0,1x
Vivo	0,1x	0,2x	0,3x	0,4x	0,3x
TIM	0,0x	0,0x	0,4x	0,6x	0,7x
Oi	3,1x	4,0x	4,4x	5,5x	7,0x

Chart 12. Source: Capital IQ (Claro, TIM and Vivo) and Oi.
** The occurrence of a negative net debt is expressed by the value "0.0x"*

Economic-Financial Forecast

REPÚBLICA FEDERATIVA DO BRASIL — FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	17

This chapter presents the most recent economic-financial forecast of the Oi Group, which considers the macroeconomic, operational and financial assumptions estimated by the Company in the context of the JRP. The expected cash flows for the business after the approval of the JRP are still subject to eventual changes. In addition to the natural uncertainties inherent to these forecast, there are other factors that can impact the future cash flows of the business, such as accounting practices to be adopted, tax planning due to the tax treatment of the transactions underlying the JRP, regulatory understandings, legal interpretations, the non-contributions of anticipated capital and third party's funds, as well as the profile of debts arising from the creditors' options regarding other debt restructuring alternatives provided for the JRP.

All assumptions made in this Report were based on expected scenarios and forecasted exclusively by the Company and its managers, advisors and other service providers hired to drawing up the JRP and were not subject of independent investigation by EY, which was not liable as part of the scope of work, to propose or judge any aspects related to such events. The findings of EY contained in the JRP assume, therefore, the basic assumption that, when forecasting scenarios, the Company complied with all legal, regulatory and tax aspects. It is important to note that the Company's understanding when estimating such scenarios should be different from the understanding of its creditors, tax authorities, legal authorities and regulatory agencies.

Since the companies of the Oi Group have a significant economic and operational interconnection, the forecasts were made on a consolidated basis, including the assumptions and figures of the Debtors, as well as Oi's other subsidiaries, with the exception of the companies operating in Africa, which are considered now as assets for sale and have an independent operation. The sale of these assets was not considered in the forecasted cash flow. It is worth noting that since there is no positioning from the Superior Court of Justice that ratifies the decisions of the Dutch Supreme Court regarding the bankruptcy of the Dutch companies, this report considered the continuity of Oi Coop and PTIF for the Court-supervised Reorganization purposes.

From the Company's business plan, EY analyzed the operating assumptions and future results estimated by the Oi Group.

Therefore, the following activities were carried out:

1) Meetings with the Company in order to understand the forecasts;

2) Identification, through the spreadsheets provided by Oi, of the most relevant and required assumptions for the forecasts;

3) Comparison between historical and estimated results;

4) Comparative analysis of comparable indicators of companies, obtained through S&P Capital IQ[10]. [Footnote [10] The Capital IQ provides information about public-held companies, or not, audited data, M&A transactions, IPOs, etc. This comparison provides the diagnosis of items for analysis.]

Following are the detailed forecasts of Oi's financial modeling in nominal values (inflation included in the forecasts). In this scenario, the granting of the JRP was considered to take place in January 2018.

Macroeconomic Data

The following tables present the macroeconomic assumptions used as basis for the financial forecast.

Description	Unit	Source	Date	2016	2017	2018	2019	2020	2021
IPCA	% p.a.	*BCB*	*set/17*	6.39%	2.96%	4.08%	4.21%	4.07%	4.02%
CPI	% p.a.	*BMI*	*set/17*	1.27%	1.96%	1.72%	1.83%	1.91%	1.99%
HICP	% p.a.	*European Central Bank*	*set/17*	0.20%	1.50%	1.40%	1.60%	1.50%	1.70%
EURO (year average)	BRL	*BCB*	*set/17*	3.86	3.60	4.01	4.24	4.34	4.44
USD (year average)	BRL	*BCB*	*set/17*	3.48	3.17	3.23	3.33	3.38	3.43

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 18

TR	% p.a.	Porta! fiivxit	set-17	2.01%	1.07%	1.07%	1.07%	1.07%		1.07%
CDI	% p.a.	Portal Brasil	set 7 7	14.01%	9.80%	6.89%	7.93%	8.04%		7.96%
TJLP	% p.a.	Heceita lederal	set 17	7.50%	7.00%	7.00%	7.00%	7.00%		7.00%
		do Brasil							•
Libor	% p.a.	ICE	sei-l ~	1.54%	1.78%	1.78%	1.78%	1.78%		1.78%
Libor 6 m	% p.a.	ICE	set 17	1.23%	1.51%	1.51%	1.51%	1.51%		1.51%
Euribor 3 m	% p.a.	Capital IQ	set/ 7	-0.30%	-0.33%	-0.33%	-0.33%	-0.33%		-0.33%
Euribor 6 ni	% p.a.	(‘apital IQ	set: 17	-0.19%	-0.26%	-0.26%	-0.26%	-0.26%		-0.26%
INPC	% p.a.	IBCiE UCU	sell 7	6.85%	2.94%	4.20%	4.17%	4.10%		4.18%
Table 3.
BffltoSBSBi \\	i .p**. m i%m m m m \
IPCA	% p.a.	BCB	set’17	4.02%	4.02%	4.02%	4.02%	4.02%		4.02%
CPI	% p.a.	BUI	set r	2.00%	2.01%	2.00%	2.03%	2.03%		2.03%
		European
HICP	% p.a.	Central	set17 ~	1.70%	1.90%	1.90%	1.90%	1.90%		1.90%
		bank
EURO (year	BRL	BCB	set / “	4.54	4.64	4.73	4.83	4.93		5.04
average)
USD (year average)	BRL	BCB	set17	3.50	3.57	3.64	3.71	3.78		3.85
TR	% p.a.	Portal Brasil	set I7	1.07%	1.07%	1.07%	1.07%	1.07%		1.07%
CDI	% p.a.	Portal Brasil lived ta	sel’l?	7.96%	7.96%	7.96%	7.96%	7.96%		7.96%
TJLP	% p.a.	Federal do	set 17	7.00%	7.00%	7.00%	7.00%	7.00%		7.00%
		Brasil
Libor	% p.a.	ICE	set’17	1.78%	1.78%	1.78%	1.78%	1.78%		1.78%
Libor 6 m	% p.a.	ICE	set-’l 7	1.51%	1.51%	1.51%	1.51%	1.51%		1.51%
Euribor 3 m	% p.a.	Capital 10	set-17	-0.33%	-0.33%	-0.33%	-0.33%	-0.33%		-0.33%
Euribor 6 m	% p.a.	Capital IQ	set: n	-0.26%	-0.26%	-0.26%	-0.26%	-0.26%		-0.26%
INPC	% p.a.	IBGE / BCB	set 17	4.18%	4.18%	4.18%	4.18%	4.18%		4.18%
Table 4.
Operating Income
Gross Revenue and Deductions

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	19

The gross revenue forecast of the Oi Group is presented below, after commercial discounts, according to the Company's estimates. In addition, the taxes according to the Brazilian legislation (PIS, COFINS, ICMS and ISS) are represented by the yellow line.


Gross Revenue and Deductions (in millions)
BRL 50.000
BRL 40.000
BRL 30.000
BRL 20.000
BRL 10.000
BRL 0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Gross Revenue
Deductions

Chart 13. Source: Oi.
2016 refers to historical data.

Net Revenue

The revenues of the Oi Group were segregated among landlines, mobile, broadband, data transmission, pay-tv, value added services and public use terminals, sales, interconnection and other revenues.

The Company recognizes that this is a changing market, especially in the technological field, which justifies some of the expected changes over the estimated period. On the one hand, reductions are estimated in revenues from landlines. On the other, expectations point to a larger representation of the revenues from Mobile Network and Broadband.

Below are presented the revenue forecasts of the Oi Group:-

Landlines

The landlines income includes local and long distance services, according to the permits and concessions issued by ANATEL, to retail, wholesale, Public Phones ("TUP"), corporate and business (small and medium-size enterprises – "SME") clients. The following chart shows the forecast of the number of users of service, as well as the estimated revenue for landlines:

Chart 14. Source: Oi.


Landlines (revenue and number of users - in millions)
BRL 8.000
BRL 7.000
BRL 6.000
BRL 5.000
BRL 4.000
BRL 3.000
BRL 2.000
BRL 1.000
BRL 0
16
14
12
10
8
6
4
2
0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Retail
SME
Corporate
Wholesale and Public Phones
Users

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 20

2016 refers to historical data.
The decline in revenue of these services is mainly explained by a change in users’ consumption patterns in nearly all of the Company’s operating segments regarding landline telephony. However, the Company estimates a growth of the average revenue per user, motivated by greater commercial efforts in the sale of packages containing several products (“bundles”).
Mobile Telephony
Mobile telephony includes prepaid, postpaid and controlled telephone services, VAS (Value-Added Services) to retail, wholesale, corporate and SME clients. The chart below shows the changes in the number of clients for this service, as well as the estimated revenues of movable telephony:
Mobile telephony (revenue and number of users - in millions)
Postpaid and Control nea Prepaid mn VAS Users
Chart 15. Source: Oi.
2016 refers to historical data.
By the end of 2016, the Company carried out the disconnection of approximately 4.7 million of inactive prepaid lines, which reduces the client base, aiming to reduce regulatory costs. Additionally, the Company estimates a reduction of the number of revenue generating units in the business/corporate segment (business-to-business), as a consequence of the macroeconomic scenario’s deterioration, and a drop in the quantity of prepaid products to retail in the forecast for the first year.
The Company estimates a revenue growth of postpaid and control products, along with the strategy of strengthening the bundles offer.
The VAS line refers to complementary activities to the telecommunication services, such as text messages and applications for mobile phones.
Broadband
The broadband considers the sale of broadband internet and bundled services to retail, corporate and SME clients. The chart below shows the changes in the number of clients for the service, as well as its revenue,
Broadband (revenue and number of users - in millions)

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46940 — LIVRO Nº / BOOK No. 173 — FOLHA Nº / PAGE No. 21

REPÚBLICA FEDERATIVA DO BRASIL — FEDERATIVE REPUBLIC OF BRAZIL

both forecasted by Oi:
Chart 16. Source: Oi.
2016 refers to historical data.

The expected growth of broadband internet and bundled services is demonstrated in the chart above. Through investments in the improvement of network, adjustment of,selected price and marketing bundles, the Company expects to reach a level of approximately BRL 7.5 billion in this revenue line by 2027. This strategy involves both market penetration in order to regain market share, as well as the development of existing clients.

Data Transmission

These are corporate/ services regarding data transmission, including Industrial Exploitation of Dedicated Lines ("EILD"), Dedicated Line Services ("SLD") and IP services. The following chart shows the revenue of Data Transmission estimated by Oi:

Chart 17. Source: Oi.
2016 refers to historical data.


Data Transmission (revenue - in millions)
BRL 5.000
BRL 4.500
BRL 4.000
BRL 3.500
BRL 3.000
BRL 2.500
BRL 2.000
BRL 1.500
BRL 1.000
BRL 500
BRL 0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
SME Data + IT
Corporate Data + IT
Wholesale Data + EILD

This line gathers products of opposing trends. The EILD is regulated by ANATEL, and the Company estimates a decrease in its revenue in the first years of the forecast. On the other hand, regarding the data service in the business and corporate segments, the Company expects a growth in the investments in network infrastructure.

Pay Television

This line refers to subscription-based television services to retail and business clients. The following chart shows the changes in the number of clients for the service, as well as pay-tv revenue, both forecasted by the Company:

Chart 18. Source: Oi.


Pay Television (revenue and number of users - in millions)
BRL 3.000
BRL 2.500
BRL 2.000
BRL 1.500
BRL 1.000
BRL 500
BRL 0
3
2
2
1
1
0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com
TRADUÇÃO Nº TRANSLATION No. 46940 | LIVRO Nº BOOK No. 173 | FOLHA Nº PAGE No. 22
REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

2016 refers to historical data.

The expectation of increase in revenues and number subscription-based users is noted in the mid and long term. This growth, already observed in the 2017 first semester is explained mainly by Company's commercial initiatives, also investment aiming at digital media and the bundled services sales strategy.

Sales

This line represents the sale of telecommunications equipment to retail clients, business and corporate. The chart below demonstrates the changes of the sales revenue estimated by the Company:

Chart 19. Source: Oi.

2016 refers to historical data.


Sales (revenue - in millions)
BRL 700
BRL 600
BRL 500
BRL 400
BRL 300
BRL 200
BRL 100
BRL 0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027

The Company expects that its strategic positioning focusing on an increased penetration of postpaid and control products, aligned with increased investments on 4G technology, results in higher revenues arising from telecommunications equipment sales.

Interconnection

Revenue from interconnection comes from the rates charged by Oi for the use of its network by other operators. The chart below shows the changes in revenue, as estimated by Oi:


Interconnection (revenue - in millions)
BRL 1.000
BRL 900
BRL 800
BRL 700
BRL 600
BRL 500
BRL 400
BRL 300
BRL 200
BRL 100
BRL 0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027

Chart 20.

Source: Oi.

2016 refers to historical data.

Due to the regulatory framework, the Company expects that the interconnection rates suffer sharp falls. Below are presented the interconnection rates of mobile interconnection services (SMP) as defined by ANATEL.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 23

Interconnection Values - VU-M 2015 - 2019 (in BRL)
Table 5. Sources: ANATEL, Lafis e Teleco.
Other Revenues
This line includes additional revenues from Oi’s subsidiaries, considering ‘other revenues’ from Serede,
Other Revenues (revenue - in millions)
Paggo, Oi Internet, BRTCC, Vex and others.
Chart 21. Source: Oi.
2016 refers to historical data.
Total Revenue

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	24

The Oi's total revenue forecast, separated by line, is presented below:


Total Revenue (in millions)
BRL 40.000
BRL 35.000
BRL 30.000
BRL 25.000
BRL 20.000
BRL 15.000
BRL 10.000
BRL 5.000
BRL 0
2016H 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027
Fixed Lines
Mobile
Broadband
Pay TV
Data Transmission
Other
Handsets Revenue
Interconnection

Chart 22. Source: Oi.
2016 refers to historical data.
Revenue from landlines loses relevance in range of Oi's products, while mobile telephony, broadband and pay TV are gaining ground. As mentioned earlier, this situation arises from the current market dynamics and users' patterns of consumption regarding the telecommunications services, which includes the transfer of landline telephony clients to mobile and the change from voice service to data services. Additionally, it is worth mentioning that, from 2016 to 2017, revenues arising from business-to-business segments suffered impacts due to the macroeconomic scenario and the Company's court-supervised reorganization process. Oi forecasts a recovery of these segments throughout the next years.

Costs and Expenses

Costs and expenses were estimated by Oi and specified as follows: expenses related to revenues, plant expenses, commercial expenses, general and administrative expenses and other expenses.

Expenses Related to Revenue

Expenses related to revenue include interconnection expenses, expenses with BDP, ANATEL fees and


Expenses Related to Revenue (costs and expenses - in millions)
BRL 6.000
BRL 5.000
BRL 4.000
BRL 3.000
BRL 2.000
BRL 1.000
BRL 0
2016H 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027
Interconnection
BDP
Anatel fees
Content Acquision

content acquisition, as shown in chart below:

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	25

Chart 23. Source: Oi.
2016 refers to historical data.
These expenses estimated by Oi suffered minor variations throughout the forecast period, with the exception of interconnection expenses, which will have the rates reduced by ANATEL. Thus, the Company expects a worsening of the BDP expenses, from 2016 to 2017, as a result of the period's macroeconomic context.

Network Expenses related to Plant

Network expenses related to plan involves plant maintenance, transmission infrastructure, telecom infrastructure, revenue from infrastructure rental, client services, invoicing, and support to payment and electricity, as shown below:


Expenses related to Plan (costs and expenses - in millions)
BRL 12.000
BRL 10.000
BRL 8.000
BRL 6.000
BRL 4.000
BRL 2.000
BRL 0
-BRL 2.000
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Network maintenance service
Transmission infrastructure
Telecom infrastructure
Infrastructure telecom revenue
Customer service
Collection, post and billing
Electricity

Chart 24. Source: Oi.
2016 refers to historical data.
The cost of plant maintenance decreases in first years due to new investments to network and remote troubleshooting. Another important initiative includes the creation of a team dedicated to reduce the electricity costs.
Moreover, the Company estimates an increase in the productivity of maintenance technicians, cost savings related to call center, increased participation in the electronic market (focusing on the reduction of the costs with client service), by providing these services digitally.
In contrast, Telecom infrastructure expenses are increased due to the review of lease contracts of towers and poles.
The aforementioned initiatives can be observed in the results presented by Oi, referring to the first semester of 2017.

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	26

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

Commercial Expenses

The commercial expenses, estimated by Oi, include advertising, sales, inventory management and cost of


Commercial Expeneses (- in millions)
BRL 4.500
BRL 4.000
BRL 3.500
BRL 3.000
BRL 2.500
BRL 2.000
BRL 1.500
BRL 1.000
BRL 500
BRL 0
2016H 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027
Marketing
Sales
Inventory management
COGS

goods sold:

Chart 25. Source: Oi.

2016 refers to historical data.

Initiatives that are being adopted by Oi to optimize these costs and expenses include reduced inventory levels of Serede and Conecta, increased reuse of decoders and focusing on online advertising.

General and Administrative Expenses

The General and Administrative expenses, estimated by Oi, are split among personnel, IT, general expenses and experts services.


General and Administrative Expenses (In millions)
BRL 4.000
BRL 3.500
BRL 3.000
BRL 2.500
BRL 2.000
BRL 1.500
BRL 1.000
BRL 500
BRL 0
2016H 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027
Personnel
IT
General expenses
Consulting and advisory services

Chart 26. Source: Oi.

2016 refers to historical data.

In addition to the reduction of these expenses, already presented in the 2017 first semester, the Company expects a growth aligned to the inflation for the following years. This forecast demonstrates the expectations of a continuity of the initiatives related to increasing operating efficiency, highlights the process of integrating network service providers, as well as an increase of productivity in the work force management.

Other Expenses

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	27

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

Other expenses contemplate contingencies, legal and tax obligations, as shown in chart below:


Other Expenses (in millions)
BRL 1.800
BRL 1.600
BRL 1.400
BRL 1.200
BRL 1.000
BRL 800
BRL 600
BRL 400
BRL 200
BRL 0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Contingencies
Legal
Tax obligations

*Chart 27.*Source: Oi.
2016 refers to historical data.
Oi estimates an improvement in their client service and entering into agreements, leading to a decrease in costs in long and short term regarding contingencies. In 2017, the decline in these expenses is explained by a lower volume of lawsuits filed at the Special Civil Court ("JEC"), due an operational improvement and the Company's court-supervised reorganization process.
The tax obligations are mainly represented by the tax generated in transactions with other companies of the group.

EBITDA Margin[11]

[Footnote [11] Earnings before interest, taxes, depreciation and amortization.]

Considering the accounts above, the chart below shows the EBITDA changes in the current forecast.


EBITDA (in millions)
BRL 16.000
BRL 14.000
BRL 12.000
BRL 10.000
BRL 8.000
BRL 6.000
BRL 4.000
BRL 2.000
BRL 0
40,00%
35,00%
30,00%
25,00%
20,00%
15,00%
10,00%
5,00%
0,00%
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
EBITDA
EBITDA margin (%)

*Chart 28.*Source: Oi.
2016 refers to historical data.
Oi estimates an increase in its EBITDA margin as of 2017. This gain is guided by changes in the products profile, increasing its added value, and the implementation of optimization measures regarding costs and expenses. Despite the EBITDA margins of the last years of the estimated period were above the margins

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	28

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

reached by its main competitors in recent years, the Company believes that these are in line with the expected market development.

Depreciation and Amortization

Below are presented the depreciation and amortization expenses estimated by Oi. The depreciation calculation methodology of the Company was revised and the average depreciation rate for new investments considered by the OI was 8.9%. For other assets, the depreciation estimated by the Company was used.

Chart 29. Source: Oi.

2016 refers to historical data.

Depreciation and Amortization (in millions)


BRL 7.000
BRL 6.000
BRL 5.000
BRL 4.000
BRL 3.000
BRL 2.000
BRL 1.000
BRL 0
2016H
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027

The Company made adjustments in its 2015 financial statements, with the purpose of presenting, retrospectively the effect of the accounting system of the added value of TmarPart in the amount of BRL 9.1 billion. Therefore, there is a yearly average increase of BRL 0.9 billion up to 2025, in the depreciation and amortization forecasted by the Company, from these adjustments.

Consolidated Income Statement of the Year

Consolidated Income Statement (in millions of BRL)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Net Revenue	**25,164**	**23,850**	**23,516**	**24,202**	**25,491**	**27,088**	**28,848**	**30,778**	**32,684**	**34,662**	**36,671**	**38,674**
Costs and expenses	**(18,918)**	**(17,802)**	**(17,413)**	**(17,837)**	**(18,268)**	**(18,918)**	**(19,614)**	**(20,354)**	**(21,121)**	**(21,802)**	**(22,890)**	**(24,066)**
Expenses related to revenue	(4,199)	(3,922)	(3,493)	(3,529)	(3,656)	(3,840)	(4,010)	(4,190)	(4,353)	(4,520)	(4,693)	(4,881)
Plant expenses	(8,211)	(7,710)	(7,602)	(7,734)	(7,862)	(8,086)	(8,332)	(8,620)	(8,940)	(9,155)	(9,672)	(10,179)
Commercial expenses	(2,221)	(2,330)	(2,302)	(2,432)	(2,526)	(2,681)	(2,864)	(3,047)	(3,227)	(3,415)	(3,689)	(3,984)
Administrative expenses	(2,592)	(2,574)	(2,572)	(2,680)	(2,763)	(2,847)	(2,934)	(3,023)	(3,116)	(3,211)	(3,310)	(3,423)
Other expenses	(1,695)	(1,266)	(1,444)	(1,462)	(1,462)	(1,464)	(1,474)	(1,475)	(1,485)	(1,501)	(1,526)	(1,599)
EBITDA	**6,245**	**6,048**	**6,102**	**6,365**	**7,222**	**8,169**	**9,234**	**10,424**	**11,563**	**12,860**	**13,780**	**14,608**
EBITDA margin	*24.82%*	*25.36%*	*25.95%*	*26.30%*	*28.33%*	*30.16%*	*32.01%*	*33.87%*	*35.38%*	*37.10%*	*37.58%*	*37.77%*
Depreciation and amortization	(6,134)	(6,087)	(6,050)	(6,054)	(6,203)	(6,329)	(6,423)	(6,476)	(6,379)	(6,431)	(5,843)	(6,228)
EBIT	111	(39)	52	311	1,019	1,840	2,810	3,948	5,183	6,430	7,938	8,381
Financial Expenses (Revenue)	(2,516)	(10)	(3,181)	(2,822)	(3,028)	(3,187)	(3,358)	(3,435)	(3,534)	(3,104)	(3,253)	(3,093)
EBT	**(2,406)**	**(49)**	**(3,128)**	**(2,511)**	**(2,009)**	**(1,347)**	**(548)**	**512**	**1,650**	**3,326**	**4,685**	**5,288**
Income tax and social contribution	(3,700)	(1,054)	(989)	(8)	(166)	(291)	(634)	(1,082)	(1,472)	(1,662)	(1,685)	(1,840)
Net profit	**(6,105)**	**(1,103)**	**(4,117)**	**(2,519)**	**(2,175)**	**(1,638)**	**(1,182)**	**(570)**	**178**	**1,664**	**3,000**	**3,447**

Table 6.

Creditor's Plan

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 29

This chapter presents in a summarized manner the Creditor’s Redistribution Plan for Oi, including certain information about the financial conditions stated in the Reorganization Plan, approved in CGM held on December I9,h and 20,h, 2017.
For more details about the payment terms, refer to the JRP of December 20, 2017. In case of any divergence between the summary below and the JRP, the latter shall prevail. This Report has been prepared considering the financial and operating assumptions arising from the implementation of the JRP. The forecasts in this Report assume the implementation of the JRP proposed by the Debtors. Medialion/Conciliation/Agreement with the Creditors
All Creditors in Bankruptcy could, by their own will, before the Creditors’ General Meeting date, adhere to the Mediation plan with Oi Group for the anticipation of amounts up to BRL 50,000 (fifty thousand Brazilian reals) of its claims to be paid in two installments as follows:
• 90% of the total amount within 10 business days from the day of the agreement;
• The remaining 10% within 10 business days from the Court Adjudication of the Plan.
Class 1 -
The payment of labor credits of the Company is described below:
General Rule: to I be paid in 5 equal monthly installments with a 6-month grace period after the Court adjudication of the Plan. Labor credits which arc not yet recognized, shall be paid in 5 equal monthly installments with a 6-monlh grace period after the final judgment decision to terminate the
Proceeding and adjudicating the amount due
Labor Creditors which have escrow deposits as collaterals of their claims:
• Debt payments will be made upon immediate release of the deposited amount.
• If the deposit is a lower amount than the debt listed by Oi Group, the deposit will be used to pay part of the debt, and the balance will be paid, after the Court’s decision adjudicating the due amount, in 5 equal monthly installments with 6-monlh grace period after the Judicial Adjudication of the Plan. If the deposit is a greater amount than the debt, Oi Group will withdraw the difference in its behalf. .
Fundagdo Atlantico’s Credit:
• Payment will be made in 6 equal yearly installments with a 5-ycar grace period after the Judicial Adjudication of the Plan.
• Interest/Monetary adjustment: INPC + 5.5% per annum, as of the Judicial Ad judication of the Plan, and interest and monetary adjustment shall be accrued annually on the grace period and paid after the 6lh year, along with the principal.
Class 2
Class 2 creditors shall be paid as follows, in accordance with the limits established in the JRP
Proposal
The creditor will receive the amount of the original debt, shown in the Creditors’ List updated by interest rate/monetary adjustment as stated below:
TJLP (Long Temi Interest Rates), disclosed by the Brazilian Central Bank, added by 2.946372% per annum
The payment period for this class is 15 years, in the following structure;
6-year grace period for principal
9- year amortization with non-linear monthly payments, as shown in the following table:

Months	Percentage of amortized amount per semester
0 to 72nd	0.0%
73rd to 132nd	0.33%
133rd to l79th	1.67%
180*	1.71%

Interest: 4-year grace period
Interest: will be capitalized annually to the debt principal during the grace period and will be paid monthly afterwards.
Class 3
The payment proposal to Class 3 is presented below, in accordance with the limits established in JRP
Each Unsecured Creditor should opt, except when otherwise stated in the JRP, for having the totality of their Unsecured Claims paid or restructured according to the following options: (i) Linear Payment of Unsecured Creditors, (ii) Restructuring Option I or (iii) Restructuring Option II. no voluntary split of credit amount among the options.
Once the limit for the claims to be restructured is reached in Brazilian Reals or the limit for credits in US Dollars are reached, the claims holders choosing the Restructuring Option I or Restructuring Option II will have part of their claims paid according to the chosen option, on a pro rata basis

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 30

and limited to the respective claims amount according to the Creditors’ List. The remaining balance will be allocated to be paid according to the
General Distribution Method.
Linear Distribution of Unsecured Claims: Creditors in this class who hold claims up to BRL 1,000.00 will be paid in a single installment in 20 business days after tl1e Judicial Adjudication ofthe Plan.
Creditors in tl1is class with claims higher than BRL 1,000.00 (one thousand Brazilian reals)should choose to be paid in one single installment, provided that they agree to receive only the amount of BRL 1,000.00 (one thousand Brazilian reals) as full payment of U1cir respective claims and related costs, which will be paid in 20 business days from U1e deadline given to the creditor for choosing the claims payment option.
Restructuring Option 1:
The Unsecured Creditors should opt for Restructuring Option I, in which tltey will have their claims restructured within 6 months counted from the
Judicial Adjudication oflhe Plan, subject to the following limits:
a.
Part ofthe claims will be represented in Brazilian Reals up to U1e limit ofBRL 10,000,000.00 (len billion Brazilian reals);
b.
Part of the claims will be represented in US dollars up to the limit ofUSD 1, 150,000,000.00 (one billion one hundred fi fty million U$
Dollars), Debtors will assume U1e taxes levied in Brazil, related to the payment oflhesc claims in US dollars.
Said claims will be restructured as follows:
» 5-year grace period for principal and interest;
» 12-ycaramortization with non-linear half-yearly payments, as shown in the followine: table:
:s:J I)t~!Sf
0 to 1011
ll11to 20’”
21~ to 33’0
34’”
~: I i R!nTr~·
0.0%
2.0%
5,7%
5.9%
•
Interest: (i) for claims originully in Brazilian Reals, interest will correspond to the 80% yearly rate of the CDI; and (ii) for credits originally in US dollars, 1.75% yearly interest shall be assessed, which shall be capitalized annually to the principal amount and paid half-yearly as of the 66u’month after U1e Judicial Adjudication oftlle Plan.
In case the Unsecured Creditors choice for this payment option does not reach the limit (b) established in Restructuring Option, then any remaining balance shall be automatically added to the limit established in Restructuring Option II.
Restructuring Option II
The Unsecured Creditors should opt for Restructuring Option II, in wbich they will have their claims restructured within 6 months counted from the
Ju<licial Adjudication ofthe Plan, subject to the limit ofUSD 850 million. Debtors will assume the taxes levied in Brazil, related to the payment of these claims in US dollars.
• ·s-year grace period for principal payments;
. 12-year amortization with non-linear half-yearly payments, as shown in the followine: table:
Oto 101)1
lllh to 20lh
21”to33’•
34u’
‘ ‘ .
0.0%
2.0%
5.7%
5.9%
iim’I”.,’I.IIT ~Iifr
:» Interest of 1.25% a year, of which:
a.
10% ofthe interest to be paid throughout the first 60 months from the Judicial Adjudication ofthe Plan will be paid on a half-yearly basis;
b.
90% of the interest to be paid throughout tl1e lirst 60 monU1s from the Judicial Adjudication of the Plan will be capitalized annually on the principal amount;
C.
From the 66’11 montl1 of the Judicial Adjudication of the Plan onwards, tOO% of the interest will be paid on a half-
yearly basis;
tn case the Unsecured Creditors’ choice for this payment option does not reach the limit established in Restructuring Option II , then any remaining balance shall be automatically added to the limit (b) established in Restructuring Option I.
Escrow Deposits of Unsecured Creditors
mrm,· njfi
Up to BRL I,000.00
BRL I,000.0t to BRL 5,000.00
BRL 5,000.01 to BRL 10,000.00
BRL 10,000.01 to BRL 150,000.00
Above BRL 150,000.00
~lffli1Mi1”11Ttl
0%
15%
200/o
30%
500/o
•
The claims payments will be made upon the release ofdeposited amounts;
•
In the event that the Deposit is lower than the amount of the claim indicated above, , the deposit will be used to pay part ofthe claim and
-
the remaining balance will be paid according to the General Distribution Method of Class Ill mentioned above after the Court’s e decision adjudicating the amount payable;
.
..
If the Deposit is higher than the claim, the exceeding amount will be withdrawn by Oi Group.
Bonds Restructuring
•
Non-Qualified Bondholders’ Unsecured Claims:
:» Non-Qualified Bondholder Unsecured Creditors who, at the moment of their option, stute Blld prove that hold Bondholders’

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 31

Unsecured Claims up to USD 0.75 thousand. Their claims shall be restructured under the following structure:
a. 6-year grace period for principal and interest;
b 6-ycar amortization with non-linear half-yearly payments, as shown in the following table

Semesters	Percentage of amortized amount per semester
0 to 12th	0.0%
13th to 18th	4.0%
19th to 23 rd	12.66%
24th	12.70%

> Fixed Interest of 6% per annum in US Dollars;
> Tltc restructuring under this Officer shall consider the 50% discount on Hie amount of Unsecured Claim;
> The total of Unsecured Claims of Unqualified Bondholders to be restructured under this option will be limited to USD 500 million. Hence, the amount of principal of the restructured claims will be limited to USD 250 million.
• Option of Qualified Bondholders’ Unsecured Claims:
> Qualified Bondholder Unsecured Creditors who opt for this payment mode and holding Qualified Bondholders’ Unsecured Claims in an amount above USD 750 thousand will have their claims restructured in the delivery of:
a. Common shares, issued by Oi and held by PTIF, as American Depositary Receipts ADRs;
b. A package with (i) New Notes, (ii) New Common Shares -1 as ADRs, and (iii) Subscription Bonus, to be issued by Oi.
> The issuance of New Notes shall comply with the following provisions;
a. Amount to be issued limited to BRL 6.3 billion, issued up to July 31, 2018;
b. The New Notes will reach its maturity date on the 7’1’ year alter the Issuance Date on the payment of the principal in a single installment on the 84’*’ month after the Issuance thereof;
c. The payment and assessment of Interest, at Oi’s discretion, should be (i) 12% per annum in US Dollars, paid halfyearly or 12% per annum in US Dollars up to the 3rd year, with 8% p.a. being paid half-yearly and 4% p.a. being capitalized half-yearly, and 10% interest per annum as of the 401 year. Both options (I and ii) starting from the 6”1 month after the Issuance Date of the Notes.
d. Debtors will assume the taxes levied in Brazil, related to the payment of these New Notes;
> Capital Increase - Capitalization of Claims: The New Common Shares - I shall be issued by Oi in a capital increase by private subscription, provided that the Conditions Precedents for the Capital Increase - Capitalization of Claims are verified or waived by the Qualified Bondholders Unsecured Creditors.
> The amounts and other conditions for the issuance of New Notes, Shares and Subscription Bonus arc described in the JRP.
General Distribution Method
• This offer is applicable to creditors who do not fit the conditions of any of the previous offers or if the offers reach their limits and the creditor still has receivable balance. In addition to the creditors who do not express themselves in relation to other options.
> The principal will be paid in 25 years. The principal payment will be made annually as of the 21” year, with 5 annual installments.
> Interest/ Monetary adjustment: TR (Referential Rate) per annum for the holder choosing to receive the payment of those claims in Brazilian Reals, assessed as of the Judicial Adjudication of the Plan, with the total amount of interest and monetary adjusted accrued during the period being paid only, together with the last installment of the principal. No accrual of interest if the holder opts for receiving die payment in US Dollars or Euros.
> Oi shall have the option, at its exclusive discretion, at any time, to settle in advance the amounts due under the General Distribution Method, by means of the payment of 15% of the principal and capitalized interest up to the date of exercise of the option.
> The total claims amount to be restructured under this method shall be limited to BRL 70 billion, deducted the amount of Claims in Bankruptcy restructured by another method under the JRP.
Regulatory Agencies-Claims in Bankruptey
Regulatory Agencies - net Credits in Bankruptcy, shall be in novation and settled in 240 installments, as follows:

Months	Percentage of amortized amount per month
1st to 60 th	0.16%
61st to 120 th	0.33%
121st ao 180th	0.50%
181 st ao 239th	0.66%
240th	Remaining balance

> The first installments will be paid with the conversion in revenue of the amounts in escrow deposits to guarantee these claims, starting 60 days after the Judicial Adjudication of the Plan;
> Interest/monetary adjustment: as of the 2nd installment, monthly installments shall be adjusted in accordance to the SELIC variation;
> The following discounts will be applied: (i) 50% interest and (ii) 25% on penalty in arrears. In addition to a 4-ycar grace period for the payments of estimated penalties.
• Unliquidated - Regulatory Agencies -Claims in Bankruptey, if and when settled by a sentence passes in res judicata shall be paid

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	32

according to the General Distribution Method.

Partners Supplier Creditors

- Suppliers of goods and/ or services that maintain the terms and conditions practiced before the filing of request for Court-supervised Reorganization and that have claims up to BRL 150 thousand will have their credits, other than those arising from loans or financing granted to Oi Group, paid in full within 20 business days after the termination of the terms granted to the choice of claims payment by the respective Creditor through the electronic platform made available by Oi
- Suppliers with credits greater than BRL 150, thousand will also receive the amount of BRL 150 thousand in the same conditions above. The remaining balance will be paid, with 10% discount, in 4 annual and equal installments, with the first installment falling due one year after the deadline given to the creditor for choosing the payment option to the claims through the electronic platform made available by Oi, with interest of TR + 0.5% p.a. to claims in Brazilian Reals and interest of 0.5% p.a. for claims in US Dollars or Euros.

Class IV

Escrow Deposits –Very small company and small-size company Creditors shall be paid as described below:

Description
The payment proposals for Class 4 creditors have the same conditions as the following proposals Class 3 • Linear Payment - Unsecured Creditors • Unsecured Creditors - Escrow Deposits • Restructuring Option I • Restructuring Option II • General Distribution Method • Partner Supplier Creditors

Related Parties' claim

Claims referring to loans carried out between Oi Group's companies, loans of which were made with resources from operations made in the international market by the Debtors, will be paid as follows:

- The principal will be paid as of the 20th year after the full payment of claims in the General Distribution Method. The principal payment will be made in 5 annual installments.
- Interest/monetary adjustment: TRp.a. for debts in Brazilian Reals, starting as of the Judicial Adjudication of the Plan, and the total interest amount and monetary adjustment accrued in the period shall be paid only and together with the last principal's installment. No interest for debts in US Dollars or Euros,

Generation of Cash Sweep

In the first 5 fiscal years counted from the Judicial Adjudication of the Plan, Oi Group will assign 100% of the net revenue from asset sales that exceed USD 200 million to investments in its activities.

As of the 6th year after the Judicial Adjudication of the Plan, Oi Group will assign 70% of the Cash Balance that exceeds the Minimum Cash Balance to the Unsecured Creditors with Real Guarantee in order to quicken the receipt of their claims against the Oi Group, (Cash Sweep) to be distributed proportionally among the Claims.

- The Minimum Cash Balance is defined as the highest amount among:
  - 25% of the previous year's sum of OPEX and CAPEX; or
  - BRL 5 billion.
- Additionally, any resources originated from Capital Increase – New Funds will be added to the Minimum Cash Balance calculation.

Capital Increase – New Funds

Subject to the shareholders' preemptive rights, Oi expects to perform a Capital Increase, through the private issue of New Common Shares – II issued by Oi in the amount of BRL 4 billion, by February 28, 2019, provided that the Conditions Precedents for the Capital Increase – New Funds are verified or waived by the Back stopper Investors.

The Issuance Price and other conditions related to guarantees of the entire Capital Increase – New Funds are described in the JRP.

To the Back stopper Investors, the Commitment Premium shall be payable at 8% the guaranteed amount to be paid in domestic currency or 10% of the guaranteed amount to be paid in common shares issued by Oi,

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	33

depending on the weighted average price per volume of common shares issued by Oi, as described in the JRP.

Additional Financing

Oi should seek Additional Financing in the capital market, in the amount up to BRL 2.5 billion, within two years after the Judicial Adjudication of the Plan. These fundraisings should include, among others, the public issuance of common shares and new indebtedness instruments. In addition, the Company considers new credit facilities, in order to import equipment, in the potential amount of BRL 2 billion.

In order to enable the approval of shares issuances and Subscription Bonus, Oi intends to call a general shareholders' meeting, after the Judicial Adjudication of the Plan, to resolve on the increase of the limit of its authorized capital to cope with such issuances.

Estimates of the Creditors' Plan

The flow of payments to creditors is presented below. This flow, forecasted by Oi, contemplates the use of Escrow Deposits balances, in cases the deposited amounts are higher than its related obligations, the surplus is made available to the Company.

The new issued debts will remain bond to their respective original debtors, with the exception of PTIF and Oi Coop's debts, which the holders will be now Oi's creditors; the holders of Copart 4, which will be merged into Telemar, and of the holders of Copart 5, which will be merged into Oi, which will become Telemar's and Oi's creditors, respectively.

The values used as basis for the forecasts include, in addition to the creditors recognized in the Creditor's List presented by the Debtors, any creditors in lawsuit not yet recognized in the Creditors' List;-

Payments Flow to Creditors (in millions of BRL)

Class	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029
Mediation	(211)	-	-	-	-	-	-	-	-	-	-	-	-
Class I	-	(506)	(334)	(232)	(141)	(65)	(241)	(117)	(126)	(157)	(177)	(185)	-
Class II	-	-	-	-	-	(463)	(463)	(649)	(630)	(612)	(593)	(575)	(1,300)
Class III	-	569	(1,068)	(1,119)	(1,243)	(891)	(2,388)	(2,561)	(10,500)	(2,017)	(2,244)	(3,697)	(3,742)
Class IV	-	(30)	(5)	(5)	(5)	-	-	-	-	-	-	-	-
Payments flow	**(211)**	**34**	**(1,408)**	**(1,356)**	**(1,389)**	**(1,418)**	**(3,092)**	**(3,327)**	**(11,256)**	**(2,786)**	**(3,015)**	**(4,457)**	**(5,042)**
Class	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042
Mediation	-	-	-	-	-	-	-	-	-	-	-	-	-
Class I	-	-	-	-	-	-	-	-	-	-	-	-	-
Class II	(1,208)	(1,115)	(1,022)	-	-	-	-	-	-	-	-	-	-
Class III	(3,321)	(3,278)	(3,235)	(3,360)	(3,444)	(1,262)	(1,305)	(1,348)	(2,029)	(1,280)	(1,280)	(1,280)	(3,088)
Class IV	-	-	-	-	-	-	-	-	-	-	-	-	-
Payments Flow	**(4,529)**	**(4,393)**	**(4,258)**	**(3,360)**	**(3,444)**	**(1,262)**	**(1,305)**	**(1,348)**	**(2,029)**	**(1,280)**	**(1,280)**	**(1,280)**	**(3,088)**

Table 7.

Operating Cash Flow

The consolidated cash flow of the Company was calculated from the EBITDA including the changes in working capital, taxes, investments, debts, payment plan to creditors and other expenditures that have effect on cash over the forecast, further detailed below.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 34

For Report elaboration purposes, the Company considered that the Capital Increase - New Funds, Additional Financing, as well as other funds contributed by third parties will be made, representing a gross cash injection in the amount of BRL 16.2 billion between 2018 and 2027. In relation to the Capital Increase - New Funds, the Company received from a group of creditors the document “Subscription and Commitment Agreement” containing the capital increase commitment in the amount of BRL 4 billion, bound to the fulfillment of certain conditions precedent, as described in the document.
In relation to other financing instruments, it is worth noting that there are no guarantees of its execution until the release of this Report.
Income Tax and Social Contribution
This item includes Income and Social Contribution Taxes on Net Profit, as well as all of the Income Tax withheld on behalf of third parties related to financial operations.
The rate of the income tax is equivalent to 15% of the earnings before tax (EBT) on the Taxable Profit (Lucro Real), added by 10% on the amount exceeding BRL 240 thousand annually. The social contribution rate was estimated at 9% of the taxable income.
Additionally, if there are accrued losses on the forecast, these balances reduce the calculation basis of Income Tax and Social Contribution on Net Profit up to 30%, limited by the remaining balance of the accrued losses.
Regarding the Income Tax and Social Contribution (IRPJ and CSLL, respectively), the Company estimates that the tax gains arising from the renegotiation with creditors will be entirely absorbed by the Debtors’ current and accrued fiscal losses.
In the year of 2018, the amount regarding the direct taxes is impacted mainly by the payment of Income Tax on behalf of third parties, related to the interest due as of the adjudication of Court-supervised Reorganization’s.
It should be stressed that particular corporate reorganizations, as estimated by the Company, were addressed in the forecasts in order to optimize the Group’s tax structure. They are: (i) the merger of Oi Internet S.A. by Oi Movel, (ii) merger of Copart 4 by Telemar and (iii) merger of Copart 5 by Oi.
Working Capital Needs
The working capital needs were estimated by Oi and covered maintaining in the average receivables and payables forecast.
Moreover, the forecast of working capital needs of the Company comprises the deferred revenues/ expenses, revenue /expenses related to the bank operations, escrow deposits effects, payment of/ provision of contingencies a tax offset.
The Company expects that the escrow deposits that were not made since the adjudication of the Court- supervised Reorganization will be adjusted in 2018.
Non-recurring Operations
The values expended in this item refer, in the year of 2017, to the anticipated dissolution of the joint venture, upon the acquisition, by Oi, of the entirety of the equity from Banco Santander, by an amount equivalent to the estimates for put options on shares assigned to Banco Santander in the Rio Alto’s shareholders agreement.
In this Report, we considered that the Capital Increase - New Funds operation will be made and is considered in this item in the year 2018.
Dividends and Interest on Equity
The dividend disbursements in the 2016 cash flow refer to the payment of dividends of the joint venture Rio Alto to its preferred shareholder at the time. Therefore, payments of dividends for this operation in periods after its dissolution were not considered.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 35

Tax Refinancing
The installments plan of the Company’s tax liabilities include the PAES, PAES INSS and the Common Installment {Parcel’amenta Ordinario), already negotiated.
1) In May 2017 the Company adhered to the Tax Regularization Program (PRT), which enables rectifying the debts before the Brazilian Federal Revenue Office (Receita Federal). The companies involved in this negotiation were: Oi, TMAR, Oi Movel, BRTCC, Serede and Brasil Telecom Comunicayao Multimldia Ltda. (“MRED”), as shown in the following table.

Company	Refinanced Amount (in RRL)
Oi	680,332,017
TMAR	625,861,275
Oi M6vel	44,454,264
BRTCC	8,566,825
Scrcde	2,525,678
MRED	48,524
Total	1,361,788,583

Table 8. Source: Oi.
The operating cash flow is presented below:

(-> EBITDA	6.310		6.048	6.101		6.365	7.222	8.169	9.234	10.424	11.563	12.860	13.780	•	14.601
(-) Income lax and social coni nbu lion	(536)		(9J6)	(U50)		(374)	(509)	(638)	(934)	(1,237)	(1.603)	(1.766)	(1.863)		(2.026
(+/-) Working Capital \ a nation	(499)		(476)	(2.149)		(963)	(616)	(852)	(775)	(957)	(1.023)	(1,086)	(909)		(873)
(+/-) Dntdcndmnd interest on equity	(129)					-					-	-
(-) Non reammi operations	(4	*7)	(J60)	4.000		-					-	-
(-) Tax financing plan	(	«4)	(I **)	(30	*)	(190)	(146)	(165)	(186)	(209)	(154)	-	-
(=) Operating Cash Flow	4,575		4,089	6	*396	4,837	5.951	6,515	7.339	8j02l	8,783	10.008	11.009		11,70

Table 9.
Cash Flow from Investing Activities
Currently, Oi focuses its investments primarily towards the improvement of its existing structure. The Company estimates resources of approximately BRL 6.1 billion per year (average of 21.1% of the net revenue on forecast) with an average of BRL 6.9 billion on these investments in 2018, 2019 and 2020. The Company aims to improve the quality of the service and to maintain competitiveness in the telecommunications market.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 36

In this context, Oi has initiatives to maintain investments in order to satisfy the growing demand for data and broadband. Additionally, the Oi is splitting its investments in order to prioritize the information technology (“IT”) segment, focusing on areas where there is a greater potential for growth and selecting strategic locations to expand its cables and fibers.
Cash Flow from foresting Activities (in milkoni of BRL)

(•) Capes	(4.759)	(5.258)	(7.023)	(6.912)		(6.846)	(5.027)	(5.293)	(5.551)	(5.807)	(6.070)	(6.359)	(6.621)
(-) Mobile license	(653)	(3)	(4)	-	•		*	*	*	-	*		-
(*) Cash Flow from Inverting Activities	(5,312)	(5,261)	(7,327)	(6,912)		(6,346)	(5,327)	(5,293)	(5,351)	(5,307)	(6,070)	(6,359)	(6,621)

Table 10.
Cash Flow from Financing Activities
The forecast below contemplates the financing activities of the Oi Group.
Financial Expenses and Revenue
The item of financial revenues and/or expenses represents the subtraction of cash inflows coming from the Company’s cash investments with the financing expenses of each period, including commissions regarding the guarantees of the BRL 4 billion capital increase in 2018 and part of the taxes regarding the taxes from claims’ restructuring.
Additional Financing
Additional Financing are considered, on BRL 4.5 billion, to be: (i) BRL 2.5 billion in 2019, interest rate equal to 130% of the CDI, half-yearly interest payments and amortization of the principal at the end of the 10,hyear; and (ii) BRL 2 billion in 2020, issued in US Dollars, interest rate equal to Libor + 2%, half-yearly interest payments and amortization of the principal at the end of the 10lhyear.
Other Financing
For maintaining the minimum cash balance of BRL 4 billion, other financing s with.an interest rate equal to 130% of the CDI were considered.
Carh Flow Crow Financing Activities (in millions of BRL)
Table 11.
Consolidated Cash Flow
The consolidated cash flow is presented below, including the impact of the JRP, estimated as of the assumptions provided by Oi:
Consolidated Cash Flow (in millions of BRL)

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46940 173 37

(-) Income Lt\ and social conlnbulion	(556)	(936)		0.250)	(374)	(509)		(63S )	(934)		(1.237)	(1.603)	(1.766)	(1.863)	(2.026)
(+/-) Working capital variation	(499)	(476)		(2.149)	(963)	(616)		(852)	(775)		(957)	(1.023)	(1.086)	(909)	(875)
(-) Non rccuncnl operations	(417)	(360)		4.000				-	-		-	-		-
(+/-) Dividends and interest on cquilv	(129)	-		-	-	-		-	-		-	-		-	-
(-) Tax refinancing	(94)	(I	»>	(JOS )	(190)	(146)		(165)	(1	*6)	(209)	(154)			-
(-) Operating Cash Flows	4.575	4,0	*9	6,396	4JU7	5,951		6315	7339		8.021	8,783	10,008	11,009	11,707
(-) Capex	(4.759)	(5.258)		(7.023)	(6.912)	(6.846)		(5.027)	(5.293)		(5.551)	(5.807)	(6.070)	(6.359)	(6.621)
(-) Mobile license	(653)	(3)		(4)	-				-
(=)Cash Flow from Investing Activities	(5.412)	(5.261)		€7.027)	(6.912)	(6346)		(5327)	(5393)		(5351)	(5307)	(6370)	(6359)	(6321	) ‘
(+/-) Financial Revenue (expenses)	(t.139)	619		(299)	26 *	194		168	126		140	59	63	97	118
(+/-) Additional financing	-	-		-	2.37-1	1,707		(329)	(331)		(332)	(334)	(335)	(337)	P39)
(+/-) Ollier financing	-			■	-						-	82	7391	(1324)	(1.850)
(=) Cash Flow from Financing Activities	( *,139)	619		(299)	2,643	1,902		(161)	(205)		(192)	(193)	7319	(1364)	(2371)

Mediation	-	(211)		-	-	-		-	-		-	-
Class 1	-	-		(506)	(334)	(2	)2)	(141)	(65)		(241)	(117)	(126)	(157)	(177)
Class II	-							-	(463)		(463)	(649)	(630)	(612)	(593)
Class III	-			569	(I.06S )	(1.119)		(1- 243)	(891)		(2.388)	(2.561)	(10.500)	(2.017)	(2.244)
Class IV	-	-		(30)	(5)	(5)		(5)	-			-		.	.

Table 12.
It is worth mentioning that the financing balance (Additional Financing and other financing) amounts to BRL 10.5 billion by the end of 2027.
The Company estimates its operating flows until 2027, after this period Oi assumes a steady operating cash generation, reducing its financing balance over the following years.
Report Conclusion
This Report was prepared by EY as a subsidy to the Debtors’ JRP and is subject to the premises and assumptions expressed herein.
This Report aims to assess the economic and financial feasibility of the Debtors, analyzing alternatives to the restructuring of their capital structure by verifying the continuity of its operations and seeking to maximize the return to creditors, shareholders and the community in which they belong. It is noteworthy

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matricula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46940	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	38

that the studies do not include the feasibility analysis of the Debtors from the perspective of corporate, tax and legal aspects.

Thus, after carrying out the analysis and subject to the premises and assumptions expressed therein, we believe that the JRP is feasible under the economic and financial perspective, as long as the Capital Increase – New Funds, Additional Financing and other third party's contributions are made as described herein , emphasizing the following points:

- The Debtors are taking steps to seek greater cash generation in order to fulfill its financial obligations;
- The presented JRP contemplates investments in various areas to improve the quality of its services and competitiveness in the industry;
- Through the proposed plan, Oi intends to equalize its liabilities, presenting a healthy financial situation to allow the continuity of its operations;
- In order to increase its financial liquidity, Oi should sell the assets of the Debtors;

It was not considered herein the feasibility scenario, possible changes in the telecommunications regulatory environment, which should have an impact on operators in the telecommunications industry.

The Report took into consideration the economic-financial conditions and the forecasts in the JRP of the Debtors. Therefore, the actual occurrence and fulfillment of these conditions and forecasts are essential for reaching a viable scenario for the operation continuity, as stated in the comments made throughout this Report.

In this context, we conclude that the adjudication of the JRP, aligned with the contribution to the capital increase and third party's contributions, as well as the consolidation of the proposed assumptions will enable the Grupo Oi to overcome the current financial crisis, enabling the continuity of its operations, considering the existing assumptions in the economic scenario presented in this Report.

[It bears the following content in every page:-

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group].

IN WITNESS THEREOF, I SET MY HAND IN THE CITY OF SÃO PAULO, STATE OF SÃO PAULO, FEDERATIVE REPUBLIC OF BRAZIL.

São Paulo, April 09, 2018.

1º Ofício de Notas - Tabelião José de Britto Freire Filho
Av. Rio Branco, 125 - SL 20, Centro - RJ - Telefax: (21)2505-4350
RECONHEÇO POR SEMELHANÇA a(s) firma(s) de
ANTONIO DARI ANTUNES ZHBANOVA
RJ 10/04/2018 Em testemunho da verdade.
LUIZ HENRIQUE SANTANA DE JESUS ESCREVENTE SUBSTITUTO 18
Emolumentos: 5.51 Impostos: 2.11 Total: 7.62
ECMX70373-RCN

CARTÓRIO DO 1º OFÍCIO DE NOTAS AV. RIO BRANCO, 120 - SL. 20
Luiz Henrique Santana de Jesus Substituto do Tabelião MTPS: 28.266 Tel.: 2505-4350

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46939 173 1

THE UNDERSIGNED , CERTIFIED PUBLIC TRANSLATOR, DULY SWORN AND
REGISTERED WITH THE BOARD OF TRADE OF THE STATE OF PERNAMBUCO UNDER
NO. 406 HEREBY CERTIFIES THAT A D OCUMENT, WRITTEN IN PORTUGUESE WAS
PRESENTED FOR TRANSLATION INTO ENGLISH, WHICH HAS BEEN DONE TO T HE
BEST OF HIS KNOWLE DGE AS FOLLOWS:
Oi Group.
Exhibit 2 .6 -Appraisal Report ofProperties and A ssets.
Sao. Paulo, October lith, 20 17.
Summary.
1. General Considerations 4
2. Limitations 6
3. The Project 9
3.1 Contextualization 9
3.2 Scope of Work 11
3.3 Assumptions and value defmition 13
3.4 Appraisal Results 13
4. A ppraisal of properties and assets 16
4.1 Assets Identification 16
4.2 Real Property 17
4.2.1 Procedures and Appraisal Methodology 17
4.2.2 V alue Presentatio n 24
4.3 Personal Property and Other Assets 25
4.3.1 Appraisal Procedures and Methodology 25
4.3.2 Value Presen tation 3 1
5. Appendixes 32
6. T echnical Responsibility Documentation 33
Abbreviations.
Abb reviations Description.
ABNT. Brazilian Association Technical Standards.
Management. Refers to the Company’s management.
Appraisal goods and Assets. Cet1ain tangible and intangible assets belonging to
Oi Group.
BRL. Brazilian Reais (local cun-ency).
BRL 000. Thousands of Brazilian Reais (local currency).
BTSA. Oi S.A -Under Court-Supervised Reorganization .
Client or Company or Contracting Oi Group.
Party or Debtors.
CRN. Brand new Replacement Cost.
Base Date or Appraisal Date. June 30,2017
Ernst & Young Assessoria Empresarial Ltda.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46939 173 2

FIPE.
FGV.
Ibape.
IGBR.
IGPM.
IPCA.
INCC.
MRED.
NBR 14.653.
PGA :
PGE.
PGQ .
Report.
Sinapi.
Sinduscon.
SMPE.
TC04.
TCOS.
TLM.
TSR.
VRC.
vu.
VUR.
1. General Considerations.
Fundaçao Instituto de Pesquisas Econ6micas -A
Brazilian research institute.
Fundar;ao Getulio Vargas -A Braz ilian research
institute.
Brazilian Engineering Appraisal and Expert
Examination Institute.
Oi Internet S/ A.
indice Geral de Prer;os de Mercado-General
Market Price Index.
indice de Prer;os ao Consumidor Amplo -Brazilian
Consumer Price Index
indice Nacional de Custo da construryao-National
Construction Cost Index.
Brasil Telecom Comunicaryao e Multimidia.
Norma Tecnica Brasileira de Avalia~oes
Brazilian Teclmical Standards ofTangible Assets
Appraisal.
Paggo Administradora Ltda.
Paggo Empreendimentos S/A.
Paggo Acquirer Pagamentos.
This Report, dated October 11th, 2017.
Sistema Nacional de Pesquisa de Custos e indices
da Construqiio Civil -National Sytems ofCost and
Indexes Research.
Sindicado da Industria da Construqao Civil
Construction Industry Syndicate.
Oi M6ve l S.A-Under Court-Supervised
Reorgaruzation
Copart 4 Participaftoes S.A. -Under CourtSupervised
Reorganization.
Copart5 Participac;oes S.A.Under CourtSupervised
Reorganization.
Telemar Norte Leste S/ A -Under CourtSupervised
Reorganization.
Serede -Servic;os de Rede [Network services].
Accounting Residual Value.
Useful Life.
Remaining Useful Life.
ln accordance to the Agreement dated July 28, 2016 and respective amendment dated ofMarch 09,
2017, Ernst & Young Assessoria Emprcsarial Ltd a. (hereinafter nom1nated “EY”) presents this
Report (“Report”or “Appraisar’) with the purpose ofthe appraisal of the debtor’s goods and assets

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46939 173 3

related to the Cowt-Supervised Reorganization Plan (“JRP”) ofthe companies in CourtSupervised
Reorganization 01 S.A.-Under Court-Supervised Reorganization (“Oi” or
“Company”), TELEMAR NORTE LEST E S.A.-Under Court-Supervised Reorga nization
(“TNL” or “TMAR” or “TLM”), 01 MOVE L S.A.-Undet· Court-Supervised Reorganization
(“ OI MOVEL”), COPART 4 PARTIC IPA(:OES S.A.-Under Court-S upervised
Reorganization (“COP ART 4”), COPART 5 PARTlCIPA(:OES S.A. -Under CourtSupervised
Reorganiza tion (“ COP ART 5”), PORTUGAL T E LECOM INTRRNATIONAL
FINANCE B.V.-Under Court-Supervised Reorganization (“PTIF”) and 01 BRASIL
HOLDINGS COOPERATIEF U.A.-Under Court-Supervised R eorganization (“OI
COOP”), being OI, TNL, 01 MOVEL, COP ART 4, COPART 5, PTIF c OI COOP together hereinafter referred to as “Oi Group” or “Debtors”.
Tllis rep01t is issued in repl acement of the report dated September 5th, 20 16, by request of Oi
Group, due to the resubmission of the Reorganization Plan for the amendment of certain clauses reflected in the Plan. However, there was no change in its content, since the changes in the JRP
c0vered only the debt restructuring. .
This report was prepared by EY, solely and exclusively to subsidy the preparation of the JRP of the
Debtors and does not confuse, over laps or modify the terms and the JRP conditions and should not be split, fragmented or used in parts by the Debtors and their representatives, by creditors or any other interested third party.
Our work included the estimation of the market value and forced liquidation value of tangible assets and certain intangible assets for the purpose of the Court-Supervised Reorganization as of
June 30th, 2017.0ur analysis were performed following the guidelines of the technical standard
N~R 14.653 Assets Appraisal of ABNT (Brazilian Technical Standards Association), however, it was not possible to meet the minim um grade I of substantiation of the aforementioned standard as exposed in this Report.
In order to achieve the purpose of this work, historical facts were used, macroeconomic and market information as well as information and data provided by the Oi Group and its employees, directors, consultants and other service providers (“Data and Infotmation”). None of the data and information provided were audited and I or had their veracity investigated by EY.
EY assumes no responsibility in case the future results differ from forescast presented in this
Report and does not offer any guarantee in relation to such estimates. In this perspective, the conclusion herein presented are the result of the analysis of the Data and Information, in addition to the macroeconomic and market forecas t, as well as on performance and results from future events.
Lim itatio ns.
In order to achieve the p urpose of the work, the procedtu”es were applied always based on market data and technical studies, as well as information provided by the Contracting Party. The values herein presented are deri ved from the analysis of such data, subject to the followi ng principles and assumptions:~
This work was performed based on infonnation provided by the Contracti ng Party, which were considered true, since no ind ependent investigation and I or audit procedure was part of the scope

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46939 173 4

of this project . Thus, EY asswnes no fwther responsibility for the inaccuracy of the information provided by the Contracting Party and used in this Report.
,. The Appraisal Date is June 30th, 2017. Therefore, the Report does not provide any guidance for the value of the assets in any other date.
,. The premises, assumptions, methodology and results of this analysis where discussed, verified and validated by the Contracting Party. ·
,. None of the, EY’s members or professionals involved on this project has any financial interest in the Contracting Party. The estimated fees for the performance of this work were not based and have no relationship with the values reported herein, and are not variables thereof.
,. Our work does not include procedures of independent investigation, audit, due diligence procedure or legal or tax advisory.
~EY is not responsible for updating any results presented m this Repmt due to events or circumstances that may occur after the base date.
~Our analysis was performed based on elements that are presumably expected and thereJore do not take into account possible extraordinary and unpredictable and/ or predictable events, but on unpredictable consequences (regulatory changes, changes in tax laws, natural disasters, political and social events, nationalizations, etc.).
,. EY has not performed teclmical audits, s tudies or investigations relating to architecture, engineering, soil or subsoi l, environmental or surveying, nor assumes any obligation in relation to those aspects that may have an impact on the preparation of this Report.
,. The values ofthe personal property, real property and rights contained in this Report represent an estimate of their market value, therefore should not be considered as an indicative or representative values of the actual transaction values with third pruiies, where the interest of each party involved in negotiation can differ from their market value.
This Report, its premises, asswnptions and value estimates as well as the conclusions are for the exclusive use of the Contracting Pruty. Therefore, the Contracting Party may not distribute this docm11ent to third pru’ties except if required by local and tax authorities, auditors and their lawyers, or under the following conditions:,.
EY must be notified of any distribution ofthis Repott, which must first be approved in writing by
EY;
,. The pruty receiving this Report m.ust agree in writing not to distribute thereof to any other entity;
,. This Report must not be distributed in patts;

REPÚBLICA FEDERATIVA DO BRASIL – FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 LIVRO Nº / BOOK No. 173 FOLHA Nº / PAGE No. 5

▸Any user and/ or recipient of this Report must be aware of the conditions, premises and assumptions that guided this work, as well as market and economic conditions in Brazil; and

▸EY will answer the questions from recipients regarding this Report, which shall be borne by the Contracting Party, only if the scope of such questions is previously agreed with the recipients.

In accordance with Services Rendering Agreement dated July 28th, 2016, our analysis is subject to the Limitation Clauses. Therefore, this Report, its conclusions and its appendixes should not be read or used without taking into account the Limitation Clauses. In addition to the items listed in this agreement, we additionally highlight the following limitations that have significant impact on our analysis:-

▸The considerations and conclusions presented in this Report reflect the common practice in studies of this kind for which we believe we have, and we are publicly recognized as having [significant] knowledge and expertise. The services are limited to such knowledge and expertise and do not have as base the audit, advisory or tax related services that may be provided by EY. Despite these limitations, the conclusions of this Report were not intended or written by EY to be used - and should not be used –by the recipient of this Report for the purpose of avoiding penalties that should be assessed by the Brazilian Tax Law.

▸We have made no investigation of titles of the properties and rights, and the Contracting Party states and assumes that such titles are valid. As the services of EY includes analysis of the assets, (real and personal) property), rights and commercial interests, EY undertakes no liability related to the validity of the titles or legal description and has used the following assumptions: (i) the titles are good and negotiable; (ii) there are no liens or encumbrances on such assets, (real and personal) properties, rights and commercial interests, (iii) there is full compliance of the titles with the rules applicable at the federal, state and municipal levels and laws (including, but not limited to as appropriate, laws and / or regulations of use, environmental, zoning and similar), and (iv) all licenses, certificates of occupancy and / or consent of any administrative or legislative authority in the federal, state or municipal, private entities or organizations have been or should be obtained or renewed for any purpose that EY should need to support its work.

▸We undertake no responsibility for any financial and/ or tax decisions, which are on Contracting Party's responsibility. We understand that the Contracting Party undertakes the responsibility for any accounting and/ or tax issues related to the assets, (real and personal) properties, rights and commercial interests covered by our analysis, and for the ultimate use of our Report; and

▸EY was not required to provide additional work or services, or to give testimony, or be in attendance in court to state an opinion regarding the mentioned assets, (real and personal) properties, and commercial interests and/ or to update the Report, to present recommendations, analysis, conclusion as well as any other document related to our services for any event or circumstance, other than those accepted by EY and separately agreed with the Contracting Party.

The Project.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
TRANSLATION No. BOOK No. PAGE No.
46939 173 6

Contextualization.
According to the Company’s request, EY prepared this Report containing the appraisal of the property and assets of Oi Group as of the appraisal base date, solely and exclusively as a complementary material to the Court-Supervised Reorganization Plan of Oi Group, in the
provisions of the Clause Ill of art. 53 of the Law # 11.101/05, and it shall not be fragmented or used in parts by the Company’s credi tors or any interested parties. The aforementioned law provides on the Judicial and out of Cowt-Supervised Reorganization, and bankruptcy of companies. The focus on the Court-Supervised Reorganization Plan aims to enable the company to overcome its economic and financial crisis as well as meet the interests and preserve the rights ofcreditors. ·
The art. 53 of the Law # 11.101/05, in its Section UI, indicates that the Court-Supervised
Reorganization Plan shall contain “economic:financial appraisal ofthe property and assets ofthe debtor, signed by a legally qualified professional or ~pecialized company”, i.e., the legislation indicates two approaches for appraisal in order to inform the creditors on the value of Debtor, on the context ofbusiness continuity and the an eventual liquidation ofthe assets.
The telecommunication services in Brazil, as well as other public services, are subject to the principle of continuity, that is, they are subject to obligations that ensure the service if the Utility
Company is unable or is unwilling to continue rendering the service or even· on the termination of the Concession Agreement signed with the Government. Additionally other important concept also provides on the Reversible Assets, which are the assets indispensable for the continuity and stateof-
the art of the services in the pubic system, according to Section IX of art. 93 ofLaw 9.4 72/97, arc _required to be included in the concession contracts. Thus, the legislation in force establishes that when the concession is extinguished, all reversible assets, rights and privileges that has been transferred to the Utility Company shall retum to the Government.
These assets, according to art. 101 of Law 9.4 72/97, are subject to prior approval by the
Regulatory Agency (in this case ANATEL -National Telecommunications Agency) for their disposal, encumbrance or repl acement; as the assets that are not used in the concession are private assets ofthe Utility Company which should dispose thereof freely .
Th~ purpose of this Report is the appraisal of the properties and assets ofthe Debtor classified as reversible, as well as those which are not part ofthe concession.
The organization chart below illustrates the current Company’s corporate structure, highlighting the Debtor, o~ject ofthis analysis:

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 | LIVRO Nº / BOOK No. 173 | FOLHA Nº / PAGE No. 7


Oi S.A. – Under Court-Supervised Reorganization*
Telemar Norte Leste S.A.–Court-Supervised Reorganization*
Copart 5 Participações S.A.– Under Court-Supervised Reorganization
Oi Brasil Holdings Cooperatief U.A.– Court-Supervised Reorganization
Portugal Telecom International Finance B.V.– Under Court-Supervised Reorganization**
Rio Alto Gestão de Créditos e Participações S.A.
Oi Serviços Financeiros S.A.
CVTEL B.V.
Bryophyta SP Participações S.A.
PT Participações SGPS S.A.
Carrigans Finance S. à R.L.
Oi Móvel S.A.– Under Court-Supervised Reorganization*
Copart 4 Participações Under Court-Supervised Reorganization*
Hispamar Satélites S.A.
SEREDE – Serviços de Rede S.A.
Companhia AIX de Participações
Brasil Telecom Comunicação Multimídia Ltda.
Oi Internet S.A.
Dommo Empreendimentos Imobiliários S.A.
Brasil Telecom Call Center S.A.
BrT Card Serviços Financeiros Ltda.
Companhia ACT de Participações
Pharol, SGPS, S.A.

Source: Oi SA

** Under Court-Supervised Reorganization Judicial-supervised Reorganization.*

The following companies were not included in the organizational chart above provided by the Company, but are part of the corporate structure of Oi S.A. –Under Court-Supervised Reorganization[1].

[1]Information provided by Oi S.A. in the Company Reference of 2016.

- Paggo Empreendimentos S.A., Paggo Administradora de Crédito Ltda., Paggo Acquirer Gestão de Meios de Pagamentos Ltda. and Pago Soluções e Meios de Pagamentos S.A. – Direct or indirect subsidiaries of Oi Móvel S.A.

- Oi Paraguay Multimedia Comunicaciones SRL. – Controled by Brasil Telecom Comunicação.

- Gamecorp S.A., CDF – Central de Funcionamento, Tecnologia e Participações S.A., Pointer Networks S.A., Vex Wifi Canadá Ltd., Vex Colômbia Ltda., Pointer Peru S.A.C., Vex Wi-fi S.A., Vex Venezuela C.A., Vex USA Inc., Limited Liability Company "Vex Ukraine", Vex Paraguay S.A. and Vex Portugal S.A. - Subsidiaries and affiliates directly and indirectly of Oi Internet S.A.

- Portugal Telecom Investimentos S.A., USE IT Tecnologias de Informação Ltda., Cellco Ste Cellulaire du Congo SARL, Telecomunicações Públicas de Timor S.A., Timor Telecom S.A., Africatel GmbH & Co. KG, Africatel Holdings B.V., Directel Listas Telefonicas Internacionais

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 8
01 S.A. Appendix 4
Lda, Directel Uganda Telephone Directories Limited, Kenya Postel Directories Limited, ELTA Empresa de Listas Telefonicas de Angola Lda., Listas Telefonicas de Mo9arnbique Lda., Directe Cabo Verde Lda., Companhia Santonense de Telecomunicayoes SARL, STP Cabo SARL, MTC Mobile Telecommunications Limited, PT Ventures SGPS S.A., Unitel S.A., Multitel Servi9os de Telecornunicayoes Lda., Cabo Verde Telecom S.A., CV M6ve1 Sociedade Unipessoal S.A., CV Multimedia Sociedade Unipessoal S.A. Africatel Management GmbH- Subsidiaries and affiliates directly and i ndirectly of PT Participayaes SGPS S.A..
The following tabl e provides a brief description of the companies classified as Debtor:-

Company	Clru;sification	Main activities
Oi S.A. -Under Court-Supervised	Operational	Operational controller that provides telecommunications services in various spheres and related activities.

I
Telemar Norte Lcste S.A.- Under Court- Supervised Reorgani zation.	Operational	Telecommunication services, especi ally lrutdline telephony, and related activitie.c:.
Oi M6vel S.A. -Under Judicia Reorganization.	Operational	Telecommunication services, especially mobile telephony, and related activities.
Copart 4 Participayoes- Under Court- Supervised Reorganization.	Financial Vehicle	Fundraising, management and Real Estate leasing.
Copa1t 5 Patticipac;oes- Under Co u rt- Supervised Reorganization.	Pinancial Vehicl e	Fundraising, management and Real Estate leasing.
Portugal Telecom Finance International B.V.- U nder Court-Supervised Reorganization.	Financial Vehicle	Jntcmational market fundraising.
Oi Brasil Holdings CoOperaticf U.A. -	Financial Vehicle	International market fundraising.

Reorganization. I Con troller
Scope of Work.
The scope of work incl udes the reversible assets and the assets for which the reversibility criteria ru;e not applicable because they are assets not used in the 1andline concession, according to the classes described below:-
Jdentifi.ed Real Property belonging to Oi Group, specifically, we appraised the types of assets listed below:-
• Land.
• Buildings and Improvements.
• Improvements on third parties’ property.

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	9

FEDERATIVE REPUBLIC OF BRAZIL
REPÚBLICA FEDERATIVA DO BRASIL

- Identified Personal Property belonging to Oi Group, specifically, we appraised the types of assets listed below:-
  - Machinery and Equipment.
  - Facilities.
  - Infrastructure.
  - Data Processing Equipment.
  - Furniture and Fixtures; and
  - Vehicles.
- Other assets, such as:-
  - Construction in progress.
  - Accounting class of intangibles – Software.
  - Accounting class of intangibles – Others.

Among the working procedures performed, we highlight the interviews, meetings and conference calls with the Company's management to understand the nature and operations of the Oi Group, the analysis of the industry in order to understand the issues surrounding competition and its contextualization in the economic environment, the Company's history and, finally, the application of the calculation methodologies for the appraisal of the property and assets.

In addition, considering that every year the Company has to submit to the Regulatory Agency the RAL (Reversible Assets Listing), together with the independent audit report, according to the Art. 5 of ANATEL Resolution 447/06. In order to meet the purpose of this appraisal, the information about the reversibility condition of assets that were adopted as provided by the Management.

In accordance with the agreement with the Company, in regards to the inventory of the assets, the information was equally considered as containing in the Management system, since frequent inventory works are carried out as established by ANATEL, which inventory works are also examined.

Thus, we emphasize that the following was not part of our scope of services:-

- Carrying out field inspection of the personal and real properties assets owned by Oi Group. The information and characteristics thereof were provided by the Company, as stipulated in the contract.
- Performing measurements and surveying in field. These information was provided by the Management.
- Carrying out physical inventory of the assets, their reconciliation with accounting records nor the verification of the assets and their physical characteristics;-

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 10
01 S.A. Appendix 4
The verification of debts and environmental liabilities assessed on the analyzed assets; and
.- Performance of audit procedures, due diligence and tax plan ning.
Ass u m p tion s a nd va lu e d efini ti on.
According to NBR 14.653, pact 1- General Proced ures, the premise of value considered in this ana]ysis is the market value and the forced liquidation value, hereinafter defmed, respectively, as:-
.. “Likely amount.for which an asset would be voluntarily and consciously negotiated, in a reference date, within the current market conditions; and
.- “Condition regarding the compuls01y sale or in a period of time shorter than the average of the absorption by the market”.
According to the standards of 2011 Urban Propeities Appraisal 1i’om IBAPE-SP (Brazilian
Engineering Appraisal and Expe1t Examination lnstitute), the forced liquidation value is:-
• “ Value for a compulsory sale, typical of auctions and often used .for bank guarantees. When it is used, the market value must also be presented.
Under the forced liquidation premise, there arc two possible scenarios to be considered:- Liquidation of assets considering an ongoing Company: when the economic situation suppmts the premise that the company’s assets are negotiated considering the continuity of the servkes, so the joint sale of these assets by its use in operations.
• Liquidation of asset separa tely : when it is concluded that the only way to dispose of the assets is by sell ing on assets-by-assets basi s, that is, with the disconti nuance of service, therefore, taking into account dismantl ing costs of these assets, when applicable.
Tt is important to clarify that the industry segments make up the infrastructure industry, present high investment and have lhe transaction cost supported on the pillars of Hmited rationality, opporhmism and asset’s specificity.
In the transaction cost concept of assets related to infrastructure industry, the specificity of these assets comes from four sources:-
• Location- asset that once establ ished, renders unfeasible or impossible the transport;-
• Physical - design features, customized assets;-
• Uuman Capital -need of a leaming curve;-
• Dedicated assets - occurs when the investment becomes viable only if the quantity sold is significant.
Regarding the specifici ty of the assets (tangible or intangible) thal have specific uses for one or a few sers, there is the aggravating factor that, in addition to high investment, is always associated wi th high costs i n the event of disruption or unexpected disruptjon of the cqntract. Therefore, the specificity greatly reduces the resale value of the assets after its construction or acquisition on an asset-by-asset basis.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 11
Thus, for this study the appraisal of the force liquidation of these assets was based on the assumption of the ongoing company, since these are specific assets to the telecommunication industry that depend on high costs and long term investment and maturation, except for real estate assets classified as non-reversible, which are not assets of operational exclusivity and have an active market and should be sold freely.
Appraisa l Res u lts.
Based on our analysis, the Appraisal results are shown in the following table according to the assets category, referencing to the Date set forth for the performance of this work.
Additional results info•mation can be seen by consulting the Results Appendixes that are in the exhibits to this Report.
Summary of Values- Consolidated (in BRL, unless other wa_y_ specified.}_
Asset Class’ vocz N BVz Market Value Forced
Liquidation
Valu e
Rea l Property
-- --- ---
i
Land 265,219,508 265,219,503 2,478,061,453 1,285,601,895 !
i
Buildings and Improvements 3,034,1 43,632 571,832,263 4,118,644,327 1,872,999,453 I
i
Leasehold Improvements 2,130,287,704 658,41 5,387 1 ,334,259,739 574,413,442 !
!
Subtotal 5,429,650,844 1,495,467,152 7,930,965,518 3,733,014,790 i
· -””-·
P rsonall’roperty
..·.·. - ..1.
·- - -
Machinery and Equipment 62,522,694,948 12,537,820,594 14,145,130,678 6,0!!9,879,195
Infrastructure I 0,432,599,961 2,885,619,170 6,804,142,505 2,929,257,866
Data Processing Equ ipment 3,050,697,026 655,634,358 498,280,185 214,515,081 “ Furniture aod Fixtures 319,448,532 66,210,353 84,252,184 36,271,488 ! Vehicles 18,897,445 941,446 1,050,549 452,273 !
Faci lities 27,867,072,569 4,883,804,424 5,466,893,917 2,353,557,751
Subtota l 104,211,410,483 2J ,030,030,344 26,999,750,018 11,623,933,654
Others
Constructions in progresss 2,158,410,842 2,158,410,842 2,158,410,842 929,219,525 I
i
rntangibl e -Others 5,287,191,193 I ,405,076,484 1,405,076,484 604,900,826-’
I ntangible -Software 8,511,465,109 1 ,109,366,605 I ,126,062,365 484,782,190 !
Balance sheet clas!? . 1,135,429,376 I ,1 35,429,376 488,814,791
DliJance sheet class- Others’ . 7,238,696,938 - -
Excluded• 6,944,801,105 314,441,199 - “’ - i
i
Subtotn l 22,901,868,248 1.3,361,421,444 5,824,979,067 2,507,717,333 I
- · j
Grand Total 132,542,929,575 35,886,918,940 40,755,694,604 17,864,665,777

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matricula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	12

Footnotes:-

(1) For certain assets the accounting classes originally defined by the Client have been reclassified by EY to provide a better perception of their nature.

(2) The acquisition and accounting values are illustrative only for the purposes of the reconciliation. The values were obtained from fixed asset listing on June 30, 2017. Those values were not examined by EY.

(3) Assets held at book value.

(4) **Balance sheet class- Others and Excluded comprise the assets related to the added value of previous appraisals, which had zero value assigned.**

Abbreviations:-
VOC: Accounting Original Cost.
VRC: Net Book Value.
Appraisal of properties and assets.

Assets Identification.

Based on the portfolio of the identified assets, we have classified the assets into groups and subgroups based on their functional characteristics. These classifications were established in order to facilitate the grouping of similar assets and assist in the appraisal, including the selection of the methodology and its application in the appraisal. The classifications were determined with the sole purpose of appraisal and were based on or modified according to the classes implemented by the Client in its accounting records, which are summarized as follows:-

Real Property.

▸Land: includes land owned by the Client.

▸Buildings and Improvements (B&I): include the buildings and improvements made in the Client's properties such as paving, fences, walls, etc.

▸Buildings and Improvements– Sale: includes buildings and improvements intended for sale.

▸Improvements on third Parties' property: includes constructions and improvements made in third party's properties.

Personal Property and other Assets.

▸Machinery and Equipment: includes all operations and auxiliary equipment used in the data transmission process, such as antennas, optical cables, decoders, analog and digital radio, network management, etc.

▸Facilities: includes all services and materials related to the installations of access equipment, optical cable and list mile cost.

▸Infrastructure: includes the services and materials related to the underground plumbing infrastructure, air conditioning, power equipment, poles, towers, etc.

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 LIVRO Nº / BOOK No. 173 FOLHA Nº / PAGE No. 13

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

▸Data Processing Equipment: includes computers, servers, network systems and equipment related to computers, such as desktops, notebooks, switches, access points, etc.

▸Furniture and Fixtures: includes tables, chairs, files fax machines and other items related to the office.

▸Vehicles: includes small passenger cars, vans and trucks; and

▸Software: includes commercial software and customized software for the Oi Group's Business.

▸Others: includes assets related to Constructions in progress, other intangibles assets other than software and Balance Sheet accounts.

Real Property.
Procedures and Appraisal Methodology.

The scope of this analysis includes the appraisal of the real property assets (land, buildings and improvements) of Oi Group, with a total of 7,893 properties distributed all over Brazil. Therefore, we split this scope in two distinct parts:-

▸ Most relevant properties: 204 properties with most relevant value were selected (the "*Group of 204 properties*") which had priority in the appraisal work. For these properties, it was preferentially applied the Direct Comparison Approach (Market Approach) or the Evolving Approach, following the guidelines established in the Brazilian standards NBR 14.653 from ABNT. The selected properties should be seen in detail at the Results Appendix integral part of this Report; and

▸ Other properties: 7,687 remaining properties where evaluated using the Cost Approach methodology, considering the volume of data to be processed, thus they fail to comply with the requirements for classification in grade I of substantiation of that normative.

As agreed with the Oi Group, site inspections were not carried out, since the Company regularly perform assets inventories, which are examined and presented to ANATEL. Thus, these information were provided by the Company and used as base for the preparation of this work.
The methods and procedures used to perform this assets analysis was supported by the principles and guidelines established in the Brazilian standards published by ABNT - Brazilian Association of Technical Standards, NBR 14.653 in its parts:-

▸ 1 — General Procedures.

▸ 2 – Urban Real Property.

Appraisal Methodology - Market Value for Purchase and Sale.
In order to estimate the market values of the real property assets, we considered the Income Method, the Direct Comparison Method of Market Data , the Cost Method, and the combination of the lasts two methods related to the marketing factor, featuring the Evolving Method. The methodologies were applied considering the nature of the assets evaluated. We describe the concept of each methodology below.

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matricula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	14

When considering the Direct Comparison Method of Market Data we identified some categories of assets for which there is an active market. In this context, we use this method to evaluate the land and commercial properties of the Group of 204 Properties.

The Direct Cost Method was used for the appraisal of the Buildings and Improvements of the Group of 204 Properties. The Indirect Cost Method was used for the appraisal of the 7,689 properties and for improvements in third parties' properties

Direct Comparison of Market Data.

This method identifies the market value of the asset through the technical treatment of attributes of comparable elements of the sample. Moreover, this method captures the loss of asset value from all forms of depreciation relating thereto.

Specifically in the case of the real property assets, we have performed an analysis of recent sales or current offers of similar properties (comparison) against the real properties in the analysis. The comparison obtained from the market were provided by various sources, such as property's owners, realtors, real estate companies, and / or through public source of information. These assumptions are accepted as "good and valid".

Among the basic procedures used on the Direct Comparison Method of Market Data we shall list:

- The collection of sales data or offers of assets similar to the one being appraised.
- The consolidation and organization of the collected information
- The understanding of equivalences and differences in comparison with the subject assets.
- The identification of dependent and independent variables in the case of the use of scientific treatment or adjustment factors in the case of use of treatment factors.
- Clearance of discrepant samples; and
- The conclusion with the value result based on the average of cleared comparisons in the use of the treatment by factors or by replacing the variables in the regression model adopted in the use of scientific treatment.

Use of the Scientific Treatment.

The Comparison Method of Market Date by means of scientific treatment considers empirical evidence for the use of scientific methodology, leading to the validated model for market behavior. This method was used specifically for the appraisal of the land.

The regression models are obtained from the ratio found in the survey, resulting in a certain equation of the following type:-

$$Y = b_0 + b_1 . x_1 \text{ (+ error)}$$

This equation is a linear regression, where we observe the behavior of a dependent variable in relation to the other variables responsible for the variability in prices, i.e., to represent the market. In the linear model, the dependent variable is expressed by a linear combination of independent variables which should be qualitative or quantitative.

The independent variables refer to physical characteristics such as the area and front , the location (neighborhood, street, etc.), and economic characteristics (offer/ transaction).

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	15

FEDERATIVE REPUBLIC OF BRAZIL
REPÚBLICA FEDERATIVA DO BRASIL

Based on the sample from the market, some basic assumptions are defined to start the linear regression model:-

- Minimum data actually used in the case of using dichotomous and qualitative variables expressed by codes allocated in the model shall comply with the criteria specified in NBR 14.653.
- Evident correlations among the independent variables.
- The measures of the properties characteristics under analysis shall not exceed 100% of the upper limit sample, nor less than half the lower limit sample.
- The estimated value shall not exceed 20% of the value calculated at the limit of sample border for these variables.

Treatment via statistical inference is applied preferably in heterogeneous samples, since the differences are properly considered, including the possibility of any interaction.
In research at the real estate market, a sample of 670 comparisons was obtained in various cities and regions of the Group of 204 Properties which were the basis for the calculation of statistical inference. Based on the research performed, we identified the following variables that should influence the behavior of real estate market:-

- Land Unit Value: (BRL/m²) –dependent variable.
- Total Area (land area in m²) - independent quantitative variable with inverse ratio to the land unit value (BRL/m²).
- State GDP - independent variable, allocated code, with the inverse ratio to the land unit value (BRL/m²) referring to the GDP of the state where the property is located.

  - Above de 1 trillion = 1
  - Between 500 billion and 1 trillion = 2
  - Between 300 billion and 500 billion= 3
  - Between 100 billion and 300 billion = 4
  - Less than 100 billion = 5.

- City – independent variable, allocated code with inverse ratio to the land unit value (BRL/m²) for the type of city in which the property is located.

  - Capital = 1
  - Big city = 2
  - Countryside = 3

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 16
Location-independent variable, allocated code with inverse ratio to the land unit value (BRL I
) regarding the location of the property in the context of the city.
• Downtown or Beach (for coast cities)= 1
• Neighborhood= 2
• Suburb = 3
• Rural = 4
- Commercial destination- independent variable, allocated code, inversely proportional ratio to the land unit value (BRL/m2 .
• High = l
• Medium- high = 2
• Medium = 3
• Medjum-low = 4
• Low = 5
Topography - independent variable, allocated code, inversely proportional ratio to the land unit value (BRL/m2 .
• flat = l
• Slope up to 5% = 2
• Slopupto58 10% =3
• Slop between 10% a 20% = 4
• Slope over 20% = 5
It is important to note that since we had not performed inspections, we consider the land of the Group of 204 Properties as flat for estimating their market values.If any of these properties present a characteristic differing from the one adopted, its market value will be lower.
The offer/sale factor was applied to all comparisons used in the linear regression, discounting l 0% in the offered value due to overestimation usually observed in the market.
In addition, for the comparisons of those with buildings, we calculated the residual value for the land portion only by discounting the value of the existing building via Cost Method.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 17
Through the statistica l treatment used for the collected sample, the following regression model was obtained:-
Unit Value (BRLim2J = e’”( +9.939808314 -1.228192382 *In (State GDP) +1.6187716761 City
Scale +49.598694241Lalld Area (m2) -0.1453127389 *Locati01z 2 -0.7939852544 *Destination-
0.3601972714 * ‘”(Topography)).
Correlation coefficient: 0.8876
Detemlination Coefficient: 0.7879
The delails ofthe estimated values using the linear regression, the details of the sample considered in the analysis and other statistical parameters taken from the statistical inference are _presented in
Appendix 7 of this Report.
Use ofthe Factors Treatment.
The Comparison method of Market Data by factors tl’eatment performs the homogenization of the comparative sample through factors and adjustment criteria of the differences between the property under analysis and the comparative, with further statistical analysis of the homogenates results. This method was adopted specifically for the appraisal of the commercials suites and shops.
The adjustment factors identified and applied in order to consider the differences between the comparisons and the properties undeT analysis are detailed below:
· Offers/sales factor: refer to the discount in values offered due to overestimate usually found in the market.
Location Factor: attributes to the influence of surroundings/ place between the comparison and appraised land; (proximity to an urban center) .
.- Access factor: refers to the quality of access routes to the properties
.. Standard factor: refers to the building standard of each property according to the adjustment faCtor published by IBAPE -SP.
.- Depreciation factor: refers to the age and the conservation status of each property.
.- Number of parking spaces factor: refers to the quantity of parking spaces in the garage existin’g in each property.
.- Area Factor: refers to the influence of the different areas between the comparisons and the land under analysis. The factor area is described by the following expression:
1
S [areadocomparo6vopGOquisado ] O < til F [iwoadoeomparaUvopesquisado ] /4.
e <\rea do pamdlgmo ovaflado ‘ e - ‘ ‘en Q 6raA area do J)atadlgma avaliado ‘ QU
• F = [ area do compara!ivo p<>squi$ado] 1/s
e . area do J>Oradlgma toVallado • e > ‘ • en ao Mlf\ ll<ea do parodlgmo avaliado
(Caption:-
If [Searched comparative area I appraised paradigm area] :2 0.7 and S 1 .3, then Farca = [Searched comparative area I appraised paradigm area]114; or
If [Searched comparative area I appraised paradigm area]< 0.7 and > 1.3, then Farca = [Searched comparative area I appraised paradigm area]

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	18

The details of the values estimated via factors treatment, and the details of homogenization spreadsheets are presented in Appendix 5 of this Report.

Cost Quantification Method.

We utilized the Cost Quantification Method to estimate the market value of the buildings and improvements.

Calculation of the NRC with the Direct Cost Method.

The first step in calculating the direct cost is based on developing a NRC estimative of each building and improvement through the NRC unit costs called BUC (Basic Unit Cost) published by Sinduscon of each state. Later on, adjustment factors are applied to BUC based on IBAPE-SP studies according to the type and construction standards of each building.

The unit cost was used as published by SINAPI for the calculation of improvements such as IBE (Indirect Benefit and Expenses) *costs*, as applicable, were also included.

The details of the values estimated via the cost quantity method by property is presented in Appendix 6 of this Report.

Calculation of the NRC by the Indirect Cost Method.

We use the Indirect Cost Method to evaluate the assets that were not covered by Market Direct Comparison method of Market Data or the Direct Cost Method.

From the perspective of the Indirect Cost Method, the new reproduction value for each asset or group of assets was estimated by updating the historical costs recorded in the fixed asset list based on asset type and acquisition date through the application of economic indexes). These costs generally include the base cost of the assets and any additional considerations relating to the goods, taxes, place of delivery, installation, labor and overhead costs such as engineering, procurement, construction and borrowing costs management and are considered appropriate in analysis context.

The adjustment factors / price index used in our analysis were derived from the inflation rates published by the *Fundação Getúlio Vargas*.

Updating Indexes

The following economic indexes were applied for the values updating:-

Asset Class	Updating Indexes
Land	IPCA
Buildings and Improvements	INCC

Physical deterioration and obsolescence.

Since some assets were used over different periods, the market value is estimated by the adequacy of the NRC to the loss of value due to physical deterioration, added by the effect of possible functional and / or economic obsolescence of each asset.

Physical deterioration.

Our estimate of physical deterioration was primarily carried out under the age/life concept. Under this concept, the physical loss in value is attributed to the ratio between the estimated useful life of an asset and its remaining useful life at a given period of time. The key definitions in this regard are as follows:-

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 19
Technical useful life (UL) - The useful life, usually in terms of years, that an asset ·will be used before it deteriorates to an unusable condition or is removed from service;-
., Chronological age (CA) - The portion of an asset’s life elapsed since ilwas originally placed into operation;-
Actual age (AA) - The age of an asset indicated by its t·eal condition, which should or should be not equal to the CA;-
Remaining useful life (RUL) - The period in years from the base date of analysis up to the date estimated/expected for the asset is 110 longer economically feasible;-
The useful life estimates in the appraisal of the real property were based on various published sources and in our experience in appraising similar assets.
Different physical deterioration profiles are known and widely used in practices that operate under the basic concepts outlined previously. In the Cost Quantity Method following physical deterioration curves were used:-
._ Straight line- a linear consumption of utility of an asset over its useful life.
Ross-Heidecke - considers the maintenance conditions, the real age and the useful life of the constructions.
For some asset classes, we adopted the useful life, the depreciation method and the residual factor listed in the table below:-
Us.eiful Lz·ves and d.eprecr·arwn metrt·cs.
Asset Class UL (yea rs) Residual Factor
Land NIA N/A
Buildings 60 - 80 20%
Improvements 20-50 5%- 10%
Residual factors are depreciation rates used to stabilize the minimum value of the assets remaining in use that have reached or exceeded their expected useful life.
Evolving Method.
The Evolving Method identifies the value of the asset by the sum of the values of its components, linked to a marketing factor to reflect the market value.
For the appraisal of certain properties, we use the land components estimated by the Direct
Comparison Method using the scientific treatment and the building and improvements values estimated by the Cost Quantification Method. The marketing factor adopted 011 the sum of the components was 1.0.
Appraisal Methodology- Forced Liquidation Value
Considering the types and groups of assets that were part scope of our analysis, as welJ as the industry/ activities of Oi Group, we applied two different scenarios:

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 · comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	20

- For properties recorded in the asset base list and identified as non-reversible assets, the liquidation scenario was used separately.
- For properties recorded in the asset base list and identified as reversible assets as well as for all the personal property, ongoing sale scenario was used for the company's assets.

Value Presentation.

As of the Appraisal Base Date that references this appraisal work and based on the parameters and assumptions mentioned above, we estimate the market value and forced liquidation value of the real property assets on BRL 7,931 million and BRL 3,733 million, respectively. The analytical breakdown of each property is presented in Appendix 4 of this Report.

Personal Property and Other Assets.

Appraisal Procedures and Methodology.

The scope of our analysis also included the appraisal of the personal property assets of Oi Group. This appraisal procedures were based on the fixed asset listing (taking out of the accounting base of the Company's control systems) and other documents relating to the Oi Group. Therefore, this part of the scope of work was split into seven distinct assets classes, listed below:-

- Machinery and Equipment.
- Facilities.
- Infrastructure.
- Data Processing Equipment.
- Furniture and Fixtures.
- Vehicles; and
- Software.

As agreed with the Oi Group, we did not perform physical inspections of the personal property assets, since inventory works is frequently performed by the Utility Company, which are examined and presented to ANATEL. Thus, the information was provided by the Company and used as base information for the performance of this work.

The methods and procedures used to perform this analysis of the personal property were supported on the principles and guidelines established in the Brazilian standards published by ABNT - Brazilian Association of Technical Standards, NBR 14.653 in its parts

- 1 – General Procedures.
- 5 – Machinery and Equipment, Facilities and General Industrial Property.

According to the aforementioned standards, the subject assets shall be appraised based on the Income Method, Cost Method, and Direct Comparison Method of Market Data. .Although all the three methods should be considered in the appraisal, the nature of the assets and the available information shall indicate the method – or methods – to be used to estimate the market value of

REPÚBLICA FEDERATIVA DO BRASIL - FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 | LIVRO Nº / BOOK No. 173 | FOLHA Nº / PAGE No. 21

each fixed asset. The details of the initial appraisal procedures and methodology applied are present bellow.

The methodologies chosen for this work considered the level of detail and quality of information generated and provided by the Company. Thus, considering the limited time for the performance of the works, the data volume and the detailing/ information provided by Oi Group, we adopted the Cost Quantification Methodology, however, without fulfilling the requirements for classification to grade I of substantiation of the aforementioned standard.

Appraisal Procedures.

At the beginning of the analysis we collected information from the ,management of the Oi Group. In order to facilitate the understanding of the procedures performed, we segregate this phase of the work scope in two distinct phases, which are presented below with their detailed procedures used for each one:-

- Data Collection and Checking.
- Analysis of the information and meeting with the Company's officers.

Data Collection and Checking.

The first stage of the analysis of the personal property assets began with the data collection procedures. We worked together with Management to determine which information would be relevant to the successful completion of the analysis and to determine what information would be previously available.

At the end of this phase the electronic copy of the fixed asset listing was provided by Management as of the appraisal date. In this initial listing the following key information was presented in analytical detail for each item s , but was not limited to:

- Company Code.
- Account Number.
- Account Description.
- Location Code.
- Asset Number.
- Asset Description.
- Acquisition Date.
- Acquisition Cost.
- Accrued Depreciation.
- Net Book Value.

In addition to the information above, the Management provided two documents that were also considered in our analysis, which were used to support the accounting information and it is demonstrated as follows:-

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/Language: Inglês/English
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº TRANSLATION No.	46939	LIVRO Nº BOOK No.	173	FOLHA Nº PAGE No.	22

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

- Balance sheet.
- Presentation of the information and characteristics of the assets.

As part of our due diligence procedures, we carried out the checking between the net book value of fixed assets listing generated by the Debtors' system o against the net book value presented in the Company's balance sheet as of June 30th, 2017 and we obtained a practically null deviation.

Data Analysis and discussions with the Company

The second phase of the personal property assets analysis was the rigorous checking of the information recorded in the accounting base provided by Management, followed by meetings therewith and the Accounting department's employees, and several e-mails exchanges and contacts by phone. The meeting aimed to map the accounting treatment adopted for the personal property assets belonging to Oi Group in order to assist EY in the appraisal procedures. As a result of this phase, we present below the main issues discussed at the meeting and the procedures adopted by EY regarding to the provided accounting information:-

- Assets with acquisition value equal to zero: the Accounting department informed that records of assets with acquisition values equal to zero refer to items which, although still appearing in the asset listing, should be excluded. Thus, these assets were not included in our appraisal analysis.
- Assets with negative values: the Accounting department reported that such records relate to the tax refund therefore, they were kept in the appraisal analysis.
- Assets identified with acquisition values below BRL 1.00: the Accounting department informed that these records are for sub-items which belong to a main asset. These sub-items were assigned to the main asset in an inventory and reconciliation work performed previously, according to specific criteria. Considering this, we have adopted this assignment as correct and kept these assets in the appraisal analysis.
- Acquisition date of the assets: during the meeting with the Accounting department's professionals, we identified that the Company's system updates the acquisition dates of the assets to the last date that there was an adjustment/ update of the record/ asset in the system. Therefore, the traceability of the original acquisition date of the asset was lost. Thus, we considered as the acquisition date in our analysis the earliest date between the acquisition date recorded in the accounting base and the acquisition date calculated by EY based on the depreciated value recorded in the accounting system.

In addition to discussions with an Accounting Dept., we held meetings with the Engineering Dept in order to understand the replacement cost of the equipment that makes up the network transmission infrastructure. As a result of this phase, we present a follow-up of key issues discussed in meetings and the procedures adopted by EY based on the information provided:

- Discussions about the physical quantity and types of towers and poles and length (km) of metallic and optical cables that make up the Company's data transmission infrastructure.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 23
Infrastructme projects: in the meeting with the professionals of the .Engineering area, the replacement costs was discussed of a new infrastructure project involving optical and metallic cables, cable support pole, ditches and conduits, labor work and installation per kilometer.
In this way, we calculate the value of the installation project of optical and metallic cables for the mileage installed now in Oi Group in order to corroborate the calculation of the reproduction cost used as the basis in our calculation of the market value of the assets.
Additionally, other documents and data of the Company were requested .to better support the details of this appraisal, but the data provided were not or have not had enough information, making difficult the appl icati.on of more accurate methodologies that could better support the grounds of the appraisal standards.
Other meetings and discussions were carried out as foll ows:
Discussions with the supply department in order to understand the composition of the unit constntction costs of the extemal transmission stmcture of the Company.
Discussions about lhe physical quantities and types of towers, poles and Length (km) of metallic and optical cables that make up the Company’s data inii’astructure.
• Discussions with Engineering to develop an analysis on replacement cost of brand new overhead> undergrou nd and buried metallic cables and fiber optics, based on recent budgels that include all engineering, foundation and installation costs.
Appraisal Methodology-Market Value for Purchase and Sale.
In order to estimate the market value of the personal property assets the Cost Quantificalion
Method was considered. The methodology was applied appropliately considering the nature of the assets under analysis, the purpose and the availability of information. We describe bellow the concept ofthe applied methodology.
Cost Quantification Method.
The Cost Quantification Method starts on the cunent Brand New Replacement I Reproduction Cost New (NRC) of the evaluated assets then subtracts the loss of value caused by physical deterioration and functional and economic obsolescence inherent to the asset. The logic behind this method is the substitution principle, which assumes that a prudent buyer will not pay for goods more than the cost of purchase of a brand new substitute for equivalent use. The same principle should be applied to a single assets or entire plants.
As the ftrst step in the application of this method, the current NRC of the subject assets should be determined by:
Direct Cost: the NRC is calculated using the Brand new Replacement Cost that is the current cost of a sinU Jar brand new asset with characteristics’’similar to those of the evaluated asset.
Indirect Cost: the NRC is calculated using the Brand New Reproduction Cost that Is the current value of a new replica of the subject asset using the same material. This cost is usually estimated by applying the fmancial updating indexes to the histmical cost of the subject asset.

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 LIVRO Nº / BOOK No. 173 FOLHA Nº / PAGE No. 24

- The estimated NRC is adjusted, if necessary, based on costs that considers the capacity to reflect both the current and the future use. Thus, our considerations about the NRC also includes the direct costs associated to freight, installation, taxes and commissioning as well as indirect costs inherent to each project -engineering, management and owner as appropriate, when applicable.

NRC calculation with the Indirect Method.

We have applied the indirect method of the indirect cost to appraise all the personal property assets.

Under the indirect cost method, the brand new reproduction cost for each asset or group of assets was estimated by updating of historical costs recorded in the fixed asset listing based on asset type and acquisition date. These costs generally include the base cost of the asset, any additional considerations regarding freight, taxes, local of delivery, installation and commissioning and indirect costs such as engineering, procurement, construction and management of borrowing costs as appropriate and applicable.

The price adjustment/index factors used in our analysis were derived from inflation and indices published by *Fundação Getúlio Vargas*.

Updating Indexes.

The following economic indexes were used for the values updating.

Asset Class	Updating Indexes
Machinery and Equipment	IGPM
Facilities	IGPM
Infrastructure	IGPM
Data Processing Equipment	N/A[1]
Software	N/A[1]
Other Assets	N/A[2]
Furniture and Fixtures	IGPM
Vehicles	IGPM

Footnotes:-

(1) These assets had no cost updated by economic indexes due to technological obsolescence inherent thereto.

(2) Others: Includes the assets related to Construction in Progress, Intangibles assets other than Software and Balance Sheets accounts that were held at net book value.

Physical deterioration and obsolescence.

As some of the assets have been in use over varying periods of time, the fair value is estimated by NRC adjustment, the loss of value for the physical deterioration and possible physical and/or economic deterioration of each asset.

Physical deterioration.

Our estimates of physical deterioration was primarily carried out under the age/life concept. Under this concept, the physical loss in value is attributed to the ratio between the estimated useful life of

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloísio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 | LIVRO Nº / BOOK No. 173 | FOLHA Nº / PAGE No. 25

an asset and its remaining useful life at a given period of time. The key definitions in this regard are as follows:-

- Technical useful life (UL) – The life, usually in terms of years, that an asset will be used before it deteriorates to an unusable condition or is removed from service.

- Chronological age (CA) – The portion of an asset's life elapsed since it was originally placed into operation.

- Actual age (AA) – The age of an asset indicated by its real condition, which should or should be not equal to the CA.

- Remaining useful life (RUL) – The period in years since the base date of analysis to the estimate /expected date the asset shall not longer be economically feasible.

The estimates of useful life in the appraisal of the personal property assets were based on discussions with the responsible for Company's Engineering, in the analysis of the accounting lives adopted by Company in various public sources of reference, and our experience in appraisal of similar assets.
Different physical deterioration profiles are known and widely used in practices that operate under the basic concepts outlined previously. In the Cost Quantification Method, we used the following physical deterioration curves:

- Straight-line - a linear consumption of use of an asset over its useful life.

In regard to certain asset classes, we have adopted the useful lives, depreciation methods and residual factors presented in the table below.

Useful lives and depreciation metrics.

Asset Class	UL (Years)	Residual Factor
Machinery and Equipment	3 - 10	1%
Facilities	2 - 25	1%
Infrastructure	20 - 48	1%
Data Processing Equipment	5 - 10	1%
Furniture and Fixtures	10	1%
Vehicles	5	30%

Residual factors are depreciation rates used to stabilize the minimum value of the assets remaining in use that have reached or exceeded their expected useful life.

Appraisal Methodology – Forced Liquidation Value

Considering the types and groups of assets that were part of the scope of our analysis, as well as industry/ activities of Oi Group, we applied the ongoing sale scenario of Company's assets. .

Value Presentation

As of the Base Date that references this appraisal work and based on the parameters and assumptions mentioned above, we estimate the market value and forced liquidation value of the personal property assets on BRL 27,000 million and BRL 11,624 million, respectively. The analytical breakdown of the personal property assets is presented in the Appendixes 1 to 3.

REPÚBLICA FEDERATIVA DO BRASIL FEDERATIVE REPUBLIC OF BRAZIL

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 26
Appendixes.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 27

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 28

REPÚBLICA FEDERATIVA DO BRASIL

ANTONIO DARI ANTUNES ZHBANOVA

TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR

Idioma/*Language*: Inglês/*English*

Matrícula Jucepe nº 406 - CPF 756.770.758-68

Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil

Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br

Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210

Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No. 46939 — LIVRO Nº / BOOK No. 173 — FOLHA Nº / PAGE No. 29

REPÚBLICA FEDERATIVA DO BRASIL — FEDERATIVE REPUBLIC OF BRAZIL

...I S.A. — Appendix 3

...aluation of the fixed assets and certain intangibles assets as of June 30, 2017

...mary of values per Oi's assets book classes (BRL)

Book Account	Account Description	Acquisition Value1	Net Book Value1	Market Value	Forced Liquidation Value
ZWPREBFS	Infra-estrut. Benfeitorias Propriedades Terceiros	1.448.438.940	417.105.768	888.676.730	382.505.926
ZWPREDCON	Infra-estrut. Contêiner	30.368.334	3.061.780	4.298.587	1.344.930
ZWPREDTO	Infra-estrut. Prédios/construção civil	1.538.715.409	359.852.230	3.395.900.359	1.675.902.250
ZWPREELV	Infra-estrut. Elevadores	9.700.936	2.615.531	3.397.836	1.458.414
ZWPREINS	Obras Civis - Instalações Prediais	326.847.093	124.258.481	217.537.937	118.075.200
ZWTERREN	Infra-estrut. Terrenos	183.033.837	183.103.822	1.334.103.912	745.250.353
ZWTORRES	Infra-estrut. Torre/Ferragem/Mastro	1.204.813.087	371.381.870	1.894.825.304	858.794.823
ZALGSRED	Ger.Equiptos. Equipto Centrais de Superv/Gerência	828.132.906	139.643.836	164.047.742	70.624.361
ZAEQSSEG	Ger.Equiptos. Equipto Supervisão Segurança	216.806.881	102.373.196	114.130.735	48.368.476
ZAEQTLSU	Gerência Equiptos-Equipto Remoto de Supervisão	168.893.691	20.873.834	25.872.033	11.138.104
ZAFERINS	Uso Geral - Ferramenta/Instrumentos	308.142.551	67.482.335	93.752.155	42.361.342
ZALEINF	Arrend. Mercantil - Informática	209.143.675	19.922	3.621.428	879.760
ZALERAS	ARREND MER. AC REM RAS	3.988.989	-	34.691	23.541
ZALESTEL	Arrend. Mercantil - Satélite	11.635.493	-	733.392	36.725
ZAMOBILI	Uso Geral - Mobiliários	374.347.742	64.626.104	81.946.196	38.377.897
ZAVEICUL	Uso Geral - Veículos	14.681.671	-	714.548	307.534
ZYADTINCP	Adto p/ Investimento INCP	250.626.814	-	-	-
ZYINFOR	Uso Geral - Informática	1.479.314.937	342.607.817	129.655.683	55.818.195
ZYINFSOF	Uso Geral - Informática: Software	5.376.630.229	435.944.851	405.685.356	190.909.797
ZYMADAMC	Adto p/ Investimento AMC Celular	246.850	-	-	-
ZYMAGOCS	ADIANT PAE ST SPE NNE	5.839	5.839	5.839	2.500
ZYMAURNE	ADIANT PAE ST SPE NNE	5.700	5.700	5.700	2.454
ZYMADSUD	ADIANT PAE ST PARTICIPANTS SPE SUDESTE	5.200	5.200	5.200	2.239
ZYMARCAS	Marcas e Patentes	7.389.288	1.582.083	1.583.083	672.576
ZYPPOUR	Base Anatel - PPDUR	56.144.891	56.347.891	31.347.391	13.496.811
ZZBIA_PS	Obras Andamento - TLM - Novo Modelo	- 138	- 138	- 138	- 60
ZZBIATIA	Obras Andamento TLM - INTANGÍVEIS	130.088	130.088	130.088	56.004
ZZBIATAN	Obras Andamento TLM - TANGÍVEIS	1.340.137.872	1.340.137.872	1.340.137.872	576.344.042
ZZBAITA	Obras Andamento - INTANGÍVEIS	43.621.630	43.621.630	43.621.630	18.805.420
ZZBATAN	Obras Andamento - TANGÍVEIS	819.261.922	819.261.922	819.261.922	352.258.279
ZGACBAER	Rede de Acesso/Cabo Óptico Aéreo-20	307.238.315	43.876.090	52.712.522	22.693.749
ZGACBOPST	Acesso - Cabo Óptico Subterrâneo	3.798.630	3.594.381	3.560.766	1.532.940
ZGCOMDEI	Equipamento de Comutação-Digital-30	11.495.296	165.707	302.073	132.177
ZGEQCLIM	Equipamento de Climatização-25	142.297	108.854	135.353	58.862
ZGEQENER	Equipamento de Energia-30	35.073.514	13.025.512	27.546.505	11.869.977
ZGEQSSEG	Equipamento de Supervisão-Segurança-30	383.175	35.149	54.519	23.471
ZGETADDM	Equipamento Transmissão-ADD/DROP Multiplexador-30	158.685.636	62.705.436	61.177.687	26.337.825
ZGETANTE	Equipamento Transmissão-Antenas-20	3.724.946	1.767.470	2.111.262	908.922
ZGETAVID	Equipamento Transmissão-Áudio/Vídeo-10	27.089.241	17.621.270	15.744.424	3.262.580
ZGETMDEM	Equipamento Transmissão-Modems-30	20.295.543	10.085.247	10.572.479	4.551.669
ZGETMPDI	Equipamento Transmissão-MUX Digital-PDH-30	58.368.530	18.621.370	20.215.141	8.614.566
ZGETRPDI	Equipamento Transmissão-Rádio Digital-PDH-30	29.723.841	8.564.651	10.713.683	4.612.348
ZGETRSDI	Equipamento Transmissão-Rádio Digital-SDH-30	34.021.089	17.913.282	22.011.987	9.476.284
ZGETRTSA	Equipamento Transmissão-Satélite SDH-10	43.443.969	10.092.425	9.829.116	4.262.088
ZGETSDRI	Equipamento Transmissão-Ct Sincronismo-30	1.300.300	246.691	108.150	46.268
ZGETSWDI	Equipamento Transmissão-Switch ATM-30	198.800.221	116.403.322	122.525.695	52.578.295
ZGFINSTP	Ferramental e Instrumental-10	1.507.254	26.642	36.250	15.610
ZGINFORM	Informática	6.269.019	487.792	529.929	227.989
ZGINFSOF	Sistema de Processamento de Dados - Software	2.508.891	56.734	56.714	24.418
ZGMOBILI	Mobiliário	1.902.736	6.241	62.648	26.971
ZGPRBFTS	Benfeitorias em Bens de Terceiros	11.025.700	590.621	2.709.757	1.166.594
ZGPREDCON	Prédios-Contêiner-20	2.582.830	1.847.774	2.220.468	953.541
ZGTCBOST	Meio de Transmissão - Cabo Óptico Subterrâneo	5.895.309	3.621.356	3.898.465	1.678.332
ZP5SUTRB	Estação Rádio Base STS Macro Setorizada 36-12 TRx	109.941	20.294	2.016	868
ZPAMPLTV	Equipto Amplificadores	4.373.331	21.609	100.586	48.736
ZPAUDIV	Equipto Transmissão - Equipamento ÁUDIO/VÍDEO	2.968.387	361.184	315.091	135.533
ZPBENFPS	Infra-estrut. Benf.Prop.Terceiros - PCS	460.347.148	141.460.705	321.907.068	138.564.509
ZPBIATIA	Obras Andamento TCS - INTANGÍVEIS	263.718	263.718	263.718	109.228
ZPBIATAN	Obras Andamento TCS - TANGÍVEIS	21.517	21.517	21.517	9.263
ZPBTS	Estação Rádio Base BTS	9.876.913.424	3.257.730.905	3.733.940.294	1.607.518.443
ZPCLIMPR	Equipamento de Climatização em Prédio de Terceiros	86.124.883	39.361.646	38.880.561	16.889.048
ZPCONVTV	Equipto Conversores	129.639	-	2.379	1.024
ZPCTGAMP	AMP - LEI 11.638/07 - RETIFICADORA	- 11.620.000	-	-	-
ZPCTOPNC	CONTRATO DE CONCLUSÃO PCS	3.870.272.087	1.012.859.552	1.012.898.553	436.045.417
ZPDECDTV	DG Decodificador DTH	1.700.893.124	1.383.103.162	1.410.032.442	607.034.421
ZPDEVMO	REVERSÃO DE EQUIP. CEDIDOS 4G	- 201.405.315	- 157.808.826	- 174.721.730	- 74.991.875
ZPDLGD4G	DIREITO DE USO ACESSO 4G	182.330.665	150.301.094	150.301.094	64.706.394
ZPEQCNEX	ET - Equipamento de Cross Conexão	3.380.703	816.998	842.801	362.836
ZPEINSTV	CUSTO LAST MILE INSTALAÇÃO E MUDANÇA TV	668.589.879	115.023.786	101.792.887	43.822.962
ZPEMVGSM	Term. Móvel GSM	5.585.325	177.697	168.794	72.668
ZPEPTRDG	Equipamento de Transmissão Digital	104.044.170	44.030.594	8.094.719	3.480.377
ZPEQCLIM	Infra-estrut. Equipamento climatização/Energia	2.215.534	1.243.647	1.945.897	836.394
ZPEQENER	Equipamentos de Energia	289.921.080	181.866.107	214.941.794	92.371.187
ZPEQSRED	Equipamento de Supervisão de Rede	507.387.824	280.401.652	288.302.853	124.117.521
ZPEQSSEG	Equipamento de Supervisão e Segurança	4.962.006	3.105.300	3.110.688	1.339.171
ZPEQTLSU	Equipamento de Telesupervisão	12.062.736	5.488.342	5.064.900	2.178.189
ZPESTRAC	Estradas de Acesso	963.167	68.612	68.612	29.232
ZPETATCS	Equipto de Interconexão e Adap. De Taxa TCSs	96.839.678	5.061.473	3.052.035	1.316.284
ZPETRWLL	Terminais - Terminação WLL/FWP (LTA)	11.877.079	1.075.759	282.218	121.499
ZPFERINS	Uso Geral - Ferramenta/Instrumento	30.081.683	7.445.719	8.305.559	3.578.065
ZPFIDAPA	FIDELIZAÇÃO DE APARELHOS - HANDSET	798.898.330	61.180.897	61.180.897	26.340.964
ZPHEADTV	Equipto Von Headend	1.385.008	512	21.748	9.363
ZPINFOR	Uso Geral - Informática - empresa PCS	706.304.169	336.147.611	185.597.564	80.332.305
ZPINFSOF	Uso Geral - Informática: Software	3.234.584.810	673.803.654	663.175.360	286.173.430
ZPIPGTW	EQUIP. RESIDÊNCIA GATEWAY - IPTV	9.751.030	8.508.554	8.357.866	3.598.150
ZPIPONT	EQUIPAMENTOS ONT - IPTV	1.835.071	1.802.622	1.748.187	751.744
ZPLEANT	Arrend. Mercantil - Antenas	1.875.721	11.852	46.254	19.917

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 30

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 31

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 32

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 33

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 34

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
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TRANSLATION No. BOOK No. PAGE No. 35

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 36

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 37

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 38

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 39

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRANSLATION No. BOOK No. PAGE No. 40

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 41

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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TRANSLATION No. BOOK No. PAGE No. 42

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 43

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
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ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 44

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 45

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 46

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 47

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 48

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
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TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 49

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 50

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 51

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 52

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 53

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 54

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 55

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 56

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 57

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 58

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 59

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 60

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 61

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 62

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 63

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 64

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 65

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 66

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 67

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 68

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 69

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 70

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 71

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 72

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 73

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 74

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 75

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 76

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 77

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 78

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 79

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 80

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 81

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 82

REPÚBLICA FEDERATIVA DO BRASIL - FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR
Idioma/*Language*: Inglês/*English*
Matrícula Jucepe nº 406 - CPF 756.770.758-68
Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil
Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br
Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210
Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No.	46939	LIVRO Nº / BOOK No.	173	FOLHA Nº / PAGE No.	83

OI S.A. — Appendix 4

Valuation of the fixed assets and certain intangible assets as of June 30, 2017

Value per property (R$)

Adress	State	Land Area (m²)	Building Area (m²)	Original Cost: Land	Original Cost: Buildings and Improvements	Net Book Value: Land	Net Book Value: Buildings and Improvements	Market Value: Total	Forced Liquidation Value: Total	Note
FAZENDA CAPEBRINAS	BA	1.609	28	-	40.477	-	403	83.201	45.112	
RUA GODOALDO AMARAL 22	BA	3.501	354	28.523	635.271	28.129	5.896	1.814.425	435.726	
PRAÇA CASTRO ALVES S/NP	BA	820	100	1.588	-	1.308	-	7.267	4.541	
RUA FERNANDO ... S/NP	BA	850	60	7.027	71.982	7.327	20.483	170.091	42.993	
RUA DAS PEDRAS S/NP	BA	1.219	78	3.244	102.089	3.344	51.473	157.547	89.544	
ESTAÇÃO TERRA NOVA 2	BA	1.202	73	4.646	96.997	4.562	53.123	83.861	27.410	
ESTAÇÃO ... D'AGUA ...	BA	1.201	65	-	23.181	-	4.808	38.026	28.113	
RUA DO MATADOURO, 3	BA	2.463	66	9.462	204.848	5.462	35.187	340.826	112.218	
RUA ... SANTANA S/NP	BA	504	42	3.505	57.997	3.802	12.164	64.946	27.402	
AV. JOÃO BORGES DE S.S. S/NP	BA	1.820	61	-	65.077	-	-	105.467	45.373	
LOTEAMENTO DR. JAIRO CARNEIRO S/NP	BA	1.300	54	15.095	97.561	15.186	25.664	164.733	78.826	
RUA DR. ... SANTANA S/NP	BA	1.262	34	-	36.425	-	1.758	58.236	28.228	
RUA JOSÉ ... DE ANDRADE S/NP	BA	530	30	38.363	113.621	38.363	30.306	230.410	162.939	
LOTEAMENTO BELA VISTA 2	BA	1.287	103	47.449	15.036	47.449	8.323	50.564	45.414	
AV. PRESIDENTE MÉDICI S/NP	BA	1.806	607	30.895	214.461	22.836	1.866	469.977	194.436	
AV. PEDRO ...	BA	479	66	2.220	37.222	2.230	5.897	104.232	65.448	
RUA DR. J.J. CERQUEIRA 8	BA	282	78	15.222	182.271	13.122	4.272	200.963	77.968	
RUA BARRA ... S/NP	BA	901	40	-	48.312	-	2.441	70.275	30.315	
FAZENDA ... 2	BA	1.252	52	-	58.421	-	2.804	99.896	37.318	
ESTRADA FAZENDA VISTA S/NP	BA	2.362	42	21.638	40.918	21.628	303	327.926	48.232	
PRAÇA DA IGREJA S	BA	1.912	42	12.873	278.677	12.873	351.926	446.730	128.022	
RUA JOSÉ SERAFIM DE FARIAS OU JOVENAL AMARAL ...	BA	1.831	88	-	8.600	-	2.299	7.651	3.309	
RUA JOSÉ ... DA ROCHA S/NP	BA	1.370	21	36.177	-	36.177	-	66.912	28.606	
FAZENDA JARPAS	BA	1.313	23	-	160.836	-	1.753	155.840	82.013	
RUA ... 113	BA	1.090	507	25.307	1.150.093	20.107	6.211	1.812.030	734.909	
FAZENDA SETE ... 9	BA	1.300	62	-	75.437	-	-	115.982	49.916	
RUA DA TORRE, 1020	BA	830	21	-	96.512	-	1.866	52.279	22.007	
RUA DAS FLORES 2	BA	803	42	2.001	731.642	2.088	10.867	1.180.218	487.884	
AV. NOVA BRASILIA S/NP	BA	399	64	-	93.123	-	4.880	142.889	61.791	
RUA ESTRADA DE SÃO ROQUE ... S/NP	BA	480	23	-	55.094	-	16.481	87.417	37.542	
RUA SÃO BENTO 2	BA	611	108	5.548	376.769	5.548	5.702	664.855	284.638	
RODOVIA BA ... KM 10.0	BA	2.802	96	1.280	98.217	1.280	1.487	137.884	59.361	
ESTRADA ... (FAZENDA ...)	BA	1.000	16	-	41.329	-	16.746	64.415	27.732	
CONDOMINIO PRAÇA DA CONCEIÇÃO 13	BA	382	83	-	23.219	-	16.976	66.425	28.488	
AV. PRESIDENTE DUTRA S/NP	BA	4.846	907	-	913.781	-	-	1.413.896	607.703	
RUA ... CAMPOS, 700	BA	2.073	3.952	2.031.420	3.182.415	2.031.420	1.803.794	6.367.969	2.738.027	
AV. PRESIDENTE DUTRA S/NP	BA	14.532	527	145.345	-	145.345	-	532.606	228.979	
RUA ... LOT. MARIA CAROLINA MAGALHÃES 2.0	BA	1.218	183	29.851	-	29.851	-	90.446	38.926	
AV. SÃO LUIS 1120	BA	420	38	-	59.284	-	22.094	75.770	32.429	
RUA 23 DE JUNHO 2	BA	1.339	58	9.134	-	3.118	-	5.313	2.240	
AV. ... 3	BA	1.723	74	8.621	66.570	3.385	10.991	117.748	57.910	
RUA ... S/NP	BA	553	43	-	12.626	-	9.807	18.411	8.106	
RUA CARLOS SANTOS S/NP	BA	4.616	140	-	453.929	-	1.858	857.415	368.294	
FAZENDA ... 2	BA	2.000	58	-	34.789	-	11.246	35.049	15.149	
FAZENDA ... 3	BA	3.300	75	-	142.751	-	11.869	220.733	94.281	
PRAÇA ... VIANA S/NP	BA	800	16	9.284	-	9.280	-	11.606	9.994	
AV. ... 871	SE	830	327	8.003	175.786	3.620	8	289.736	122.649	

OI S.A. — Appendix 4

Valuation of the fixed assets and certain intangible assets as of June 30, 2017

Value per property (R$)

Adress	State	Land Area (m²)	Building Area (m²)	Original Cost: Land	Original Cost: Buildings and Improvements	Net Book Value: Land	Net Book Value: Buildings and Improvements	Market Value: Total	Forced Liquidation Value: Total	Note
RUA GEISE	SE	334	181	513.094	54.440	513.094	9.868	778.448	319.856	
RUA MANOEL ... OLIVEIRA 39	SE	379	144	-	8.673	-	3.396	72.152	6.369	
RUA ÁLVARO RODRIGUES 8	SE	237	132	-	48.315	-	8.417	74.254	31.971	
RUA PORTA JOSÉ SALES DE CAMPOS, ... 10.3	SE	474	129	21.388	44.811	21.388	4.913	105.483	45.377	
RUA ...	SE	335	143	38.150	41.365	38.150	7.143	178.763	85.421	
RUA BOQUIM, 304	SE	1.078	1.078	-	12.819	-	5.716	10.294	6.203	
AV. ... 60	SE	302	105	998.608	-	998.608	-	283.549	129.251	
RUA DR. ... FORTES, S/N	SE	1.913	648	33.747	806.397	20.707	82.627	1.206.503	541.419	
RUA ACRE, 480	SE	519	282	713.238	272.391	113.238	29.397	632.171	257.613	
RUA ... 369	SE	202	228	61.043	73.633	31.967	11.968	217.542	96.497	
RUA EDUARDO ESPIRITO SANTO, 280	SE	400	181	52.177	69.868	52.177	10.333	128.296	55.198	
RUA MAJOR ..., 498	SE	328	172	47.003	55.556	47.003	9.873	170.384	73.267	
RUA ACRE 1616	SE	424	123	-	52.321	-	3.809	60.429	24.623	
PRAÇA CORONEL JOAO NETO 0	SE	272	33	1.807	43.268	1.807	32.992	131.581	56.415	
AV. ANTONIO VIEIRA, 85	SE	136	75	-	61.521	-	8.944	95.173	40.972	
PRAÇA ... FONTES, 250	SE	223	188	67.627	57.636	67.627	6.394	116.581	47.718	
PRAÇA MANOEL DE SOUZA, 85	SE	339	228	4.807	143.400	4.807	-	297.304	131.289	
PRAÇA JOSÉ ... S/NP	SE	606	114	-	8.437	-	1.086	9.695	4.203	
PRAÇA GETULIO VARGAS, 380	SE	292	39	699	21.683	699	3.111	37.929	16.004	
PRAÇA ... S/N	SE	258	94	433	103.872	433	4.113	183.498	78.313	
RUA DR PEDRO ... S/N	SE	611	376	8.611	325.735	8.611	43.378	511.077	220.430	
RODOVIA ... S/N	SE	48	36	-	29.337	-	788	40.033	15.413	
... 8	SE	13.124	161	-	9.854	-	5.803	3.000	5.210	
... 8	SE	7.842	390	-	35.873	-	3.448	21.483	13.439	
RUA GETULIO VARGAS, 31	SE	168	75	-	131.357	-	25.298	150.635	63.783	
PRAÇA ... S/N	SE	333	73	-	4.889	-	5.478	2.357	5.151	
POVOADO BARRIGUDA, 0	SE	33	38	-	5.656	-	295	3.548	1.656	
PRAÇA JOÃO PESSOA, 270	SE	411	682	20.997	1.308.440	20.997	-	2.176.987	881.803	
RUA ... FREIRE 80	SE	836	328	3.420	52.095	3.420	16.781	133.363	56.601	
RUA FRANCISCO ... S/NP	SE	2.093	78	7.807	20.634	7.807	5.315	46.808	19.329	
RUA GETULIO VARGAS, S/NP	SE	393	56	4.262	2.819	4.262	-	51.758	6.053	
RUA ... 30/15	SE	836	468	34.269	623.282	34.269	76.787	977.021	420.613	
RUA OSCAR RIBEIRO, S/NP	SE	1.129	180	903	202.361	303	65.178	340.388	147.832	
RUA JOSÉ BERNARDO ... 0	SE	330	19	-	1.064	-	756	2.541	1.034	
RUA GENERAL SIQUEIRA, 148	SE	233	186	81.774	286.227	81.774	-	480.098	206.402	
RUA DO ... S/N	SE	1.600	181	-	8.468	-	5.160	13.008	5.637	
POVOADO ... 0	SE	88	36	-	1.752	-	496	2.733	1.188	
RUA ... S/N	SE	235	223	-	71.807	-	8.606	110.580	47.823	
PRAÇA GENERAL ... S/NP	SE	787	177	4.348	418.882	4.348	-	385.754	154.213	
BR 101, 8	SE	302	129	-	77.201	-	16.028	119.759	51.872	
AV. C-... 10.0	SE	3.898	113	-	61.546	-	8.671	40.481	37.408	
PRAÇA 31 DE MARÇO, 42	SE	445	71	-	78.291	-	3.717	125.155	53.857	
R 31 DE MARÇO S/N 0	SE	330	14	-	1.026	-	478	1.595	687	
... 8	SE	39	12	-	15.130	-	8.921	23.283	9.393	
... 8.8	SE	185	35	-	1.858	-	788	2.828	1.084	
ESTRADA ... 8	SE	880	17	-	28.877	-	15.508	40.903	18.770	
RUA MAL HUMBERTO DE ALENCAR CASTELO BRANCO	SE	349	55	23.843	33.283	23.843	3.261	86.372	37.153

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 84

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 85

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 86

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 87

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 88

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 89

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 90

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 91

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 92

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 93

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 94

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 95

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 96

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 97

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 98

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 99

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 100

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 101

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 102

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 103

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 104

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 105

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 106

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 107

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 108

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 109

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 110

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 111

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 112

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 113

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 114

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 115

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 116

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 117

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 118

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 119

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 120

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 121

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 122

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 123

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 124

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 125

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 126

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 127

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No.

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 129

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 130

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 131

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
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TRANSLATION No. BOOK No. PAGE No. 132

REPÚBLICA FEDERATIVA DO BRASIL - FEDERATIVE REPUBLIC OF BRAZIL

REPÚBLICA FEDERATIVA DO BRASIL

ANTONIO DARI ANTUNES ZHBANOVA

TRADUTOR PÚBLICO E INTÉRPRETE COMERCIAL - CERTIFIED PUBLIC TRANSLATOR

Idioma/*Language*: Inglês/*English*

Matrícula Jucepe nº 406 - CPF 756.770.758-68

Praça da Sé, 21 conj 1101/ 1105 - Centro - CEP: 01001-001 - São Paulo - SP - Brasil

Fone: +55 11 3295-2888 - comercial@brazilts.com.br - www.brazilts.com.br

Rua Princesa Isabel nº 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292-210

Fone (55 11) 9 8784-1006 - e-mail: dari.zhbanova@gmail.com

TRADUÇÃO Nº / TRANSLATION No.	46939	LIVRO Nº / BOOK No.	173	FOLHA Nº / PAGE No.	133

OI S.A. Appendix 7.1

OI S.A. Appendix 7.1

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 134

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 135

REPUBLICA FEDERATIVA DO BRASIL
ANTONIO DARI ANTUNES ZHBANOVA
TRADUTOR PUBLICO E INTERPRETE COMERCIAL • CERTIFIED PUBLIC TRANSLATOR
ldioma/Language: lngles/English
Matricula Jucepe no 406-CPF 756.770.758-68
Praça da Sé, 21 conj 1101/1105-Centro-CEP: 01001-001-Sao Paulo-SP-Brasil
Fone: +55 11 3295-2888 -comercial@brazilts.com.br -www.brazilts.com.br
Rua Princesa Isabel n 206 - Aloisio Pinto - Garanhuns (PE) CEP: 55.292·210
Fone (55 11) 9 8784-1006 ·e-mail: darl.zhbanova@gmail.com
TRADUCAO N° LIVRO N° FOLHA N°
46939 173
TRANSLATION No. BOOK No. PAGE No. 136

EXHIBIT 3.1.3

ASSETS

Direct or indirect disposal of the following assets:

UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001-30, registered before the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP 74.845-090;

TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

•	BR 101 KM 205 (Barreiros/Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

•	Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

•	Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

•	Avenida Lauro Sodre nº 3290, in the State of Rondônia and registered under enrollment No. 24743;

•	Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

•	Rua Neo Alves Martins nº 2263, in the State of Paraná and registered under enrollment No. 58948;

•	Travessa Teixeira de Freitas nº 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

•	Avenida Teixeira de Freitas nº 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

•	Rua Visconde Nacar nº 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

•	Rua Visconde do Rio Branco nº 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

•	Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

•	Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

•	Estr. Pau da Fome nº 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

•	Rua dos Limoeiros nº 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

•	Camaragibe—Estrada de Aldeia—Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

•	Rua do Principe nº 156 e nº 120, in the State of Pernambuco and registered under enrollment No. 24857;

•	Rua Itambe nº 200, in the State of Minas Gerais and registered under enrollment No. 38227;

•	Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

•	Rua Silveira Martins, Cabula, nº 355, in the State of Bahia and registered under enrollment No. 76908;

•	Rua Prof. Anfrisia Santiago nº 212, in the State of Bahia and registered under enrollment No. 12798;

•	Avenida Getulio Vargas —BL. A, nº 950, in the State of Amazonas and registered under enrollment No. 14610;

•	Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071.

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

•	Rua Senador Pompeu, nº 119—5º andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

•	Rua Alexandre Mackenzie, nº 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, nº 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

•	Rua Araribóia, nº 140, São Francisco, in the City of Niterói, State of Rio de Janeiro, and registered under enrollment No. 10770;

•	Rua Assai, s/n, Jardim Pindorama, in the City of São Félix do Araguaia, State of Mato Grosso, and registered under enrollment No. 3825;

•	Rua Sena Madureira, nº 1070, in the City of Fortaleza, State of Ceará, and registered under enrollment No. 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in the City of Corumbá, State of Mato Grosso do Sul, and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

•	Av Nicanor de Carvalho, nº 10, in the City of Corumbá, State of Mato Grosso do Sul, and registered under enrollment No. 12295;

•	Pq. Triunfo de Cotegipe, S/N – João Dantas, in the City of Alagoinhas, State of Bahia, and registered under enrollment No. 775;

•	Estrada Velha do Amparo, KM 4, in the City of Friburgo, State of Rio de Janeiro, and registered under enrollment No. 5283;

•	Av. Prudente de Morais, nº 757 B, Bairro Tirol, in the City of Natal, State of Rio Grande do Norte, and registered under enrollment No. 28639;

•	Av. Afonso Pena, nº 583, in the City of Manaus, State of Amazonas, and registered under enrollment No. 7496;

•	Rua Leitão da Silva, nº 2.159, Itararé (CONJED), in the City of Vitória, State of Espírito Santo, and registered under enrollment Nos. 46.977 and 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in the City of Brasília, Distrito Federal, and registered under enrollment No. 801;

•	Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), in the City of Belo Horizonte, State of Minas Gerais, and registered under enrollment No. 4187;

•	Rua 2 De Setembro, nº 733, Campo De Futebol, in the City of Blumenau, State of Santa Catarina, and registered under enrollment No. 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, in the City of Russas, State of Ceará, and registered under enrollment No. 180;

•	Rua Correa Vasques,69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5 — Bairro Aarão Reis/São Gabriel (PUC MINAS), in the City of Belo Horizonte, State of Minas Gerais, and registered under enrollment No. 27601;

EXHIBIT 4.2.4

SECURED CREDITS

EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP—CONDITIONS APPLICABLE TO THE CREDITS BEFORE BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES (BRAZILIAN BANK OF ECONOMIC AND SOCIAL DEVELOPMENT)

1.                 DEFINITIONS AND REFERENCES - The terms and expressions used in capital letters in this Exhibit have their meaning defined in the Judicial Reorganization Plan (“Plan”), except when defined otherwise in this Exhibit, in the Exhibit of Definitions (Exhibit I), or in the Unified Agreement for the Binding and Assigning of Revenue and Other Covenants, as amended.

1.1                Whenever there is a reference to Clauses in this Exhibit, the remission will be to this Exhibit, unless it is expressly stated that the reference is made to a Clause of the Plan.

2.                 CONFESSION AND ACKNOWLEDGEMENT OF DEBT - Under this Exhibit (“Exhibit”), Debtors Under Judicial Reorganization confess as certain and exact the debt before BNDES in the amount of three billion, three hundred and twenty-six million, nine hundred and fifty-one thousand, five hundred and twenty-five Reais and thirty centavos (BRL 3,326,951,525.30), calculated on the Request Date, June 20, 2016, as set forth in the list of creditors, corresponding to the total outstanding balance of the debt before BNDES and subject to the judicial reorganization.

2.1                This Exhibit 4.2.4 constitutes, jointly with the Unified Agreement for the Binding and Assigning of Revenue, as amended, as per the terms of the exhibit to this Exhibit 4.2.4, a specific document for the purposes of Clause 9.2 of the Plan.

3.                 INTEREST - Over the principal of the debt, the Debtors Under Judicial Reorganization, as defined in Clause 2 (Confession and Acknowledgement    of Debt), above, an interest rate of 2.946372% per year will apply (as compensation), exceeding the TJLP—Taxa de Juros de Longo Prazo (Long Term Interest Rate) published by the Central Bank of Brazil, in accordance with the following systematic:

I—When the TJLP is greater than six percent (6%) pear year:

a) The amount corresponding to the portion of the TJLP that exceeds six percent (6%) per year shall be capitalized, from the Request Date, on the fifteenth (15th) day of each month and on its maturity or settlement date, in compliance with the provisions of Clauses 9 and 9.1 (Maturity on Holidays), and ascertained upon the levy of the second term of capitalization on the outstanding balance, considering all financial events occurred in the period:

TC = [(1 + TJLP)/1.06]n/y - 1 (term of capitalization equals to, opening bracket, ratio between TJLP plus the unit, and one integer and six hundredths, closing bracket, raised to the power corresponding to the ratio between “n” and “y”, being the unit deducted from such result), where:

TC—term of capitalization;

TJLP—Long Term Interest Rate (Taxa de Juros de Longo Prazo) disclosed by the Central Bank of Brazil; and

n—number of days between the date of the financial event and the date of capitalization, maturity or settlement of the obligation, considering as a financial event any and all facts of a financial nature which results or may result in a change to the outstanding balance of this Exhibit.

y—the number of days of the year (365 or 366, if it is a leap year).

b) The percentage of 2.946372% per year above the TJLP (compensation), referred to in the main section of this Clause, plus the non-capitalized portion of the TJLP of six percent (6%) per year, shall be levied on the outstanding balance, on the dates of requirement of the interest referred to in Clause 3.2 or on the date of maturity or settlement of this Exhibit, in compliance with the provisions of letter “a” and considering, for the daily calculation of interest, the number of days elapsed since the date of each financial event and the requirement dates referred to above.

II—When the TJLP is equal to or lower than six percent (6%) per year:

The percentage of 2.946372% per year above the TJLP (compensation) referred to in the main section of this Clause, plus the TJLP itself shall be levied on the outstanding balance, on the dates of requirement of the interest referred to in Clause 3.2 or on the date of maturity or settlement of this Exhibit, considering, for the daily calculation of interest, the number of days elapsed since the date of each financial event and the requirement dates referred to above.

3.1                The amount referred to in item I, letter “a”, to be capitalized and incorporated into the principal amount of the debt, shall be required under the terms of Clause 5 (Repayment).

3.2                The amount calculated in accordance with item I, letter “b”, or item II, will be capitalized on the fifteenth (15th) day of each month as of the Ratification of the Judicial Reorganization Plan until the forty-eighth (48th) month counted as of the Ratification of the Judicial Reorganization Plan, being monthly collectable as of (including) the forty-ninth (49th) month counted as of the Ratification of the Judicial Reorganization Plan, and on the maturity date or liquidation of this Exhibit, in compliance with the provisions of Clauses 9 and 9.1 (Maturity on Holidays).

4.                 PROCESSING AND COLLECTION OF DEBT - The collection of the principal and charges shall be made through a collection document issued by BNDES, in advance, for the Debtors Under Judicial Reorganization to settle those obligations on the dates of their maturities.

4.1                Failure to receive the collection notice shall not hold Debtors Under Judicial Reorganization harmless from the obligation to pay the installments of principal amount and the charges on the dates set herein.

4.2                BNDES shall leave information, data and calculation used to calculate the amounts due available for the Debtors Under Judicial Reorganization.

5.                 REPAYMENT - The principal under this Exhibit shall be paid to BNDES in one hundred and eight (108) monthly and successive installments, collectable as of the seventy-third (73rd) month counted as of the Ratification of the Judicial Reorganization Plan, as follows:

a)                Nineteen point eight percent (19.8%) in sixty (60) installments, each one in the amount of the principal to become mature according to the adjusted debt corresponding to this percentage, divided by the number of installments still not mature, and the first shall become mature on the 15th day of the seventy-third (73rd) month counted as of the Ratification of the Judicial Reorganization Plan, and the last one on the 15th day of the one hundred and thirty second month (132nd) month counted as of the Ratification of the Judicial Reorganization Plan, in compliance with the provisions of Clause 9 (Maturity on Holidays) of this Exhibit;

b)                seventy-eight point forty-nine percent (78.49%) in forty-seven (47) installments, each one in the amount of the principal to become mature according to the adjusted debt corresponding to this percentage, divided by the number of installments still not mature, and the first shall become mature on the 15th day of the one hundred and thirty third (133rd) month counted as of the Ratification of the Judicial Reorganization Plan, and the last one on the 15th day of the one hundred and seventy-ninth month (179th) month counted as of the Ratification of the Judicial Reorganization Plan, in compliance with the provisions of Clause 9 (Maturity on Holidays) of this Exhibit;

c)                one installment of the principal to become mature according to the remaining adjusted debt, which shall become mature on the 15th day of the one hundred and eightieth (180th) month counted as of the Ratification of the Judicial Reorganization Plan, in compliance with the provisions of Clause 9 (Maturity on Holidays) of this Exhibit;

5.1                Debtors Under Judicial Reorganization undertake to settle all obligations under this Exhibit until the 15th day of the one hundred and eightieth (180th) month counted as of the Ratification of the Judicial Reorganization Plan, date of the last repayment installment.

6.                 EVENT OF COMPULSORY ADVANCE PAYMENT - Always up to one hundred and fifty (150) days after the end of the financial year, to be counted from the end of the financial year of the year of the Ratification of the Judicial Reorganization Plan, the Debtors Under Judicial Reorganization shall:

a)                calculate the Exceeding Cash Generation for the respective financial year, based on the audited financial statements of the Debtors Under Judicial Reorganization; and

b)                use the Exceeding Cash Generation of the financial year ended to make a distribution proportional to the balances, at the moment of the distribution, to certain creditors in accordance with the Plan, with the consequent proportional reduction of the balance of the respective credits and limited to the sum of credit of these creditors (“Exceeding Cash Generation Offering”).

For purposes of this clause:

“Capital Increase” shall be defined based on the final structure of such capital increase within the scope of the approval of the Judicial Reorganization Plan.

“Exceeding Cash Generation” As of the sixth (6th) financial year counted from the date of the Ratification of the Judicial Reorganization Plan, OI GROUP shall destine to certain creditors, in accordance with the Plan, the amount equivalent to seventy percent (70%) of the Cash Balance that exceeds the Minimum Cash Balance.

“Cash Balance” means the sum of the following accounts of the consolidated balance sheet assets: 1.01.01 Cash and Cash Equivalents; and 1.01.02 Financial Applications; appraised in Oi’s consolidated annual financial statements.

“Minimum Cash Balance”, in relation to any financial year, means the greater value between: (1) 25% of the sum of the OPEX and the CAPEX for the respective financial year, calculated on an annual basis in the consolidated annual financial statements of Oi for the respective financial year; or (2) five billion Reais (BRL 5 billion). Additionally, during (i) the five (5) financial years following the financial year when the Capital Increase—New Funds, as defined in the Judicial Reorganization Plan, any funds derived from the Capital Increase—New Funds will be added to the calculation of the Minimum Cash Balance; and (ii) the four (4) financial years following the one when Oi’s capital increase is concluded, any funds derived from the respective capital increase will be added to the calculation of the Minimum Cash Balance.

6.1.                The distribution of income within the Exceeding Cash Generation Offering shall be proportional to the balances, at the moment of the distribution, of the credits to certain creditors as set forth in the Plan. The remaining balance of these credits, after the payment derived from the Exceeding Cash Generation Offering, will be recalculated and adjusted in accordance with the Plan.

7.                 DIVIDEND PAYMENT RESTRICTION - Until the sixth (6th) anniversary of the Ratification of the Judicial Reorganization Plan, as applicable, the Debtors Under Judicial Reorganization and any Relevant Controlled Company shall not declare or pay dividends, or other capital returns, or make any other payment or distribution over (or related to) the shares of the capital stock of any Relevant Controlled Company (including any payment related to any merger or consolidation involving the Debtors Under Judicial Reorganization or any Relevant Controlled Company).

The restrictions described in this item do not include the declaration or payment of:

(A)                dividends, capital return, or other distributions exclusively from Controlled Companies to the Debtors Under Judicial Reorganization or to any other Relevant Controlled Company;

(B)                payments by the Debtors Under Judicial Reorganization or any Relevant Controlled Company to dissenting shareholders in accordance to the applicable legislation made after the Ratification of the Reorganization Plan and which are not prohibited in accordance with this Exhibit and the Plan;

(C)                any payment of dividends made in accordance with the Plan.

7.1. After the sixth (6th) anniversary of the Ratification of the Judicial Reorganization Plan, as applicable, the Debtors Under Judicial Reorganization and any Relevant Controlled Company will be authorized to declare or pay dividends, or other capital returns, or make any other payment or distribution over (or related to) their shares (including any payment related to any merger or consolidation involving the Debtors Under Judicial Reorganization or any Relevant Controlled Company) only if the quotient of Oi’s consolidated net debt (i.e., Financial Credits, deducted from Cash, plus Anatel’s credits) / EBITDA of the fiscal year ended immediately before the declaration or payment is equal to or lower than two (2). After the Capital Increase with the Capitalization of Credits and the Capital Increase—New Funds, the payment of dividends, capital returns, or any other payment or distribution over (or related to) their shares (including any payment related to any merger or consolidation involving the Debtors Under Judicial Reorganization) will be authorized if the quotient of Oi’s consolidated financial net debt (i.e., Financial Credits, deducted from Cash) / EBITDA of the fiscal year ended immediately before the declaration or payment is equal to or lower than two (2), it being understood that there will be no restriction to the distribution of dividends after the full payment of the Financial Credits.

The restrictions described in item (7.1) above do not include the declaration or payment of:

(A)                dividends, capital return, or other distributions exclusively from Controlled Companies to the Debtors Under Judicial Reorganization or to any other Relevant Controlled Company;

(B)                payments by the Debtors Under Judicial Reorganization or any Relevant Controlled Company to dissenting shareholders in accordance to the applicable legislation made after the Ratification of the Reorganization Plan and which are not prohibited in accordance with this Exhibit and the Plan;

237

(C)                any payment of dividends made in accordance with the Plan.

8.                 CHANGE OF THE STATUTORY CRITERION FOR THE COMPENSATION OF FUNDS FROM PIS/PASEP AND FAT - If the legal criterion of compensation of the funds passed on to BNDES, from the PIS/PASEP Participation Fund and/or the Workers’ Support Fund (Fundo de Amparo ao Trabalhador – FAT) is replaced, the compensation set forth in Clause 3 may, at BNDES’s discretion, be made upon the use of the new criterion of compensation of said funds or another one indicated by BNDES which, in addition to preserving the actual value of the transaction, compensates it at the same levels as before. In this case, BNDES shall notify in writing the Debtors Under Judicial Reorganization about the changes.

9.                 MATURITY ON HOLIDAYS - Every maturity date of installments of repayment of the principal amount and charges which occurs on a Saturday, Sunday or national, state, district or local holidays, including bank holidays, shall be, for all purposes and effects hereof, postponed to the next subsequent business day, the charges being calculated until such date, and the following regular period of ascertainment and calculation of the charges of this Exhibit also starting as from such date.

9.1                For purposes of the provisions of Clause 9, except for express provisions otherwise, the holidays of the place where the headquarters of the Debtors Under Judicial Reorganization are located shall be considered, the address of which is indicated in the Plan.

10.                 SPECIAL OBLIGATIONS OF THE DEBTORS UNDER JUDICIAL REORGANIZATION - Debtors Under Judicial Reorganization undertake to:

I — comply, as applicable, until the final settlement of the debt resulting herefrom, the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of December 16, 1991, by Resolution No. 863, of March 11, 1996, by Resolution No. 878, of September 4, 1996, by Resolution No. 894, of March 6, 1997, by Resolution No. 927, of April 1, 1998, by Resolution No. 976, of September 24, 2001, by Resolution No. 1,571, of March 4, 2008, by Resolution No. 1,832, of September 15, 2009, by Resolution No. 2,078, of March 15, 2011, by Resolution No. 2,139, of August 30, 2011, by Resolution No. 2,181, of November 8, 2011, by Resolution No. 2,556, of December 23, 2013, by Resolution No. 2,558, of December 23, 2013, by Resolution No. 2,607, of April 8, 2014, by Resolution No. 2,616, of May 6, 2014, and by Resolution No. 3,148, of May 24, 2017, all from BNDES’ Executive Office, published in the Official Gazette of the Federal Executive (Section I), of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998, October 31, 2001, March 25, 2008, November 6, 2009, April 4, 2011, September 13, 2011, November 17, 2011, January 24, 2014, February 14, 2014, May 6, 2014, September 3, 2014, and June 2, 2017, respectively, a copy of which is hereby given to the Debtors Under Judicial Reorganization who, after being made aware of the entire contents thereof, represent that they accept it as an integral and inseparable part hereof, for all legal purposes and effects;

II                —to maintain in good standing its obligations before the environmental bodies during the term of effectiveness of this Exhibit;

III                —to observe, during the term of effectiveness of this Exhibit, the provisions of the legislation applicable to disabled persons;

(iv)                notify BNDES, in up to thirty (30) consecutive days counted from the date they become aware of it, that they, or their controllers, controlled companies, or even any of the respective managers, employees, agents, representatives, as well as, when related to the project, suppliers, contractors or subcontractors, are involved in an investigation, action, proceedings and/or action, whether judicial or administrative, conducted by an administrative or judicial, national or foreign authority, regarding the commission of the following acts, provided they are not under secrecy or a closed proceeding:

a)                harmful acts or crimes against competition or tax laws, against the financial system, the stock market, or a national or foreign Government, through money laundering or concealment of assets, rights and values, terrorism, or terrorism financing, set forth in the applicable national and/or foreign legislation;

b)                acts that lead to child work, slave work, environmental crime or violation, and damage to the environment;

V                —not to offer, promise, give, authorize, request or accept, whether directly or indirectly, any undue advantage, of a monetary or any other nature, related in any way with the purpose of this Agreement, as well as not to perform any harmful actions, infractions or crimes against the economic or tax order, the financial system, the capital market or the public administration, whether national or foreign, of “money laundering” or concealment of properties, rights and values, terrorism or financing to terrorism, set forth in the applicable national and/or foreign legislation;

VI                —not commit acts that lead to discrimination of race or gender, child labor, slave work, or that characterize moral or sexual harassment, or that lead to an environmental crime;

VII                —take all measures in its power to prevent its managers, or the managers of its controlled companies, its employees, agents, or representatives, as well as suppliers, contractors or subcontractors related to the project from committing the acts described in items V and VI;

VIII            —inform BNDES, on the date of the event, the name and the CPF/MF (Individual Taxpayers’ Register of the Ministry of Finance) of a person who, occupying a remunerated position or being among its owners, controlling quotaholders or officers, has taken the position of Congressman or Senator;

IX                —without BNDES prior authorization, not assign, bind or create a lien or encumbrance on the right(s) or income(s) given as collateral to BNDES;

X                —present to BNDES, yearly, and until the end of the repayment period of the agreement, the statement mentioned in letter “a” of item V of Clause 12 (Statement of the Debtors Under Judicial Reorganization);

XI                —to submit, annually, up to April 30 of the subsequent year, the financial statements of the Debtors Under Judicial Reorganization with base date of December 31, audited by an independent auditing firm registered with the Brazilian Securities and Exchange Commission, until the final settlement of all the obligations assumed in this Exhibit;

XII                —during the term of this Exhibit, to keep its obligations before the National Telecommunications Agency — ANATEL up-to-date, the non-compliance of which may cause damage to the implementation of the project, and/or significantly affect the quality of the service provided, and/or affect the ability to pay of the Debtors Under Judicial Reorganization;

XIII            —not to create, without the prior and express authorization of BNDES, mortgage guarantees or first-priority bank guarantee in Brazil, in an amount greater than one hundred million U.S. Dollars

(USD 100,000,000.00) per year, for the benefit of other long-term creditors, except for usual guarantees in the ordinary course of business of the Debtors Under Judicial Reorganization and those provided in judicial and/or administrative proceedings, without giving the same guarantees to BNDES, with the same priority of payment;

10.1                For the purposes of the special obligation set forth in item I of Clause 10 (Special Obligations of the Debtors Under Judicial Reorganization), the following operations, which are hereby expressly permitted, are excluded from the prohibitions of said item:

a)                Restructuring operations;

i.                Merger of Oi Internet S.A. into Oi or Telemar or Oi Móvel;

ii.                Merger of Oi Móvel into Telemar or Oi;

iii.                Merger of Telemar into Oi;

iv.                Merger of Paggo Administradora Ltda. into Oi Móvel;

v.                Merger of Brasil Telecom Comunicação Multimídia Ltda. into Telemar or Oi;

vi.                Merger of Copart 4 into Telemar;

vii.                Merger of Copart 5 into Oi;

viii.                Incorporation or transfer of assets from SEREDE – Serviços de Rede S.A. into one or more Companies Under Judicial Reorganization;

ix.                Incorporation or transfer of assets from Rede Conecta Serviços de Rede S.A. into one or more Companies Under Judicial Reorganization;

x.                Any reorganization that does not cause a relevant adverse material effect on the companies integrating the Oi Group and that does not substantially modify the business nature of the companies integrating the Oi Group.

b)                Sale, transfer, disposal of, or assignment of any of the assets described in Exhibit III.

c)                Granting preference to other credits, repayment of shares, issuance of debentures and profit- sharing bonds, and assumption of new debts, all these operations limited, jointly or individually, to two billion, five hundred million Reais (BRL 2,500,000,000.00).

10.2                For the purposes of the special obligation mentioned in item IV of Clause 10 (Special Obligations of the Debtors Under Judicial Reorganization), Debtors Under Judicial Reorganization are deemed aware upon:

a)                the receipt of process, summons or notice, whether judicial or extrajudicial, conducted by a national or foreign legal or administrative authority;

b)                notification of the fact by Debtors Under Judicial Reorganization to the relevant authority; and

c)                the adoption of a judicial or extrajudicial measure by Debtors Under Judicial Reorganization against the violator.

10.2                In the situations set forth in item IV of Clause 10 (Special Obligations of the Debtors Under Judicial Reorganization), the Debtors Under Judicial Reorganization shall, when requested by BNDES and whenever available, provide copies of decisions rendered and of any judicial or extrajudicial settlements within said procedures, as well as they shall provide detailed information on the measures adopted in response to these procedures.

10.3.                For the purposes of the special obligation mentioned in item VII, the implementation, maintenance and/or improvement of internal control practices and/or systems, including conduct standards, integrity policies and procedures, seeking to ensure the strict compliance with the national or foreign legislation applicable to the Debtors Under Judicial Reorganization and/or their controlled companies, among others, are considered measures destined to prevent corruption practices.

11.                 LIABILITY IN CORPORATE SUCCESSION – In case of corporate succession, the possible successors of Debtors under Judicial Reorganization shall be jointly liable for the obligations arising herefrom.

11.1                The provisions of this Clause 11 (Liability in Corporate Succession) shall not apply if there is prior consent of BNDES to the dismissal of the joint and several liabilities in the partial spin-off.

12.                 REPRESENTATIONS OF DEBTORS UNDER JUDICIAL REORGANIZATION – The Debtors under Judicial Reorganization represent, on the date of Approval of the Plan, that:

I—                In relation to the legitimacy to contract:

a)                they have full power, authority and capacity to enter into this Exhibit and comply with the obligations undertaken thereby herein, having adopted all required corporate measures to authorize the respective execution;

b)                there is no Federal Congressperson or Senator, whether qualified for or invested in the Office thereof, occupying a remunerated position or amongst its owners, controllers or officers, with the prohibitions set forth in the Federal Constitution, article 54, items I and II not being constituted;

II—                In relation to legal practices:

a)                they comply with the anti-bribery laws, regulations and policies, and also with orders and rules enacted by any national or foreign body or entity to which they are subject by legal or contractual obligation, which have as purpose to restrain or prevent bribery practices, illegal expenses related to political activity, harmful acts, infractions or crimes against the tax or economic system, the financial system, the capital market or the national or foreign public administration, of money laundering or occultation of assets, rights and amounts, terrorism or financing thereof, set forth in the applicable national and/or foreign legislation;

b)                they are not aware of the practice of any act by suppliers, contractors or sub-contractors for execution of the project or in relation thereto which violates any of the rules mentioned in line “a” of this item;

c)                none of them, and none of their controlled companies, and also none of their respective managers, employees, agents, representatives or any other person acting on their name or to their benefit is currently subject to any embargo enacted or enforced by the Brazilian government, by the United Nations’ Security Council or by any other jurisdiction applicable to Debtors Under Judicial Reorganization or companies controlled thereby;

d)                none of them, and none of their controlled companies are constituted, domiciled or located in a country or territory which is subject to any embargo enacted or enforced by the Brazilian government, by the United Nations’ Security Council or by any other jurisdiction applicable to Debtors Under Judicial Reorganization or companies controlled thereby;

e)                none of them, and none of their controlled companies are aware of having taken part or being part of any negotiation with any person or any country or territory which, at the time of such negotiation, was or currently is subject to any embargo enacted or enforced by the Brazilian government, the United Nations’ Security Council or by any other jurisdiction applicable to Debtors Under Judicial Reorganization or companies controlled thereby;

f)                they are not aware of any facts which were not expressly declared and that, if known, could adversely affect the decision of granting the financing.

III—    In relation to social and environmental aspects:

a)                they comply with the provisions of the legislation pertaining to the National Environmental Policy and actions aimed at avoiding or redressing damages or violations to the environment, to occupational safety and medicine which may be caused by the project;

b)                their standing is regular before the environmental bodies, with all licenses, authorizations, grants and the like currently required for the project and submitted to BNDES being valid;

c)                they comply with the applicable legislation regarding people with disabilities in the performance of the project, in particular, the requirements set forth in Law No. 13,146, of July 6, 2015 (Disabled Persons’ Statute);

IV—    In relation to tax aspects:

a)                their standing is regular regarding tax obligations, including social, labor and social security contributions.

V—            In relation to guarantees provided:

a)                there was no assignment, binding or pledge or lien constitution over the right(s) or revenue(s) given as guarantee to BNDES.

12.1                The Debtors Under Judicial Reorganization are aware that falsehood in any representation provided in the main section of this Clause may entail the application of the relevant legal sanctions, of a civil and criminal nature, in addition to the early termination of the Exhibit.

12.2                The Debtors Under Judicial Reorganization shall, whenever requested by BNDES, within 30 days from the date of receipt of notice in such sense, expressly ratify the representations provided in this Clause 12, communicating any relevant factual change which may cause the representations to be no longer true, consistent, correct or sufficient, until the final liquidation of all obligations arising herefrom.

13.                 CONFIDENTIALITY TRANSFER - The Debtors under Judicial Reorganization are aware that BNDES will provide to the Federal Accounting Court (TCU), to the Federal Public Prosecution

Office (MPF) and to the Ministry of Transparency, Supervision and Control all information requested by them, transferring the duty of confidentiality.

14.                 MUTUAL POWER OF ATTORNEY - The Debtors under Judicial Reorganization hereby irrevocably and irreversibly appoint each other, mutually and reciprocally, as attorneys-in-fact until the final settlement of the debt undertaken herein, with powers to be served process, receive notices and summons, and also with “ad judicia” powers for general jurisdiction, which may be delegated to counsel, all of the above with regard to any proceedings, in or out of court, filed against them by BNDES as a result of this Exhibit, and may perform all acts necessary for the strict and faithful compliance with such power of attorney.

15.                 DEFAULT – In case of default of the obligations assumed by the Debtors Under Judicial Reorganization, the provisions of articles 40 to 47-A of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause 10 (Special Obligations of Debtors Under Judicial Reorganization), item I, shall apply.

16.                 EARLY SETTLEMENT OF THE DEBT - In the event of early settlement of the entire debt, the guarantees shall be released, and the other provisions of article 18, Paragraph Two, of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” referred to in Clause 10, item I shall be applied.

17.                 SPECIAL OBLIGATIONS OF OI S.A. – OI S.A. hereby ratifies the obligation of keeping, during effectiveness of this Exhibit and until the full settlement of the obligations set forth herein, four of the five financial indexes, pursuant to the amounts set forth as follows, appraised quarterly, always in the months of March, June, September and December, based on the twelve (12) months immediately prior covered by OI S.A. consolidated financial statements, audited by external auditors enrolled with the Brazilian Securities and Exchange Commission:

a)                Net Financial Debt/EBITDA: equal to or lower than 4,0

b)                EBITDA/Debt Service: equal to or higher than 1.75;

c)                (Short-Term Debt – Available Funds) / EBITDA: equal to or lower than 0.70;

d)                PL / AT: equal to or higher than 0.25;

e)                [EBITDA —(Income Tax + Social Contribution)] / [Repayments + (Financial Expenses – Financial Revenues) – Available Funds in the closing of the previous financial year]: equal to or higher than 1.30.

17.1                 Non-compliance, by OI S.A., with two or more of the financial indexes listed in Clause 17 shall entail the freezing of the “Withholding Accounts”, under the Unified agreement for the Binding and Assigning of Revenue and Other Covenants, of September 20, 2013, as amended, even if the amendment set forth in the final part of Clause 19 hereof has not been entered into.

17.2                The Debtors Under Judicial Reorganization may submit to BNDES approval to the substitution of the freezing of assets, set forth in Clause 17.1 above, by a reinforcement of guarantees by means of the pledge or pre-existing financial applications, held by the Debtors Under Judicial Reorganization, at a sum sufficient to comply with the freezing order, and such pledge shall be released when the agreed financial indexes are reestablished, appraised as set forth in Clause 17. The

Debtors Under Judicial Reorganization shall be liable for compliance with all formalities required to constitute this guarantee, which shall be the object of a separate instrument.

17.3                If it is evidenced that OI S.A. failed to comply with two (2) or more financial indexes set forth in Clause 17 in a single appraisal period, BNDES may opt, within forty-five (45) days after the official disclosure to the market of the OI S.A.’s results, between:

i)                maintenance of the freezing set forth in Clause 17.1; or

ii)                declaration of the early maturity of the debt subject matter of this Exhibit, with the enforcement of the debt and immediate suspension of any advance.

17.4                For purposes of calculation of the indexes contained in Clause 17, the following definitions and criteria shall be adopted:

a)                Total Financial Debt = sum of the consolidated encumbered debts of OI S.A. to individuals and/or legal entities, including loans and funding from third parties; issue of Debentures, of Commercial Papers, in the local and/or international securities market (Bonds, Eurobonds and others); aval guarantees, sureties, pledges or securities given, as well as the sale or assignment of future receivables, if they are accounted for as obligations in OI S.A.’s consolidated Financial Statements;

b)                Net Financial Debt = Total Financial Debt minus the sum of Available Funds;

c)                EBITDA = sum (without duplicities), for the last and consecutive four financial quarters, each one an “accounting period”, (i) of the operational result for a certain accounting period (adjusted by extraordinary profits and losses); (ii) of the following factors deducted for purposes of determining the operational result: (1) consolidated depreciation and amortization occurred in that same accounting period; (2) financial revenues arising from other activities inherent to its business, namely: operational profit before financial expenses, taxes, depreciation and amortization, as per consolidated financial statements;

d)                Debt Service = sum of interest of the Total Debt paid in the last and consecutive four financial quarters. Such calculation excludes any foreign exchange and monetary variations of debt and cash and, lastly, the expenses arising from provisions, which did not have an impact on the consolidated cash flow, but only an accounting record.

e)                Short-Term Debt = sum of the Loans and Financings, Debentures, Commercial Papers, bonds issued in the international market (Bonds, Eurobonds) balance, registered in the current liabilities;

f)                Available Funds = funds deposited in Cash and in financial applications, registered in the current assets;

g)                PL = Net Equity, including “Minority Interests”;

h)                AT = Total Assets;

i)                Prepayments = sum of Total Debt prepayments, paid over the last and consecutive four fiscal quarters; and

j)                Income Tax, Social Contribution and Financial Revenues = sum of the amounts accounted in the results statement for the last and consecutive four fiscal quarters.

18.                 RATIFICATION OF THE ASSIGNMENT OF INDEMNIFICATION IN CASE OF GRANT TERMINATION – To assure payment of any obligations arising from this Exhibit, such as the debt principal, interest, commissions, conventional penalty, fines and expenses, the Debtors Under Judicial Reorganization ratify the BNDES guarantees related to credits object of this Exhibit, under articles 49, paragraph 1; 50, paragraph 1; and 59, main section, of Law No. 11,101/2005, particularly with regard to the Assignment of Indemnification In Case of Grant Termination, which OI and TELEMAR hereby irrevocably and irreversibly ratify to grant, on behalf of BNDES, the indemnifications owed thereto in case of termination of the Grant Agreements pertaining to commuted landline telephone services, entered into between OI or TELEMAR and the National Telecommunications Agency – ANATEL, at a sum sufficient for the settlement of the debt assumed herein.

18.1                Ratification of the guarantee referred to in Clause 18 (Assignment of Indemnification in case of grant termination) may be delivered by means of notification to the Granting Authority, by means of ANATEL, attaching a copy of this Exhibit, for purposes of article 290 of the Civil Code, as well as requesting that any payment of indemnification in case of termination of the Grant Agreements for the commuted landline telephone services entered into between OI or TELEMAR and ANATEL be directly carried out before BNDES, at a sum sufficient to settle the obligations assumed hereunder.

19.                 RATIFICATION OF BINDING AND ASSIGNMENT OF REVENUES – To assure payment of any obligations arising herefrom, such as debt principal, interest, commissions, conventional penalty, fines and expenses, the Debtors Under Judicial Reorganization ratify the BNDES guarantees related to the credits object of this Exhibit, under articles 49, paragraph 1; 50, paragraph 1; and 59, main section, of Law No. 11,101/2005, particularly with regard to the provisions of the Unified Agreement for the Binding and Assigning of Revenue and Other Covenants, filed under No. 948348, with the Fourth Registry of Deeds and Documents of Rio de Janeiro (“Assignment Agreement”), on October 04, 2013, as amended, by means of which, and as guarantee of financings contracted the bound revenues of OI, OI MÓVEL and TELEMAR were pledged, the companies undertake to faithfully comply with, up to the full payment of BNDES credits subject to the Judicial Reorganization Plan and assumed hereunder, remaining fully valid and effective, although it shall be amended, within ninety days from the Court Ratification of the Plan, for purposes of, after ratification of the other contractual provisions, changing the wording of clause eight of the Assignment Agreement for the financial indexes set forth therein by means of reference to the financing agreements to be set forth by reference to Clause 17 of this Exhibit 4.2.4, by means of which such financial indexes are ratified, as well as the wording of paragraph four of Clause Nine to update information included therein for purposes of article 1,424 of the Civil Code, under Exhibit II to this Exhibit 4.2.4.

20.                 EARLY MATURITY - BNDES may order the early maturity of the credit governed by this Exhibit, with immediate enforcement of the debt or transformation of the Judicial Reorganization into Bankruptcy, under articles 61, paragraph 1, and 73, IV, of Law No. 11,101/05, in the applicable period, if, in addition to the cases set forth in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, to which Clause 10 (Special Obligations of Debtors Under Judicial Reorganization), item I, refers to, the following is evidenced by BNDES:

a)                the existence of a sentence made final and unappealable due to the performance of acts by Debtors under Judicial Reorganization that entail child labor, slave labor or crimes against the environment;

b)                falsehood of representations presented in Clause 12 (Representations of Debtors Under Judicial Reorganization);

c)                inclusion, in a company agreement, bylaws or articles of association of the Debtors under Reorganization, or of the companies controlling them, of a provision by means of which a special quorum is required for resolution or approval of matters that limit or restrict the control of any of these companies by their respective controlling entities, or, also, the inclusion in those documents, of device that imposes:

i)                restrictions on the Debtors under Judicial Reorganization’s ability to grow or on their technological development;

ii)                restrictions on the access of Debtors Under Judicial Reorganization to new markets; or restrictions or damages to the payment capacity regarding the financial obligations arising from this transaction;

d)                the expiration of the licenses granted to the Debtors under Judicial Reorganization by the National Telecommunications Agency—ANATEL, for the exploration of the telephone services.

20.1                The debt set forth in this Exhibit shall also have early maturity, with the requirement of the debt execution on the date in which a person who has a remunerated job at Debtors under Judicial Reorganization or who is one of its owners, controllers or officers, is invested in the position of Congressman or Senator, which people are encompassed by the prohibitions set forth by the Federal Constitution, article 54, items I and II. There will be no assessment of default charges, provided that the payment occurs within five (5) business days as of the date of the investiture, under penalty of, if it does not do so, the charges set forth for the events of early maturity due to default being levied.

20.2                The statement of early maturity based on the provisions set in sub-item “a” shall not occur if the redress imposed is made or while the penalty imposed to Debtors under Judicial Reorganization is being complied with, observing due legal process.

21.                 SUSPENSION OF OBLIGATIONS - Starting on the date of an Event of Suspension of Obligations and ending on a Reversal Date (as defined below) (said period being referred to as “Suspension Period”) with regard to this Agreement, the obligations listed below shall no longer be applicable to this Agreement (“Suspended Obligations”):

(1)                Event of Mandatory Pre-Payment, set forth in Clause 6 of this Exhibit;

(2)                Restriction to the Payment of Dividends, set forth in Clause 7 of this Exhibit;

21.1.              During any time period, in case two (2) among the following rating agencies (Standard & Poor’s, Fitch Ratings or Moody’s) rate Oi as investment grade and no noncompliance or Event of Early Maturity has occurred, the obligations listed in clause Suspension of Obligations shall be suspended (“Event of Suspension of Obligations”). If, on any subsequent date (“Reversal Date”), one (1) or both rating agencies cancel the investment grade or reduce the ratings of Oi below the investment grade, the Suspended Obligations shall be again applicable. The Debtors Under Judicial Reorganization shall notify BNDES by means of a letter regarding the occurrence of an Event of Suspension of Obligations or the Reversal Date.

22.                 FINE FOR COURT FILING - In case of judicial collection of the debt assumed herein, the Debtors Under Judicial Reorganization shall pay a penalty of ten percent (10%) over the debt’s principal and charges, in addition to extrajudicial and judicial expenses, and attorneys’ fees, owed as of the date the judicial collection is filed.

23.                 SEVERABILITY - The Companies Under Judicial Reorganization are severally liable for the compliance of all obligations set forth in this Exhibit, as set forth in clause 3.1.1.2 of the Judicial Reorganization Plan.

24.                 JURISDICTION - The Courts of Rio de Janeiro and of the place where BNDES is headquartered are hereby elected to settle any litigation arising herefrom, which cannot be settled out of court.

25.                 MISCELLANEOUS - The remaining miscellaneous provisions of the Plan, of which this Exhibit is a part, apply hereto, except when such provisions conflict with this Exhibit.

25.1              The provisions hereof, including the “PROVISIONS APPLICABLE TO THE BNDES AGREEMENTS”, to which Clause 10 (Special Obligations of the Companies Under Judicial Reorganization), item I, refer to, shall always prevail over the Plan regarding the BNDES credits governed by this Exhibit.

EXHIBIT I—DEFINITIONS OF EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP—CONDITIONS APPLICABLE TO THE CREDITS OF BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

The terms set forth for Exhibit 4.2.4, shall have the following meaning:

“Total Assets” means the total value of Oi’s consolidated assets, defined as “total Assets” in Oi’s consolidated balance sheet, at the end of the most recently ended financial quarter or complete annual period for which the financial statements published by Oi are available.

“CAPEX” means investments made to acquire physical assets or services that will expand Oi’s capacity (consolidating its controlled companies) to generate profit. It is an abbreviation for “capital expenditure”.

“Relevant Controlled Company” means any of the Debtors.

“Regulatory Agencies Pre-Petition Credits” means non-tax Pre-Petition Credits held by regulatory agencies or arising out of obligations imposed due to the resolution of regulatory agencies, including ANATEL. Occasional administrative fines already deemed as undue by decision rendered within the scope of the Superior Court of Justice are not included in the Regulatory Agencies Pre-Petition Credits.

“Financial Credits” means the Pre-Petition Credits arising from transactions executed within the scope of the National Financial System with financial institutions.

“Debtors Under Judicial Reorganization” mean OI S.A—UNDER JUDICIAL REORGANIZATION, a publicly held corporation, with its principal place of business at Rua do Lavradio nº 71, Centro, CEP 20230-070, in the City of Rio de Janeiro, State of Rio de Janeiro, enrolled in the CNPJ/MF under No. 76.535.764/0001-43, herein duly represented under its bylaws; TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION, a closely held corporation, enrolled in the CNPJ/MF under No. 33.000.118/0001-79, with its registered office and principal place of business at Rua do Lavradio nº 71, Centro CEP 20230-070, in the City of Rio de Janeiro, State of Rio de Janeiro; and OI MÓVEL S.A. — UNDER JUDICIAL REORGANIZATION, a closely held corporation, enrolled in the CNPJ/MF under No. 05.423.963/0001-11, with its registered office and principal place of business at Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília—DF, CEP: 70713- 900.

“Business Day” means any when the banks work in the City of Rio de Janeiro.

“Total Consolidated Debt” means Oi’s consolidated Indebtedness.

“Indebtedness” means the sum of the balance of loans and financings of Debentures, commercial papers and instruments issued in the international market (bonds, Eurobonds), recorded in the (current and non-current) liabilities, as well as the balance of derivative instruments recorded in the (current and non-current) assets or liabilities of Oi’s consolidated balance sheet. For the avoidance of any doubt, “Indebtedness” shall not include any obligations due in relation to the “Fiscal Recovery Program—REFIS,” the “Special Tax Installment Payment Program – State REFIS” and the “Special Installment Payment Program—PAES”, any other agreement for payment of taxes entered into with any Brazilian governmental entity, as well as any payment obligations towards the regulatory agencies and/or any other payment agreement that is owed to any creditor who, prior to the Judicial Reorganization Ratification Date was not considered in the calculation of Indebtedness.

“Encumbrance” means mortgage, pledge, security interest, lien, encumbrance or charges of any kind (including, but not limited to, any sale condition or another agreement for property reservation or lease or any other agreement to give any security interest).

“Oi Group” means Oi and its Controlled Companies;

“OPEX” means the result of the continuous costs that a company has to keep running. It means operational expenditure.

“Judicial Reorganization Plan” or “Plan” means the Judicial Reorganization Plan of Oi, Telemar, Oi Móvel, Copart 4, Copart 5, PTIF and OI Coop, ratified in court in the case records of the Judicial Reorganization proceedings in progress before the 7th Commercial Court of the District of the Capital of Rio de Janeiro, under No. 0203711-65.2016.8.19.001.

“Person” means any individual, partnership, joint-stock company, limited liability company, business trust, mixed company, trust, association, joint venture, or any country or government, any state, province or other political subdivision thereof, any central bank (or similar regulatory and monetary authority) in this respect, and any entity exercising executive, legislative, judicial, regulatory or administrative duties or in connection with the government.

“Companies Under Judicial Reorganization” means the companies Oi S.A.—Under Judicial Reorganization (“Oi”), Telemar Norte Leste S.A.—Under Judicial Reorganization (“Telemar”), Oi Móvel S.A.—Under Judicial Reorganization (“Oi Móvel”), of Copart 4 Participações S.A.—Under Judicial Reorganization, of Copart 5 Participações S.A.—Under Judicial Reorganization, of Portugal Telecom International Finance B.V. — Under Judicial Reorganization and Oi Brasil Holdings Cooperatief UA—Under Judicial reorganization (each individually referred to as “Company Under Judicial Reorganization” and, jointly, as “Companies Under Judicial Reorganization”).

EXHIBIT II TO EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP—CONDITIONS APPLICABLE TO THE CREDITS OF BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

AMENDMENT TO THE UNIFIED AGREEMENT FOR THE BINDING AND ASSIGNING OF REVENUE AND OTHER COVENANTS BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL —BNDES, TELEMAR NORTE LESTE S.A. — UNDER JUDICIAL REORGANIZATION, OI S.A — UNDER JUDICIAL REORGANIZATION, AND OI MÓVEL S.A. —UNDER JUDICIAL REORGANIZATION, WITH INTERVENTION FROM THIRD PARTIES, PURSUANT TO THE FOLLOWING:

THE BRAZILIAN DEVELOPMENT BANK (BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES), herein referred to simply as BNDES, a federal public company headquartered in Brasília, Federal District, and with services in this City, at Avenida República do Chile No. 100, enrolled in the National Register of Legal Entities (CNPJ) under No. 33.657.248/0001-89, by its undersigned representatives;

OI S.A. – UNDER JUDICIAL REORGANIZATION, a publicly-held corporation, with its principal place of business in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua do Lavradio, 71, Centro, Rio de Janeiro, CEP: 20230-070, enrolled in the CNPJ/MF under No. 76.535.764/0001- 43, by its undersigned representatives, hereinafter referred to simply as OI S.A.;

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION, a publicly-held corporation, with its principal place of business in Rio de Janeiro, State of Rio de Janeiro, at Rua do Lavradio, 71, Centro, Rio de Janeiro, CEP: 20230-070, enrolled in the CNPJ/MF under No. 33.000.118/0001-79, by its undersigned representatives, hereinafter referred to simply as TELEMAR.

OI MÓVEL S.A.—UNDER JUDICIAL REORGANIZATION, hereinafter referred to as OI MÓVEL, with its principal place of business in Brasília, Distrito Federal, Setor Comercial Norte, Quadra 03, Bl. A, Ed. Estação Telefônica, Térreo, Parte 2, Brasília/DF, CEP 70.713- 900, enrolled in the CNPJ under No. 05.423.963/0001-11, by its undersigned legal representatives, hereinafter referred to simply as OI MÓVEL;

and, jointly, OI MÓVEL, OI S.A. and TELEMAR referred to as BENEFICIARIES, COMPANIES UNDER JUDICIAL REORGANIZATION or DEBTORS UNDER JUDICIAL REORGANIZATION, and

BANCO DO BRASIL S.A., hereinafter referred to as BANCO DO BRASIL or CENTRALIZING BANK, financial institution with its principal place of business in Brasília, Distrito Federal, through its branch in the City of São Paulo, branch Large Corporate 3070, prefix 3070-8, located at Av. Paulista, 2300, 2º andar, enrolled in the CNPJ under No. 00.000.000/1947-00, by its undersigned representatives.

WHEREAS:

1.                BNDES and the BENEFICIARIES have entered, amongst themselves, the Agreements for Financing Upon a Credit Facility No. 09.2.1169.1, of December 8, 2009; No. 09.2.1168.1, of December 8, 2009; No. 09.2.1170.1, of December 8, 2009; No. 09.2.1171.1, of December 8, 2009; No. 12.2.1236.1, of December 17, 2012, as amended, that are referred to jointly as FINANCINGS;

2.                To ensure the satisfaction of the obligations undertaken before BNDES in the FINANCINGS, BNDES, TELEMAR, OI and OI MÓVEL, with intervention from the CENTRALIZING BANK, signed on September 20, 2013, the UNIFIED AGREEMENT FOR THE BINDING AND ASSIGNING OF REVENUE AND OTHER COVENANTS, entered by private instrument, registered under No. 948348, on October 4, 2013, at the 4th Registry Office of Deeds and Documents of Rio de Janeiro—RJ, Amendment No. 1 entered into on October 8, 2013, by private instrument registered on March 18, 2014, under No. 954886, at the 4th Registry Office of Deeds and Documents of the City of Rio de Janeiro and Amendment No. 2 entered into on August 14, 2015, by private instrument registered on December 10, 2015, under No. 981894, at the 4th Registry Office of Deeds and Documents of the City of Rio de Janeiro, hereinafter referred to as “ASSIGNMENT AGREEMENT”;

3.                On June 20, 2016, a request for Judicial Reorganization of OI, TELEMAR, OI MÓVEL, COPART 4 PARTICIPAÇÕES S.A., COPART 5 PARTICIPAÇÕES S.A., PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. and OI BRASIL HOLDINGS COÖPERATIEF U.A., jointly referred to as “OI GROUP” or “COMPANIES UNDER JUDICIAL REORGANIZATION” was distributed, which is in progress at the 7th Commercial Court of the District of the Capital of Rio de Janeiro — RJ (Judicial Reorganization Proceedings 0203711- 65.2016.8.19.0001);

4.                On September 20, 2016, a public notice was published with the decision that granted the processing of the Judicial Reorganization and the first list of creditors, in which BNDES is classified at the Secured Creditors Class (Class II) for the amount of the FINANCINGS;

5.                The granting of judicial reorganization under the Judicial Reorganization Plan (the “Plan”) of the COMPANIES UNDER JUDICIAL REORGANIZATION will entail the novation of the FINANCINGS, to be paid under Exhibit 4.2.4 to the Plan, as of the date of Judicial Ratification of the Plan, as defined in the Plan;

6.                Under articles 49, Paragraph 1; 50, Paragraph 1; and 59, main section of Law No. 11,101/2005, the DEBTORS UNDER JUDICIAL REORGANIZATION fully ratified the guarantees contracted with BNDES through the FINANCINGS, to ensure the payment of any obligations subject to the Plan, as the principal of the debt, interest, commissions, conventional penalty, fine and expenses that, due to the reorganization novation are fully included in the concept of FINANCINGS;

7.                As agreed in the Plan, the Parties amend the ASSIGNMENT AGREEMENT to adjust Clause Eight to the terms of Exhibit 4.2.4 to the Plan, which started to set forth in Clause 17 the financial indexes previously set forth in the FINANCING instruments;

In witness whereof, the Parties amend the ASSIGNMENT AGREEMENT, to which this instrument becomes an integral part, for all legal purposes and effects, upon the following clauses:

FIRST

PURPOSE

This amendment has the purpose of adjusting in the ASSIGNMENT AGREEMENT the remissions to the financial indexes already set forth in the original FINANCING instruments, which is set forth in Exhibit 4.2.4 to the Plan adjusting the content of the main section of Clause EIGHT of the ASSIGNMENT AGREEMENT, and to update the amount of the balance of the FINANCINGS described in the ASSIGNMENT AGREEMENT, altering the content of Paragraph Four of Clause NINE of the ASSIGNMENT AGREEMENT.

SECOND

AMENDMENT

Due to the agreement signed between BNDES, the BENEFICIARIES and BANCO DO BRASIL, the following modifications are set forth:

I—Amendment to the main section of Clause EIGHT, which will be effective with the following wording:

“EIGHT

FREEZING OF THE WITHHOLDING ACCOUNT

The equivalent to six (6) times the LARGEST INSTALLMENT shall be frozen in all WITHHOLDING ACCOUNTS, in case of non-compliance of two (2) or more of the financial indexes set forth in Clause 17 of Exhibit 4.2.4 to the Plan, as set forth in Clause 19 of Exhibit 4.2.4 to the Plan.

II — Amendment to Paragraph Four of Clause NINE, which will be effective with the following wording:

“PARAGRAPH FOUR

For the purposes of the provisions in article 1424 of the Brazilian Civil Code, the Interest Clauses of the FINANCINGS until June 20, 2016 and of Exhibit 4.2.4 to the Plan are an integral part of this ASSIGNMENT AGREEMENT, as of the date of Judicial Ratification of the Plan over the qualified credit amount. The principal amount of each of the FINANCINGS and its original maturity dates are listed in the chart below, and the terms of the Plan and particularly Exhibit 4.2.4 shall be observed, within the scope of which the credit subject to Judicial Reorganization arising from the FINANCINGS is accounted at three billion, three hundred and twenty-six million, nine hundred and fifty-one thousand, five hundred and twenty-five Reais and thirty centavos (BRL 3,326,951,525.30), on the date of request for judicial reorganization, with the term of one hundred and eighty months as of the date of ratification of the Plan as the final maturity:

Beneficiaries	Agreement No.	Principal Amount of the FINANCINGS	Original Maturity of the Agreement	New Maturity of the Agreement[1]
TELEMAR	09.2.1169.1	BRL 2,371,424,000.00	December 15, 2018	[	•]
OI MÓVEL	09.2.1168.1	BRL 642,196,000.00	December 15, 2018	[	•]
OI S.A.	09.2.1170.1	BRL 623,445,000.00	December 15, 2018	[	•]
OI MÓVEL	09.2.1171.1	BRL 766,018,000.00	December 15, 2018	[	•]
BENEFICIARIES	12.2.1236.1	BRL 5,417,640,000.00	July 15, 2021	[	•]

1	180 months as of the date of ratification of the Plan.

”.

THIRD

RATIFICATION

The Contracting Parties and BANCO DO BRASIL hereby ratify all Clauses and Conditions of the ASSIGNMENT AGREEMENT, provided they do not conflict with the provisions set forth in this Amendment, and the guarantees contracted in such Agreement are kept, and such Amendment shall not entail a novation.

FOUR

REGISTRATION

The BENEFICIARIES undertake to cause the annotation of this Amendment to the margin of the records mentioned in the preamble hereof, which shall be evidenced to BNDES within sixty (60) days as of this date.

In witness whereof, the parties execute this Agreement in six (6) counterparts of equal content and for one sole effect, in the presence of the undersigned witnesses.

Rio de Janeiro, [blank], [blank].

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

OI S.A. – UNDER JUDICIAL REORGANIZATION

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION

TELEMAR NORTE LESTE S.A.—UNDER JUDICIAL REORGANIZATION

BANCO DO BRASIL S.A.

WITNESSES:

Name:	Name:
ID:	ID:
CPF:	CPF:

EXHIBIT III TO EXHIBIT 4.2.4 TO THE JUDICIAL REORGANIZATION PLAN OF OI GROUP - CONDITIONS APPLICABLE TO THE CREDITS OF BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL—BNDES

List of Assets that may be directly or indirectly disposed

1.                UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2.                BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001-30, and in the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP 74.845-090;

3.                TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

•	BR 101 KM 205 (Barreiros/ Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

•	Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

•	Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

•	Avenida Lauro Sodre n° 3290, in the State of Rondônia and registered under enrollment No. 24743;

•	Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

•	Rua Neo Alves Martins n° 2263, in the State of Paraná and registered under enrollment No. 58948;

•	Travessa Teixeira de Freitas n° 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

•	Avenida Teixeira de Freitas n° 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

•	Rua Visconde Nacar n° 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

•	Rua Visconde do Rio Branco n° 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

•	Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

•	Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria n° 85/ R.S.L. Gonzaga n° 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

•	Estr. Pau da Fome n° 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

•	Rua dos Limoeiros n° 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

•	Camaragibe – Estrada de Aldeia – Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

•	Rua do Principe n° 156 e n° 120, in the State of Pernambuco and registered under enrollment No. 24857;

•	Rua Itambe n° 200, in the State of Minas Gerais and registered under enrollment No. 38227;

•	Rua Vitorio Nunes Da Motta n° 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

•	Rua Silveira Martins, Cabula, n° 355 in the State of Bahia and registered under enrollment No. 76908;

•	Rua Prof. Anfrisia Santiago n° 212, in the State of Bahia and registered under enrollment No. 12798;

•	Avenida Getulio Vargas—BL. A, n° 950, in the State of Amazonas and registered under enrollment No. 14610;

•	Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

•	Rua Senador Pompeu,119 —5° andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

•	Rua Alexandre Mackenzie, n° 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, n° 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

•	Rua Araribóia, n° 140, São Francisco, in the City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

•	Rua Assai, s/n, Jardim Pindorama, in the City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

•	Rua Sena Madureira, 1070, in the City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

•	Av Nicanor de Carvalho, n° 10, in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

•	Pq. Triunfo de Cotegipe, S/N—João Dantas, in the City of Alagoinhas, State of Bahia and registered under enrollment No. 775;

•	Estrada Velha do Amparo, KM 4, in the City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

•	Av. Prudente de Morais, n° 757 B, Bairro Tirol, in the City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

•	Av. Afonso Pena, n° 583, in the City of Manaus, State of Amazonas and registered under enrollment No. 7496;

•	Rua Leitão da Silva, n° 2.159, Itararé (CONJED), in the City of Vitória, State of Espírito Santo and registered under enrollment Nos. 46.977 and 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in the City of Brasília, Distrito Federal and registered under enrollment No. 801;

•	Rua Padre Pedro Pinto n°1460, Venda Nova (ISFAP), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

•	Rua 2 De Setembro, n° 733, Campo De Futebol, in the City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, in the City of Russas, State of Ceará and registered under enrollment No. 180;

•	Rua Correa Vasques, 69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5 — Bairro Aarão Reis/São Gabriel (PUC MINAS), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

EXHIBIT 4.3.1.2(A1)

RESTRUCTURING OPTION I – CREDITS IN REAIS

EXHIBIT 4.3.1.2(A1)

PRIVATE INSTRUMENT OF INDENTURE OF THE [•]TH PRIVATE ISSUE OF SIMPLE, UNSECURED DEBENTURES IN A SINGLE SERIES

of

[OI S.A. – UNDER JUDICIAL REORGANIZATION/

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION/

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION]

As Issuer

RIO DE JANEIRO, [•] [•], 2017.

PRIVATE INSTRUMENT OF INDENTURE OF THE [•]th PRIVATE ISSUE OF SIMPLE, NON-CONVERTIBLE INTO SHARES, NON-NEGOTIABLE, UNSECURED DEBENTURES IN A SINGLE SERIES, OF OI S.A. – UNDER JUDICIAL REORGANIZATION

By this private instrument,

[ISSUER];

[Fiduciary Agent Identification], herein represented pursuant to its Bylaws, hereinafter referred simply as “Fiduciary Agent”; and

As jointly debtor intervening consenting parties:

OI S.A. – Under Judicial Reorganization (“OI”), a publicly-held joint-stock company, enrolled with the National Register of Legal Entities of the Ministry of Finance (CNPJ/MF) under No. 76.535.764/0001-43, headquartered and mainly established at Rua do Lavradio nº 71, Centro, Rio de Janeiro – RJ, CEP 20230-070; TELEMAR NORTE LESTE S.A. – Under Judicial Reorganization (“TELEMAR”), a private joint-stock company, enrolled with the CNPJ/MF under No. 33.000.118/0001-79, headquartered and mainly established at Rua do Lavradio nº 71, Centro, Rio de Janeiro – RJ, CEP 20230-070; OI MÓVEL S.A. – Under Judicial Reorganization (“OI MÓVEL”), a private joint-stock company, enrolled with the CNPJ/MF under No. 05.423.963/0001-11, headquartered and mainly established at Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2), Brasília – DF, at Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, térreo (parte 2) CEP 70.713-9001; COPART 4 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 4”), a private joint-stock company, enrolled with the CNPJ/MF under No. 12.253.691/0001-14, headquartered and mainly established at Rua General Polidoro, 99, 4º andar, parte, Botafogo, Rio de Janeiro-RJ, CEP 22280-004; COPART 5 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 5”), a private joint-stock company, enrolled with the CNPJ/MF under No. 12.278.083/0001-64, headquartered and mainly established at Rua General Polidoro, 99, 5º andar, parte, Botafogo, Rio de Janeiro – RJ, CEP 22280-004; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Under Judicial Reorganization (“PTIF”), a private legal entity constituted under the Law of the Netherlands, headquartered in Amsterdam, at Naritaweg 165, 1043 BW, and mainly established in this city of Rio de Janeiro; and OI BRASIL HOLDINGS

[1]	Exclude Oi, Telemar or Oi Móvel, depending on the issuer of each offer.

COÖPERATIEF U.A. – Under Judicial Reorganization (“OI COOP”), a private legal entity constituted under the law of the Netherlands, enrolled with the CNPJ/MF under No. 16.770.090/0001-30, headquartered in Amsterdam, at Schiphol Boulevard 231, B tower, 5th floor, 1118 BH Schiphol, and mainly established in this city of Rio de Janeiro.

hereby enter into this Private Instrument of Indenture of the [•]th Private Issue of Simple, Non- Convertible into Shares, Non-Negotiable, Unsecured Debentures in a Single Series (“Indenture”) by means of the following clauses and conditions:

CLAUSE I – AUTHORIZATION

1.1.                This Indenture is entered into based on the resolutions of the Extraordinary General Meeting of the shareholders of Issuer, held on [•] (“EGM”) wherein: (i) the conditions of the Issue were approved (as defined below), pursuant to the provisions of article 59 of Law 6,404/76; and (ii) the management of Issuer was authorized to practice all acts necessary for the realization of the resolutions substantiated in the EGM, including the execution of all documents required for the materialization of the Issue, and in the Judicial Reorganization Plan (as defined below).

CLAUSE II – REQUIREMENTS

The [•] ([•]th) issue of simple, non-convertible into shares, non-negotiable, unsecured debentures in a single series, of Issuer (“Issue” and “Debentures”, respectively), shall be carried out observing the requirements below:

2.1                Waiver of CVM Registration.

2.1.1.                The Issue shall not be subject to registration before the Brazilian Securities and Exchange Commission (“CVM”), considering that the debentures issued herein shall be the object of private placement, without any sale efforts involving investors, whether national or foreigners, as they are issued within the scope of the judicial reorganization of the Companies Under Judicial Reorganization, being directed only at those with a prior credit relationship with issuer, the credit holders included in the list of creditors of the Judicial Reorganization Plan, pursuant to paragraph 1 of article 3 of CVM Ruling 400, of December 29, 2003, as amended.

2.2.                Filing at the Commercial Registry and Publications of Corporate Acts

2.2.1.                The minutes of the EGM that approved the Issue were filed at the Commercial Registry of the State of Rio de Janeiro (“JUCERJA”) and shall be published in the Official Gazette of the State of Rio de Janeiro and in newspaper “Valor Econômico” in accordance with the provisions of item I, of article 62, and article 289 of Law 6,404/76, and any subsequent corporate acts of Issuer that may be carried out by virtue of the Issue will follow this procedure.

2.3.                Filing of the Indenture at the Commercial Registry

2.3.1                The Indenture shall be filed at JUCERJA and any of its possible addenda shall be annotated at such body, in accordance with the provisions in item II and in paragraph 3, of article 62, of Law 6,404/76.

2.3.2.                Any addendum to this Indenture shall contain, in its exhibit, a consolidated version of the terms and conditions of the Indenture, contemplating the amendments made.

CLAUSE III – CHARACTERISTICS OF THE ISSUE AND OF THE DEBENTURES

3.1.                Issuer’s Corporate Purpose

3.1.1.                In accordance with Issuer’s Bylaws, its corporate purpose is [•]

3.2.                Issue Number

3.2.1.                This Issue constitutes the [•] ([•]th) issue of debentures by Issuer.

3.3.                Total Issue Amount

3.3.1.                The total Issue amount shall be up to ten billion Reais (BRL 10,000,000,000.00), on the Issue Date (as defined below).

3.4.                Series Number

3.4.1.    The Issue shall be carried out in a single series.

3.5.                Purpose

3.5.1.                Whereas the Debentures shall be paid up with credits, this Issue has the purpose of delivering new instruments to the creditors, in accordance with the terms and conditions of the Judicial Reorganization Plan of Oi S.A. – Under Judicial Reorganization (“Oi”), of Telemar Norte Leste S.A. – Under Judicial Reorganization (“Telemar”), of Oi Móvel S.A. – Under Judicial Reorganization (“Oi Móvel”), of Copart 4 Participações S.A. – Under Judicial Reorganization, of Copart 5 Participações S.A. – Under Judicial Reorganization, of Portugal Telecom International Finance B.V. – Under Judicial Reorganization and of Oi Brasil Holdings Cooperatief UA – Under Judicial Reorganization (each of them individually as “Company Under Judicial Reorganization” and, jointly, “Companies Under Judicial Reorganization”), ratified in court in the case records of the Judicial Reorganization Proceedings in progress at the 7th Lower Business Court of the Judicial District of the Capital City of Rio de Janeiro, under No. 0203711-65.2016.8.19.001 (“Judicial Reorganization Plan”).

3.6.                 Novation

3.6.1.                 The Credits Under Judicial Reorganization, as defined below, used in order to pay up the Debentures shall be deemed novated for all legal purposes and effects.

ARTICLE IV – GENERAL CHARACTERISTICS OF THE DEBENTURES

4.1.                Issue Date: For all legal purposes and effects, the issue date of the Debentures shall be the date of [Judicial Ratification of the Plan] (“Issue Date”).

4.2.                 Form, Type, and Proof of Ownership: The Debentures shall be issued as registered and book-entry debentures, with no issuance of certificates representing them. For all legal purposes, the ownership of the Debentures shall be proven by means of entry into the Debenture Register of Issuer, or another form permitted by law. Any transfer of Debentures shall be agreed and approved in advance by Issuer. Issuer undertakes to:

(i)                maintain the Register of Debenture Holders up-to-date;

(ii)                allow the Debenture Holder free access to the Debenture Register to the necessary and sufficient extent so as to verify their condition of Debenture holder; and

(iii)                present a certified copy of the Debenture Register, to Fiduciary Agent, on the Issue Date of the Debentures.

4.3.                 Possibility of Conversion: The Debentures shall be simple, that is, non-convertible into shares issued by Issuer.

4.4.                 Type: The Debentures shall be unsecured.

4.5.                 Due Date: With due regard to the provisions of this Indenture, the maturity date of the Debentures shall be on [•] (“Maturity Date”).

4.6.                 Unit Par Value: The unit par value of the Debentures, on the Issue Date, shall be one million Reais (BRL 1,000,000.00) (“Unit Par Value”).

4.7.                 Quantity of Debentures Issued: Up to one thousand (1,000) Debentures in a single series shall be issued.

4.8.                 Subscription Price and Form of Pay-Up

4.8.1.                The subscription price of the Debentures shall be their Unit Par Value, without monetary adjustment, interest or other charges (“Subscription Price”).

4.8.2.                The Subscription Price of the Debentures shall be paid up in cash, upon delivery, by the Debenture Holders, of the credit owned thereby against the Companies Under Judicial Reorganization (as principal debtors or guarantors of such credits), as defined in the Judicial Reorganization Plan, on the Pay-Up Date (“Credit Under Judicial Reorganization”).

4.9.                Remuneration

4.9.1.                The outstanding balance of the Unit Par Value of the Debentures shall be subject to the application of compensatory interest corresponding to seventy-five percent (75%) of the accrued variation of the daily average rates of the overnight Interfinancial Deposits (DI) “over extra-grupo”, expressed as an yearly percentage on the basis of two hundred and fifty-two (252) business days, calculated and disclosed on a daily basis by CETIP, in the daily newsletter available at its website (http://www.cetip.com.br) (“DI Rate”) (“Remuneration”), calculated in an exponential and cumulative basis, pro rata temporis, according to the number of business days lapsed since the Issue Date or the immediately previous payment date of Remuneration, as the case may be, until the actual payment date. Without prejudice to the payments as a result of early redemption of the Debentures and/or early maturity of the obligations arising from the Debentures, pursuant to the provisions of this Indenture, the Remuneration shall be paid pursuant to Clause 4.10 below. The Remuneration shall be calculated in accordance with the following formula:

where:

JR = Remuneration amount owed on the Payment Date, calculated with six decimal places, without rounding up or down;

VN = par value of the Debentures on the Issue Date or immediately previous payment date, calculated with six decimal places, without rounding up or down;

Fator DI = product of the DI Rates, with the use of the percentage applied from the starting date of the capitalization, inclusive, to the calculation date, exclusive, calculated with eight decimal places, rounded up or down, ascertained pursuant to the following formula:

where:

nDI = total number of DI rates between the Issue Date (inclusive) or the immediately previous payment date (inclusive) and the calculation date (exclusive);

TDIk = DI Rate, expressed daily, calculated with eight decimal places, rounded up or down;

where:

k = 1, 2, ..., n

DIk = DI Rate, in yearly percentage, on the basis of 252 business days, disclosed by the CETIP, corresponding to the “k” day;

dk= Number of business days corresponding to the validity period of the DI Rate, where “dk” is a whole number; and

S = 0.75.

The factor resulting from the expression (1 + TDIk x S) is considered with 16 decimal places, without rounding up or down.

The product of the daily factors [1 + (TDIk x S] is calculated, and upon each accrued daily factor the result is truncated with 16 decimal places, with the next daily factor being applied, and so on, until the last day included.

If the factors are accumulated, the factor resulting from “Fator DI” (DI Factor) shall be considered, with eight decimal places, rounded up or down.

4.9.2.                With due regard to the provisions in Clause 4.9.3. below, when the calculation of any pecuniary obligations related to the Debentures set out in this Indenture, the DI Rate is not available, the percentage corresponding to the last DI Rate officially disclosed until the calculation date shall be used in its place, and no financial compensation, fines or penalties shall be owed between Issuer and/or the Debenture Holders, upon subsequent disclosure of the DI Rate.

4.9.3.                In case of extinguishment, limitation and/or no disclosure of the DI Rate for more than ten (10) consecutive days after the date expected for its calculation and/or disclosure, or in case of impossibility of application of the DI Rate to the Debentures due to legal or judicial prohibition, the DI Rate shall be substituted with a similar substitute or one that has a similar financial result, judicially or legally determined for such purpose, as the case may be. In case of absence of a judicial or legal substitute for the DI Rate, the Fiduciary Agent shall within five (5) days counted as of the date of the end of the period of ten (10) consecutive days or the date of extinguishment of the DI Rate or the date of legal or judicial prohibition, as the case may be, convene a general meeting of Debenture Holders to resolve, by common agreement, with Issuer and with due regard to the applicable regulation, regarding the new remuneration parameter of the Debentures to be applied, which shall be the one that best reflects the market conditions in effect at the time. Until a resolution on such new remuneration parameter of the Debentures, upon calculation of any pecuniary obligations related to the Debentures set forth in this Indenture, the percentage corresponding to the last DI Rate officially disclosed shall be used to calculate the DI Rate, and no compensation shall be owed between the Issuer and/or the Debenture Holders upon resolution of a new remuneration parameter for the Debentures. In case the DI Rate is disclosed again prior to the occurrence of the general meeting of Debenture Holders set out above, said general meeting of Debenture Holders shall not be held, and the DI Rate, as of the date of its disclosure, shall be used again for the calculation of any pecuniary obligations related to the Debentures set out in this Indenture. In case at the general meeting of Debenture Holders set out above there is no agreement regarding the new remuneration of the Debentures between Issuer and Debenture Holders representing at least two- thirds (2/3) of the outstanding Debentures, Issuer hereby undertakes to redeem all the outstanding Debentures, with their consequent cancellation, within a period of thirty (30) days counted as of the date of the occurrence of the general meeting of Debenture Holders set out above or by the Maturity Date, whichever occurs first, for the outstanding balance of the Unit Par Value of the Debentures, plus Remuneration, calculated on a pro rate temporis basis since the Issue Date or the immediately previous Remuneration payment date, as the case may be, until the actual payment date, in which case, upon calculation of any pecuniary obligations related to the Debentures set out in this Indenture, the percentage corresponding to the last DI Rate officially disclosed shall be used in order to calculate the DI Rate.

4.10.                Payment of the Remuneration

4.10.1.                Without prejudice to the payments as a result of an early maturity of the obligations resulting from the Debentures or the performance of an Early Redemption of the Debentures, pursuant to the provisions set out in this Indenture, the Remuneration of the Debentures shall be paid as set out below.

4.10.2.                The payment of the Debentures Remuneration shall be made as follows:

(a) The Remuneration accrued throughout the first sixty (60) months as of the Issue Date shall not be paid in this period, being yearly capitalized to the principal amount, so that the principal balance by the end of each year is equivalent to the initial balance for the period, added by the capitalized interest on the relevant period, pursuant to the following formula:

final balance for the period = initial balance for the period x (1+t)du/252,

where t represents the interest/monetary adjustment rate originally contracted and DU represents the business days for the period;

(b)                as of the twenty-fifth (25th) day of the sixty-sixth (66th) month from the Issue Date, the Remuneration accrued on the Unit Par Value or Unit Par Value balance, already added by the Remuneration capitalized during the grace period, shall be paid, in national currency, in twenty-four (24) semiannual installments up to the two-hundred and fourth (204th) month.

(c)                throughout the grace period, interest shall not be fully capitalized as per item (a) above, being paid to creditors in the following rate, in case the EBITDA appraised on each financial year is higher than the following amounts:

i.                in case the EBITDA of any fiscal year of the grace period is higher than seven billion Reais (BRL 7 billion), twenty-five percent (25%) of the interest owed after January 1 of the fiscal year subsequent to such EBITDA shall be paid to creditors, with the remaining seventy-five percent (75%) being capitalized to the principal, as per item (a) above, until the disclosure of the EBITDA for the subsequent fiscal year;

ii.                in case the EBITDA of any fiscal year of the grace period is higher than seven billion, two hundred and fifty million Reais (BRL 7.25 billion), fifty percent (50%) of the interest owed in each appraisal period after January 1 of the fiscal year subsequent to the appraisal of such EBITDA shall be paid to creditors, with the remaining fifty percent (50%) being capitalized to the principal, as per item (a) above, until the disclosure of the EBITDA for the subsequent fiscal year;

iii.                in case the EBITDA of any fiscal year of the grace period is higher than seven billion, five hundred million Reais (BRL 7.5 billion), one hundred percent (100%) of the interest owed after January 1 of the fiscal year subsequent to the appraisal of such EBITDA shall be paid to creditors, until the disclosure of the EBITDA for the subsequent fiscal year;

4.11.                Repayment of the Unit Par Value

4.11.1.                After the grace period of five (5) years counting from the Issue Date is ended, the Unit Par Value or Unit Par Value balance, as the case may be, already including the Remuneration, capitalized during the grace period, shall be repaid in 24 semiannual installments, always on the 25th day of each month or, in case such date is not a Business Day, on the immediately subsequent Business day. The first installment is owed on day 25 of the sixty-sixth (66th) month after the Issue Date, and the remaining installments shall be due as follows:

Installment No. / Date	% to be repaid
Installments 1 to 10 – Due within 66 to 120 months after the Date of Ratification of the Judicial Reorganization Plan	2%
Installments 11 to 23 – Due within 126 to 198 months after the Date of Ratification of the Judicial Reorganization Plan	5.7%
Installment 24 – Due on the 204th month after the Date of Ratification of the Judicial Reorganization Plan	5.9%

4.12.                Place of Payment: All payments corresponding to the principal and to the Remuneration to which the Debentures are entitled shall be made upon electronic transfer (TED) to the checking account indicated by the Debenture Holders and shall be made on the dates set out in this Indenture, with due regard to the provisions in Clause 4.13 below.

4.13.                Extension of Terms: The terms corresponding to the payment of any obligations until the shall be deemed extended until the following first (1st) Business Day, if the maturity date coincides with the date on which banks are not open in the place of payment of the Debentures.

4.14.                Statute of Limitation on the Right to Additions: If the Debenture Holder does not come forward to receive the amount corresponding to any pecuniary obligations from Issuer on the dates provided for in this Indenture or in any communication published by Issuer in a newspaper indicated in Clause 4.16 below, it shall not be entitled to receive the Debenture Remuneration for the period related to the delayed receipt, but the vested rights shall be assured thereto until the date of the respective maturity or payment.

4.15.                 Renegotiation: The Debentures shall not be subject to planned renegotiation.

4.16.                Publicity: All acts and decisions to be taken as a result of the Issue which, in any way, may involve the interests of the Debenture Holders, shall be mandatorily communicated in the form of notice in the Official Gazette of the State of Rio de Janeiro and in the Newspaper “Valor Econômico” (“Notice to the Debenture Holders”), with due regard to the provisions in article 289 of Law 6,404/76.

4.17.                Risk Rating: No risk rating agency shall be hired within the scope of the Issue to ascribe rating to the Debentures.

4.18.                 Classification: The Debentures shall be unsecured, with payment rights equivalent to those of existing unsecured creditors or creditor who may exist in the future.

4.19.                Joint Liability: In compliance with the provisions of Clause 3.1.1.2 of the Judicial Reorganization Plan, the Companies Under Judicial Reorganization shall be jointly liable for compliance with all obligations set forth in this Indenture.

CLAUSE V – OPTIONAL EARLY REDEMPTION

5.1.                Total or Partial Optional Early Redemption

5.1.1.                Issuer may, at its own discretion, at any time, perform the total or partial optional early redemption of the Debentures (“Total or Partial Optional Early Redemption”). Upon Total or Partial Optional Early Redemption, the amount owed by Issuer shall be equivalent to the updated Unit Par Value of the Debentures (VNa) to be redeemed, plus all the other overdue and unpaid charges, calculated on a pro rata temporis based since the pay-up date or the last Remuneration payment date, whichever occurs last, until the date of actual Total or Partial Optional Early Redemption.

5.1.2.                The Total or Partial Optional Early Redemption may only be carried out by means of submission of individual communication to the Debenture Holders, or publication of announcement, pursuant to Clause 4.16 above, ten (10) Business Days in advance of the date the actual Total or Partial Optional Early Redemption of the Debentures is intended to be carried out (“Communication of Redemption”), and said communication shall include: (a) the date of performance of the Total or Partial Optional Early Redemption; (b) the quantity of Debentures subject to the Total or Partial Optional Early Redemption; (c) the mention that the amount corresponding to the payment will be the Updated Unit Par Value of the Debentures or balance of the Updated Unit Par Value of the Debentures, as the case may be, plus all the other overdue and unpaid charges by the date of the Total or Partial Optional Early Redemption; and (d) any other information necessary for the operation of the Total or Partial Optional Early Redemption.

5.1.3.                The payments of the Total or Partial Optional Early Redemption for the Debentures shall be made by means of electronic transfer of the amount due into the bank account indicated by the respective Debenture Holder.

5.1.4.                The Debentures redeemed by Issuer, as set out in this Clause, shall be either cancelled or held in treasury, at the discretion of Issuer.

5.2.                Compulsory Early Redemption

5.2.1.                Always up to one hundred and fifty (150) days after the end of the financial year, to be counted from the end of the financial year of the year of the Issue of the Debentures, Issuer shall:

(i)                calculate the Exceeding Cash Generation for the respective financial year, based on Oi’s audited financial statements; and

(ii)                use the Exceeding Cash Generation of the previous financial year to redeem part of the Debentures and repurchase or repay the debt of the creditors of the Restructured Debt, in a proportional (pro rata) manner, for an amount equivalent to 100% of the respective principal amount, together with the sum of the accrued and unpaid interest, if existing, until the date of the redemption (“Exceeding Cash Generation Offering”).

5.2.1.1.                For purposes of this Clause:

“Capital Increase” shall be defined based on the final structure of such capital increase within the scope of the approval of the Judicial Reorganization Plan.

“Restructured Debt” means the restructured debt in accordance with the terms and conditions of the Judicial Reorganization Plan of the Companies Under Judicial Reorganization.

“Exceeding Cash Generation” means the first three (3) financial years counted as of the Date of Ratification of the Judicial Reorganization Plan, when the Oi Group shall send the sum equal to 100% of the Net Revenue from the Sale of Assets exceeding two hundred million US dollars (USD 200,000,000.00) to investments in its activities. From the fourth (4th) financial year counted from the Date of Ratification of the Plan and provided that the Minimum Cash Balance be reached, Oi Group shall pass on to its Unsecured Creditors, Unsecured Bondholder Creditors and Secured Creditors the sum equal to seventy percent (70%) of the Net Revenue from the Sale of Assets, with the purpose of speeding up the payment of its debt within the scope of the Judicial Reorganization, provided that such disposal of assets exceeds two hundred million US dollars (USD200,000,000.00). As of the sixth (6th) financial year counted from the date of Ratification of the Plan, Oi Group shall pass on to its Unsecured Creditors, Unsecured Bondholder Creditors and Secured Creditors the sum equal to seventy percent (70%) of the Cash Balance that exceeds the Minimum Cash Balance.

“Net Revenue from the Sale of Assets” means the proceeds from the disposal of net assets of the direct costs related to the respective transaction (including costs with legal, accounting and financial advice and sales and commission) and any reallocation of incurred expenses, and duties and taxes paid or payable as a result of the respective disposal of assets.

“Cash Balance” means the sum of the following accounts of the consolidated balance sheet assets: 1.01.01 Cash and Cash Equivalents; 1.01.02 Financial Investments; and 1.02.01.01 Financial Investments at a Fair Value, ascertained in the consolidated annual financial statements of Oi.

“Minimum Cash Balance”, in relation to any financial year, means the greater value between: (1) 25% of the sum of the OPEX and the CAPEX for the respective financial year, calculated on an annual basis in the consolidated annual financial statements of Oi for the respective financial year; or (2) BRL 5 billion. Moreover, any proceeds from a Capital Increase shall be added to the calculation of the Minimum Cash Balance.

5.2.1.2 The distribution    of income within the Exceeding    Cash Generation    Offering shall be proportional to the creditors of the Restructured Debt in accordance with the Judicial Reorganization Plan. Any part of the Exceeding Cash Generation that remains after the Exceeding Cash Generation Offering may be used in any way that is not prohibited by the Indenture.

CLAUSE VI – EARLY MATURITY

6.1.                Early Maturity. With due regard to the provisions of the Clauses 6.2 to 6.6 of this Indenture, the Fiduciary Agent may declared the early maturity of all obligations included in this Indenture and require the immediate payment by Issuer, of the Updated Unit Par Value balance, of the Debentures plus the Remuneration, calculated on a pro rata temporis basis since that Pay-Up Date, or from the last Remuneration payment date, whichever occurs last, until the date of its actual payment, and to any other amounts potentially owed by Issuer to the Debenture Holders pursuant to this Indenture, upon occurrence of any of the following cases (“Event of Early Maturity”):

(a)                Failure, by Issuer, to pay any pecuniary obligation regarding the Debentures and/or this Indenture on the respective payment date set forth herein, not remedied within thirty (30) consecutive days counted from the date of the respective maturity;

(b)                Noncompliance by Issuer with any non-pecuniary obligation set out in this Indenture, not remedied within sixty (60) consecutive days counted as of the date of communication of said noncompliance (a) by Issuer to the Fiduciary Agent, or (b) by Debenture Holders representing twenty-five percent (25%) of the Outstanding Debentures to the Fiduciary Agent and to Issuer,

(c)                The early maturity of any financial obligation of any financial obligation of Issuer or of any Relevant Controlled Company in an amount greater than one hundred million US dollars (USD100,000,000.00) or an equivalent amount in any other currency, except if, exclusively in event of compliance, it is not remedied within fifteen (15) days counted as of its occurrence;

(d)                Judgment made final and unappealable or arbitral award, or similar proceedings that concern the cash payment of an individual or joint amount equivalent to, or greater than, one hundred million US dollars (USD100,000,000.00), or an equivalent amount in any currency, against Issuer or its Relevant Controlled Companies or any of their assets, without the occurrence of release or stay with offer of guarantee or pledge within one hundred and eighty (180) days counted as of the respective receipt of the decision, award, or similar proceeding;

(e)                Request of judicial or extrajudicial reorganization proceedings made by Issuer or one of its Relevant Controlled Companies;

(f)                Receivership or winding-up of Issuer, except if the receivership or winding-up results exclusively from the merger of the Relevant Controlled Company into any of its affiliates or controlled companies, transformation of the corporate form of Issuer from corporation into limited liability company or delisting as publicly-held company before the CVM;

(g)                Refusal or disagreement by Issuer with compliance of the obligations related to the Debentures included in the Indenture;

(h)                All or substantially all assets of Issuer or of any of its Restricted Controlled Companies are condemned, seized or otherwise expropriated, or the custody of such assets is taken over by any governmental authority or by court decision or Issuer of any of its Relevant Controlled Companies ceases to exercise the usual control over a substantial portion of its assets for sixty (60) consecutive days or more;

(i)                In case any of the following events occurs (i) declaration of bankruptcy by Issuer; (ii) filing for voluntary bankruptcy by Issuer; and (iii) filing for bankruptcy of Issuer by a third party which has not been cancelled or challenged in good faith by Issuer, seeking the suspension of the respective request within ninety (90) days;

(j)                transformation of Issuer into a limited liability company, in accordance with articles 220 to 222 of the Corporation Law;

(k)                disposal, tendering of guarantee or creation of any kind of lien or encumbrance over any of the assets or right of Issuer to any third parties, except (a) in order to tender guarantees in judicial or administrative proceedings; (b) if in favor of controlling, controlled companies, affiliates or under common control with Issuer, (c) in case of disposal of assets or rights, if conducted on an arm’s length basis, (d) in the ordinary course of business of Issuer; or (e) by means of the direct or indirect disposal of the assets listed in Exhibit 6.1; and provided that such disposal, tendering of guarantee or creation of lien or encumbrance over assets or right of the Issuer do not affect the compliance with the obligations of Issuer towards the Debenture Holders;

(l)                cancellation, revocation or termination of any documents related to this Issue;

(m)                lack of compliance, on the part of Issuer or on the part of any of its Relevant Controlled Companies, during the term of effectiveness of the Debentures, with laws, rules and regulations, including of an environmental nature, which affect or may affect, in a material manner, the ability of Issuer to fully and faithfully comply with its obligations related to the Issue, except those that are under dispute on a judicial or extrajudicial level, in good faith, by Issuer and/or by its Relevant Controlled Companies, as the case may be;

(n)                (i) revocation, termination, appropriation, suspension, adverse modification, cancellation or non-renewal of concessions for the provision of public telecom services held by Issuer, the revenues of which represent twenty percent (20%) or more of the Company’s EBITDA; (ii) enactment of any law, decree, normative act, ordinance or resolution that results in the revocation, termination, appropriation, suspension, relevant and adverse modification or cancellation of the concessions held by Issuer; (iii) amendment to the corporate purpose of Issuer that adversely affects its ability to comply with its obligations, as well as (iv) the start of any of the cases set out in items (i) or (ii) of this item (n), which may adversely affect compliance with the obligations of Issuer set out in this Indenture and which are not remedied within a period of thirty (30) days counted as of the date on which Issuer is made aware of the respective occurrence;

(o)                occurrence of consolidation, spin-off, merger or any kind of corporate reorganization involving Issuer or any of its Relevant Controlled Companies, except: (i) if the transaction has been approved in advance by Debenture Holders representing at least, two-thirds (2/3)of the outstanding Debentures; or (ii) if it has been guaranteed to the

Debenture Holders who wish so during a minimum period of six months counted as of the publication date of the corporate acts related to the transaction, the redemption of the Debentures held thereby, upon payment of the outstanding debt balance of the Unit Par Value, plus the Remuneration, calculated on a pro rata temporis basis (since the Issue Date or the immediately previous Remuneration payment, as the case may be, until the actual payment date); or (iii) for the corporate restructuring transactions described below (“Corporate Reorganization Restriction”):

(i)                Merger of Oi Internet S.A. into Oi or Telemar or Oi Móvel; (ii) Merger of Oi Móvel into Telemar or into Oi;

(iii)                Merger of Telemar into Oi;

(iv)                Merger of Paggo Administradora Ltda. into Oi Móvel;

(v)                Merger of Brasil Telecom Comunicação Multimídia Ltda. into Telemar or into Oi; (vi) Business Combination seeking the consolidation of the Brazilian telecom market; (vii) Merger of Copart 4 into Telemar;

(viii)                Merger of Copart 5 into Oi;

(ix)                Merger or transfer of assets from SEREDE – Serviços de Rede S.A. into one or more Companies Under Judicial Reorganization;

(x)                Incorporation or transfer of assets from Rede Conecta Serviços de Rede S.A. into one or more Companies Under Judicial Reorganization;

(xi)                Any reorganization that does not cause a relevant adverse material effect on the companies integrating the Oi Group and that does not substantially modify the business nature of the companies integrating the Oi Group.

6.2.                The Fiduciary Agent shall not be charged for the knowledge of any Event of Early Maturity or knowledge of any remedy for any Event of Early Maturity, unless (i) an authorized responsible party or agent of the Fiduciary Agent with direct responsibility for the management of the Indenture has knowledge of a fact of such Event of Early Maturity, or (ii) a written notification of such Event of Early Maturity has been delivered to such authorized responsible party of the Fiduciary Agent by Issuer or any of the Debenture holders.

6.3.                If any of the other events of Early Maturity set forth in Clause 6.1 above occurs, the Fiduciary Agent shall, including for purposes of the provisions set out in Clauses 9.6 and 9.6.1 below, call, within five (5) Business Day after the date when the occurrence thereof is ascertained, a general meeting of Debenture Holders, to be held within the minimum term set out in law. If, at said general meeting of Debenture Holders, Debenture Holders representing at least two-thirds (2/3) of the outstanding Debentures, decide for considering the early maturity of the obligations arising from the Debentures, the Fiduciary Agent shall declare the early maturity of the obligations arising from the Debentures; otherwise, or in case of no instatement upon second call, of the aforementioned general meeting of Debenture Holders, the Fiduciary Agent shall not declared the early maturity of the obligations resulting from the Debentures.

6.4.                Upon occurrence of the following events of Early Maturity set out in Clause 6.1 above, items (f), (i), (j) and (o) the obligations arising from the Debentures shall become automatically overdue, regardless of notice or notification, whether judicial or extrajudicial.

6.5.                Upon occurrence of the early maturity of the obligations arising from the Debentures, Issuer undertakes to redeem all the outstanding Debentures, with their consequent cancellation, upon payment of the outstanding debt balance of the Unit Par Value of the outstanding Debentures, plus the Remuneration, calculated on a pro rata temporis since the Issue Date until the actual payment date, and any other amounts potentially owed by Issuer pursuant to this Indenture, within a period of three (3) Business Days counted as of date of declaration of the early maturity.

6.6.                Upon occurrence of the early maturity of the obligations arising from the Debentures, the proceeds received as payment of the obligations arising from the Debentures, as they are received, shall be immediately invested in the repayment or, if possible, settlement of the debt balance of the obligations arising from the Debentures. In case the proceeds received as payment of the obligations arising from the Debentures are not sufficient to simultaneously settled all obligations arising from the Debentures, such proceeds shall be imputed in the following order, so that one the amount corresponding to the first item have been settled, the proceeds are allocated to the immediately following item, and so on: (i) any amounts owed by Issuer pursuant to this Indenture (including the remuneration and the expenses incurred by the Fiduciary Agent), other than the amounts to which items (ii) and (iii) below refer; (ii) Remuneration, and all other charges due in accordance with the obligations arising from the Debentures; (iii) the outstanding debt balance of the Unit Par Value of the outstanding Debentures. Issuer shall remain liable for the outstanding balance of the obligations arising from the Debentures that have not been paid, without prejudice to the addition of Remuneration and other charges levied on the outstanding balance of the obligations arising from the Debentures while unpaid; Issuer hereby represents that it is a net and certain debt, which can be charged through extrajudicial collection or by means of a judicial enforcement process.

6.7.                Waiver or Prior Temporary Pardon. Notwithstanding the provisions in this Clause 6, Issuer may, at any time, convene a General Meeting of Debenture Holders so the latter may resolve upon the waiver or prior temporary pardon (prior waiver request) of any Event of Early Maturity set out in Clause 6.1 above, which will depend on approval of Debenture Holders holding at least sixty percent (60%) of the outstanding Debentures.

CLAUSE VII – ADDITIONAL OBLIGATIONS OF ISSUER

7.1.                Special Obligations of Issuer. Without prejudice to all the other obligations set out in this Indenture and in the applicable legislation and regulation, until full settlement of the Debentures (for as long as the outstanding debt balance of the Debentures is not fully paid), Issuer shall comply with the following obligations:

(i)                Issuer shall timely and duly pay all amounts owed thereby pursuant to the Debentures and this Indenture;

(ii)                Pursuant to Bankruptcy Law 11,101/05, Issuer shall maintain its corporate existence and all necessary records and shall take all measures in order to maintain all rights, advantages, titles, properties, franchises and alike necessary or convenient for the ordinary course of business, activities or operations, it being certain that such obligations shall not require that Issuer maintain such rights, advantages, properties, franchises or alike in case the failure to comply with such obligations (i) does not result in an adverse material effect on Issuer or (ii) does not result in an adverse material effect on the rights of the Debenture Holders or is not prohibited by the Indenture;

(iii)                Issuer shall always maintain as valid, effective and in perfect order and full effect all authorizations and licenses required so that they continue offering telecom services, such as the services provided on the Issue Date, except if the lack of maintenance of such authorizations and licenses does not cause an adverse material effect on Issuer. In case the authorizations and/or licenses are no longer essential in order to provide the telecom services, Issuer may, in accordance with the legislation in force, cease to maintain such authorizations and/or licenses;

(iv)                Issuer shall notify the Fiduciary Agent, as soon as possible and, in any case, within ten (10) business days after Issuer is made aware of the occurrence of any Event of Early Maturity;

(v)                Restriction to Payment of Dividends: Issuer and any of the Relevant Controlled Companies shall not declare or make the payment of any dividends, capital return or make any other payment or distribution on (or related to) the shares of the share capital or of any Relevant Controlled Company (including any payment in relation to any merger or consolidation involving Issuer or any Relevant Controlled Company), except for:

(A)                dividends, capital return or other distributions, pursuant to the bylaws of Issuer;

(B)                dividends, capital return or other distributions exclusively for Issuer and/or Relevant Controlled Company; or

(C)                dividends, distribution or capital return carried out ratable to Issuer and its Relevant Controlled Companies, on the one part, and to the minority holders of the share capital of a Relevant Controlled Company, on the other part (or at least in a proportional manner for the minority shareholder);

(D)                payments or distributions by Issuer or any Relevant Controlled Company to dissenting shareholders in accordance to the applicable legislation related to merger, incorporation, acquisition transactions conducted upon or after the Issue Date and which are not prohibited in accordance with this Indenture;

(E)                any payment of dividends made in accordance with the Judicial Reorganization Plan or as determined by the applicable legislation.

Issuer and its Relevant Controlled Companies shall only make any dividend distribution to their shareholders in accordance with the provisions below:

a.                 By the sixth (6th) anniversary of the Issue Date, they shall not make any payment of dividends;

b.                From the sixth (6th) anniversary of the Issue Date onwards, they shall be authorized to pay dividends only if Net Debt/EBITDA ration is equal to, or lower than, two (2) after the end of the relevant financial year.

For purposes of this, “Net Debt” shall be defined as the Total Consolidated Debt deducted from the Cash and Cash Equivalents.

(vi)                Issuer shall make available, as well as arrange, for the Fiduciary Agent, as and Debenture holders, upon request thereby in writing, the following reports on a consolidated basis:

a.                Consolidated and audited annual financial statements of Oi, prepared in accordance with the Brazilian GAAP or IFRS, within 30 days after such statements have been made publicly available, but in no more than 150 days after the end of the Oi’s financial year;

b.                [Consolidated and audited annual financial statements of Issuer, prepared in accordance with the Brazilian GAAP or IFRS, within 30 days after such statements have been made publicly available, but in no more than 150 days after the end of Issuer’s financial year] [IN CASE OI IS NOT THE ISSUER];

c.                Consolidated and unaudited quarterly financial statements of Oi, prepared in accordance with the Brazilian GAAP or IFRS, within 30 days after such statement shave been made publicly available, but in no more than 60 days after the end of each financial quarter of Oi).

The delivery of the reports above to Fiduciary Agent is for information purposes only. The access to, or receipt of, by the Fiduciary Agent, of such reports, shall not entail the commitment of Issuer towards any information contained in the aforementioned documents, including in relation to our compliance with any of our Relevant Controlled Companies with any of its obligations set out in the Indenture (it being certain that the Fiduciary Agent shall exclusively trust the declarations made by the officers).

(vii)                Issuer shall provide to the Fiduciary Agent:

(a)                within one (1) Business Day after the date when they are made, notices to the Debenture Holders;

(b)                immediately after its awareness of receipt, as the case may be, the submission of a copy of any correspondence or notification, whether judicial or extrajudicial, received by Issuer related to an Event of Default; and

(c)                within ten (10) Business Days counted as of the date of the respective request, an answer to any doubts of the Fiduciary Agent regarding any information that may be reasonably requested thereto;

(viii)                Issuer shall maintain up-to-date its registration as publicly-held company at CVM and make available to its shareholders and Debenture Holders, at least on a quarterly basis, the consolidated financial statements set out in article 176 of the Corporation Law, with due regard to the rules on the disclosure of information determined by the legislation and the CVM’s rules;

(ix)                Issuer shall inform the Liquidator Bank of any early payment as a result of the provisions contained in Clause 5.1 or 5.2 above, at least two (2) Business Days in advance of the date scheduled for the respective early payment;

(x)                Issuer shall structure and maintain an adequate and efficient service to the Debenture Holders, in order to ensure an efficient treatment of the Debenture holders, and may use, for such purpose, a structure and bodies intended to serve its shareholders or hire an authorized financial institution to provide such service;

(xi)                Issuer shall comply with the laws, regulations, administrative rules and determinations by governmental bodies, independent agencies or tribunals, applicable to the management of its business, except those questioned in good faith within the administrative and/or judicial spheres or the noncompliance with which does not adversely and materially affect Issuer’s ability to honor its obligations pursuant to this Indenture;

(xii)                Issuer shall hire and maintain hired, at its own expense, those service providers inherent to the obligations set out in this Indenture, including, but not limited to, the Fiduciary Agent, the Bookkeeping Agent and the Liquidator Bank;

(xiii)                Issuer shall make, as long as so requested by the Fiduciary Agent, the payment of the reasonable and duly proven expenses incurred by the Fiduciary Agent and, whenever possible, agreed in advance with Issuer pursuant to Clause 9.4 below;

(xiv)                Issuer shall immediately notify the Fiduciary Agent of the call of any general meeting of the Debenture Holders by Issuer;

(xv)                Issuer shall immediately convene a general meeting of Debenture Holders to resolve upon any of the matters that are in the interest of the Debenture Holders, in case the Fiduciary Agent does not do so within the applicable term;

(xvi)                Issuer shall attend the general meetings of Debenture Holders, whenever requested;

(xvii)                Keep all authorizations necessary for the execution of this Indenture and the fulfillment of all obligations set forth herein always valid, effective and in perfect order and in full force.

CLAUSE VIII – SUSPENSION OF OBLIGATIONS

8.1.                Starting on the date of an Event of Suspension of Obligations and ending on a Reversal Date (as defined below) (said period being referred to as “Suspension Period”) with regard to the Debentures, the obligations listed below shall no longer be applicable to the Debentures (“Suspended Obligations”):

(1)                Early annual redemption with Exceeding Cash Generation;

(2)                Dividend Payment Restriction;

(3)                Corporate Reorganization Restriction.

8.2.                During each Suspension Period, no compliance, Event of Early Maturity or breach of any clause shall be deemed as existing, in accordance with the terms of this Indenture. Issuer and all of its Relevant Controlled Companies shall be fully exempt from any responsibility for any acts or events taken or incurred during the Suspension Period or, even, any contractual obligations prior to a Reversal Date (as if, during this time period, such acts, events or contractual obligations were permitted).

8.3.                During any time period, in case two (2) rating agencies rate Oi as investment grade and no noncompliance or Event of Early Maturity has occurred, the obligations listed in clause 8.1 shall be suspended (“Event of Suspension of Obligations”). If, on any subsequent date (“Reversal Date”), one (1) or both rating agencies cancel the investment grade or reduce the ratings of Oi S.A – Under Judicial Reorganization below the investment grade, the suspended obligations shall be again applicable. Issuer shall notify the Debenture Holders by means of a letter sent to the Fiduciary Agent of the occurrence of an Event of Suspension of Obligations or the Reversal Date.

ARTICLE IX – FIDUCIARY AGENT

9.1.                Issuer hereby appoints and constitutes as Fiduciary Agent of the Issue, the Fiduciary Agent, identified in the preamble to this Indenture, which signs as such and hereby, and pursuant to law, accepts the appointment to, under the law and this Indenture, represent the joining of the Debenture Holders representing that:

a.                it is a financial institution duly organized, incorporated and existing as a joint-stock company, pursuant to the Brazilian laws;

b.                it is duly authorized and has obtained all authorizations, including the legal, corporate and regulatory ones and those from third parties, as applicable, necessary to execute this Indenture and the fulfillment of all obligations set forth herein, all legal, corporate and regulatory requirements and those from third parties necessary therefor having been fully satisfied;

c.                the legal representative(s) of the Fiduciary Agent who sign this Indenture have, as the case may be, corporate and/or delegated powers to undertake, on behalf of the Fiduciary Agent, the obligations set out herein, and being attorneys-in-fact, have legally granted powers, while the respective powers of attorney are in full effect;

d.                this Indenture and the obligations set forth herein are lawful, valid, binding and effective obligations of the Fiduciary Agent, enforceable pursuant to its terms and conditions;

e.                the execution, the terms and conditions of this Indenture and compliance with the obligations set out herein (a) do not violate the bylaws of the Fiduciary Agent; (b) do not violate any agreement or instrument of which the Fiduciary Agent is part and/or by means of which any of its assets is subject; (c) do not violate any legal or regulatory provision to which the Fiduciary Agent and/or any of its assets is subject; and (d) do not violate any administrative, judicial or arbitral order, decision or judgment that may affect the Fiduciary Agent and/or any of its assets;

f.                accepts the duty to which it was appointed, fully undertaking the duties and attributions set out in the specific legislation and in this Indenture;

g.                knows and fully accepts this Indenture and all of its terms and conditions;

h.                verified the veracity of the information contained in this Indenture, based on the information provided by Issuer, it being certain that the Fiduciary Agent did not conduct any independent or additional procedure to verify the veracity of the information submitted;

i.                it is aware of the applicable regulations enacted by the Central Bank of Brazil and CVM;

j.                it does not, under the penalties of law, have any legal impediment, pursuant to article 66, paragraph 3, of the Corporation Law, CVM Ruling No. 583, of December 20, 2016, as amended, or, in case of amendment, that which may replace it (“CVM Ruling 583”), and other applicable standards, to exercise the duties conferred upon it;

k.                it is not in any of the situations of conflict of interest set out in article 6 of CVM Ruling 583;

l.                it has no connection to the Issuer that prevents it from exercising its duties;

m.                shall ensure equal treatment to all Debenture Holders.

9.2.                The Fiduciary Agent shall exercise its duties as of the date of execution of this Indenture or any potential addendum related to the substitution, and must remain in the exercise of its duties until the full settlement of all obligations pursuant to this Indenture, or until its effective substitution.

9.3.                In case of absence, temporary impediments, resignation, intervention, judicial or extrajudicial liquidation, bankruptcy or any other case of vacancy or substitution of the Fiduciary Agent, the following rules apply:

a.                the Debenture Holders shall have the option, after the closing of the Offering, to replace the Fiduciary Agent and appoint its substitute, at a GMD especially called to such end;

b.                if the Fiduciary Agent is unable to continue to carry out its duties due to circumstances that are supervening to this Indenture, it shall immediately inform the Debenture Holders of such fact, requesting its replacement, as well as calling a GMD to such end;

c.                if the Fiduciary Agent resigns from its duties, it shall remain exercising it until a substitute institution is appointed by the Issuer and approved by the GMD and effectively takes over the duties;

d.                a GMD shall be held, within thirty (30) days after the event that determines it, to choose the new fiduciary agent, which meeting may be called by the Fiduciary Agent to be replaced himself, by the Issuer, by Debenture Holders representing at least ten percent (10%) of the outstanding Debentures, or by the CVM; if the call is not made within fifteen (15) days prior to the end of the term set forth herein, it shall be incumbent upon the Issuer to make it, and the CVM may appoint a provisional substitute for as long as the process of choice of the new fiduciary agent is not finished;

e.                the substitution of the Fiduciary Agent (a) shall be subject to prior communication to the CVM and its pronouncement regarding the compliance with the requirement set out in CVM Ruling 583; and (b) if on a permanent basis, it shall be the subject matter of an addendum to this Indenture;

f.                the payments to the substitute Fiduciary Agent shall be made ratably to the period of the actual service provision;

g.                the substitute fiduciary agent shall be entitled to the same compensation received by the previous one, if (a) the Issuer has not agreed to the new amount of compensation of the fiduciary agent proposed by the GMD referred to in item c above; or (b) the GMD referred to in item c above does not resolve on the matter;

h.                the substitute fiduciary agent shall, immediately after its appointment, inform it to the Issuer and to the Debenture Holders, under Clauses 4.16 and 11; and

i.                the rules and precepts enacted by the CVM apply to the cases of substitution of the Fiduciary Agent.

9.4.                For the performance of the duties and attributions incumbent thereon, under the law and this Indenture, the Fiduciary Agent or the institution that may replace it as such:

a.                shall receive a compensation:

i.                of [•] Reais (BRL [•]) per year, owed by Issuer (without prejudice to the Surety), with the first installment of the compensation being due on the fifth (5th) Business Day counted as of the execution date of this Indenture, and the others, on the same date of the subsequent years, until the maturity of the Issue, or for as long as the Fiduciary Agent represents the interests of the Debenture Holders;

ii.                annually adjusted, since the payment date of the first installment, according to the variation of the IGPM (General Market Price Index), or any index that may replace it, calculated on a pro rate temporis basis, if necessary;

iii.                plus the Tax on Services of Any Nature – ISSQN, the Contribution to the Social Integration Program – PIS, the Social Security Financing Contribution – COFINS and any other taxes and expenses that may be applicable to the compensation owed to the Fiduciary Agent, at the rates in effect on the dates of each payment, except for the Tax on Income and Proceeds of Any Nature – IR;

iv.                due until the maturity, redemption or cancellation of the Debentures and even after their maturity, redemption or cancellation in case of participation of the Fiduciary Agent in the collection of any default related to the Debentures and not remedied by Issuer, in which cases the compensation owed to the Fiduciary Agent shall be calculated ratably to the months of participation of the Fiduciary Agent, based on the amount of item i above, adjusted pursuant to item ii above;

v.                plus, in case of default in its payment, regardless of notice, notification or judicial or extrajudicial notification, concerning the amounts in default, (i) default interest at one percent (1%) a month, calculated pro rata temporis since the date of default until the actual payment date; (ii) default fine, irreducible and of non-compensatory nature, of two percent (2%); and (iii) monetary update according to the IGPM, calculated pro rate temporis since the date of default until the actual payment date; and

vi.                carried out by means of a deposit into the checking account to be indicated in writing by the Fiduciary Agent to the Issuer, with the deposit slip being used as proof of payment settlement;

b.                shall be reimbursed by Issuer (without prejudice to the Surety) for all expenses in which it provenly incurs to protects that rights and interests of the Debenture Holders or to realize its credit, within ten (10) days counted as of the date of delivery of the copy of the evidentiary documents in this regard, provided that the expenses have been, wherever possible, approved by Issuer, which shall be deemed approved in case Issuer does not pronounce itself within five (5) Business Days counted as of the date of receipt of the respective request by the Fiduciary Agent, including expenses with:

1.                publication of reports, call notices, notices, notifications and others, as set out in this Indenture, and others that may be required by the applicable regulations;

2.                certificate extracts;

3.                transportation, travels, food and accommodation, when necessary for the performance of its duties pursuant to this Indenture;

4.                expenses with photocopies, scanning and submission of documents;

5.                expenses with telephone contacts and conference calls;

6.                expenses with specialists, such as audits and inspection; and

7.                hiring of legal advice to the Debenture Holders;

c.                may, in case of noncompliance on the part of the Issuer with the payment of the expenses to which items “a” and “b” above refer for a period longer than thirty (30) days, request to the Debenture Holders an advance for the payment of reasonable expenses with legal, judicial or administrative procedures in order to protect the interests of the Debenture Holders, which expenses shall be, wherever possible, approved in advance and advanced by the Debenture Holders, in the proportion of their credit, and, subsequently, reimbursed by Issuer (without prejudice to the Surety), it being certain that the expenses to be advanced by the Debenture Holders, in the proportion of their credit, include expenditure related to attorney’s fees of third parties, court deposits, costs and judicial fees in actions filed by the Fiduciary Agent or resulting from actions filed against it in the exercise of its duty, or even that causes losses or financial risks thereto, as a representative of the pool of the Debenture Holders; any expenses, court deposits and costs resulting from the loss of suit expenses in court actions shall be equally borne by the Debenture Holders as well as its compensation, the Fiduciary Agent may request a guarantee of the Debenture Holders for coverage of the risk of loss of suit; and

d.                the credit of the Fiduciary Agent for expenses incurred to protect the rights and interests or realize credits of the Debenture Holders that has not been settled as set forth in item c above shall be added to the Issuer’s debt, having preference over it in the payment order.

9.5.                In addition to others set out in law, in the CVM regulations and in this Indenture, the following are duties and attributions of the Fiduciary Agent:

a.                to take full responsibility for the services contracted, under the legislation in force;

b.                to fund all expenses arising from the enforcement of its services, including all present or future municipal, state or federal taxes, due as a result of the execution of its services, with due regard to the provisions in this Indenture; and (b) all civil, labor and/or social security charges;

c.                to protect the rights and interests of the Debenture Holders, using, in the exercise of its duties, the care and diligence that every active and reputable person employs in the management of their own assets;

d.                to resign from its duties in case a conflict of interest arises, or any other form of inaptitude;

e.                to safeguard all of the bookkeeping, mail and other papers connected to the fulfillment of its duties;

f.                to verify, upon accepting the position, the veracity of the information found in this Indenture, ensuring diligence so that any omissions, errors or defects of which it is aware are cured;

g.                to promote, at the competent bodies, in case Issuer fails to do so, the registration and/or enrollment    of this Indenture and respective    annotations    in the addenda to such instruments, remedying gaps and irregularities that may exist therein, without prejudice to the occurrence of non- compliance with the non-pecuniary obligation; in this case, the registrar shall notify the management of Issuer so that the latter provides the necessary indication and documents;

h.                to verify the observance of the frequency of the provision of the mandatory information, warning the Debenture Holders of any possible omissions    or inaccuracies    contained in said information;

i.                to issue an opinion regarding the sufficiency of the information contained in the proposals for changes to the conditions of the Debentures;

j.     to request, whenever it deems necessary for the proper performance of its duties, updated certificates of Issuer, which are necessary and pertinent, from civil distributors, offices of the Public Treasury, protest registry offices, Lower Labor Courts, Office of the Attorney-General    of the Treasury, or criminal distributors,    as the case may be, where the headquarters    of the main establishment of Issuer is located;

k.                to request, when it considers necessary, extraordinary due diligence at the Issuer, at the expenses of the latter;

l.                to convene, when necessary, a general meeting of Debenture Holders (GMD) pursuant to this Indenture;

m.                to attend the GMDs in order to provide information requested thereto;

n.                to prepare, within the legal period, an annual report intended for the Debenture Holders, pursuant to article 68, paragraph 1, item (b), of the Corporation Law, which shall contain at least the information below, and Issuer shall, for such purpose, send all financial information, corporate acts and organizational chart of the corporate group of Issuer (which shall contain the controlling companies, the controlled companies, the companies under common control, affiliates, and the members of the control block) and all the other information necessary for the preparation of the report that may be requested by the Fiduciary Agent, which shall be duly sent within thirty (30) days prior to the end of the period for the report to be made available:

i.                a possible omission or inaccuracy of which it becomes aware, contained in the information disclosed by the Issuer, or also a default on or delay of the mandatory provision of information by the Issuer;

ii.                amendments to the Bylaws of Issuer occurring during the period;

iii.                comments on the Issuer’s consolidated financial statements, focusing on the economic, financial and capital structure indicators of the Issuer;

iv.                position of the Offer or placement of the Debentures in the market;

v.                redemption, amortization, renegotiation and payments of Remuneration made during the period, as well as acquisitions and sales of Debentures made by Issuer;

vi.                overseeing of the allocation of funds raised through the Debentures, according to the information obtained from the Issuer’s managers;

vii.                list of assets and values possibly delivered to its management;

viii.                compliance with all the other obligations undertaken by Issuer pursuant to this Indenture;

ix.                existence of other issues of debentures, whether public or private, made by Issuer and/or by an affiliate, controlled or controlling company, or company of the same economic group of Issuer where it has acted as fiduciary agent in the period, as well as the following data on said issues set forth in Exhibit 15, article 1, item XI, items (a) to (f) of CVM Ruling 583; and

x.                statement on its aptitude to continue to occupy the position of fiduciary agent;

o.                to make the report available to which item n above refers within a maximum period of four (4) months counted as of the end of each financial year of Issuer, at least at the Issuer’s principal place of business, in the offices of the Fiduciary Agent, at CVM, at CETIP and the main offices of the Lead Coordinator;

p.                to publish, at the expense of Issuer (without prejudice to the Surety), pursuant to this Indenture, announcement communicating to the Debenture Holders that the report to which item n above refers is available in the locations indicated in item o above;

q.                to keep the list of Debenture Holders and their addresses up-to-date, including in relation to the Issuer, the Bookkeeping Agent, the Liquidator Bank and CETIP, and in order to comply with the provisions set forth in this item, the Issuer and the Debenture Holders, as soon as they subscribe, pay-up or acquire the Debentures expressly and hereby authorize the Bookkeeping Agent, the Liquidator Bank and CETIP to comply with any requests made by the Fiduciary Agent, including those pertaining to the disclosure, at any time, of the Debenture position and their respective Debenture Holders;

r.                to coordinate the draw of the Debentures to be redeemed in the cases set out in this Indenture, if applicable;

s.                to inspect compliance with the clauses included in this Indenture, including any positive and negative covenants;

t.                to notify the Debenture Holders, if possible individually or, in case it is not possible, pursuant to this Indenture, within five (5) Business Days counted as of the date on which the Fiduciary Agent became aware of any noncompliance, by Issuer, with any obligation set out in this Indenture, indicating the location where it will provide clarifications to the major interested parties, it being certain that a communication of equal content shall be sent to Issuer, the CVM and CETIP;

u.                to disclose the information referred to in letter n above, item ix, on its website as soon as it becomes aware thereof; and

v.                to disclose to the Debenture Holders and all the other market participants, on its website and/or customer service center, on each Business Day, the debt balance per unit of the Debentures, calculated by Issuer jointly with the Fiduciary Agent.

9.6.                In case of noncompliance by Issuer with any of its obligations set out in this Indenture as applicable, the Fiduciary Agent shall use, any and all action to protect the rights or defend the interests of the Debenture Holders, and shall, for such purpose:

a.                to declare, in observance of the conditions in this Indenture, the obligations arising from the Debentures to have matured early and to collect the principal and ancillary amounts thereof;

b.                if there are no security interests, to petition for bankruptcy of the Issuer;

c.                to take any other measures necessary for the Debenture Holders to realize their credits; and

d.                to represent the Debenture Holders in bankruptcy, insolvency (if applicable), judicial or extrajudicial reorganization proceedings or, if applicable, extrajudicial intervention or liquidation of the Issuer.

9.6.1.                The Fiduciary Agent shall only be exempted from the responsibility for the non-adoption of measures contemplated in Clause v above, if the GMD is convened, it authorizes it through resolution of the Debenture Holders, respecting the applicable quorum. In the event of Clause 9.6, letter d, the resolution by the majority of the outstanding Debentures shall be sufficient.

9.7.                The Fiduciary Agent shall not be obliged to make any check to the accuracy of any document or record it deems to be authentic and which has been sent thereto by the Issuer or by third parties upon the latter’s request, to substantiate its decisions, and it shall not be held liable for the drafting of said documents, the drafting of which shall remain under the legal and regulatory obligation of the Issuer, under the applicable legislation.

9.8.                The Fiduciary Agent shall not issue any type of opinion or make any judgment on the guidance regarding any fact of the Issue the definition of which is incumbent upon the Debenture Holders, pursuant to Clause 10 below, and shall solely undertake to act in compliance with the instructions transmitted thereto by the Debenture Holders, pursuant to Clause 10 below, and in accordance with the attributions conferred thereupon by law, by Clause 9.5 above and by the other provisions of this Indenture. In this respect, the Fiduciary Agent does not have any responsibility over the result or over the legal effects resulting from strict compliance with the guidance from the Debenture Holders transmitted thereto as defined by the Debenture Holders, pursuant to Clause 10 below, and reproduced before the Issuer.

9.9.                The performance of the Fiduciary Agent is limited to the scope of CVM Ruling No. CVM 583, the applicable articles of the Corporation Law and this Indenture, and the Fiduciary Agent is exempted, in any form or under any pretext, from any additional responsibility there has not resulted from the applicable legal and regulatory provisions or from this Indenture.

CLAUSE X – GENERAL MEETING OF DEBENTURE HOLDERS

10.1.                The Debenture Holders may, at any time, hold at a GMD, as set forth in article 71 of the Corporation Law, in order to resolve on matters of interest to the group of Debenture Holders.

10.1.1                The provisions in the Corporation Law regarding general meetings of shareholders shall be applicable, as the case may be, to the GMD.

10.2.                Call Notice and Instatement. The GMD may be called (a) by Issuer; (b) by the Fiduciary Agent or (c) by Debenture Holders representing at least ten percent (10%) of the Debentures.

10.2.1.                The call of the GMD shall be made by an announcement published at least three (3) times in the newspapers indicated in this Indenture, in compliance with the other rules connected to the publication of announcements to call general meetings, contained in the Corporation Law, in the applicable regulations and in this Indenture

10.2.2.                The GMDs shall be held within a minimum period of eight (8) days counted as of the date of the first publication of the call notice. Any GMD on second call may only be held within at least five (5) days after the date of publication of the new call notice.

10.2.3.                Regardless of the formalities set forth in the applicable legislation and in this Indenture, a GMD shall be considered regular when attended by the holders of all Outstanding Debentures.

10.2.4.                The GMD shall be convened, at first call, with the presence of holders of at least half of the outstanding Debentures and, at second call, with any quorum.

10.2.5.                In case the Debenture Holders do not appear on first call at the GMD, a new call notice shall be mandatory, it being certain that the absence of a quorum upon second call, as set out in Clause 10.2.4. above, or the abstention, shall not be deemed as a prohibition of the Debenture Holders to the resolutions of item 10.4.5 below.

10.3.                Presiding Board. The presidency of the GMD shall be incumbent upon the Debenture Holder elected by the majority of the Debenture holders present therein, while it shall be at the discretion of the president to appoint a secretary for the GMD.

10.4.                Resolution Quorum. Upon the resolutions of the GMD, each outstanding Debenture shall be entitled to one vote, the appointment of an attorney-in-fact being admitted, whether Debenture Holder or not.

10.4.1.                For purposes of the creation of all installation quorums and/or resolution of any GMD set out in this Indenture, those Debentures: (i) held in treasury by Issuer; or (ii) owned by: (a) companies controlled by Issuer, and (b) managers of Issuer, including, but not limited to, persons directly or indirectly related to any of the aforementioned persons, including their spouses, partners or relatives up to second (2nd) degree, shall not be considered.

10.4.2.                Without prejudice to specific quorums established in this Indenture and in the applicable legislation, the resolutions of the GMDs shall depend upon approval of Debenture Holders that hold at least two-thirds (2/3) of the outstanding Debentures, except for the amendment of Clause 11.7, which will depend on the approval of Debenture Holders holding ninety (90%) and where otherwise set out in this Indenture.

10.4.3.                The presence of the legal representatives of Issuer at the General Meetings of Debenture Holders shall be optional, it being certain that the Debenture Holders may discuss and resolve without the presence of the latter, if they wish so.

10.4.4.                The provisions in Law 6,404/76, regarding the general meetings of shareholders shall apply, where applicable, to the GMDs. In any event, any and all GMD shall always be held during business hours and, preferably, at Issuer’s main offices, it being possible to hold the GMD at a different location.

10.4.5. Any resolutions taken by the Debenture Holders, at GMDs, within the scope of their legal authority, with due regard to the quorum required in this Indenture, shall be binging upon all holders of outstanding Debentures, regardless of their attendance at the GMDs or votes cast at the respective GMDs.

10.5                The Fiduciary Agent shall attend the general meetings of Debenture Holders and provide the Debenture Holders with the information requested therefrom.

CLAUSE XI – MISCELLANEOUS

11.1.                Communications. Communications to be sent to Issuer pursuant to this Indenture shall be submitted to the following address:

To the Issuer:

Oi S.A. – Under Judicial Reorganization

Rua Humberto de Campos, 425 – 8° andar

CEP: 22430-190, Rio de Janeiro – RJ

Attn.: Mr. [•]

Phone.: 55 21 [•]

E-mail: [•]

Telemar Norte Leste S.A. – Under Judicial Reorganization

Rua Humberto de Campos, 425 – 8° andar

CEP: 22430-190, Rio de Janeiro – RJ

Attn.: Mr. [•]

Phone: [•]

E-mail: [•]

Oi Móvel S.A. – Under Judicial Reorganization

Rua Humberto de Campos, 425 – 8° andar

CEP: 22430-190, Rio de Janeiro – RJ

Attn.: Mr. [•]

Phone.: [•]

E-mail: [•]

To the Fiduciary Agent:

[Name]

[address]

CEP: [•], Rio de Janeiro – RJ

Attn.: Mr. [•]

Phone.: 55 21 [•]

11.1.1.                Any communications to be sent to Issuer or to the Fiduciary Agent pursuant to this Indenture, if made by fax or electronic mail shall be deemed to have been received on the date of their submission, provided that their receipt is confirmed by an indication (receipt printed by the machine used by the sender, by telephone confirmation), and the respective originals shall be sent within 5 Business Days after the submission of the message; if sent by mail, communications shall be deemed delivered when received as registered mail or with “notice of receipt” sent by Post or telegram.

11.1.2. The communications shall be deemed received when delivered, upon notice or “return receipt” issued by the Brazilian Post Office, by fax or telegram at the addresses below. The communications made by facsimile or electronic mail shall be considered received on the date they are sent, provided that the receipt thereof is confirmed by means of an indication (receipt issued by the machine used by the sender). The change of address of Issuer shall be communicated to the Fiduciary Agent.

11.2.                Applicable Law. This Indenture shall be construed and governed by the laws of Brazil.

11.3.                Extrajudicial Enforcement Instrument. This Indenture and the Debentures constitute extrajudicial enforcement instruments pursuant to the provisions of items I and II of article 784 of Law No. 13,105, of March 16, 2015 (Code of Civil Procedure).

11.4.    Irrevocability; Successors. This Indenture is hereby signed on an irrevocable and irreversible basis, binding Issuer and the Debenture Holders, their respective heirs and successors.

11.5.    Severability of the Provisions of the Indenture. If any of the provisions of this Indenture is deemed illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the Issuer and the Debenture Holders shall undertake, in good-faith, to replace the affected provision with another which, to the extent possible, produces the same effect.

11.6.                Right to Waiver. No waiver of any of the rights arising out of this Indenture is hereby assumed. Forbearance, whether express or implied, on the part of the Debenture Holders, towards the default or noncompliance with any obligation on the part of Issuer shall not entail a novation.

11.7.                Assignment of the Debentures. Without prior written consent by the Issuer and the Guarantors, this Indenture, any claims within the scope of such Indenture and any legal rights, equity rights or any other economic interest set forth herein or arising herefrom may not be transferred, assigned, provided or disposed of in any way whatsoever (in whole or in part), including, without limitation, as sub-interest or discount of such Indenture, in order to change its final beneficiary, and no lien or encumbrance or any other right of this Indenture may be granted or transferred by any Debenture Holders in non-compliance with the provision above.

11.8.                Dispute Resolution. The courts of the city of Rio de Janeiro are hereby elected as the forum conveniens to settle any disputes arising out of this Indenture, with the express exclusion of any other, however special or privileged it may be.

11.9                Definitions. Any terms defined in this Indenture that are not expressly defined in the Clauses included in this Indenture, shall have the meaning below:

“Consolidated Total Assets” means the total value of Oi’s consolidated assets, as defined as “total Assets” in Oi’s consolidated balance sheet, at the end of the most recently ended financial quarter or complete annual period for which the financial statements published by Oi are available.

“Cash and Cash Equivalents” means the sum of cash, cash equivalents and financial investments recorded in the current assets and non-current assets of Oi’s consolidated balance sheet.

“CAPEX” means investments made to acquire physical assets or services that will expand Oi’s capacity (consolidating its controlled companies) to generate profit. It is an abbreviation for “capital expenditure”.

“Hedging Agreements” means the obligations under any agreement relating to any swap, option, future market transactions, index transaction, currency transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation, interest rates, currency or commodity price fluctuations.

“Controlled Company” means, any other legal entity wherein more than fifty percent (50%) of the outstanding voting shares, whether directly or indirectly, held by such Person and one or more than its Controlled Companies (or a combination thereof).

“Receivables Controlled Company” means a fully Controlled Company of Issuer (or any other company wherein Issuer or any other Relevant Controlled Company makes an investment and to which Issuer or one or more than its Relevant Controlled Companies transfers receivables or related assets) which does not perform any activity except in connection with the financing of receivables, which is referred to by Issuer as a Receivables Controlled Company, which satisfies the following conditions:

(1)                no portion of the Indebtedness or of any other obligations (whether contingent or otherwise) (A) is Guaranteed by Issuer or any other Relevant Controlled Company that is not a Receivables Controlled Company (excluding guarantees of obligations (except the Indebtedness principal and interest thereon) pursuant to the Standard Securitization Obligations), (B) is a fund for or binds

Issuer or any other Relevant Controlled Company (that is not a Receivables Controlled Company) in any way, except pursuant to the terms of the Standard Securitization Obligations, or (C) subjects any property or asset of Issuer or any other Relevant Controlled Company (that is not a Receivables Controlled Company), whether directly or indirectly, in a contingent manner or otherwise, for the satisfaction thereof, except pursuant to the provisions of the Standard Securitization Obligations;

(2)                neither Issuer nor any other Relevant Controlled Company (other than a Receivables Management Controlled Company) has any relevant agreement, contract, arrangement or understanding (except Standard Securitization Obligations) with the Receivables Controlled Company; and

(3)                neither Issuer nor any other Relevant Controlled Company (other than a Receivables Management Controlled Company) has towards the Receivables Controlled Company any obligations to maintain or preserve the financial condition of such legal entity or cause such legal entity to achieve certain levels of operating results.

“Relevant Controlled Company” means any of the Companies Under Judicial Reorganization.

“Pay-Up Date” means the date on which the Debentures are paid up, that is on [•].

“Consolidated Financial Expense” means, in any period, without duplicity, the sum of the consolidated expense with interest of Oi S.A. – Under Judicial Reorganization for the Period of Four Quarters on any of their debts acquired through loans payable in cash (paid or capitalized) to the extent that such expense was deducted (and not added again) from the calculation of the consolidated operational result.

“Business Day” means any when the banks work in the City of Rio de Janeiro.

“Total Consolidated Debt” means Oi’s consolidated Indebtedness.

“EBITDA” means, for the last four (4) and consecutive financial quarters of Issuer, each an “accounting period”, the sum (without any duplicity) (i) of the result before the taxes on the consolidated profit for a certain accounting period (adjusted by the extraordinary profits or losses); (ii) of the following factors deducted for the purposes of determining the result before taxes on profit: (1) consolidated depreciation and amortization occurred in that same accounting period; (2) Consolidated Financial Expenses deducted from the consolidated financial revenues. It represents the routine EBITDA, as presented in the management report included in the consolidated financial statements of Oi.

“Indebtedness” means the sum of the balance of loans and financings of Debentures, commercial papers and instruments issued in the international market (bonds, Eurobonds), recorded in the (current and non-current) liabilities, as well as the balance of derivative instruments recorded in the (current and non-current) assets or liabilities of Oi’s consolidated balance sheet. For the avoidance of any doubt, “Indebtedness” shall not include any obligations due in relation to the “Fiscal Recovery Program—REFIS,” the “Special Tax Installment Payment Program – State REFIS” and the “Special Installment Payment Program—PAES”, any other agreement for payment of taxes entered into with any Brazilian governmental entity, as well as any payment obligations towards the regulatory agencies and/or any other payment agreement that is owed to any creditor who, prior to the Judicial Reorganization Ratification Date was not considered in the calculation of Indebtedness.

“Encumbrance” means mortgage, pledge, security interest, lien, encumbrance or charges of any kind (including, but not limited to, any sale condition or another agreement for property reservation or lease or any other agreement to give any security interest).

“Oi Group” means Issuer and its Controlled Companies.

“Debt Service Coverage Ratio” means the sum of interest of the Total Consolidated Debt paid in the last and consecutive four (4) financial quarters. Such calculation excludes any foreign exchange and monetary variations of debt and cash and, lastly, the expenses arising from provisions, which did not have an impact on the consolidated cash flow of Issuer, but only an accounting record.

“Standard Securitization Obligations” means representations, warranties, obligations and indemnifications entered into by Issuer or any Relevant Controlled Company that are reasonably normal in the securitization of transactions with receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Issuer or by any Relevant Controlled Company according to which Issuer or any Relevant Controlled Company may sell, convey or otherwise transfer to (a) one Receivables Management Controlled Company (in case of a transfer by Issuer or any Relevant Controlled Company), or (b) any other Person (in case of a transfer by a Receivables Management Controlled Company), or may transfer an indivisible interest into, or grant a security interest in, any Receivable (whether existing now or created in the future) of Issuer or of any Relevant Controlled Company and any asset related thereof, including, but not limited, all guarantees that secure such receivables, all agreements and all guarantees and other obligations related to the accounts receivables, proceeds from such receivables and other assets that are usually transferred, or in relation to which guarantee rights are usually granted, in connection with transactions entailing the securitization of assets involving receivables.

“OPEX” means the result of the continuous costs that a company has to keep running. It means operational expenditure.

“Person” means any individual, partnership, joint-stock company, limited liability company, business trust, mixed company, trust, association, joint venture, or any country or government, any state, province or other political subdivision thereof, any central bank (or similar regulatory and monetary authority) in this respect, and any entity exercising executive, legislative, judicial, regulatory or administrative duties or in connection with the government.

“Judicial Reorganization Plan” means the Judicial Reorganization Plan ratified by the 7th Lower Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro on [•], as amended and modified from time to time, in accordance with its terms, establishing the terms and the conditions for the restructuring of debt of Issuer and its Fully Controlled Companies (“Companies Under Judicial Reorganization”), and establishing actions to be adopted by the Companies Under Judicial Reorganization to overcome the financial issues of the Companies Under Judicial Reorganization and guarantee its continuity as active companies, including, but not limited to, (1) the restructuring and balance of its liabilities; (2) actions during the judicial reorganization created to obtain new funds; and (3) the potential sale of the PPE.

“Brazilian GAAP” means, as defined by Issuer from time to time (1) generally accepted accounting principles adopted in Brazil, determined in accordance with the corporation law, the laws issued by the relevant authorities, including CVM and the technical analyses issued by the Brazilian Accountancy Institute; or (ii) International Financial Reporting Standards, as adopted by the

International Accounting Standards Board, as the case may be, as they are in effect from time to time and consistently applied.

“Receivable” means a right to receive payment resulting from a sale or lease of assets or the execution of services wherein someone is required to pay for assets or services in accordance with terms that would allow the purchase of such assets and credit rights, including, but not limited to, any ownership items that would be classified as “account”, “bond”, “intangible payment” or “instrument”, in accordance with the Uniform Commercial Code and any supporting obligations.

“Debt Service” means the sum of interest of the Total Consolidated Debt paid in the last and consecutive four (4) financial quarters. Such calculation excludes any foreign exchange and monetary variations of debt and cash and, lastly, the expenses arising from provisions, which did not have an impact on the consolidated cash flow, but only an accounting record.

“Market Fair Value/Price” means, in relation to any assets, the price (for the avoidance of doubt, it takes into account any liability in connection with the related asset) that would be paid by a willing buyer to a willing seller that is not affiliated in a commercial transaction that does not involve the attachment of assets or coercion of any party, determined in good faith by the Board of Directors of Issuer (except if otherwise established in the Indenture).

“Asset Sale” means any sale, conveyance, lease, transfer or other spin-off or any other transaction or another disposal (or series of related sales, leases, transfers or disposals) by the Issuer or any Relevant Controlled Company, including any disposal by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposal”), of:

(1)                any shares of capital stock of the Issuer or any Relevant Controlled Company (other than directors’ qualifying shares or shares required by the applicable law to be held by a Person other than the Issuer or a Relevant Controlled Company);

(2)                all or substantially all of the assets of any division or business line of the Issuer or any Relevant Controlled Company; or

(3)                any other property or assets of the Issuer or any Relevant Controlled Company outside of the ordinary course of business of the Issuer or such Relevant Controlled Company.

Notwithstanding the foregoing, the following transactions shall not be deemed to be Asset Sales:

(1)                a disposal by a Controlled Company for the Issuer or by the Issuer to a Controlled Company or among Controlled Companies;

(2)                the sale of property or equipment that, in the reasonable determination of the Issuer, has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of the Issuer or any Relevant Controlled Company;

(3)                the disposal of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the obligation described above under the title “Corporate Reorganization Restriction” pursuant to the Indenture;

(4)                (i) disposal of properties to the extent that such property is exchanged for credit against the purchase price of the similar replacement property that is promptly purchased, (ii) disposal of properties to the extent that the proceeds of such disposal are promptly applied to the purchase price of such replacement property (which replacement property is effectively and promptly purchased) and (iii) any exchange for a similar property for use in a business, or the business conducted (or proposed to be conducted) by Issuer (or any Controlled Company on the Issue Date), as well as any other business reasonably related, ancillary or supplementary to the aforementioned and any extension or evolution of any of the preceding, including, but not limited to, any businesses related to telecommunications, information technology or transmission or media content products and services;

(5)                equity interests of a Controlled Company of Issuer to Issuer or Issuer to of its Controlled Companies;

(6)                sales, leases, sub-leases or other disposals of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(7)                payment of dividends, capital return and other distributions that do not violate the obligation described above under the title “Dividend Payment Restriction”;

(8)                a disposal to the Issuer or a member of the Controlled Company (other than a Receivables Controlled Company), including a Person that is or shall become a Controlled Company immediately after the disposal;

(9)                sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Controlled Company;

(10)                disposals in connection with a Permitted Lien;

(11)                disposals of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and excluding receivables discounts or similar arrangements;

(12)                foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by an act as seizure or in other way) and transfers of properties that have been subject to a claim to the respective insurance company of such property as part of an insurance settlement;

(13)                any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation claims or other claims of any kind;

(14)                the cancellation of any Hedging Agreements pursuant to its terms;

(15)                the sale, transfer or other disposal of “non-core” assets acquired pursuant to an investment or acquisition permitted under the Indenture; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or investment;

(16)                any financing transaction with respect to property built or acquired by the Issuer or any member of the Controlled Company after the Issue Date, including sale and leaseback transactions and asset securitizations permitted by the Indenture;

(17)                sales, transfers and other disposals of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell agreements between the joint venture parties set forth in the joint venture agreements and similar binding agreements;

(18)                sales or other disposals of capacity or irrevocable rights of use in the Issuer’s or in a Relevant Controlled Company’s telecommunications network in the ordinary course of business;

(19)                a sale and leaseback transaction within one (1) year of the acquisition of the relevant asset in the ordinary course of business;

(20)                exchanges of telecommunications assets for other telecommunications assets where the Fair Market Value of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or, if less, the difference is received in cash;

(21)                the licensing, sublicensing or grants of licenses to use the Issuer’s or any Controlled Company’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology in any single transaction or series of related transactions that involves; or

(22)                any transaction or series of related transactions made in accordance with the Reorganization Plan;

(23)                any transaction or series of related transactions involving property or assets with a Fair Market Value that does not exceed five percent (5%) of the “Assets” of Oi’s annual and consolidated financial statements in the previous financial year.

Issuer signs this instrument in [two] ([2]) counterparts of equal form and content, in the presence of two (2) witnesses, who also sign it.

Rio de Janeiro, [•] [•], 2017.

[OI S.A. – UNDER JUDICIAL REORGANIZATION

TELEMAR NORTE LESTE S.A. – UNDER JUDICIAL REORGANIZATION

OI MÓVEL S.A. – UNDER JUDICIAL REORGANIZATION]2

[FIDUCIARY AGENT]

Copart 4 Participações S.A. – under judicial reorganization

Copart 5 Participações S.A. – under judicial reorganization

Portugal Telecom International Finance B.V. – under judicial reorganization

Oi Brasil Holdings Coöperatief U.A. – under judicial reorganization

Witnesses:

Name: CPF: ID (RG):	Name: CPF: RG:

2	Depending on the issuer for each issue, signature page to be adjusted accordingly.

Exhibit 6.1 (k)

List of Assets that may be directly or indirectly disposed:

1.     UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2.                BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001-30, and in the Commercial Registry of the State of Goiás under NIRE 5330000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP 74.845-090;

3.                TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

•	BR 101 KM 205 (Barreiros/ Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

•	Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

•	Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

•	Avenida Lauro Sodre n° 3290, in the State of Rondônia and registered under enrollment No. 24743;

•	Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

•	Rua Neo Alves Martins n° 2263, in the State of Paraná and registered under enrollment No. 58948;

•	Travessa Teixeira de Freitas n° 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

•	Avenida Teixeira de Freitas n° 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

•	Rua Visconde Nacar n° 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

•	Rua Visconde do Rio Branco n° 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

•	Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

•	Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria n° 85/ R.S.L. Gonzaga n° 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

•	Estr. Pau da Fome n° 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

•	Rua dos Limoeiros n° 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

•	Camaragibe – Estrada de Aldeia – Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

•	Rua do Principe n° 156 e n° 120, in the State of Pernambuco and registered under enrollment No. 24857;

•	Rua Itambe n° 200, in the State of Minas Gerais and registered under enrollment No. 38227;

•	Rua Vitorio Nunes Da Motta n° 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

•	Rua Silveira Martins, Cabula, n° 355 in the State of Bahia and registered under enrollment No. 76908;

•	Rua Prof. Anfrisia Santiago n° 212, in the State of Bahia and registered under enrollment No. 12798;

•	Avenida Getulio Vargas—BL. A, n° 950, in the State of Amazonas and registered under enrollment No. 14610;

•	Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071;

•	Rua Zacarias da Silva, Lote 2 , Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

•	Rua Senador Pompeu,119—5° andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

•	Rua Alexandre Mackenzie, n° 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, n° 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

•	Rua Araribóia, n° 140, São Francisco, in the City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

•	Rua Assai, s/n, Jardim Pindorama, in the City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

•	Rua Sena Madureira, 1070, in the City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

•	Av Nicanor de Carvalho, n° 10, in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

•	Pq. Triunfo de Cotegipe, S/N—João Dantas, in the City of Alagoinhas, State of Bahia and registered under enrollment No. 775;

•	Estrada Velha do Amparo, KM 4, in the City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

•	Av. Prudente de Morais, n° 757 B, Bairro Tirol, in the City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

•	Av. Afonso Pena, n° 583, in the City of Manaus, State of Amazonas and registered under enrollment No. 7496;

•	Rua Leitão da Silva, n° 2.159, Itararé (CONJED), in the City of Vitória, State of Espírito Santo and registered under enrollment Nos. 46.977 and 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in the City of Brasília, Distrito Federal and registered under enrollment No. 801;

•	Rua Padre Pedro Pinto n°1460, Venda Nova (ISFAP), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

•	Rua 2 De Setembro, n° 733, Campo De Futebol, in the City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

•	BR 116, KM 159 , Rua Cel Antônio Cordeiro, 3950, Altamira, in the City of Russas, State of Ceará and registered under enrollment No. 180;

•	Rua Correa Vasques, 69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5—Bairro Aarão Reis/São Gabriel (PUC MINAS), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

EXHIBIT 4.3.1.2(A2) RESTRUCTURING OPTION I – CREDITS IN REAIS

EXHIBIT 4.3.1.2(A2)

TERMS AND CONDITIONS OF THE NON-NEGOTIABLE FINANCING – RESTRUCTURING WITHOUT CONVERSION

Creditors: [•]

Debtor: [Oi S.A. / Telemar Norte Leste S.A. / Oi Móvel S.A.]

Total amount of the financing: up to ten billion Reais (R$ 10,000,000,000.00), on the Date of

Ratification of the Judicial Reorganization Plan.

Purpose: This financing has the purpose of delivering new instruments to the Creditors, in accordance with the terms and conditions of the Judicial Reorganization Plan of Oi S.A. – Under Judicial Reorganization (“Oi”), of Telemar Norte Leste S.A. – Under Judicial Reorganization (“Telemar”),    of Oi Móvel S.A. – Under Judicial Reorganization    (“Oi Móvel”), of Copart 4

Participações S.A. – Under Judicial Reorganization (“Copart 4”), of Copart 5 Participações S.A. – Under Judicial Reorganization (“Copart 5”), of Portugal Telecom International Finance B.V. – Under Judicial Reorganization (“PTIF”) and of Oi Brasil Holdings Cooperatief UA – Under Judicial Reorganization (“OI Coop”) (each of them individually as “Company Under Judicial Reorganization” and, jointly, “Companies Under Judicial Reorganization”), ratified in court in the case records of the Judicial Reorganization Proceedings in progress at the 7th Lower Business Court of the Judicial District of the Capital City of Rio de Janeiro, under No. 0203711-65.2016.8.19.001 (“Judicial Reorganization Plan”).

Novation: The Credits Under Judicial Reorganization, as defined below, used in order to pay up the new Indebtedness shall be deemed novated for all legal purposes and effects.

Remuneration: The outstanding balance of this financing shall be subject to the application of compensatory interest corresponding to seventy-five percent (75%) of the accrued variation of the daily average rates of the overnight Interfinancial Deposits (DI) “over extra-grupo”, expressed as an yearly percentage on the basis of two hundred and fifty-two (252) business days, calculated and disclosed on a daily basis by CETIP, in the daily newsletter available at its website (http://www.cetip.com.br)    (“DI    Rate”)    (“Remuneration”),    calculated    in     an    exponential    and cumulative basis, pro rata temporis, according to the number of business days lapsed since the Date of Ratification of the Judicial Reorganization Plan or the immediately previous payment date of Remuneration, as the case may be, until the actual payment date. Without prejudice to the payments as a result of the advance payment of this financing and/or early maturity of the obligations arising from this financing, pursuant to the provisions of this Indenture, the Remuneration shall be paid as follows. The Remuneration shall be calculated in accordance with the following formula:

where:

JR                = Remuneration amount owed on the Payment Date, calculated with six decimal places, without rounding up or down;

V                = financing amount on the Date of Ratification of the Judicial Reorganization Plan or immediately previous payment date, calculated with six decimal places, without rounding up or down;

Fator DI = product of the DI Rates, with the use of the percentage applied from the starting date of the capitalization, inclusive, to the calculation date, exclusive, calculated with eight decimal places, rounded up or down, ascertained pursuant to the following formula:

where:

nDI                = total number of DI rates between the Date of Ratification of the Judicial Reorganization Plan (inclusive) or the immediately previous payment date (inclusive) and the calculation date (exclusive);

TDI k = DI Rate, expressed daily, calculated with eight decimal places, rounded up or down;

where:

k = 1, 2, ..., n

DIk = DI Rate, in yearly percentage, on the basis of 252 business days, disclosed by the CETIP, corresponding to the “k” day;

dk= Number of business days corresponding to the validity period of the DI Rate, where “dk” is a whole number; and

S = 0.75.

The factor resulting from the expression (1 + TDIk x S) is considered with 16 decimal places, without rounding up or down.

The product of the daily factors [1 + (TDIk x S] is calculated, and upon each accrued daily factor the result is truncated with 16 decimal places, with the next daily factor being applied, and so on, until the last day included.

If the factors are accumulated, the factor resulting from “Fator DI” (DI Factor) shall be considered, with eight decimal places, rounded up or down.

With due regard to the provisions below, when the calculation of any pecuniary obligations related to the financing, the DI Rate is not available, the percentage corresponding to the last DI Rate officially disclosed until the calculation date shall be used in its place, and no financial compensation, fines or penalties shall be owed between Debtor and the Creditors, upon subsequent disclosure of the DI Rate.

In case of extinguishment, limitation and/or no disclosure of the DI Rate for more than ten (10) consecutive days after the date expected for its calculation and/or disclosure, or in case of impossibility of application of the DI Rate due to legal or judicial prohibition, the DI Rate shall be substituted with a similar substitute or one that has a similar financial result, judicially or legally determined for such purpose, as the case may be. In case of absence of a judicial or legal substitute for the DI Rate, with due regard to the applicable regulation, the Parties (Creditors and Debtor) shall reach an agreement regarding the new remuneration parameter of the financing to be applied, which shall be the one that best reflects the market conditions in effect at the time. Until a resolution on such new remuneration parameter, upon calculation of any pecuniary obligations related to the financing, the percentage corresponding to the last DI Rate officially disclosed shall be used to calculate the DI Rate, and no compensation shall be owed between the Parties upon resolution of new remuneration parameter of the financing.

Payment of the Remuneration:

(a)                interest accrued throughout the first sixty (60) months from the Date of Ratification of the Judicial Reorganization Plan shall not be paid in this period, being annually capitalized to the principal amount, so that the principal balance by the end of each year is the initial principal for the period, added by the capitalized interest for the relevant period, pursuant to the following formula:

final balance for the period = initial balance for the period x (1+t)du/252,

where t represents the interest/monetary    adjustment rate originally contracted and DU

represents the business days for the period;

(b)     as of the twenty-fifth (25th) day of the sixty-sixth (66th) month from the Date of Ratification of the Judicial Reorganization Plan, the interest accrued over the new principal amount shall be paid, in national currency, in twenty-four (24) semiannual installments up to the two hundred and fourth (204th) month.

(c) throughout the grace period, interest shall not be fully capitalized as per item (a) above, being paid to creditors in the following rate, in case the EBITDA appraised on each financial year is higher than the following amounts:

i.                in case the EBITDA of any fiscal year of the grace period is higher than seven billion Reais (BRL 7 billion), twenty-five percent (25%) of the interest owed after January 1 of the fiscal year subsequent to such EBITDA shall be paid to creditors, with the remaining seventy-five percent (75%) being capitalized to the principal, as per item (a) above, until the disclosure of the EBITDA for the subsequent fiscal year;

ii.                in case the EBITDA of any fiscal year of the grace period is higher than seven billion, two hundred and fifty million Reais (BRL 7.25 billion), fifty percent (50%) of the interest owed in each appraisal period after January 1 of the fiscal year subsequent to the appraisal of such EBITDA shall be paid to creditors, with the remaining fifty percent (50%) being capitalized to the principal, as per item (a) above, until the disclosure of the EBITDA for the subsequent fiscal year;

iii.                in case the EBITDA of any fiscal year of the grace period is higher than seven billion, five hundred million Reais (BRL 7.5 billion), one hundred percent (100%) of the interest owed after January 1 of the fiscal year subsequent to the appraisal of such EBITDA shall be paid to creditors, until the disclosure of the EBITDA for the subsequent fiscal year;

Repayment of the Financing: After the grace period of five (5) years counting from the Date of Ratification of the Judicial Reorganization Plan is ended, the principal amount or principal amount balance, as the case may be, already including the capitalized interest for the grace period, shall be repaid in twenty-four (24) semiannual installments, always on the 25th day of each month or, in case such date is not a Business Day, on the immediately subsequent Business Day. The first installment is owed on the twenty-fifth (25th) of the sixty-sixth (66th) month after the Date of Ratification of the Judicial Reorganization Plan, and the remaining installments shall be due as follows:

Installment No. / Date	% to be repaid
Installments 1 to 10 – Due within 66 to 120 months after the Date of Ratification of the Judicial Reorganization Plan	2%

Installments 11 to 23 – Due within 126 to 198 months after the Date of Ratification of the Judicial Reorganization Plan	5.7%

Installment 24 – Due on the 204th month after the Date of Ratification of the Judicial Reorganization Plan	5.9%

Extension of Terms: The terms corresponding to the payment of any obligations until the shall be deemed extended until the following the first (1st) Business Day, if the maturity date coincides with the date on which banks are not open in the place of payment.

Compulsory Advance Payment: Always up to one hundred and fifty (150) days after the end of the financial year, to be counted from the end of the financial year of the year of the Ratification of the Judicial Reorganization Plan, Debtor shall:

(i)                calculate the Exceeding Cash Generation for the respective financial year, based on Oi’s audited financial statements; and

(ii)     use the Exceeding Cash Generation of the previous financial year to make the advance payment of this financing and repurchase or repay the debt of the creditors of the Restructured Debt, in a proportional (pro rata) manner, for an amount equivalent to 100% of the respective principal amount, together with the sum of the accrued and unpaid interest, if existing, until the date of the advance payment (“Exceeding Cash Generation Offering”).

For purposes of this calculation, the following is considered:

“Capital Increase” shall be defined based on the final structure of such capital increase within the scope of the approval of the Judicial Reorganization Plan.

“Restructured Debt” means the restructured debt in accordance with the terms and conditions of the

Judicial Reorganization Plan das Companies under Judicial Reorganization.

“Exceeding Cash Generation” means the first three (3) financial years counted as of the Date of

Ratification of the Judicial Reorganization Plan, when the Oi Group shall send the sum equal to

100% of the Net Revenue from the Sale of Assets exceeding two hundred million US dollars (USD

200,000,000.00) to investments in its activities. From the fourth (4th) financial year counted from the

Date of Ratification of the Judicial Reorganization Plan and provided that the Minimum Cash Balance be reached, Oi Group shall pass on to its Unsecured Creditors, Unsecured Bondholder Creditors and Secured Creditors the sum equal to seventy percent (70%) of the Net Revenue from the Sale of Assets, with the purpose of speeding up the payment of its debt within the scope of the Judicial Reorganization, provided that such disposal of assets exceeds two hundred million US dollars (USD200,000,000.00). As of the sixth (6th) financial year counted from the date of Ratification of the Judicial Reorganization Plan, Oi Group shall pass on to its Unsecured Creditors, Unsecured Bondholder Creditors and Secured Creditors the sum equal to seventy percent (70%) of the Cash Balance that exceeds the Minimum Cash Balance.

“Net Revenue from the Sale of Assets” means the proceeds from the disposal of net assets of the direct costs related to the respective transaction (including costs with legal, accounting and financial advice and sales and commission) and any reallocation of incurred expenses, and duties and taxes paid or payable as a result of the respective disposal of assets.

“Cash Balance” means the sum of the following accounts of the consolidated balance sheet assets:

1.01.01 Cash and Cash Equivalents;    1.01.02 Financial Investments;    and 1.02.01.01    Financial

Investments at a Fair Value, ascertained in the consolidated annual financial statements of Oi.

“Minimum Cash Balance”, in relation to any financial year, means the greater value between: (1)

25% of the sum of the OPEX and the CAPEX for the respective financial year, calculated on an annual basis in the annual consolidated financial statements of Oi for the respective financial year; or (2) BRL 5 billion. Moreover, any proceeds from a Capital Increase shall be added to the calculation of the Minimum Cash Balance.

The distribution of income within the Exceeding Cash Generation Offering shall be proportional to the creditors of the Restructured Debt in accordance with the Judicial Reorganization Plan. Any part of the Exceeding Cash Generation that remains after the Exceeding Cash Generation Offering may be used in any way that is not prohibited by this financing.

Joint Liability: In compliance with the provisions of Clause 3.1.1.2 of the Judicial Reorganization Plan, the Companies under Judicial Reorganization shall be jointly liable for compliance with all obligations set forth in this financing.1

Early Maturity: The early maturity of all obligations included in this financing may be declared and Debtor may be required to immediately pay the outstanding amount of this Indebtedness, plus the Remuneration, calculated on a pro rata temporis basis since that pay-up date, or from the last Remuneration payment date, whichever occurs last, until the date of its actual payment, upon occurrence of any of the following cases (“Event of Early Maturity”):

(a)                Failure, by Debtor, to pay any pecuniary obligation regarding this financing on the respective payment date, not remedied within thirty (30) consecutive days counted from the date of the respective maturity;

(b)                Noncompliance by Debtor with any non-pecuniary obligation set out in this financing, not remedied within sixty (60) consecutive days counted as of the date of communication of said noncompliance by Debtor to the Creditors,

(c)                The early maturity of any financial obligation of any financial obligation of Debtor or of any Relevant Controlled Company in an amount greater than one hundred million US dollars (USD100,000,000.00) or an equivalent amount in any other currency, except if, exclusively in event of compliance, it is not remedied within fifteen (15) days counted as of its occurrence;

(d)                Judgment made final and unappealable or arbitral award, or similar proceedings that concern the cash payment of an individual or joint amount equivalent to, or greater than, one hundred million US dollars (USD100,000,000.00), or an equivalent amount in any currency, against Debtor or its Relevant Controlled Companies or any of their assets, without the occurrence of release or stay with

1	Due to the joint liability set forth, the Companies under Reorganization shall be parties to this financing as intervening consenting joint debtors.

offer of guarantee or pledge within one hundred and eighty (180) days counted as of the respective receipt of the decision, award, or similar proceeding;

(e)                Request of judicial or extrajudicial reorganization proceedings made by Debtor or one of its

Relevant Controlled Companies;

(f)                Receivership or winding-up of Debtor, except if the receivership or winding-up results exclusively from the merger of the Relevant Controlled Company into any of its affiliates or controlled companies, transformation of the corporate form of Debtor from corporation into limited liability company or delisting as publicly-held company before the CVM, if applicable;

(g)                Refusal or disagreement by Debtor with compliance of the obligations related to this financing;

(h)                All or substantially all assets of Debtor or of any of its Restricted Controlled Companies are condemned, seized or otherwise expropriated, or the custody of such assets is taken over by any governmental authority or by court decision or Debtor of any of its Relevant Controlled Companies ceases to exercise the usual control over a substantial portion of its assets for sixty (60) consecutive days or more;

(i)                In case any of the following events occurs (i) declaration of bankruptcy by Debtor; (ii) filing for voluntary bankruptcy by Debtor; and (iii) filing for bankruptcy of Debtor by a third party which has not been cancelled or challenged in good faith by Debtor, seeking the suspension of the respective request within ninety (90) days;

(j)                transformation of Debtor into a limited liability company, in accordance with articles 220 to

222 of the Corporation Law;

(k)                disposal, tendering of guarantee or creation of any kind of lien or encumbrance over any of the assets or right of Debtor to any third parties, except (a) in order to tender guarantees in judicial or administrative proceedings; (b) if in favor of controlling, controlled companies, affiliates or under common control with Debtor, (c) in case of disposal of assets or rights, if conducted on an arm’s length basis, (d) in the ordinary course of business of Debtor; or (e) by means of the direct or indirect disposal of the assets listed in Exhibit Early Maturity; and provided that such disposal, tendering of guarantee or creation of lien or encumbrance over assets or rights of Debtor do not affect the compliance with the obligations of Debtor towards the Creditors;

(l)                lack of compliance, on the part of Debtor or on the part of any of its Relevant Controlled Companies, during the term of effectiveness of the financing, with laws, rules and regulations, including of an environmental nature, which affect or may affect, in a material manner, the ability of Debtor to fully and faithfully comply with its obligations related to the financing, except those that are under dispute on a judicial or extrajudicial level, in good faith, by Debtor and/or by its Relevant Controlled Companies, as the case may be;

(m)                (i) revocation, termination, appropriation, suspension, adverse modification, cancellation or non-renewal of concessions for the provision of public telecom services held by Debtor, the revenues of which represent twenty percent (20%) or more of the Company’s EBITDA; (ii) enactment of any law, decree, normative act, ordinance or resolution that results in the revocation, termination, appropriation, suspension, relevant and adverse modification or cancellation of the concessions held by Debtor; (iii) amendment to the corporate purpose of Debtor that adversely affects its ability to comply with its obligations, as well as (iv) the start of any of the cases set out in items (i) or (ii) of this item (l), which may adversely affect compliance with the obligations of Debtor set out herein and which are not remedied within a period of thirty (30) days counted as of the date on which Debtor is made aware of the respective occurrence;

(n)                occurrence of consolidation,    spin-off, merger or any kind of corporate reorganization involving Debtor or any of its Relevant Controlled Companies, except: (i) if the transaction has been approved in advance by the Creditors; or (ii) for the corporate restructuring transactions described below (“Corporate Reorganization Restriction”):

(i)     Merger of Oi Internet S.A. into Oi or Telemar or Oi Móvel; (ii) Merger of Oi Móvel into Telemar or into Oi;

(iii)                Merger of Telemar into Oi;

(iv)                Merger of Paggo Administradora Ltda. into Oi Móvel;

(v)     Merger of Brasil Telecom Comunicação Multimídia Ltda. into Telemar or into Oi; (vi) Business Combination seeking the consolidation of the Brazilian telecom market; (vii) Merger of Copart 4 into Telemar;

(viii) Merger of Copart 5 into Oi;

(ix)                Merger or transfer of assets from SEREDE – Serviços de Rede S.A. into one or more

Companies under Judicial Reorganization;

(x)                Incorporation or transfer of assets from Rede Conecta Serviços de Rede S.A. into one or more Companies under Judicial Reorganization;

(xi)                Any reorganization that does not cause a relevant adverse material effect on the companies integrating the Oi Group and that does not substantially modify the business nature of the companies integrating the Oi Group.

Special Obligations of Debtor: Without prejudice to all the other obligations set out herein and in the applicable legislation and regulation, until full settlement of this financing, Debtor shall comply with the following obligations:

(i)                Debtor shall timely and duly pay all amounts owed thereby pursuant to the financing;

(ii)                Pursuant to Bankruptcy Law 11,101/05, Debtor shall maintain its corporate existence and all necessary records and shall take all measures in order to maintain all rights, advantages, titles, properties, franchises and alike necessary or convenient    for the ordinary course of business, activities or operations, it being certain that such obligations shall not require that Debtor maintain such rights, advantages, properties, franchises or alike in case the failure to comply with such obligations (i) does not result in an adverse material effect on Debtor or (ii) does not result in an adverse material effect on the rights of the Creditors or is not prohibited by this financing;

(iii)     Debtor shall always maintain as valid, effective and in perfect order and full effect all authorizations and licenses required so that they continue offering telecom services, such as the services provided on the Date of Ratification of the Judicial Reorganization Plan, except if the lack of maintenance of such authorizations and licenses does not cause an adverse material effect on Debtor. In case the authorizations and/or licenses are no longer essential in order to provide the telecom services, Debtor may, in accordance with the legislation in force, cease to maintain such authorizations and/or licenses;

(iv)                 Restriction    to Payment    of Dividends:    Debtor    and any of the Relevant    Controlled Companies shall not declare or make the payment of any dividend, capital return or make any other payment or distribution on (or related to) the shares of the share capital or of any Relevant Controlled

Company (including any payment in relation to any merger or consolidation involving Debtor or any

Relevant Controlled Company), except for:

(A)                dividends, capital return or other distributions, pursuant to the bylaws of Debtor;

(B)                dividends, capital return or other distributions exclusively for Debtor and/or Relevant

Controlled Company; or

(C)                dividends, distribution or capital return carried out ratable to Debtor and its Relevant Controlled Companies, on the one part, and to the minority holders of the share capital of a Relevant Controlled Company, on the other part (or at least in a proportional manner for the minority shareholder);

(D)                payments or distributions by Debtor or any Relevant Controlled Company to dissenting shareholders in accordance to the applicable legislation related to merger, incorporation, acquisition transactions conducted upon or after the Date of Ratification of the Judicial Reorganization Plan and which are not prohibited in accordance with this financing;

(E)                any payment of dividends made in accordance with the Judicial Reorganization Plan or as determined by the applicable legislation.

Debtor and its Relevant Controlled Companies shall only make any dividend distribution to their shareholders in accordance with the provisions below:

a.                By the sixth (6th) anniversary of the Date of Ratification of the Judicial Reorganization Plan, they shall not make any payment of dividends;

b.                From the sixth (6th) anniversary of the Date of Ratification of the Judicial Reorganization Plan onwards, they shall be authorized to pay dividends only if Net Debt/EBITDA ration is equal to, or lower than, two (2) after the end of the relevant financial year.

For purposes of this, “Net Debt” shall be defined as the Total Consolidated Debt deducted from the

Cash and Cash Equivalents.

(v)                Debtor shall provide the Creditors, at least on a quarterly basis, with the consolidated financial statements set out in article 176 of the Corporation Law, with due regard to the rules on the disclosure of information determined by the legislation and the CVM’s rules, as applicable;

(vi)                Debtor shall inform the Creditors of any early payment, at least two (2) Business Days in advance of the date scheduled for the respective early payment;

(vii)     Debtor shall comply with the laws, regulations, administrative rules and determinations by governmental    bodies, independent agencies or tribunals, applicable to the management    of its business, except those questioned in good faith within the administrative and/or judicial spheres or the noncompliance with which does not adversely and materially affect Debtor’s ability to honor its obligations pursuant to this financing;

Suspension of Obligations: Starting on the date of an Event of Suspension of Obligations and ending on a Reversal Date (as defined below) (said period being referred to as “Suspension Period”) with regard to the financing, the obligations listed below shall no longer be applicable to the financing (“Suspended Obligations”):

(1)     Early annual advance payment with Exceeding Cash Generation; (2) Dividend Payment Restriction;

(3)                Corporate Reorganization Restriction.

During each Suspension Period, no compliance, Event of Early Maturity or breach of any clause shall be deemed as existing, in accordance with the terms of this financing. Debtor and all of its Relevant Controlled Companies shall be fully exempt from any responsibility for any acts or events taken or incurred during the Suspension Period or, even, any contractual obligations prior to a Reversal Date (as if, during this time period, such acts, events or contractual obligations were permitted).

During any time period, in case two (2) rating agencies rate Oi as investment grade and no noncompliance or Event of Early Maturity has occurred, the obligations listed above shall be suspended (“Event of Suspension of Obligations”). If, on any subsequent date (“Reversal Date”), one (1) or both rating agencies cancel the investment grade or reduce the ratings of Oi below the investment grade, the Suspended Obligations shall be again applicable. Debtor shall notify the Creditors by means of a letter regarding the occurrence of an Event of Suspension of Obligations or the Reversal Date.

Communications:    Communications    to be sent to Debtor pursuant to this financing shall be submitted to the following address:

To Debtor:

[Oi    S.A.    –    Under    Judicial     Reorganization    /    Telemar    Norte    Leste    S.A. — Under    Judicial

Reorganization / Oi Móvel S.A.—Under Judicial Reorganization] Rua Humberto de Campos, 425 – 8° andar

CEP: 22430-190, Rio de Janeiro – RJ Attn.: Mr. [•]

Phone.: 55 21 [•] E-mail: [•]

Any communications to be sent to Debtor pursuant to this financing, if made by fax or electronic mail shall be deemed to have been received on the date of their submission, provided that their receipt is confirmed by an indication (receipt printed by the machine used by the sender, by telephone confirmation), and the respective originals shall be sent within 5 Business Days after the submission of the message; if sent by mail, communications shall be deemed delivered when received as registered mail or with “notice of receipt” sent by Post or telegram.

The communications shall be deemed received when delivered, upon notice or “return receipt” issued by the Brazilian Post Office, by fax or telegram at the addresses below. The communications made by facsimile or electronic mail shall be considered received on the date they are sent, provided that the receipt thereof is confirmed by means of an indication (receipt issued by the machine used by the sender). The change of address of Debtor shall be communicated to the Creditors.

Applicable Law: This financing shall be construed and governed by the laws of Brazil.

Irrevocability; Successors: This financing is hereby signed on an irrevocable and irreversible basis, binding Debtor and the Creditors, their respective heirs and successors.

Severability of the Provisions of this financing: If any of the provisions of this financing is deemed illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the Debtor and the Creditors shall undertake, in good-faith, to replace the affected provision with another which, to the extent possible, produces the same effect.

Waiver of Rights: No waiver of any of the rights arising out of this financing is hereby assumed. Forbearance, whether express or implied, on the part of the Creditors, towards the default or noncompliance with any obligation on the part of Debtor shall not entail a novation.

Assignment of this financing: Without prior written consent by the Debtor and the Guarantors, the Financing Agreement, any claims within the scope of such Financing Agreement and any legal rights, equity rights or any other economic interest set forth in the Financing Agreement or arising therefrom may not be transferred, assigned, contributed, provided or disposed of in any way whatsoever (in whole or in part), including, without limitation, as sub-interest or discount of such Financing Agreement, in order to change its final beneficiary, and no lien or encumbrance or any other right of such Financing Agreement may be granted or transferred by any such Creditors in non- compliance with the provision above.

Dispute Resolution: The courts of the city of Rio de Janeiro are hereby elected as the forum conveniens to settle any disputes arising out of this financing, with the express exclusion of any other, however special or privileged it may be.

Definitions: Any terms defined in this financing that are not expressly defined above, shall have the meaning below:

“Consolidated Total Assets” means the total value of Oi’s consolidated assets, as defined as “total Assets” in Oi’s consolidated balance sheet, at the end of the most recently ended financial quarter or complete annual period for which the financial statements published by Oi are available.

“Cash and Cash Equivalents” means the sum of cash, cash equivalents and financial investments recorded in the current assets and non-current assets of Oi’s consolidated balance sheet.

“CAPEX” means investments made to acquire physical assets or services that will expand Oi’s capacity (consolidating its controlled companies) to generate profit. It is an abbreviation for “capital expenditure”.

“Hedging Agreements” means the obligations under any agreement relating to any swap, option, future market transactions, index transaction, currency transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation, interest rates, currency or commodity price fluctuations.

“Controlled Company” means, any other legal entity wherein more than fifty percent (50%) of the outstanding voting shares, whether directly or indirectly, held by such Person and one or more than its Controlled Companies (or a combination thereof).

“Receivables Controlled Company” means a fully Controlled Company of Debtor (or any other company wherein Debtor or any other Relevant Controlled Company makes an investment and to which Debtor or one or more than its Relevant Controlled Companies transfers receivables or related assets) which does not perform any activity except in connection with the financing of receivables, which is referred to by Debtor as a Receivables Controlled Company, which satisfies the following conditions:

(1)                no portion of the Indebtedness or of any other obligations (whether contingent or otherwise) (A) is Guaranteed by Debtor or any other Relevant Controlled Company that is not a Receivables Controlled Company (excluding guarantees of obligations (except the Indebtedness principal and interest thereon) pursuant to the Standard Securitization Obligations), (B) is a fund for or binds Debtor or any other Relevant Controlled Company (that is not a Receivables Controlled Company) in any way, except pursuant to the terms of the Standard Securitization Obligations, or (C) subjects any property or asset of Debtor or any other Relevant Controlled Company (that is not a Receivables Controlled Company), whether directly or indirectly, in a contingent manner or otherwise, for the satisfaction thereof, except pursuant to the provisions of the Standard Securitization Obligations;

(2)                neither Debtor nor any other Relevant Controlled Company (other than a Receivables Management Controlled Company) has any relevant agreement, contract, arrangement or understanding (except Standard Securitization Obligations) with the Receivables Controlled Company; and

(3)                neither Debtor nor any other Relevant Controlled Company (other than a Receivables Management Controlled Company) has towards the Receivables Controlled Company any obligations to maintain or preserve the financial condition of such legal entity or cause such legal entity to achieve certain levels of operating results.

“Relevant Controlled Company” means any of the Companies under Judicial Reorganization.

“Consolidated Financial Expense” means, in any period, without duplicity, the sum of the consolidated expense with interest of Oi S.A. – Under Judicial Reorganization for the Period of Four Quarters on any of their debts acquired through loans payable in cash (paid or capitalized) to the extent that such expense was deducted (and not added again) from the calculation of the consolidated operational result.

“Business Day” means any when the banks work in the City of Rio de Janeiro.

“Total Consolidated Debt” means Oi’s consolidated Indebtedness.

“EBITDA” means, for the last four (4) and consecutive financial quarters of Oi, each an “accounting period”, the sum (without any duplicity) (i) of the result before the taxes on the consolidated profit for a certain accounting period (adjusted by the extraordinary profits or losses); (ii) of the following factors deducted for the purposes of determining the result before taxes on profit: (1) consolidated depreciation and amortization occurred in that same accounting period; (2) Consolidated Financial Expenses deducted from the consolidated financial revenues. It represents the routine EBITDA, as presented in the management report included in the consolidated financial statements of Oi.

“Indebtedness” means the sum of the balance of loans and financings of Debentures, commercial papers and instruments issued in the international market (bonds, Eurobonds), recorded in the (current and non-current) liabilities, as well as the balance of derivative instruments recorded in the (current and non-current) assets or liabilities of Oi’s consolidated balance sheet. For the avoidance of any doubt, “Indebtedness” shall not include any obligations due in relation to the “Fiscal Recovery Program—REFIS,” the “Special Tax Installment Payment Program – State REFIS” and the “Special Installment Payment Program—PAES”, any other agreement for payment of taxes entered into with any Brazilian governmental entity, as well as any payment obligations towards the regulatory agencies and/or any other payment agreement that is owed to any creditor who, prior to the Judicial Reorganization Ratification Date was not considered in the calculation of Indebtedness.

“Encumbrance” means mortgage, pledge, security interest, lien, encumbrance or charges of any kind (including, but not limited to, any sale condition or another agreement for property reservation or lease or any other agreement to give any security interest).

“Oi Group” means Issuer and its Controlled Companies.

“Debt Service Coverage Ratio” means the sum of interest of the Total Consolidated Debt paid in the last and consecutive four (4) financial quarters. Such calculation excludes any foreign exchange and monetary variations of debt and cash and, lastly, the expenses arising from provisions, which did not have an impact on the consolidated cash flow of Oi, but only an accounting record.

“Standard Securitization Obligations” means representations, warranties, obligations and indemnifications entered into by Debtor or any Relevant Controlled Company that are reasonably normal in the securitization of transactions with receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Debtor or by any Relevant Controlled Company according to which Debtor or any Relevant Controlled Company may sell, convey or otherwise transfer to (a) one Receivables Management Controlled Company (in case of a transfer by Debtor or any Relevant Controlled Company), or (b) any other Person (in case of a transfer by a Receivables Management Controlled Company), or may transfer an indivisible interest into, or grant a security interest in, any Receivable (whether existing now or created in the future) of Debtor or of any Relevant Controlled Company and any asset related thereof, including, but not limited, all guarantees that secure such receivables, all agreements and all guarantees and other obligations related to the accounts receivables, proceeds from such receivables and other assets that are usually transferred, or in relation to which guarantee rights are usually granted, in connection with transactions entailing the securitization of assets involving receivables.

“OPEX” means the result of the continuous costs that a company has to keep running. It means operational expenditure.

“Person” means any individual, partnership, joint-stock company, limited liability company, business trust, mixed company, trust, association, joint venture, or any country or government, any state, province or other political subdivision thereof, any central bank (or similar regulatory and monetary authority) in this respect, and any entity exercising executive, legislative, judicial, regulatory or administrative duties or in connection with the government.

“Judicial Reorganization Plan” means the Judicial Reorganization Plan ratified by the 7th Lower Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro on [•], as amended and modified from time to time, in accordance with its terms, establishing the terms and the conditions for the restructuring of debt of Debtor and its Fully Controlled Companies (“Companies Under Judicial Reorganization”), and establishing actions to be adopted by the Companies Under Judicial Reorganization to overcome the financial issues of the Companies Under Judicial Reorganization and guarantee its continuity as active companies, including, but not limited to, (1) the restructuring and balance of its liabilities; (2) actions during the judicial reorganization created to obtain new funds; and (3) the potential sale of the PPE.

“Brazilian GAAP” means, as defined by Debtor from time to time (1) generally accepted accounting principles adopted in Brazil, determined in accordance with the corporation law, the laws issued by the relevant authorities, including CVM and the technical analyses issued by the Brazilian

Accountancy Institute; or (ii) International Financial Reporting Standards, as adopted by the International Accounting Standards Board, as the case may be, as they are in effect from time to time and consistently applied.

“Receivable” means a right to receive payment resulting from a sale or lease of assets or the execution of services wherein someone is required to pay for assets or services in accordance with terms that would allow the purchase of such assets and credit rights, including, but not limited to, any ownership items that would be classified as “account”, “bond”, “intangible payment”    or “instrument”, in accordance with the Uniform Commercial Code and any supporting obligations.

“Debt Service” means the sum of interest of the Total Consolidated Debt paid in the last and consecutive four (4) financial quarters. Such calculation excludes any foreign exchange and monetary variations of debt and cash and, lastly, the expenses arising from provisions, which did not have an impact on the consolidated cash flow, but only an accounting record.

“Market Fair Value/Price” means, in relation to any assets, the price (for the avoidance of doubt, it takes into account any liability in connection with the related asset) that would be paid by a willing buyer to a willing seller that is not affiliated in a commercial transaction that does not involve the attachment of assets or coercion of any party, determined in good faith by the Board of Directors of Debtor (except if otherwise established in this financing).

“Asset Sale” means any sale, conveyance, lease, transfer or other spin-off or any other transaction or another disposal (or series of related sales, leases, transfers or disposals) by Debtor or any Relevant Controlled Company, including any disposal by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposal”), of:

(1)                any shares of capital stock of Debtor or any Relevant Controlled Company (other than directors’ qualifying shares or shares required by the applicable law to be held by a Person other than Debtor or a Relevant Controlled Company);

(2)                all or substantially all of the assets of any division or business line of Debtor or any Relevant Controlled Company; or

(3)                any other property or assets of Debtor or any Relevant Controlled Company outside of the ordinary course of business of Debtor or such Relevant Controlled Company.

Notwithstanding the foregoing, the following transactions shall not be deemed to be Asset Sales:

(1)                a disposal by a Controlled Company for Debtor or by Debtor to a Controlled Company or among Controlled Companies;

(2)                the sale of property or equipment that, in the reasonable determination of Debtor, has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of Debtor or any Relevant Controlled Company;

(3)                the disposal of all or substantially all of the assets of Debtor in a manner permitted pursuant to the obligation described above under the title “Corporate Reorganization Restriction” pursuant to this financing;

(4)                (i) disposal of properties to the extent that such property is exchanged for credit against the purchase price of the similar replacement property that is promptly purchased, (ii) disposal of properties to the extent that the proceeds of such disposal are promptly applied to the purchase price of such replacement property (which replacement property is effectively and promptly purchased) and (iii) any exchange for a similar property for use in a business, or the business conducted (or proposed to be conducted) by Debtor (or any Controlled Company on the Date of Ratification of the Judicial Reorganization Plan), as well as any other business reasonably related, ancillary or supplementary to the aforementioned and any extension or evolution of any of the preceding, including, but not limited to, any businesses related to telecommunications, information technology or transmission or media content products and services;

(5)                equity interests of a Controlled Company of Debtor to Debtor or Debtor to one of its

Controlled Companies;

(6)                sales, leases, sub-leases or other disposals of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(7)                payment of dividends, capital return and other distributions that do not violate the obligation described above under the title “Dividend Payment Restriction”;

(8)                a disposal to the Debtor or a member of the Controlled Company (other than a Receivables Controlled Company), including a Person that is or shall become a Controlled Company immediately after the disposal;

(9)                sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Controlled Company;

(10)                disposals in connection with a Permitted Lien;

(11)                disposals of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and excluding receivables discounts or similar arrangements;

(12)                foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by an act as seizure or in other way) and transfers of properties that have been subject to a claim to the respective insurance company of such property as part of an insurance settlement;

(13)                any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation claims or other claims of any kind;

(14)                the cancellation of any Hedging Agreements pursuant to its terms;

(15)                the sale, transfer or other disposal of “non-core” assets acquired pursuant to an investment or acquisition permitted under this financing; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or investment;

(16)                any financing transaction with respect to property built or acquired by the Debtor or any member of the Controlled Company after the Date of Ratification of the Judicial Reorganization Plan, including sale and leaseback transactions and asset securitizations permitted by this financing;

(17)                sales, transfers and other disposals of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell agreements between the joint venture parties set forth in the joint venture agreements and similar binding agreements;

(18)                sales or other disposals of capacity or irrevocable rights of use in the Debtor’s or in a Relevant Controlled Company’s telecommunications network in the ordinary course of business;

(19)                a sale and leaseback transaction within one (1) year of the acquisition of the relevant asset in the ordinary course of business;

(20)                exchanges of telecommunications assets for other telecommunications assets where the Fair Market Value of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or, if less, the difference is received in cash;

(21)                the licensing, sublicensing or grants of licenses to use the Debtor’s or any Controlled Company’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology in any single transaction or series of related transactions that involves;

(22)                any transaction or series of related transactions made in accordance with the Reorganization Plan; or

(23)                any transaction or series of related transactions involving property or assets with a Fair Market Value that does not exceed five percent (5%) of the “Assets” of Oi’s annual and consolidated financial statements in the previous financial year.

***

Exhibit Early Maturity (j)

List of Assets that may be directly or indirectly disposed:

1.     UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

2.                BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001-30, and in the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP 74.845-090;

3.                TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

• BR 101 KM 205 (Barreiros/ Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

•	Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

•	Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

•	Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

•	Avenida Lauro Sodre n° 3290, in the State of Rondônia and registered under enrollment No. 24743;

•	Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

•	Rua Neo Alves Martins n° 2263, in the State of Paraná and registered under enrollment No. 58948;

•	Travessa Teixeira de Freitas n° 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

•	Avenida Teixeira de Freitas n° 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

•	Rua Visconde Nacar n° 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

•	Rua Visconde do Rio Branco n° 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

•	Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

•	Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

•	Rua Sabino Vieira / Rua Chaves De Faria n° 85/ R.S.L. Gonzaga n° 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

•	Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

•	Estr. Pau da Fome n° 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

•	Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

•	Rua dos Limoeiros n° 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

•	Camaragibe – Estrada de Aldeia – Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

•	Rua do Principe n° 156 e n° 120, in the State of Pernambuco and registered under enrollment No. 24857;

•	Rua Itambe n° 200, in the State of Minas Gerais and registered under enrollment No. 38227;

•	Rua Vitorio Nunes da Motta n° 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

•	Rua Silveira Martins, Cabula, n° 355 in the State of Bahia and registered under enrollment No. 76908;

•	Rua Prof. Anfrisia Santiago n° 212, in the State of Bahia and registered under enrollment No. 12798;

•	Avenida Getulio Vargas—BL. A, n° 950, in the State of Amazonas and registered under enrollment No. 14610;

•	Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071;

•	Rua Zacarias da Silva, Lote 2, Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

•	Rua Senador Pompeu,119 —5° andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

•	Rua Alexandre Mackenzie, n° 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

•	Rua do Lavradio, n° 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

•	Rua Araribóia, n° 140, São Francisco, in the City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

•	Rua Assai, s/n, Jardim Pindorama, in the City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

•	Rua Sena Madureira, 1070, in the City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

•	Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

•	Av Nicanor de Carvalho, n° 10, in the City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

•	Pq. Triunfo de Cotegipe, S/N—João Dantas, in the City of Alagoinhas, State of Bahia and registered under enrollment No. 775;

•	Estrada Velha do Amparo, KM 4, in the City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

•	Av. Prudente de Morais, n° 757 B, Bairro Tirol, in the City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

•	Av. Afonso Pena, n° 583, in the City of Manaus, State of Amazonas and registered under enrollment No. 7496;

•	Rua Leitão da Silva, n° 2.159, Itararé (CONJED), in the City of Vitória, State of Espírito Santo and registered under enrollment Nos. 46.977 and 46.978;

•	BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in the City of Brasília, Distrito Federal and registered under enrollment No. 801;

•	Rua Padre Pedro Pinto n°1460, Venda Nova (ISFAP), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

•	Rua 2 De Setembro, n° 733, Campo De Futebol, in the City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

•	BR 116, KM 159, Rua Cel Antônio Cordeiro, 3950, Altamira, in the City of Russas, State of Ceará and registered under enrollment No. 180;

•	Rua Correa Vasques, 69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190;

•	Rua Walter Ianni, Anel Rodoviário, KM 23,5 — Bairro Aarão Reis/São Gabriel (PUC MINAS), in the City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

EXHIBIT 4.3.1.2(B)
RESTRUCTURING OPTION T - CREDITS TN UNITED STATES DOLLARS

(this Exhibit 4.3.1.2(B) to the Judicial Reorganization Plan of Oi S.A. - Em Recuperação Judicial was originally drafted
in English)

EXHIBIT 4.3.1.2(B)

THIS EXHIBIT WAS ORIGINALLY DRAFTED IN ENGLISH
TERM SHEET FOR U.S. DOLLAR DENOMINATED LOAN FACILITIES

This Term Sheet reflects the main commercial terms and conditions incorporated in an updated version of the judicial reorganization plan of the Oi Group (“Amended RJ Plan”), which was originally filed with the 7th Business Court of the Judicial District of the Capital of Rio de Janeiro, Brazil on September 5th, 2016 (“Bankruptcy Court”), within the Oi Group’s judicial reorganization proceeding pending before the Bankruptcy Court under No 0203711-65.2016.8.19.0001.

PARTIES

Borrower: Oi S.A. – In judicial reorganization (“Oi”) or Telemar Norte Leste S.A. – In judicial reorganization (“Telemar”)
Subsidiary Guarantors: Oi Móvel S.A. – Em Recuperação Judicial (“Oi Móvel”); Telemar Norte Leste S.A. – Em Recuperação Judicial (“Telemar”); Copart 4
Participações S.A. – Em Recuperação Judicial (“Copart4”); Copart 5 Participações S.A. – Em Recuperação Judicial (“Copart5”); Portugal Telecom International Finance BV – Em Recuperação Judicial (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Em Recuperação Judicial (“Oi Coop”)
Lenders: [List of current lenders to be inserted]
Agent: [TBD] (together with the Lenders, the “Finance
Parties” and each a “Finance Party”)
Group: The Borrower and all its Subsidiaries

Restricted Subsidiaries: All the direct and indirect subsidiaries of which the Borrower holds more than 50% of the equity or more than 50% of the voting power.
TERM LOAN FACILITIES
Facility: Multi-tranche term loan facilities
Tranches: [11 US Dollar tranches, each one corresponding to a Replaced Facility Agreement (as defined in Appendix 1 (Replaced Facility Agreements).]
Amount: Principal amount of up to USD 2,000,000,000.00
Final Maturity Date: The 25th day of the month falling on the 17th anniversary of the date of the facility agreement.
Purpose: The refinancing of the outstanding amounts due under the Replaced Facility Agreements, in accordance with the approval and confirmation (homologação judicial) (the “Reorganization Plan Confirmation”) of the Borrower’s judicial reorganization plan (plano de recuperação judicial) (the “Reorganization Plan”) filed within the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro, Brazil (the “RJ”) on September 27, 2017 to be approved in the creditors general meeting and confirmed by the RJ Court.

Repayment: 5-year grace period for principal repayment, followed by repayment pro rata across all tranches in 24 semi-annual installments. The first amortization instalment is due on the 25th day of the month that is the 66th month following ratification of the Amended RJ Plan by the Bankruptcy Court and the remaining installments are due as follows:

11th semi-annual period onwards	2% amortizedper semi-annual period
21st semi-annual period onwards	5.7% amortizedper semi-annual period
34th semi-annual period	5.9% amortizedper semi-annual period

Provided that if any scheduled interest or principal payment date is not a business day, the payment will be made on the next succeeding business day. No interest will accrue as a result of this delay in payment.
Voluntary Prepayment: Loans may be prepaid in whole or in part on 30 days’ prior notice. Any prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty whatsoever.
Any amount prepaid may not be redrawn and shall be applied against scheduled repayments in inverse chronological order.
Guarantee: Loan will be fully, jointly and severally guaranteed (the “Subsidiary Guarantee”), on a senior unsecured basis, by the Subsidiary Guarantors. Upon a Subsidiary Guarantor ceasing to be a member of the Group, it will be released at that time from its Subsidiary Guarantee.

PRICING
Agency Fee: To be set out in an agency fee letter.
Margin/Interest on Loans: 1.75%
Interest Period for Loans: 6 months or any other period agreed between the Borrower and the Lenders (in relation to the relevant Loan).
Payment of Interest on Loans: For all cash-pay interest accruing on the principal outstanding, there shall be a 5-year grace period.
For such period, interest shall accrue and capitalized annually in accordance with percentage set out in the Margin/Interest on Loans above so as to form part of the principal outstanding at the end of each fiscal year.
After the 66th month following the ratification of the Amended RJ Plan by the Bankruptcy Court, interest shall accrue on the new principal outstanding amount and shall be paid on a semi- annual basis. Such cash-pay interest shall be payable on the 25th day of the month of each Interest Period.

OTHER TERMS
Documentation: The Facility will be made available under a facility agreement (the “Agreement”) based on the current recommended form of single currency unsecured syndicated facility agreement of the LMA.
Prepayment and Cancellation: (a) Illegality
If, at any time, it is or will become unlawful for any Lender to make or obtain funding for any part of an advance or for any Finance Party to perform its obligations under the Agreement, any other Finance Document or any participation agreement, the affected party shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect and its commitment shall be immediately cancelled and the Borrower shall repay all Loans of such Lender on the next repayment date.
For the avoidance of doubt, the term “unlawful” shall include, without limitation, non-compliance with any rule or regulation imposed by a relevant governmental or regulatory authority in relation to applicable “know your customer” requirements, where such non- compliance is in respect of the Borrower or any permitted successor, transferee or assign thereof and is due to the Borrower’s failure to provide the documentation or other evidence required to satisfy such applicable “know your customer” requirements promptly following a request from the Agent under Clause [●] (“Know

Your Customer” Checks)
(b) Increased Costs, Tax Gross Up and Tax Indemnity
The Borrower may (at its discretion) give the Agent not less than 10 Business Days’ prior notice and cancel a Loan and prepay that relevant Lender that makes a claim under these provisions. Such payment shall be shall be applied against scheduled repayments in inverse chronological order.
(c) Excess Cashflow
Within 150 days following the end of each financial year of Oi, commencing with the financial year ending on the 31 December following the date of the Agreement, the Borrower shall be required (i) to calculate the Cash Sweep Amount for such financial year based on Oi’s annual audited consolidated financial statements for such financial year and (ii) to use the Cash Sweep Amount to redeem a portion of the Loans and to redeem, repurchase or repay, as applicable, a portion of the Indebtedness of all of Oi’s other creditors (together with the Loans, the “Reorganized Debt”) in accordance with Clause [●] of the Judicial Recovery Plan
“Asset Sale” means any sale, conveyance, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Oi or any Restricted Subsidiary, including any disposition by means of a merger, spin-off, consolidation or similar transaction (each referred to for the purposes of this definition as a

“disposition”), of:

(i)

any shares of Capital Stock of Oi or any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Oi or a Restricted Subsidiary);

(ii)	all or substantially all of the assets of any division or business operation of Oi or any Restricted Subsidiary; or

(iii) any other property or assets of Oi or any Restricted Subsidiary outside of the ordinary course of business of Oi or such Restricted Subsidiary.
Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:

(iv)	the disposal of any of the assets listed in Appendix 2;
(v)	a disposition by a member of the Group to the Borrower or by the Borrower to a member of the Group or between members of the Group;

(vi) the sale of property or equipment that, in the reasonable determination of the Borrower, has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of the Borrower or any member of the Group;
(vii) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to the Clause [●] (Merger);
(viii) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the IRS Code, or any comparable or successor provision, any exchange of like property for use in a Permitted Business;

(ix)	an issuance of equity interests by a member of the Group to the Borrower or by the Borrower to a member of the Group;

(x) sales, leases, sub-leases or other dispositions of

products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(xi)	a disposition to the Borrower or a member of the Group (other than a Receivables Subsidiary), including a Person that is or shall become a member of the Group immediately after the disposition;

(xii) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Restricted Subsidiary;
(xiii) dispositions in connection with a Security permitted under the Clause 1.4 (Negative pledge);
(xiv) dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(xv) foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;
(xvi) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;
(xvii) the unwinding of any Hedging Obligations pursuant to its terms;
(xviii) the sale, transfer or other disposition of “non-core” assets acquired pursuant to an investment or acquisition permitted under the Agreement; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or investment;
(xix) any financing transaction with respect to property built or acquired by the Borrower or any member of the Group after the date of the Agreement, including sale and leaseback transactions and asset securitizations permitted by the Agreement;
(xx) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements and similar binding arrangements;
(xxi) sales or other dispositions of capacity or indefeasible rights of use in the Borrower’s or in any member of the Group’s telecommunications network in the ordinary course of business;
(xxii) a sale and leaseback transaction within one year of the acquisition of the relevant asset in the ordinary course of business;
(xxiii) exchanges of telecommunications assets for other telecommunications assets where the fair market value of the telecommunications assets received is at least equal to the fair market value of the telecommunications assets disposed of or, if less, the difference is received in cash;
(xxiv) the licensing, sublicensing or grants of licenses to use the Borrower’s or any Restricted Subsidiary’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology any single transaction or series of related transactions that involves;
(xxv) any transaction or series of related transactions made in accordance with the Reorganization Plan; or
(xxvi) any transaction or series of related transactions involving property or assets with a fair market value not in excess of 5% of the Consolidated Total Assets as of the end of the most recently completed full-year period for Oi’s published financial statements are available.
“Cash Balance” shall have the meaning given to it in the Reorganization Plan.
“Cash Sweep Amount” shall have the meaning given to it in the Reorganization Plan.
“Minimum Cash Requirement,” shall have the

meaning given to it in the Reorganization Plan. “Net Proceeds of any Asset Sale” means the aggregate cash proceeds from any Asset Sale net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof.
“Permitted Business” means the business or businesses conducted (or proposed to be conducted) by the Borrower or any Restricted Subsidiary as of the date of this Agreement and any other business reasonably related, ancillary or complementary thereto and any reasonable extension or evolution of any of the foregoing, including, without limitation, any business relating to telecommunications, information technology or transmission, or media content services or products.
“Receivables Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person in which the Borrower or any Restricted Subsidiary makes an investment and to which the Borrower or one or more of its Restricted Subsidiaries transfer receivables and related assets) which engages in no activities other than in connection with the financing of receivables, which is designated by the Receivables as a Receivables Subsidiary, and which meets the following conditions:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by the Borrower or any of its Restricted Subsidiary that is not a Receivables Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard

Securitization Undertakings), (b) is recourse to or obligates the Borrower or any other Restricted Subsidiary (that is not a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Borrower or any other Restricted Subsidiary that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)

with which neither the Borrower nor any other Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(3) to which neither the Borrower nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which are reasonably customary in securitization of receivables transactions.
(d) Voluntary Cancellation
The Borrower may, by giving the Agent not less than 30 Business Days’ prior notice, cancel without any additional costs the whole or any part (and if in part being a minimum of USD 5,000,000 and in multiples of USD 500,000) of the Facilities.

Representations: See Appendix 3 Part 1 (Representations & Warranties).
Information Undertakings: See Appendix 3 Part 2 (Information Undertakings).
General Undertakings: See Appendix 3 Part 3 (General Undertakings & Covenants).
Events of Default: See Appendix 3 Part 4 (Events of Default).
Majority Lenders: 66 2/3% of Total Commitments.
Assignments and Transfers by
Lenders:
No claims hereunder and no legal, equitable or other economic interest herein shall be transferred, assigned, contributed, conveyed, or otherwise alienated (in whole or in part), without at least sixty (60) days prior notice to the Borrower and provided that the Code of Ethics of the Oi Group (to be appended to the Agreement) is complied with and that the respective assignment does not involve individuals or legal entities indicated in the list of Office of Foreign Assets Control (OFAC), of the US Department of the Treasury.
A Lender may at any time, without any cost, Increased Costs or creation of additional tax obligations to the Borrower (relative to that in respect of the transferring Lender), assign all or any of its rights and benefits hereunder, or transfer in accordance with the terms of the Agreement all or any of its rights, benefits and obligations hereunder.
Conditions Precedent: (a) Creditors approval of the RJ Plan and confirmation by the RJ Court
(b) Corporate authorizations customary for an
Agreement of this nature
No withholding Any and all payments of principal and interest in respect of the Facility shall be made without withholding or deduction for any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Brazil, Japan or any other jurisdiction or political subdivision thereof in which the Borrower is organized or is a resident for tax purposes having power to tax or by the jurisdictions in which any paying agents appointed by the Borrower are organized or the location where payment is made, or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Borrower shall pay such additional amounts as additional interest, or additional amounts, as will result in the receipt by the Lenders of such amounts as would have been received by them if no such withholding or deduction had been required.
Miscellaneous Provisions: The Agreement will contain provisions relating to, among other things, market disruption, breakage costs and indemnities, increased costs, set-off and administration.
Costs and Expenses: All reasonable and duly documented costs and expenses incurred by the Agent in connection with the preparation, negotiation, printing and execution of the Agreement and any other document referred to in it shall be paid by the Borrower following the date of the Agreement.
Confidentiality: The Term Sheet and its content are intended for the exclusive use of the Lenders and shall not be disclosed by any Lender to any person other than the Lender’s legal and financial advisors for the purposes of the proposed transaction unless the prior written consent of the Borrower is obtained.

Governing Law: English Governing Language: English Enforcement: English courts
Definitions: Terms defined in the current recommended form of single currency unsecured syndicated facility agreement of the LMA have the same meaning in this Term Sheet unless given a different meaning in this Term Sheet

Appendix 1

Replaced Facility Agreements

1.	The USD300,000,000 facility agreement dated 19 June 2008 between Finnish Export Credit Limited as lender and Telemar Norte Leste S.A. as borrower.

2.	The USD500,000,000 facility agreement dated 11 August 2009 between Finnish Export Credit Limited as lender and Telemar Norte Leste S.A. as borrower.

3.	The USD200,000,000 facility agreement dated 21 December 2011 between Finnish Export Credit Limited, KfW IPEX Bank GmbH and Nordea Bank Finland plc as lenders and Telemar Norte Leste S.A. as borrower.

4.	The USD397,366,000 facility agreement dated 3 October 2014 between Finnish Export Credit Limited as lender and Oi S.A. as borrower.

5.	The USD250,000,000 facility agreement dated 1 July 2008 between Nordic Investment Bank as lender and Telemar Norte Leste S.A. as borrower.

6.	The USD220,000,000 facility agreement dated 12 April 2010 between Credit Agricole Corporate and Investment Bank as lender and Telemar Norte Leste S.A. as borrower.

7.	The USD257,134,411 facility agreement dated 15 March 2013 between The Bank of Tokyo Mitsubishi UFJ and HSBC Bank USA, N.A. as lenders and Oi S.A. as borrower.

8.	The USD200,000,000 facility agreement dated 11 July 2012 between Export Development Canada as lender and Telemar Norte Leste S.A. as borrower.

9.	The USD500,000,000 facility agreement dated 30 October 2009 between [China Development Bank Corporation] as lender and Telemar Norte Leste S.A. as borrower.

10.	The USD600,000,000 facility agreement dated 18 December 2015 between China Development Bank Corporation as lender and Telemar Norte Leste S.A. as borrower.

11.	The USD600,000,000 refinancing facility agreement dated 18 December 2015 between China Development Bank Corporation as lender and Telemar Norte Leste S.A. as borrower.

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Appendix 2

Permitted Assets

Direct or indirect disposal of the following assets:

UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifício UNITEL, Luanda Sul, Angola.

BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No. 04.014.081/0001-30, registered before the Commercial Registry of the State of Goiás under NIRE 53 3 0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP74.845-090;

TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.

The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:

BR 101 KM 205 (Barreiros/Almoxarifado), in the State of Santa Catarina and registered under enrollment No. 40564;

Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;

Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697, 24.698, 24.699, 11.046, 11.047;

Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947;

Avenida Lauro Sodre nº 3290, in the State of Rondônia and registered under enrollment No. 24743;

Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;

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Rua Neo Alves Martins nº 2263, in the State of Paraná and registered under enrollment No. 58948;

Travessa Teixeira de Freitas nº 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;

Avenida Teixeira de Freitas nº 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;

Rua Visconde Nacar nº 234 (Complexo Merces B), in the State of Paraná and registered under enrollment No. 26912;

Rua Visconde do Rio Branco nº 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;

Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242, 46.243 and 46.244;

Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;

Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;

Estr. Pau da Fome nº 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885;

Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;

Rua dos Limoeiros nº 200, in the State of Rio de Janeiro and registered under enrollment No. 10409;

Camaragibe - Estrada de Aldeia - Km-125, in the State of Pernambuco and registered under enrollment No. 2503;

Rua do Principe nº 156 e nº 120, in the State of Pernambuco and registered under enrollment No. 24857;

Rua Itambe nº 200, in the State of Minas Gerais and registered under enrollment No. 38227;

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Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;

Rua Silveira Martins, Cabula, nº 355 in the State of Bahia and registered under enrollment No. 76908;

Rua Prof. Anfrisia Santiago nº 212, in the State of Bahia and registered under enrollment No. 12798;

Avenida Getulio Vargas - BL. A, nº 950, in the State of Amazonas and registered under enrollment No. 14610;

Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071.

Rua Zacarias da Silva, Lote 2 , Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;

Rua Senador Pompeu,119 - 5º andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;

Rua Alexandre Mackenzie, nº 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;

Rua do Lavradio, nº 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;

Rua Araribóia, nº 140, São Francisco, in City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;

Rua Assai, s/n, Jardim Pindorama, in City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;

Rua Sena Madureira, 1070, in City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

Av Nicanor de Carvalho, nº 10, in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

Pq. Triunfo de Cotegipe, S/N – João Dantas, in City of Alagoinhas, Estado da Bahia and registered under enrollment No. 775;

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Estrada Velha do Amparo, KM 4, in City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

Av. Prudente de Morais, nº 757 B, Bairro Tirol, in City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

Av. Afonso Pena, nº 583, in City of Manaus, State of Amazonas and registered under enrollment No. 7496;

Rua Leitão da Silva, nº 2.159, Itararé (CONJED), in City of Vitória, State of Espírito Santos and registered under enrollment Nos. 46.977 and 46.978;

BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in City of Brasília, Distrito Federal and registered under enrollment No. 801;

Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

Rua 2 De Setembro, nº 733, Campo De Futebol, in City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

BR 116, KM 159 , Rua Cel Antônio Cordeiro, 3950, Altamira, in City of Russas, State of Ceará and registered under enrollment No. 180;

Rua Correa Vasques,69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190; and

Rua Walter Ianni, Anel Rodoviário, KM 23,5 - Bairro Aarão Reis/São Gabriel (PUC MINAS), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

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Appendix 3

Part 1

Representations & Warranties

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

The Borrower will make each of the following representations on the date of the Agreement:

1.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

(c)	It is not a FATCA FFI or a US Tax Obligor.

1.2	Binding obligations

The obligations expressed to be assumed by it under the Agreement are legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof, provided that such enforceability may be limited by insolvency laws or similar laws applicable to companies generally.

1.3	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

1.4	Good title to assets

It has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate authorizations to use, the assets necessary to carry on its business as presently conducted.

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1.5	Government Approvals

(a)	All consents, licenses, approvals and authorizations of, or registrations, recordations or filings with any Agency necessary for:

(i)	the execution and delivery of the Agreement by it,

(ii)	the performance of its obligations thereunder, and

(iii)	the observation by it of the terms and conditions thereof,

have been duly effected, completed and/or obtained and are in full force and effect, including the electronic registration of the financial terms of the Agreement with the Central Bank of Brazil;

except for:

(A)	the registration of the schedules of payment within the ROF with the Central Bank of Brazil which will enable the Borrower to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Agreement and the fees, expenses, commissions and payments of any finance charge referred to in the Agreement that will not be paid on the date of the entrance of the funds into Brazil (the Schedule of Payments) (which the Borrower shall promptly effect after the entrance of the funds into Brazil),

(B)	the registration of any payment provided for in such ROF earlier than the due date thereof, and

(C)	any further special authorization from the Central Bank of Brazil, which will enable the Borrower to make remittances from Brazil to make payments contemplated in the Agreement not specifically covered by the ROF and the Schedule of Payments.

1.6	Execution of the Agreement

No provision, law, ordinance, decree, instruction or regulation of its country of incorporation, or any Agency, department or instrumentality thereof, no provision of any charter, by-law or similar instrument of it and no provision of any mortgage, deed, contract, bond, undertaking or any agreement or other instrument binding on it or to which it or its assets are subject is or might be contravened by the execution, delivery, performance or observance of the terms and conditions of the Agreement which would be reasonably likely to have a material adverse effect.

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1.7	Proper legal form

The Agreement is in proper legal form, and contains no provision which is contrary to Brazilian law, public policy, good morals, or the national sovereignty of, Brazil.

1.8	Non conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

1.9	Governing law and enforcement

(a)	In any proceedings taken in its country of incorporation in relation to the Agreement, the choice of English law as the governing law hereof will be recognized and enforced in such country after compliance with such applicable procedural rules and other legal requirements in its country of incorporation to the extent that it does not contravene national sovereignty, good morals or public policy in Brazil.

(b)	Any arbitral award obtained in relation to the Agreement will be recognized and be enforceable by the courts of its jurisdiction of incorporation.

1.10	No immunity

In any proceedings taken in its country of incorporation or England, it will not be entitled to claim for itself or any of its asset immunity from set-off, suit, execution, attachment or other legal process except for the immunity provided under Brazilian law to property of the Borrower that is considered essential for the rendering of public services under any concession or authorization agreements or licenses (bens vinculados à concessão or bens reversíveis).

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1.11	Admissibility in evidence

All acts, conditions and things required to be done to make the Agreement legal, valid, enforceable and admissible in evidence in its country of incorporation have been done, fulfilled and performed, provided that for the enforceability or admission in evidence of the Agreement before Brazilian courts:

(a)	the Agreement must be translated into Portuguese by a sworn translator; and

(b)	the following will apply:

(i)	the signatures of the parties signing the Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate in the timeframe set forth in the Agreement; and

(ii)	the Agreement must be registered with the Registry of Deeds and Documents (Registro de Títulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil.

1.12	Pari passu ranking

Its payment obligations under the Agreement will rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of it, save those claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

1.13	No filing of stamp taxes

Under the laws of the Borrower’s country of incorporation in force at the date hereof, it is not necessary that the Agreement be filed, recorded or enrolled with any court or other authority in such country or that any stamp, registration or similar tax be paid on or in relation to the Agreement other than payments in connection with (i) Brazilian agencies and the notarization and consularisation of the signatures of persons signing the Agreement outside Brazil, (ii) the registration of the Agreement before the Registry of Deeds and Documents (Registro de Títulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil and] (iii) the registration of the financial terms and conditions in respect of the Facilities with the Central Bank of Brazil under the ROF.

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1.14	Compliance with laws

It is conducting its business and operations in compliance with all relevant laws and regulations and all directives of any Agency having the force of law applicable or relevant to it, the failure to be in compliance with which would be reasonably likely to have a material adverse effect.

1.15	Private and commercial acts

Its execution of the Agreement constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

1.16	No tax liabilities or disputes

Save as specifically disclosed to the Agent in writing, the Borrower has no unpaid tax liabilities which would be reasonably likely to have a material adverse effect save for those which it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves have been established.

1.17	No misleading information

All written information supplied by the Borrower to any Lender in connection with the Agreement is true, complete and accurate in all material respects as at the date it was supplied and is not misleading in any material respect. The Borrower makes no representation or warranty as to any expectations, projections or other forward-looking statements furnished to the Lender or the Agent or to the premises on which these expectations, projections or other forward-looking statements were based. The Borrower undertakes no obligation to update any such information, unless required pursuant to the terms hereunder.

1.19	Environmental laws

(a)	It is in compliance with Clause 1.10 (Environmental compliance) and no circumstances have occurred which could be reasonably expected to have a material adverse effect in the future.

(b)	No Environmental Claim has been commenced or, to the best of its knowledge, is threatened against it where that claim has or is reasonably likely, if determined against it, to have a material adverse effect.

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1.20	Taxation

(a)	It has filed, caused to be filed or used reasonable best efforts to file all Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate reserves or provisions have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any Taxes relating to the Borrower, except to the extent that (i) any such Taxes, which could reasonably be expected to have a Material Adverse Effect, are fully disclosed to the Lender in writing or in the relevant financial statements, (ii) any such Taxes are being diligently contested in good faith and by proper proceedings, (iii) adequate reserves or provisions have been provided for any such Taxes, and (iv) if adversely decided, any such Taxes could not reasonably be expected to have an immediate Material Adverse Effect.

(b)	It is resident for Tax purposes only in Brazil.

1.21	Deduction of tax

[Other than in connection with [•], it]/[It] is not required to make any Tax Deduction (as defined in Clause [•] (Definitions)) from any payment it may make under any Finance Document, except for withholding tax as may be imposed on the remittance of payment of interest, fees, commissions and other expenses from Brazil under Brazilian law.

1.22	Application of FATCA

The Borrower shall ensure that it will not become a FATCA FFI or a US Tax Obligor.

1.23	Corrupt practices

It has and none of its directors, officers, employees or agents has:

(a)	paid or received (or entered into any agreement under which it may be paid or receive) any unlawful commission, bribe, pay off or kickback, directly or indirectly, in connection with the Agreement; or

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(b)	taken action to influence a procurement process or execution of an agreement, including engaging in collusive practices among bidders designed to establish bid prices at artificial, non-competitive levels, or has otherwise engaged in Corrupt Practices.

1.24	No money laundering

The Borrower and all its branches and subsidiaries, in its home country and abroad, has the means and the internal procedures in place to detect and to intercept money-laundering channels or chains (involving the proceeds of terrorist activities, drug-trafficking, organized crime or others).

1.25	Foreign Assets Control Regulation

None of the execution, delivery and performance of the Agreement nor any of the other Finance Documents, nor its use of the proceeds of the Drawn Credit Facilities made hereunder, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

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Part 2

Information Undertakings

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

Annual Statements:

The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for the Finance Parties its financial statements and Oi’s financial statements (both consolidated and unconsolidated) for such financial year, prepared in accordance with IFRS and audited by recognized public auditors in Brazil.

Quarterly Statements:

The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 60 days after the end of each of Oi’s first three financial quarters, deliver to the Agent in sufficient copies for the Finance Parties its unaudited financial statements (both consolidated and unconsolidated) for such financial quarter, prepared in accordance with IFRS.

Requirements as to Financial Statements:

The Borrower shall ensure that each set of financial statements delivered by it:

(a)   unless otherwise stated, is prepared in accordance with IFRS and consistently applied, and for the annual statements includes the auditors’ report;

(b)   discloses all the liabilities (contingent or otherwise) and all the unrealized or anticipated losses of the companies concerned, in accordance with IFRS; and

(c)   is certified by an Authorized Signatory as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period.

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Compliance Certificate:

(a)   The Borrower must supply to the Agent a Compliance Certificate:

(i) with each of the audited annual financial statements delivered under the Agreement; and

(ii)  with each of the quarterly financial statements relating to the first nine months of a financial year delivered under the Agreement.

(b)   A Compliance Certificate must be signed by the Borrower’s treasurer (and/or one or two other Authorized Signatories acceptable to the Agent, as appropriate).

Other Financial Information:

The Borrower shall from time to time on the reasonable request of the Agent furnish the Agent with such information about it and/or its business, management or financial condition as the Agent may reasonably require and which is materially relevant to the performance by the Borrower of any or all of its obligations under the Agreement, save to the extent such disclosure is not permitted by law.

“Know Your Customer” Checks:	In the event that a Finance Party is obliged to comply with “know your customer” or similar identification procedures the Borrower shall, in circumstances where the necessary information is not already publicly available, promptly upon the request of any Finance Party supply such documentation and other evidence as is reasonably requested.

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Information – Miscellaneous:

(a)   If, at any time, Oi ceases to be a listed company, Oi shall, to the extent that it is not prevented from doing so by any applicable legal restrictions (including any judicial or administrative order, regulation or rule), supply to the Agent, promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a material adverse effect.

(b)   The Borrower shall promptly inform the Agent of the occurrence of any Default (and the steps, if any, being taken to remedy it). The Borrower shall promptly inform the Agent when any such Default has been remedied, if applicable. Upon receipt of a written request to that effect from the Agent, the Borrower shall confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Default has occurred.

(c)   The Borrower must promptly submit to any Finance Party on demand such information and documents as such Finance Party may reasonably request in order to comply with its obligations to prevent money laundering and to conduct on—going monitoring of the business relationship with the Borrower as it relates to the prevention of money laundering.

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Notification of Default:	The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
Brazilian GAAP:

As elected from time to time by the Borrower, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the Brazilian Securities

Exchange Commission (Comissão de Valores Mobiliários), as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), in accordance with IFRS as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

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Part 3

General Undertakings & Covenants

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

The following undertakings will be included in the Agreement in respect of the Borrower:

1.1	Authorizations

The Borrower shall obtain, comply with the terms of and, to the extent permitted by law, do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the laws and regulations of its country of incorporation to enable it lawfully to enter into and perform its obligations under the Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in such country of the Agreement.

1.2	Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Agreement.

1.4	Negative pledge

In this Clause, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower or any Restricted Subsidiaries shall not create or permit to subsist any Security over any of its assets.

(b)	The Borrower or any Restricted Subsidiaries shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or reacquired by it;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

35

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(i)	any Security or Quasi-Security existing as of the date of the Agreement;

(ii)	any Security or Quasi-Security arising in accordance with the terms of the Reorganization Plan;

(iii)	any Security or Quasi-Security securing any credit investment fund (Fundo de Investimento em Direitos Creditórios);

(iv)	any Security for taxes not yet delinquent or due which are being contested in good faith by appropriate actions or tax, civil or administrative proceedings, provided that adequate reserves for probable claims with respect thereto are maintained on the books of the Borrower or any member of the Group;

(v)	any Security arising by operation of law and in the ordinary course of business of the Borrower or any member of the Group;

(vi)	any Security securing Indebtedness owing by the Borrower or any member of the Group to (A) any Brazilian governmental institution, agency or development bank (or any other bank or financial institution representing or acting as agent for any of such institutions, agencies or banks) including, without limitation, Banco Nacional de Desenvolvimento Ecônomico e Social - BNDES, FINAME / Financiamento a Fabricante-Comercialização, and the related system or any official government agency or department of Brazil or of any state of region thereof, (B) any multilateral or foreign governmental institution, agency or development bank (or any other bank or financial institution representing or acting as agent for any of such institutions, agencies or banks) including, without limitation, the World Bank, the International Finance Corporation and the Inter-American Development Bank, and (C) any Governmental Authority of jurisdictions where the Borrower conducts business (or any bank or financial institution representing or acting as agent for such Governmental Authority);

36

(vii)	any Security on any asset of the Borrower or any member of the Group consisting of an operating lease entered into in the ordinary course of business so long as such assets are on-leased in the ordinary course of business of the Borrower or any member of the Group;

(viii)	in connection with any real property acquired, constructed or improved by the Borrower or any member of the Group after the date of the Agreement, any Security on such real property created, incurred or assumed contemporaneously with, or within 12 months after, such acquisition (or in the case of any such real property constructed or improved, after the completion or commencement of commercial operation of such real property, whichever is later) to secure or provide for the payment of any part of purchase price of such real property or the costs of that construction or improvement, including costs such as escalation, interest during construction and financial costs;

(ix)	any netting or set off arrangement entered into by the Borrower or any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(x)	any Security or Quasi-Security on cash or cash equivalents securing Hedging Agreements or other similar transactions;

(xi)	any Security or Quasi-Security over or affecting any asset acquired by the Borrower or any member of the Group (including any asset acquired from a person which merged with or into the Borrower or a member of the Group, or Security or Quasi-Security existing on such asset at the time such person becomes a member of the Group) after the date of the Agreement if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower or member of the Group; and

(B)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by the Borrower or member of the Group;

37

(xii)	any Security or Quasi-Security entered into pursuant to any Finance Document;

(xiii)	any Security securing Indebtedness owing by any member of the Group to any other member of the Group;

(xiv)	any Security incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Security securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(xv)	easements, rights-of-way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes;

(xvi)	any Security or Quasi-Security (other than those set out in the foregoing paragraphs) securing indebtedness the principal amount of which does not exceed 6.0 per cent. of the Consolidated Total Assets of the Borrower; or

(xvii)	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Security referred to in the foregoing clauses, provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement.

1.5	Merger

Other than as provided below, the Borrower will not, in one or a series of related transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its assets (determined on a consolidated basis for the Borrower and its subsidiaries) to any Person or permit any Person to merge with or into it unless:

(a)	the Borrower is the continuing entity, or the Person formed by such consolidation or into which the Borrower is merged or that acquired or leased such property or assets of the Borrower (the “Successor Company”) will be a company organized and validly existing under the laws of Brazil or any political subdivision thereof, the United States of America or any state thereof or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) and shall assume (in the form satisfactory to the Agent) all of the Borrower’s obligations under the Agreement;

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(b)	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing;

(c)	any Subsidiary Guarantor has confirmed that its Subsidiary Guarantee will apply for the obligations of the Successor Company in respect of the Loans; and

(d) the Borrower or the Successor Company, as applicable, has delivered to the Agent an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such transaction have been satisfied.

Notwithstanding anything to the contrary in the immediately preceding paragraph, so long as no default or event of default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom:

(i)	the Borrower may merge or consolidate with or into, or convey, transfer by means of a spin-off or not, lease or otherwise dispose of assets to, a Parent or a subsidiary of the Borrower in cases when the Borrower is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole, it being understood that if the Borrower is not the surviving entity, the Borrower shall be required to comply with the requirements set forth in the immediately preceding paragraph;

(ii)	any subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer by means of a spin-off or not, lease or otherwise dispose of assets to, any Person in cases when such transaction would not have a material adverse effect on the Borrower and its subsidiaries taken as a whole;

(iii)	any subsidiary of the Borrower may merge or consolidate with or into, or convey, transfer by means of a spin-off or not, lease or otherwise dispose of assets to, the Borrower or any other subsidiary of the Borrower; or

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(iv)	any consolidation, merger, conveyance, lease, transfer or other transaction authorized or made in accordance with the Reorganization Plan.

Upon the consummation of any transaction effected in accordance with these provisions, if the Borrower is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the Agreement with the same effect as if such Successor Company had been named as the Borrower in the Agreement. Upon such substitution, the Borrower will be released from its obligations under the Agreement.

1.6	Change of business

None of Oi, Oi Móvel S.A. or Telemar shall permit a substantial change to be made to the general nature of its business taken as a whole from that carried on at the date of the Agreement (although the Borrower, Oi Móvel or Telemar may carry on other businesses reasonably incidental thereto which are common for groups of companies generally engaging in telecommunication and media businesses to become engaged in), except to the extent that such change would not be reasonably likely to have a material adverse effect or with the prior written consent of the Agent.

1.7	Transactions with Affiliates

The Borrower shall not enter into or carry out any transaction with an Affiliate, except for transactions entered into and carried out on an arm’s length basis, provided however, that the foregoing shall not apply to transactions which, in their aggregate, would not be reasonably likely to have, a material adverse effect, or to mergers, spin-offs, amalgamations, corporate restructurings or any corporate actions authorized by the Reorganization Plan or in the Agreement.

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1.8	Disposals

(a)	The Borrower shall not (and the Borrower shall ensure that none of its Restricted Subsidiaries will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made on arm’s length terms in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	of assets which are worn out, obsolete or have been replaced;

(iv)	constituting a transaction permitted under Clause [•] (Merger);

(v)	a disposal between the Borrower, its Parent or any of its Restricted Subsidiaries on arm’s length terms;

(vi)	a disposal with the consent of the Lender, which consent shall not be unreasonably withheld or delayed; or

(vii)	authorized by the Reorganization Plan or in the Agreement.

1.9	Anti-corruption laws

(a)	The Borrower, including its officers, employees and agents, shall directly or indirectly use the proceeds of the Facility for any purpose which would breach applicable anti-corruption laws (including, without limitation, the Brazilian Anticorruption Law (Law No. 12,846/13)).

(b)	The Borrower shall:

(i)	conduct its businesses in compliance with applicable anti- corruption laws (including, without limitation, the Brazilian Anticorruption Law (Law No. 12,846/13)); and not make any offer, payment, promise of payment or payment authorization of any amount or good to a Governmental Authority, or to any person knowing that all or part of such amount would be offered, given or promised by such person to a Governmental Authority for the purposes of: (i) influencing any act or decision of such Governmental Authority or inducing such Governmental Authority to perform or omit any act in violation of his official duty; (ii) inducing such Governmental Authorities to use their influence with the government or any of its agencies to affect or influence any act or decision of such government or agency, or (iii) obtaining or retaining business for anyone; and

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(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

1.10	Environmental compliance

The Borrower shall:

(a)	comply in all material respects with all Environmental Law applicable to it;

(b)	obtain, maintain and ensure compliance with all relevant Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a material adverse effect.

1.11	Environmental Claims

The Borrower shall, promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against the Borrower which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against the Borrower,

where the claim, if determined against the Borrower, has or is reasonably likely to have a material adverse effect.

1.12	Notarization, legalization and registration

The Borrower shall take all necessary measures for the signatures of the parties signing the Agreement outside Brazil to be notarized by a notary public qualified as such under the laws of the place of signing and for the signature of such notary public to be authenticated by a Brazilian consular officer at the competent Brazilian consulate. Evidence of such notarization by a notary public and authentication by a Brazilian consular office shall be delivered to the Agent, in each case, within sixty (60) days of the date of the Agreement.

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1.13	Taxation

(a)	The Borrower shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested or is to be contested in good faith and, in such event, may permit those Taxes to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same by proper proceedings;

(ii)	adequate reserves or provisions are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause [•] (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes is not reasonably likely to have a material adverse effect.
(b)	The Borrower may not change its residence for Tax purposes.

1.14	Government approvals

The Borrower shall:

(a)	from time to time obtain and maintain, and comply with, all Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws if the failure to obtain, maintain or comply with such Necessary Governmental Approval(s) may have a material adverse effect, and

(b)	intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, modify or suspend any Necessary Governmental Approval and, if reasonably requested by the Lender, appeal any such rescission, termination, modification or suspension in the manner and to the full extent permitted by applicable Law (provided that the obligations of the Borrower under this Clause shall not in any way limit or impair the rights or remedies of the Lender under any Finance Document directly or indirectly arising as a result of any such rescission, termination, modification or suspension).

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1.15	Chief place of business

(a)	The Borrower shall maintain its chief place of business at Rua Humberto de Campos, 425, 8th Floor, Leblon, Rio de Janeiro, RJ 22430-190, Brazil, or Rua do Lavradio, 71, Centro, 2nd floor, Rio de Janeiro, RJ 20230-070, Brazil, and maintain the office where it keeps its records concerning the Finance Documents at either address.

(b)	The Borrower shall not change its name, unless, in any such case, the Borrower shall have given to the Lender at least 45 days’ prior written notice, and all action requested by the Lender necessary or advisable in the Lender’s opinion to preserve the interests of the Lender under the Finance Documents shall have been taken.

1.16	Registration of schedule of payments

The Borrower shall:

(a)	within thirty (30) Business Days following ratification of the Amended RJ Plan by the Bankruptcy Court register with the ROF with the Central Bank of Brazil the Schedules of Payments, or any other document or equivalent approval that may replace it, which will enable the Borrower and/or the Guarantor, as the case may be, to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Finance Documents to which it is a party and the fees, expenses and commissions referred to in the Finance Documents to which it is a party that will not be paid on the date of the entrance of the funds into Brazil, and

(b)	promptly obtain, if and when necessary, any further special authorization from, or notice to, as the case may be, the Central Bank of Brazil that will enable the Borrower and/or the Guarantor, as the case may be, to make remittances from Brazil to make payments contemplated in the Finance Documents to which it is a party not specifically covered by the ROF and the Scheduled of Payments.

1.17	Notification of default

The Borrower shall promptly inform the Agent of the occurrence of any Event of Default or Default (and the steps, if any, being taken to remedy it). The Borrower shall promptly inform the Agent when any such Event of Default or Default has been remedied, if applicable. Upon receipt of a written request to that effect from the Agent, the Borrower shall confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Default has occurred.

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1.18	Restriction on dividends

Dividends shall be restricted in accordance with the terms of the Reorganization Plan.

1.19	Covenant Suspension

Beginning on the day of a Covenant Suspension Event and ending on a Reversion Date (as defined herein) (such period a “Suspension Period”), the covenants specifically listed under the following captions in this Term Sheet will not be applicable to the Agreement (collectively, the “Suspended Covenants”):

(1) “—Prepayment and Cancellation – Excess Cashflow”; and

(2) “—Restriction on dividends”.

No Default, Event of Default or breach of any kind shall be deemed to exist under the Agreement with respect to the Suspended Covenants based on, and none of the Borrower or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date (if permitted at such time, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

Any period of time that (i) the Borrower has Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Agreement is referred to as a “Covenant Suspension Event.” If on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Borrower below an Investment Grade Rating, the Borrower and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The Borrower shall notify the Lenders with a copy to the Agent of the occurrence of a Covenant Suspension Event or Reversion Date. The Agent shall have no duty to monitor the Investment Grade Ratings of Loans or notify Lenders of any Covenant Suspension or Reversion Date.

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“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including each class of Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

“Consolidated EBITDA” means, with respect to any Person for any period, for the Four-Quarter Period, the sum of the pre-tax profit or loss for such Person for such period, plus the following (without duplication) to the extent deducted or added in calculating such consolidated pre-tax profit or loss:

(1)	Consolidated Financial Income or Expense for such Person for such period; and

(2)	Consolidated depreciation and amortization for such Person for such period.

“Consolidated Total Assets” means the total amount of the consolidated assets of Oi, as set forth as “Total assets” in the consolidated balance sheet of Oi, as of the end of the most recently completed fiscal quarter or full-year period for which Oi’s published financial statements are available.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that has preferential rights over any other Capital Stock of such Person with respect to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as a capitalized lease in accordance with Brazilian GAAP and the amount of Indebtedness represented by such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Four-Quarter Period” means, as of any date of determination, the four most recent full fiscal quarters ending prior to the date of such determination for which financial statements are available.

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“Hedging Obligations” of any Person means the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against inflation, interest rates, currency or commodities price fluctuations.

“Indebtedness” means, with respect to any Person, without duplication:

(a)	whether being principal and/or interest of any present or future indebtedness of such Person:

(i)	in respect of borrowed money;

(ii)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii)	representing the balanced deferred and unpaid of the purchase price of property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business which purchase price is due more than twelve (12) months after the date of placing the property in service or taking delivery and title thereto; or

(iv)	representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(b)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

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Notwithstanding the foregoing, in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post- closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

For the avoidance of doubt, “Indebtedness” shall not include any obligations to any Person with respect to “Programa de Recuperação Fiscal—REFIS,” “Programa Especial de Parcelamento de Impostos—REFIS Estadual” and “Programa de Parcelamento Especial— PAES”, any other tax payment agreement entered into with any Brazilian governmental entity, nor any other payment obligations to regulatory agencies and/or any other payment agreement that is due to any creditor who, prior to the Reorganization Plan Confirmation, was not considered as Indebtedness in the calculation of Indebtedness of the Borrower.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P or Baa3 (or the equivalent) by Moody’s.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Debt” means, as of the date of determination, the aggregate amount of Indebtedness of Oi and its consolidated subsidiaries, less cash and cash equivalents and consolidated marketable securities recorded as current assets (except for any Capital Stock in any Person) in all cases determined in accordance with IFRS and as set forth in the most recent consolidated balance sheet of Oi.

“Net Debt to Consolidated EBITDA Ratio” means, with respect to the Borrower as of any date of determination, the ratio of the aggregate amount of Net Debt of Oi to Consolidated EBITDA of Oi for the Four-Quarter Period.

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For purposes of this definition, Net Debt and Consolidated EBITDA shall be calculated after giving effect on a pro forma basis in good faith for the period of such calculation for the following:

(a)	any Indebtedness Incurred (and the application of proceeds thereof) during or after the reference period to the extent the Indebtedness is outstanding or is to be Incurred on the transaction date as if the Indebtedness had been Incurred on the first day of the reference period;

(b)	any Indebtedness repaid during or after the reference period to the extent the Indebtedness is no longer outstanding or is to be repaid on the transaction date as if the Indebtedness had been repaid on the first day of the reference period; and

(c)	the acquisition or disposition of companies, divisions or lines of businesses by the Borrower and Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period, and

(d)	the discontinuation of any discontinued operations,

(e)	that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be (i) based upon the most recent Four-Quarter Period for which the relevant financial information is available and (ii) determined in good faith by the Borrower.

“Rating Agency” means each of S&P and Moody’s, provided that if either of S&P or Moody’s ceases to rate the notes or fails to make a rating on the notes publicly available, the Issuer will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

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“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for obligations to repay, redeem or repurchase any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

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Part 4

Events of Default

Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.

Each of the following will be included in the Agreement in respect of the Borrower and, if appropriate, any Restricted Subsidiary:

Each of Clause [•] (Failure to Pay) to Clause [•] (Cessation of business) describes circumstances which constitute an Event of Default for the purposes of the Agreement. Clause [•] (Acceleration and Cancellation) deals with the rights of the Agent and the Lender after the occurrence of an Event of Default.

1.1	Failure to pay

The Borrower fails to pay any sum due by it under the Agreement on the due date unless (i) such failure to pay is caused by administrative and technical error and (ii) payment is made five (5) business days of its due date.

1.2	Misrepresentation

Any representation or statement made by the Borrower in the Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed made.

1.3	Specific covenants

(a)	Any representation or statement made by the Borrower in the Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading in any material respect when made or deemed made.

(b)	The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause [•] (Claims Pari Passu) and such failure, if capable of remedy, is not remedied within ten (10) business days after the earlier of the date on which the Agent gives notice thereof to the Borrower and the date on which the Borrower becomes aware of such failure.

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1.4	Cross default

(a)	Any Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

(b)	Any Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any guarantee, indemnity or other contingent liability (or its equivalent in other currencies) given or owing by the Borrower in respect of any Indebtedness is not honored when due or called and any originally applicable grace period in respect thereof has expired.

(d)	A breach or default (howsoever described) occurs under any other Indebtedness of the Borrower or any Hedging Agreement, and as a result of such breach or default such Indebtedness or the amount under such Hedging Agreement becomes accelerated or repayable prior to its scheduled maturity date.

(e)	No Event of Default will occur under this Clause if the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (d) above is less than USD100,000,000 (or its equivalent in any other currency or currencies), excluding any Event of Default declared by BNDES in relation to any Indebtedness of the Borrower or any Relevant Subsidiary.

1.5	Insolvency

(a)	The Borrower:

(i)	is unable or admits in writing its inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)	by reason of actual or anticipated financial difficulties, commences judicial negotiations with one or more of its creditors (excluding the Lender in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any Indebtedness of the Borrower.

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1.6	Insolvency Proceedings

Any	corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

(b)	a composition, compromise, assignment or arrangement with any creditor of the Borrower;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

(d)	enforcement of any Security over any assets of the Borrower,

or any analogous procedure or step is taken in any jurisdiction with respect to the Borrower.

This Clause shall not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

1.7	Execution or distress

(a)	Any execution, attachment, seizure before judgment, distress is levied, enforced or sued on or against, or an encumbrance takes possession of, any material part of the consolidated property, assets or revenues of the Borrower or any event occurs which under the laws of any jurisdiction has a similar or analogous effect, and such process is not:

(i)	contested in good faith by the Borrower; and

(ii)	discharged or stayed within one hundred and twenty (120) days thereof.

(b)	For the avoidance of doubt and without limiting the generality of the above, in this Clause [•], property, assets or revenues having a fair market value of at least USD[100,000,000] shall be deemed to be a material part of the consolidated property, assets or revenues of the Borrower.

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1.8	Failure to comply with final judgement

A final and non-appealable judgment is entered against the Borrower involving a liability (not yet paid or reimbursed by insurance) of at least USD[300,000,000] (or equivalent in other currencies), and such judgment shall not have been discharged within one hundred and twenty (120) days after the final deadline for complying with such judgement, unless the same is fully and adequately bonded or insured or is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and appropriate reserves are provided therefore pursuant to IFRS.

1.9	Repudiation

The Borrower in writing repudiates or seeks to repudiate the Agreement.

1.10	Illegality

At any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its material obligations hereunder or any of the material obligations of the Borrower hereunder are not or cease to be legal, valid and binding.

1.12	Acceleration and cancellation

Upon the occurrence of an Event of Default or at any time thereafter, the Agent may (and if instructed to do so by the Lender, shall) by written notice to the Borrower:

(a)	declare the advances, or any of them, or any part of an advance and all other amounts accrued or outstanding under the Agreement, to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums, including indemnity payments, then owed by the Borrower hereunder);

(b)	declare the advances, or any of them, or any part of an advance, to be due and payable on demand, whereupon the Agent may by written notice to the Borrower require immediate repayment of the same, together with accrued interest and any other sums then owed by the Borrower hereunder; and/or

(c)	declare that the Available Facility shall be cancelled, whereupon the same shall be cancelled and reduced to zero.

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1.13	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

(b)	Any obligation or obligations of the Borrower under any Finance Document are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect.

1.14	Expropriation

The authority or ability of the Borrower to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to the Borrower or any of its assets.

1.15	Necessary government approvals

The Borrower fails to obtain, renew, maintain or comply with any Necessary Governmental Approval or any such Governmental Approval is revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect or any proceeding is commenced to revoke, terminate, withdraw, suspend, modify or withhold such Governmental Approval and such proceeding is not terminated within 30 days; unless, in any such case, such failure, revocation, termination, withdrawal, suspension, modification, withholding or failure to be in full force and effect could not reasonably be expected to have a material adverse effect.

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EXHIBIT 4.3.3.1(F)
INSTRUMENT OF NON-QUALIFIED BONDHOLDERS’ UNSECURED CREDITS

(this Exhibit 4.3.3.1(F) to the Judicial Reorganization Plan of Oi S.A. – Em Recuperação Judicial was originally drafted in English)

Exhibit 4.3.3.1(F)
This Exhibit was originally drafted in English
TERM SHEET FOR U.S. DOLLAR DENOMINATED UNSECURED LOAN FACILITY
This Term Sheet reflects the main commercial terms and conditions incorporated in an updated version of the judicial reorganization plan of the Oi Group (“Amended RJ Plan”), which was originally filed with the 7th Business Court of the Judicial District of the Capital of Rio de Janeiro, Brazil on September 5th, 2016 (“Bankruptcy Court”), within the Oi Group’s judicial reorganization proceeding pending before the Bankruptcy Court under No 0203711-65.2016.8.19.0001.
Borrower:
PARTIES
Oi S.A. - In judicial reorganization (“Oi”)”) or Telemar Norte Leste S.A. - In judicial reorganization (“Telemar”)
Subsidiary Guarantors
Oi Movel S.A. - Em Recuperação Judicial (“Oi Movel”); Telemar Norte Leste S.A. - Em Recuperação Judicial (“Telemar”); Copart 4 Participagoes S.A. - Em Recuperação Judicial (“Copart4”); Copart 5 Participagoes S.A. - Em Recuperação Judicial (“Copart5”); Portugal Telecom International Finance BV - Em Recuperação Judicial (“PTIF”) and Oi Brasil Holdings Cooperatief U.A. - Em Recuperação Judicial (“Oi Coop”)
Lenders:
[List of bondholders that will become lenders under the loan facility to be inserted]
Administrative Agent:
[TBD] (together with the Lenders, the “Finance Parties” and each a “Finance Party”)
Group:
The Borrower and all its Subsidiaries
Restricted Subsidiaries:
All the direct and indirect subsidiaries of which the Borrower holds more than 50% of the equity or more than 50% of the voting power.
UNSECURED TERM LOAN FACILITY

Facility: Single-tranche term loan facility
Amount: Principal amount of up to USD 500,000,000.00
Final Maturity Date: The 15th day of the month falling on the 12th anniversary of the date of the facility agreement.
Purpose: The refinancing of certain outstanding amounts due under the Existing Bonds, in accordance with the approval and confirmation (homologação judicial) (the “Reorganization Plan Confirmation”) of the Borrower’s judicial reorganization plan (plano de recuperação judicial) (the “Reorganization Plan”) filed within the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro, Brazil (the “RJ”) on September 27, 2017 to be approved in the creditors general meeting and confirmed by the RJ Court.
Repayment: 6-year grace period for principal repayment, followed by repayment pro rata across all tranches in 12 semi-annual installments. The first amortization instalment is due on the
15th day of the month that is the 78th month following ratification of the Amended RJ Plan by the Bankruptcy
Court and the remaining installments are due as follows:
1st to the 12th semi-annual period
0% amortized per semi- annual period
13th semi-annual period to
18th semi-annual period
4% amortized per semi- annual period
19th semi-annual period to
23rd semi-annual period
12.66% amortizedper semi-annual period
24th semi-annual period
12,70% amortizedper semi-annual period
Provided that if any scheduled interest or principal payment date is not a business day, the payment will be made on the next succeeding business day. No interest will accrue as a result of this delay in payment.
Voluntary Prepayment: Loan may be prepaid in whole or in part on 30 days’ prior notice. Any prepayment shall be made with accrued interest on the amount prepaid and without premium or penalty whatsoever.
Any amount prepaid may not be redrawn and shall be applied against scheduled repayments in inverse chronological order.
Guarantee: Loan will be fully, jointly and severally guaranteed (the “Subsidiary Guarantee”), on a senior unsecured basis, by the Subsidiary Guarantors. Upon a Subsidiary Guarantor ceasing to be a member of the Group, it will be released at that time from its Subsidiary Guarantee.

PRICING
Administrative Agent Fee: As set out in an agency fee letter.
Margin/Interest on Loans: 6%
Interest Period for Loans: 6 months or any other period agreed between the Borrower and the Lenders.
Payment of Interest on Loans: During the 6-year grace period interest shall accrue annually and be capitalized so as to form part of the principal outstanding at the end of each year.
After the end of the 78th month following the ratification of the Amended RJ Plan by the Bankruptcy Court, interest shall accrue on the new principal outstanding amount and shall be paid on a semi-annual basis. Such cash-pay interest shall be payable on the 15th day of the month of each Interest Period.

OTHER TERMS
Documentation: The Facility will be made available under a facility agreement (the “Agreement”) based on the current recommended form of single currency unsecured syndicated facility agreement of the LMA.
Prepayment and Cancellation: (a) Illegality
If, at any time, it is or will become unlawful for any Lender to make or obtain funding for any part of an advance or for any Finance Party to perform its obligations under the Agreement, the affected party shall, promptly after becoming aware of the same, deliver to the Borrower through the Administrative Agent a notice to that effect and its commitment shall be immediately cancelled and the Borrower shall repay all Loans of such Lender on the next repayment date.
For the avoidance of doubt, the term “unlawful” shall include, without limitation, non-compliance with any rule or regulation imposed by a relevant governmental or regulatory authority in relation to applicable “know your customer” requirements, where such non-compliance is in respect of the Borrower or any permitted successor, transferee or assign thereof and is due to the Borrower’s failure to provide the documentation or other evidence required to satisfy such applicable “know your customer” requirements promptly following a request from the Administrative Agent under Clause [●] (“Know Your Customer” Checks)
(b) Increased Costs, Tax Gross Up and Tax Indemnity
The Borrower may (at its discretion) give the Administrative Agent not less than 10 Business Days’ prior notice and cancel a Loan and prepay that relevant Lender that makes a claim under these provisions.
(c) Excess Cashflow
Within 150 days following the end of each financial year of Oi, commencing with the financial year ending on the 31 December following the date of the Agreement, the Borrower shall be required (i) to calculate the Cash Sweep Amount for such financial year based on Oi’s annual audited consolidated financial statements for such financial year and (ii) to use the Cash Sweep Amount to redeem a portion of the Loans and to redeem, repurchase or repay, as applicable, a portion of the Indebtedness of all of Oi’s other creditors (together with the Loans, the “Reorganized Debt”) in accordance with Clause [●] of the Judicial Recovery Plan
“Asset Sale” means any sale, conveyance, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, spin-off, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(i)

any shares of Capital Stock of the Borrower or any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Restricted Subsidiary);

(ii)	all or substantially all of the assets of any division or business operation of the Borrower or any Restricted Subsidiary; or

(iii) any other property or assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such member of the Group.
Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:

(iv)	the disposal of any of the assets listed in Appendix 2;

(v) a disposition by a member of the Group to the Borrower or by the Borrower to a member of the

Group or between members of the
Group;

(vi)

the sale of property or equipment that, in the reasonable determination of the Borrower, has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of the Borrower or any member of the Group;

(vii) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to the Clause [●] (Merger);
(viii) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section
1031 of the IRS Code, or any comparable or successor provision, any exchange of like property for use in a Permitted Business;

(ix)	an issuance of equity interests by a member of the Group to the Borrower or by the Borrower to a member of the Group;
(x)	sales, leases, sub-leases or other dispositions of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(xi) a Dividend Payment that does not

violate the covenant described under Clause [●] (Restriction on Dividends);
(xii) a disposition to the Borrower or a member of the Group (other than a Receivables Subsidiary), including a Person that is or shall become a member of the Group immediately after the disposition;
(xiii) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a member of the Group;
(xiv) dispositions in connection with a
Lien permitted under the Clause
1.9 (Negative pledge);

(xv)

dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(xvi) foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;
(xvii) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;
(xviii) the unwinding of any Hedging

Obligations pursuant to its terms;
(xix) the sale, transfer or other disposition of “non-core” assets acquired pursuant to an investment or acquisition permitted under the Agreement; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or investment;

(xx)

any financing transaction with respect to property built or acquired by the Borrower or any member of the Group after the date of the Agreement, including sale and leaseback transactions and asset securitizations permitted by the Agreement;

(xxi) sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements and similar binding arrangements;
(xxii) sales or other dispositions of capacity or indefeasible rights of use in the Borrower’s or in any member of the Group’s telecommunications network in the ordinary course of business;
(xxiii) a sale and leaseback transaction within one year of the acquisition of the relevant asset in the ordinary course of business;
(xxiv) exchanges of telecommunications assets for other telecommunications assets where the fair market value of the telecommunications assets received is at least equal to the fair market value of the telecommunications assets disposed of or, if less, the difference is received in cash;
(xxv) the licensing, sublicensing or grants of licenses to use the Borrower’s or any member of the Group’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology any single transaction or series of related transactions that involves;
(xxvi) any transaction or series of related transactions made in accordance with the Reorganization Plan; or
(xxvii) any transaction or series of related transactions involving property or assets with a fair market value not in excess of 5% of the Consolidated Total Assets as of the end of the most recently completed full-year period for which the Oi’s published financial statements are available).
“Cash Balance” shall have the meaning given to it in the Reorganization Plan.
“Cash Sweep Amount” shall have the meaning given to it in the Reorganization Plan.
“Minimum Cash Requirement,” shall have the meaning given to it in the Reorganization Plan.
(d) Voluntary Cancellation

The Borrower may, by giving the Administrative Agent not less than 30 Business Days’ prior notice, cancel without any additional costs the whole or any part (and if in part being a minimum of USD 5,000,000 and in multiples of USD 500,000) of the Facility.
Representations: See Appendix 3 Part 1 (Representations & Warranties).
Information Undertakings: See Appendix 3 Part 2 (Information Undertakings).
General Undertakings: See Appendix 3 Part 3 (General Undertakings & Covenants).
Events of Default: See Appendix 3 Part 4 (Events of Default).
Majority Lenders: 66 2/3% of Total Commitments.
Assignments and Transfers by
Lenders:
Absent prior consent in writing from the Borrower, the Agreement, any claims thereunder and any legal, equitable or other economic interest therein shall not be transferred, assigned, contributed, conveyed, or otherwise alienated (in whole or in part), including but not limited to by way of sub-participation or discounting of such Agreement in a manner that would alter the ultimate beneficiary thereof, and no encumbrance or lien on, or other interest or right in, such Agreement may be granted or conveyed by any of the Lenders.
Conditions Precedent: (a) Creditors approval of the RJ Plan and confirmation by the RJ Court.
(b) Corporate authorizations customary for an
Agreement of this nature.
Miscellaneous Provisions: The Agreement will contain provisions relating to, among other things, default interest, market disruption, breakage costs, tax gross up and indemnities, increased costs, set-off and administration.
Costs and Expenses: All reasonable and duly documented costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, printing and execution of the Agreement and any other document referred to in it shall be paid by the Borrower following the date of the Agreement.
Confidentiality: The Term Sheet and its content are intended for the exclusive use of the Lenders and shall not be disclosed by any Lender to any person other than the Lender’s legal and financial advisors for the purposes of the proposed transaction unless the prior written consent of the Borrower is obtained.

Governing Law: English Governing Language: English Enforcement: English courts
Definitions: Terms defined in the current recommended form of single currency unsecured syndicated facility agreement of the LMA have the same meaning in this Term Sheet unless given a different meaning in this Term Sheet

Appendix 1
Existing Bonds
1. [TO COME]

Appendix 2
Permitted Assets
Direct or indirect disposal of the following assets:
UNITEL S.A., an Angolan company with tax identification number 5410003144, registered before the Commercial Registry of Luanda under number 44/199, headquartered in Talatona, Sector 22, via C3, Edifĺcio UNITEL, Luanda Sul, Angola.
BRASIL TELECOM CALL CENTER S.A., a corporation enrolled in the CNPJ/MF under No.
04.014.081/0001-30, registered before the Commercial Registry of the State of Goiás under NIRE 53 3
0000758-6, headquartered at Rodovia BR 153, Km 06, S/N, Bloco 03, Vila Redenção, in the City of Goiânia, State of Goiás, CEP74.845-090;
TIMOR TELECOM, S.A., corporation, collective entity No. 1014630, registered with the National Administration of Domestic Trade under No. 01847/MTCI/XI/2012, with its principal place of business at Rua Presidente Nicolau Lobato, Timor Plaza, 4º andar, in Dili, Timor Leste.
The formalization of the disposal of assets located at the addresses listed below is subject to prior verification regarding the lack of impediment or prohibition of an administrative or judicial nature:
BR 101 KM 205 (Barreiros/Almoxarifado), in the State of Santa Catarina and registered under enrollment
No. 40564;
Av Madre Benvenuta, in the State of Santa Catarina and registered under enrollment No. 48391;
Rua Cel Genuino, in the State of Rio Grande do Sul and registered under enrollment Nos. 8.247, 24.697,
24.698, 24.699, 11.046, 11.047;
Av. Joaquim de Oliveira, in the State of Rio Grande do Sul and registered under enrollment No. 114.947; Avenida Lauro Sodre nº 3290, in the State of Rondônia and registered under enrollment No. 24743;
Rua Gabriel de Lara, in the State of Paraná and registered under enrollment No. 16059;
Rua Neo Alves Martins nº 2263, in the State of Paraná and registered under enrollment No. 58948; Travessa Teixeira de Freitas nº 75 (Complexo Merces F), in the State of Paraná and registered under enrollment Nos. 36731, 36732, 36733, 36734, 36735, 36736, 36737, 36738, 36739, 36740 and 36741;
Avenida Teixeira de Freitas nº 141 (Complexo Merces G), in the State of Paraná and registered under enrollment No. 15049;
Rua Visconde Nacar nº 234 (Complexo Merces B), in the State of Paraná and registered under enrollment
No. 26912;
Rua Visconde do Rio Branco nº 397 (Complexo Merces A), in the State of Paraná and registered under enrollment No. 13940;
Avenida Goias, in the State of Goiás and registered under enrollment Nos. 42.041 and 42.042;

Avenida Getulio Vargas S/N, in the State of Roraima and registered under enrollment Nos. 46.241, 46.242,
46.243 and 46.244;
Rua Sabino Vieira / Rua Chaves De Faria nº 85/ R.S.L. Gonzaga nº 275, in the State of Rio de Janeiro and registered under enrollment No. 55316;
Rua Dr. Miguel Vieira Ferreira (Rua Uranos 1139), in the State of Rio de Janeiro and registered under enrollment No. 51186;
Estr. Pau da Fome nº 2716, in the State of Rio de Janeiro and registered under enrollment No. 105885; Avenida Nossa Senhora de Copacabana n° 462 A, lj e, s/lj, in the State of Rio de Janeiro and registered under enrollment No. 67704;
Rua dos Limoeiros nº 200, in the State of Rio de Janeiro and registered under enrollment No. 10409; Camaragibe - Estrada de Aldeia - Km-125, in the State of Pernambuco and registered under enrollment
No. 2503;
Rua do Principe nº 156 e nº 120, in the State of Pernambuco and registered under enrollment No. 24857; Rua Itambe nº 200, in the State of Minas Gerais and registered under enrollment No. 38227;
Rua Vitorio Nunes Da Motta nº 220, Enseada do Suá in the State of Espírito Santo and registered under enrollment No. 52265;
Rua Silveira Martins, Cabula, nº 355 in the State of Bahia and registered under enrollment No. 76908; Rua Prof. Anfrisia Santiago nº 212, in the State of Bahia and registered under enrollment No. 12798;
Avenida Getulio Vargas - BL. A, nº 950, in the State of Amazonas and registered under enrollment No.
14610;
Rua Goias, S/N, Farol, in the State of Alagoas and registered under enrollment No. 75071.
Rua Zacarias da Silva, Lote 2 , Barra da Tijuca (Alvorada), in the City and State of Rio de Janeiro and registered under enrollment No. 381171;
Rua Senador Pompeu,119 - 5º andar, Centro, in the City and State of Rio de Janeiro and registered under enrollment No. 106766;
Rua Alexandre Mackenzie, nº 75, Centro, in the City and State of Rio de Janeiro and registered under enrollment Nos. 274011, 274012, 274013, 274014, 274015, 274039, 274040, 274041, 274042;
Rua do Lavradio, nº 71, Centro (Arcos), in the City and State of Rio de Janeiro and registered under enrollment No. 70149;
Rua Araribóia, nº 140, São Francisco, in City of Niterói, State of Rio de Janeiro and registered under enrollment No. 10770;
Rua Assai, s/n, Jardim Pindorama, in City of São Félix do Araguaia, State of Mato Grosso and registered under enrollment No. 3825;
Rua Sena Madureira, 1070, in City of Fortaleza, State of Ceará and registered under enrollment No. 1409;

Rua Manoel P. da Silva (Cap. Pereirinha, S/N), in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment Nos. 24.969, 24.970, 24.971, 24.972 and 24.973;

Av Nicanor de Carvalho, nº 10, in City of Corumbá, State of Mato Grosso do Sul and registered under enrollment No. 12295;

Pq. Triunfo de Cotegipe, S/N – João Dantas, in City of Alagoinhas, Estado da Bahia and registered under enrollment No. 775;

Estrada Velha do Amparo, KM 4, in City of Friburgo, State of Rio de Janeiro and registered under enrollment No. 5283;

Av. Prudente de Morais, nº 757 B, Bairro Tirol, in City of Natal, State of Rio Grande do Norte and registered under enrollment No. 28639;

Av. Afonso Pena, nº 583, in City of Manaus, State of Amazonas and registered under enrollment No. 7496;

Rua Leitão da Silva, nº 2.159, Itararé (CONJED), in City of Vitória, State of Espĺrito Santos and registered under enrollment Nos. 46.977 and 46.978;

BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL, Planaltina, in City of Brasĺlia, Distrito Federal and registered under enrollment No. 801;

Rua Padre Pedro Pinto nº1460, Venda Nova (ISFAP), in City of Belo Horizonte, State of Minas Gerais and registered under enrollment No. 4187;

Rua 2 De Setembro, nº 733, Campo De Futebol, in City of Blumenau, State of Santa Catarina and registered under enrollment No. 598;

BR 116, KM 159 , Rua Cel Antônio Cordeiro, 3950, Altamira, in City of Russas, State of Ceará and registered under enrollment No. 180;

Rua Correa Vasques, 69, Cidade Nova, in the City and State of Rio de Janeiro and registered under enrollment Nos. 40962, 40963, 40964, 40965, 40966, 40967, 40968, 40969, 40970, 40971, 40972, 41190; and

Rua Walter Ianni, Anel Rodoviário, KM 23,5 - Bairro Aarão Reis/São Gabriel (PUC MINAS), in City of

Belo Horizonte, State of Minas Gerais and registered under enrollment No. 27601.

Appendix 3
Part 1
Representations & Warranties
Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.
The Borrower will make each of the following representations on the date of the Agreement and of each
Disbursement Date:
1.1 Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) It has the power to own its assets and carry on its business as it is being conducted. (c) It is not a FATCA FFI or a US Tax Obligor.
1.2 Binding obligations
The obligations expressed to be assumed by it under the Agreement are legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof, provided that such enforceability may be limited by insolvency laws or similar laws applicable to companies generally.
1.3 Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Agreement and the transactions contemplated by the Agreement.

(b)	No limit on its powers will be exceeded as a result of the borrowing or giving of guarantees or indemnities contemplated by the Agreement.

1.4 Good title to assets
It has a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on its business as presently conducted.
1.5 Government Approvals

(a)	All consents, licences, approvals and authorisations of, or registrations, recordations or filings with any agency necessary for:

(i) the execution and delivery of the Agreement by it, (ii) the performance of its obligations thereunder, and
(iii) the observation by it of the terms and conditions thereof,

have been duly effected, completed and/or obtained and are in full force and effect, including the electronic registration of the financial terms of the Agreement with the Central Bank of Brazil;
except for:

(A)

the registration of the schedules of payment within the Electronic Declaratory Registry – Module Registry of Financial Transactions (Registro Declaratório Eletrônico – Modulo Registro de Operações Financeiras) of the Data System of the Central Bank of Brazil – SISBACEN (the “ROF”) with the Central Bank of Brazil which will enable the Borrower to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Agreement and the fees, expenses, commissions and payments of any finance charge referred to in the Agreement that will not be paid on the date of the entrance of the funds into Brazil (the “Schedule of Payments”) (which the Borrower shall promptly effect after the entrance of the funds into Brazil),

(B)	the registration of any payment provided for in such ROF earlier than the due date thereof, and
(C)

any further special authorization from the Central Bank of Brazil, which will enable the Borrower to make remittances from Brazil to make payments contemplated in the Agreement not specifically covered by the ROF and the Schedule of Payments.

1.6 Execution of the Agreement
No provision, law, ordinance, decree, instruction or regulation of its country of incorporation, or any agency, department or instrumentality thereof, no provision of any charter, by-law or similar instrument of it and no provision of any mortgage, deed, contract, bond, undertaking or any agreement or other instrument binding on it or to which it or its assets are subject is or might be contravened by the execution, delivery, performance or observance of the terms and conditions of the Agreement which would be reasonably likely to have a material adverse effect.
1.7 Proper legal form
The Agreement is in proper legal form, and contains no provision which is contrary to Brazilian law, public policy, good morals, or the national sovereignty of, Brazil.
1.8 Non conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Agreement do not and will not conflict with:
(a) any law or regulation applicable to it; (b) its constitutional documents; or
(c) any agreement or instrument binding upon it or any of its assets.
1.9 Governing law and enforcement

(a) In any proceedings taken in its country of incorporation in relation to the Agreement, the choice of English law as the governing law hereof will be recognised and enforced in such country after compliance with such applicable procedural rules and other legal requirements in its country of incorporation to the extent that it does not contravene national sovereignty, good morals or public policy in Brazil.

(b)	Any arbitral award obtained in relation to the Agreement will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

1.10 No immunity
In any proceedings taken in its country of incorporation or England, it will not be entitled to claim for itself or any of its asset immunity from set-off, suit, execution, attachment or other legal process except for the immunity provided under Brazilian law to property of the Borrower that is considered essential for the rendering of public services under any concession or authorization agreements or licenses (bens vinculados à concessão or bens reversĺveis).
1.11 Admissibility in evidence
All acts, conditions and things required to be done to make the Agreement legal, valid, enforceable and admissible in evidence in its country of incorporation have been done, fulfilled and performed, provided that for the enforceability or admission in evidence of the Agreement before Brazilian courts:
(a) the Agreement must be translated into Portuguese by a sworn translator; and
(b) the following will apply:

(i)

the signatures of the parties signing the Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate in the timeframe set forth in the Agreement; and

(ii)	the Agreement must be registered with the Registry of Deeds and Documents (Registro de Tĺtulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil.

1.12 Pari passu ranking
Its payment obligations under the Agreement will rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of it, save those claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application and save to the extent any such other Indebtedness is effectively senior by reason of any Security permitted under Clause 1.4 (Negative pledge).
1.13 No filing of stamp taxes
Under the laws of the Borrower’s country of incorporation in force at the date thereof, it is not necessary that the Agreement be filed, recorded or enrolled with any court or other authority in such country or that any stamp, registration or similar tax be paid on or in relation to the Agreement other than payments in connection with (i) Brazilian agencies and the notarization and consularisation of the signatures of persons signing the Agreement outside Brazil, (ii) the registration of the Agreement before the Registry of Deeds and Documents (Registro de Tĺtulos e Documentos) of the City of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil and, and (iii) the registration of the financial terms and conditions in respect of the Facility with the Central Bank of Brazil under the ROF.
1.14 Compliance with laws
It is conducting its business and operations in compliance with all relevant laws and regulations and all directives of any agency having the force of law applicable or relevant to it, the failure to be in compliance with which would be reasonably likely to have a material adverse effect.
1.15 Private and commercial acts
Its execution of the Agreement constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.
1.16 No tax liabilities or disputes
Save as specifically disclosed to the Administrative Agent in writing, the Borrower has no unpaid tax liabilities which would be reasonably likely to have a material adverse effect save for those which it is contesting in good faith by appropriate proceedings and in respect of which adequate reserves have been established.
1.17 No misleading information
All written information supplied by the Borrower to any Lender in connection with the Agreement is true, complete and accurate in all material respects as at the date it was supplied and is not misleading in any material respect. The Borrower makes no representation or warranty as to any expectations, projections or other forward-looking statements furnished to any Lender or the Administrative Agent or to the premises on which these expectations, projections or other forward-looking statements were based. The Borrower undertakes no obligation to update any such information, unless required pursuant to the terms of the Agreement.
1.19 Environmental laws

(a)	It is in compliance with Clause 1.13 (Environmental compliance) and no circumstances have occurred which could be reasonably expected to have a material adverse effect in the future.
(b)

No Environmental Claim has been commenced or, to the best of its knowledge, is threatened against it where that claim has or is reasonably likely, if determined against it, to have a material adverse effect.

1.20 Taxation
(a) It has filed or caused to be filed all Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate reserves or provisions have been provided. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any Taxes relating to the Borrower, except to the extent that (i) any such Taxes, which could reasonably be expected to have a material adverse effect, are fully disclosed to the Lender in writing, (ii) any such Taxes are being diligently contested in good faith and by proper proceedings, (iii) adequate reserves or provisions have been provided for any such Taxes, and (iv) if adversely decided, any such Taxes could not reasonably be expected to have a material adverse effect.
(b) It is resident for Tax purposes only in Brazil.
1.21 Deduction of tax
[Other than in connection with [●], it]/[It] is not required to make any Tax Deduction (as defined in Clause [●] (Definitions)) from any payment it may make under any Finance Document, except for withholding tax as may be imposed on the remittance of payment of interest, fees, commissions and other expenses from Brazil under Brazilian law.
1.22 Application of FATCA
The Borrower shall ensure that the Borrower will not become a FATCA FFI or a US Tax Obligor.
1.23 Corrupt practices
The Borrower has not and none of its directors, officers, employees or agents has:

(a)	paid or received (or entered into any agreement under which it may be paid or receive) any unlawful commission, bribe, pay off or kickback, directly or indirectly, in connection with the Agreement; or
(b)

taken action to influence a procurement process or execution of an agreement, including engaging in collusive practices among bidders designed to establish bid prices at artificial, non-competitive levels, or has otherwise engaged in Corrupt Practices.
1.24 No money laundering
The Borrower and all its branches and subsidiaries, in its home country and abroad, has the means and the internal procedures in place to detect and to intercept money-laundering channels or chains (involving the proceeds of terrorist activities, drug-trafficking, organized crime or others).
1.25 Foreign Assets Control Regulation
None of the execution, delivery and performance of the Agreement, nor its use of the proceeds thereunder, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Part 2
Information Undertakings
Capitalized terms used below and not otherwise defined herein shall have the meanings ascribed to them in the current recommended form of single currency unsecured syndicated facility agreement of the LMA.
Annual Statements: The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 150 days after the end of each of its financial years, deliver to the Administrative Agent in sufficient copies for the Finance Parties its financial statements (both consolidated and unconsolidated) for such financial year, prepared in accordance with Brazilian GAAP or IFRS and audited by recognized public auditors in Brazil.
Quarterly Statements: The Borrower shall, no more than 30 days after such statements become publically available, but in any event within 60 days after the end of each of the Borrower’s first three financial quarters, deliver to the Administrative Agent in sufficient copies for the Finance Parties its unaudited financial statements (both consolidated and unconsolidated) for such financial quarter, prepared in accordance with Brazilian GAAP or IFRS.
Requirements as to Financial
Statements:
The Borrower shall ensure that each set of financial statements delivered by it:

(a)	unless otherwise stated, is prepared in accordance with IFRS and consistently applied, and for the annual statements includes the auditors’ report;
(b)	discloses all the liabilities (contingent or otherwise) and all the unrealized or anticipated losses of the companies concerned, in accordance with IFRS; and
(c)

is certified by an Authorized Signatory as giving a true and fair view of its financial condition as at the end of the period to which those financial statements relate and of the results of its operations during such period.
Compliance Certificate: (a) The Borrower must supply to the Administrative
Agent a Compliance Certificate:

(i)	with each of the audited annual financial statements delivered under the Agreement; and

(ii) with each of the quarterly financial

statements relating to the first nine months of a financial year delivered under the Agreement.

(b)	A Compliance Certificate must be signed by the Borrower’s treasurer (and/or one or two other Authorized Signatories acceptable to the Administrative Agent, as appropriate).

Other Financial Information: The Borrower shall from time to time on the reasonable request of the Administrative Agent furnish the Administrative Agent with such information about it and/or its business, management or financial condition as the Administrative Agent may reasonably require and which is materially relevant to the performance by the Borrower of any or all of its obligations under the Agreement, save to the extent such disclosure is not permitted by law.
“Know Your Customer” Checks: In the event that a Finance Party is obliged to comply with “know your customer” or similar identification procedures the Borrower shall, in circumstances where the necessary information is not already publicly available, promptly upon the request of any Finance Party supply such documentation and other evidence as is reasonably requested.
Information – Miscellaneous: (a) If, at any time, the Borrower ceases to be a listed company, the Borrower shall, to the extent that it is not prevented from doing so by any applicable legal restrictions (including any judicial or administrative order, regulation or rule), supply to the Administrative Agent, promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a material adverse effect.
(b) The Borrower shall promptly inform the Administrative Agent of the occurrence of any Default (and the steps, if any, being taken to remedy it). The Borrower shall promptly inform the Administrative Agent when any such Default has been remedied, if applicable. Upon receipt of a written request to that effect from the Administrative Agent, the Borrower shall confirm to the Administrative Agent that, save as previously notified to the Administrative Agent o as notified in such confirmation, no Default has occurred.

(c)

The Borrower must promptly submit to any Finance Party on demand such information and documents as such Finance Party may reasonably request in order to comply with its obligations to prevent money laundering and to conduct on- going monitoring of the business relationship with the Borrower as it relates to the prevention of money laundering.

Notification of Default: The Borrower shall notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
Brazilian GAAP: As elected from time to time by the Borrower, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the Brazilian Securities Exchange Commission (Comissão de Valores Mobiliários), as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), in accordance with IFRS as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

Part 3

Restriction on dividends.

Dividends shall be restricted in accordance with the terms of the Reorganization Plan.

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EXHIBIT 4.3.3.3.(F)

QUALIFIED BONDHOLDERS’ UNSECURED CREDITS – NEW NOTES

DESCRIPTION OF THE NOTES

The following is a description of certain provisions of the notes to be issued to certain creditors of Oi S.A. (Oi S.A. or such of the other Obligors (as defined below) to be mutually agreed, the “Issuer”) in connection with the approval and confirmation (homologação judicial) (the “Reorganization Plan Confirmation”) of the Issuer’s judicial reorganization plan (plano de recuperação judicial) (the “Reorganization Plan”).

The following information does not purport to be a complete description of the notes and is subject and qualified in its entirety by reference to the provisions of the notes and the Indenture (as defined below). The notes and the Indenture, and not this description, control your rights as a noteholder. Capitalized terms used in the following summary and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

General

Indenture

The notes will be governed under the laws of the State of New York by an Indenture (the “Indenture”), to be dated the date of initial issuance of the notes (the “Issue Date”), between the Issuer, the other Obligors and [TRUSTEE], as trustee, registrar, paying agent and transfer agent. The Issuer will issue the notes under the Indenture.

Principal, Maturity and Interest

The notes will initially be issued in an aggregate principal amount set forth in the Reorganization Plan and will mature on the seventh anniversary of the Issue Date (the “Maturity Date”). The principal amount of the notes will be payable in full on the Maturity Date, unless repurchased or redeemed earlier pursuant to the terms of the Indenture.

The notes will be issued in fully registered form in denominations of US$130,000 and integral multiples of US$1,000 in excess thereof.

At the sole discretion of the Issuer, the notes will bear interest at:

(i)	For the first three years:

a.	a fixed rate of 10.000% per annum payable in cash in a semi-annual basis (“Cash Interest”); or

b.	a fixed rate of 12.000% per annum, of which 8.000% shall be Cash Interest and 4.000% shall be by increasing the principal amount of the outstanding notes or by issuing paid-in-kind notes (“PIK Interest” and such payment of PIK Interest hereinafter referred as a “PIK Payment”).

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(ii)	For the fourth year onwards a fixed rate of 10.000% per annum payable in cash in a semi-annual basis.

Interest on the notes shall accrue from the date of the Reorganization Plan Confirmation until all required amounts due in respect thereof have been paid. Interest on the notes will be paid in arrears on the First Interest Payment Date and every six months thereafter (each such date, an “Interest Payment Date”). The first date on which interest on the notes shall be payable shall be the fifth day of the month that is six months following the Issue Date (the “First Interest Payment Date”). Interest shall be paid on each Interest Payment Date to the persons in whose name a note is registered at the close of business, New York City time, on the date that is 15 days prior to the Interest Payment Date (each, a “Record Date”). Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

PIK Interest will be payable (x) with respect to notes represented by one or more global notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding global note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (y) with respect to notes represented by certificated notes, by issuing PIK notes in certificated form to the holders of the underlying notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar), and the Trustee will authenticate and deliver such PIK notes in certificated form for original issuance to the holders thereof on the relevant record date, as shown by the records of the register of such holders. Following an increase in the principal amount of the outstanding global notes as a result of a PIK Payment, the global notes will bear interest on such increased principal amount from and after the interest payment date in respect of which such PIK Payment was made. Any PIK notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date.

All notes issued pursuant to a PIK Payment will mature on the same maturity date as the notes issued on the Issue Date and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the notes issued on the Issue Date. Any certificated PIK notes will be issued with the description “PIK” on the face of such PIK note.

Payments of Principal and Interest

Payment of the principal of the notes (other than the PIK Interest), together with accrued and unpaid interest thereon, or payment upon redemption prior to maturity, will be made only:

•	following the surrender of the notes at the office of the trustee or any other paying agent; and

•	to the person in whose name the note is registered as of the close of business, New York City time, on the Business Day prior to the due date for such payment.

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Payments of interest on a note (other than the PIK Interest), other than the last payment of principal and interest or payment in connection with a redemption of the notes prior to maturity, will be made on each payment date to the person in whose name the note is registered at the close of business, New York City time, on the relevant Record Date.

PIK Interest will be paid by increasing the principal amount of the outstanding global notes or by issuing PIK notes as set forth above under “—Principal, Maturity and Interest.”

The notes will initially be represented by two or more global notes. The principal of and interest on the notes will be payable in U.S. dollars, or in such other coin or currency of the United States of America as is legal tender for the payment of public and private debts at the time of payment. Payments of principal, premium, if any, and interest, and additional amounts, if any, in respect of each note will be made, in the case of global notes, by a paying agent by wire transfer of immediately available funds, or, in the case of certificated non-global notes, by a paying agent by check and mailed to the person entitled thereto at its registered address. If the notes are in certificated form, upon written request from a holder of at least US$1.0 million in aggregate principal amount of notes to the specified office of any paying agent, payment may be made by wire transfer to the account specified by such holder. The Issuer will make payments of principal and premium, if any, upon surrender of the relevant notes at the specified office of the trustee or any of the paying agents.

If any scheduled interest or principal payment date or any date for early redemption of the notes is not a Business Day, the payment will be made on the next succeeding Business Day. No interest on the notes will accrue as a result of this delay in payment.

Subject to applicable law, the trustee and the paying agents will pay to the Issuer upon written request any monies held by them for the payment of principal or interest that remains unclaimed for two years. Thereafter, noteholders entitled to these monies must seek payment from the Issuer.

Joint and Several Obligations

The Issuer and any other member of the Group that is subject to the Reorganization Plan (collectively, the “Obligors”) will be fully, jointly and severally liable for the full and punctual payment of principal, premium, if any, interest, including any additional amounts, and any other amounts that may become due and payable by us in respect of the Indenture and the notes.

Redemption and Repurchase

The notes will not be redeemable prior to maturity.

Purchases of Notes by the Issuer or any of its Subsidiaries or Affiliates

The Issuer or any of its subsidiaries or affiliates may at any time purchase any notes in the open market or otherwise at any price; provided that, in determining whether noteholders holding any requisite principal amount of notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, notes owned by the Issuer or any of its subsidiaries or affiliates shall be deemed not outstanding for purposes thereof. All notes purchased by the Issuer or any of its subsidiaries or affiliates may, at the option of the Issuer, continue to be outstanding or be cancelled.

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Cancellation

Any notes repurchased by the Issuer or any of its subsidiaries or affiliates may, at the option of the Issuer, continue to be outstanding or be cancelled but may not be reissued or resold to a non-affiliate of the Issuer.

Certain Covenants

The Indenture will contain restrictive covenants customary for an offering of high yield debt securities to be mutually agreed, which covenants will (i) include without limitation incurrence-based limitations on the incurrence of debt, the granting of liens, the making of restricted payments (which shall be defined to be dividends and/or distributions in respect of equity interests, repurchases or redemptions of equity interests and repurchases, redemptions or other acquisitions for value of contractually subordinated debt), the sale of assets, maintenance of listing, the merger, consolidation or sale of substantially all assets, the entry into transactions with affiliates and the incurrence of dividend or other payment restrictions affecting certain subsidiaries and (ii) will not include any financial maintenance covenants. Such covenants shall (a) be negotiated in good faith, (b) not conflict with, or violate the provisions of, the Reorganization Plan, and (c) contain certain baskets, thresholds and exceptions that are to be mutually agreed in light of the operating results, including revenues and total assets, of the Group, and after taking into account the operational and strategic requirements of the Group in light of its size, industry, geographic locations, businesses, business practices and operations and corresponding baskets, thresholds and exceptions contained in the instruments executed with Class 3 creditors in connection with the Reorganization Plan.

Payment of Additional Amounts

Any and all payments of principal, premium, if any, and interest in respect of the notes shall be made without withholding or deduction for any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Brazil, Japan or any other jurisdiction or political subdivision thereof in which the Issuer is organized or is a resident for tax purposes having power to tax or by the jurisdictions in which any paying agents appointed by the Issuer are organized or the location where payment is made, or any political subdivision or any authority thereof or therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Issuer shall pay such additional amounts as additional interest, or additional amounts, as will result in the receipt by the noteholders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of any note:

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(a)	to the extent that such taxes in respect of such note would not have been imposed but for the existence of any current or former connection of the noteholder or the beneficial owner of such note with the Relevant Jurisdiction other than the mere holding of such note or the receipt of payments thereon or enforcement of rights thereunder;

(b)	in respect of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to such notes, except as otherwise provided in the Indenture;

(c)	to the extent that such holder or the beneficial owner of such note would not be liable or subject to such withholding or deduction of taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption if:

(i)	the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant taxes; and

(ii)	at least 60 days prior to the first payment date with respect to which the Issuer shall apply this clause (c), the Issuer has notified the holders of notes in writing that they shall be required to provide such declaration or claim;

(d)	where (in the case of a payment of principal, premium, if any, or interest on redemption) the relevant note is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had surrendered the relevant note on the last day of such period of 30 days;

(e)	any tax, assessment or other governmental charge which would have been avoided by such holder presenting the relevant note (if presentation is required) or requesting that such payment be made to another paying agent in a member state of the European Union;

(f)	any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of, premium, if any, or interest on a note;

(g)	with respect to any withholding or deduction imposed on or in respect of any note pursuant to Sections 1471-1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (and any current and future regulations or official interpretations thereof or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code) (“FATCA”), the laws of Brazil, Japan or any other jurisdiction implementing FATCA, or any agreement between the Issuer and the United States or any authority thereof entered into for FATCA purposes; or

(h)	any combination of the above.

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Any reference to principal, premium, if any, or interest shall be deemed to include any additional amounts in respect of principal premium, if any, or interest (as the case may be) which may be payable under this section or under “—General—Payments of Principal and Interest” above.

Substitution of the Issuer

(a)	Notwithstanding any other provision contained in the Indenture, the Issuer may, without the consent of the holders of the notes, be replaced and substituted by any Wholly Owned Subsidiary of the Issuer as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the notes; provided that:

(i)	such documents will be executed by the Substituted Debtor, the Issuer and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all of the Issuer’s obligations under the Indenture and the notes (together, the “Issuer Substitution Documents”) and pursuant to which the Issuer will unconditionally and irrevocably guarantee (the “Guarantee”) the payment of all sums payable under the Indenture and the notes by the Substituted Debtor as such principal debtor and the covenants and events of default will continue to apply to the Issuer in respect of the notes as if no such substitution had occurred;

(ii)	if the Substituted Debtor is organized in a jurisdiction other than Brazil, the Issuer Substitution Documents will contain a provision (1) to ensure that each noteholder has the benefit of a covenant in terms corresponding to the obligations of the Issuer in respect of the payment of additional amounts (but replacing references to Brazil with references to such other jurisdiction); and (2) to indemnify and hold harmless each noteholder and beneficial owner of the notes against all taxes or duties imposed by the jurisdiction in which the substituted Debtor is organized and which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such holder or beneficial owner of the notes as a result of the substitution and which would not have been so incurred or levied had the substitution not been made, in each case, subject to similar exceptions set forth under clauses (a) through (h) under “—Payment of Additional Amounts” above,” mutatis mutandis;

(iii)	the Issuer Substitution Documents will contain a provision that the Substituted Debtor and the Issuer will indemnify and hold harmless each noteholder and beneficial owner of the notes against all taxes or duties which are imposed on such holder or beneficial owner of the notes by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the notes resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made, taking into account any present or future tax savings or tax benefit reasonably expected to be realized by such holder or such beneficial owner of the notes and subject to similar exceptions set forth under clauses (b) through (h) under “—Payment of Additional Amounts” above, mutatis mutandis; provided, that any holder or beneficial owner of such note making a claim with respect to such tax indemnity shall provide the Issuer with notice of such claim, along with supporting documentation, within four weeks of the announcement of the substitution of the Issuer as issuer;

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(iv)	the Issuer will deliver, or cause the delivery, to the trustee of opinions from one or more internationally recognized counsel in the jurisdiction of organization of the Substituted Debtor, Brazil and New York as to the validity, legally binding effect and enforceability of the Issuer Substitution Documents and specified other legal matters, as well as an officer’s certificate as to compliance with the provisions described under this section;

(v)	the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the notes or the Issuer Substitution Documents;

(vi)	no event of default will have occurred and be continuing;

(vii)	a credit rating will continue to be assigned to the notes when the Substituted Debtor replaces and substitutes the Issuer in respect of the notes;

(viii)	the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Debtor, New York and Brazil; and

(ix)	the substitution will be concurrently consummated with respect to the other instruments issued under the Reorganization Plan.

(b)	Upon the execution of the Issuer Substitution Documents as referred to in clause (a)(i) above, the Substituted Debtor shall be deemed to be named in the notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the notes shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all of its obligations, other than its Guarantee, in respect of the notes and its obligation to indemnify the trustee under the Indenture.

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(c)	The Substituted Debtor and the Issuer shall acknowledge in the Issuer Substitution Documents the right of every noteholder to the production of the Issuer Substitution Documents for the enforcement of any of the notes or the Issuer Substitution Documents.

(d)	The covenants set forth in the Indenture will continue to apply to the notes following the substitution of the Issuer.

(e)	Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor will give notice thereof to the noteholders in accordance with the provisions described in this section.

Events of Default

The following events will each be an “Event of Default” under the terms of the Indenture:

(a)	The Issuer defaults in the payment of the principal or any related additional amounts, if any, of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

(b)	The Issuer defaults in the payment of interest or any related additional amounts, if any, on any note when the same becomes due and payable, and the default continues for a period of 30 calendar days;

(c)	The Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed shall fail to perform, observe or comply with any covenant or agreement contained in the notes or Indenture and such failure (other than any failure to make any payment contemplated in clause (a) or (b) hereof) continues for a period of 60 calendar days after written notice to the Issuer by the trustee acting at the written direction of holders of 25% or more in aggregate principal amount of the notes, or to the Issuer and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

(d)	(i) The acceleration of any Indebtedness of the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed by reason of default, unless such acceleration is at the option of the Issuer, the other Obligors or any such subsidiary, as the case may be, or at the option of the holder of any such Indebtedness pursuant to any option to require the repurchase of such Indebtedness or (ii) the Issuer, any of the other Obligors or the relevant subsidiaries fails to pay any amount in respect of principal, interest or other amounts due in respect of any existing Indebtedness on the date required for such payment (in each case after giving effect to any applicable grace period); provided, however, that the aggregate amount of any such Indebtedness falling within (i) above and any relevant payments falling within (ii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds an amount to be mutually agreed by the Issuer and the noteholders;

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(e)	One or more final and nonappealable judgments or final decrees is entered against the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed involving an aggregate liability (not yet paid or reimbursed by insurance) of an amount to be mutually agreed by the Issuer and the noteholders or more (or its equivalent in another currency), and all such judgments or decrees shall not have been vacated, discharged or stayed within 180 calendar days after the applicable judgment or decree is entered;

(f)	The Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed shall commence a voluntary case or other proceeding seeking liquidation, judicial or extrajudicial reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seek the appointment of a trustee, receiver, judicial administrator (administrador judicial), liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment or conveyance for the benefit of creditors;

(g)	A court of competent jurisdiction enters an order or decree against the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed for (i) liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a trustee, receiver, judicial administrator (administrador judicial), liquidator, custodian or other similar official of it or any substantial part of its property; provided that such order or decree shall remain undismissed and unstayed for a period of 90 calendar days;

(h)	Any event occurs that under the laws of Brazil or any political subdivision thereof has substantially the same effect as any of the events referred to in any of clause (f) or (g);

(i)	The Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed denies or disaffirms its obligations under the notes or the Indenture; or

(j)	All or substantially all of the assets of the Issuer, any of the other Obligors or certain other subsidiaries to be mutually agreed shall be condemned, seized or otherwise appropriated, or custody of such assets shall be assumed by any governmental authority or court or any other Person purporting to act under the authority of the government of any jurisdiction, or the Issuer or the relevant subsidiaries shall be prevented from exercising normal control over all or substantially all of their assets for a period of 60 consecutive days or longer.

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The trustee is not to be charged with knowledge of any default or event of default or knowledge of any cure of any default or event of default unless either (i) an authorized officer or agent of the trustee with direct responsibility for the administration of the Indenture has actual knowledge of such default or event of default or (ii) written notice of such default or event of default has been given to such authorized officer of the trustee by the Issuer or any holder of the notes. The trustee shall not be deemed to have any knowledge of an event of default specified in subsection (h) or (j) above unless it is notified, in writing, by holders of at least 25% in aggregate principal amount of the then outstanding notes.

Remedies Upon Occurrence of an Event of Default

If an event of default occurs, and is continuing, the trustee shall, upon the request of noteholders holding not less than 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer, declare the principal amount of all of the notes and all accrued interest thereon immediately due and payable; provided that if an event of default described in clause (f), (g), or (h) above occurs and is continuing, then and in each and every such case, the principal amount of all of the notes and all accrued interest thereon shall, without any notice to the Issuer or any other act by the trustee or any noteholder, become and be accelerated and immediately due and payable. Upon any such declaration of acceleration, the principal of the notes so accelerated and the interest accrued thereon and all other amounts payable with respect to the notes shall be immediately due and payable. If the event of default or events of default giving rise to any such declaration of acceleration shall be cured following such declaration, such declaration may be rescinded by noteholders holding a majority of the notes.

The noteholders holding at least a majority of the aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines in good faith may involve the trustee in personal liability, or for which the trustee reasonably believes it will not be adequately secured or indemnified against the costs, expenses or liabilities, which might be incurred, or that may be unduly prejudicial to the rights of noteholders not taking part in such direction, and the trustee may take any other action it deems proper that is not inconsistent with any such direction received from noteholders. A noteholder may not pursue any remedy with respect to the Indenture or the notes directly against the Issuer or any other Obligor (without the trustee) unless:

(a)	the noteholder gives the trustee written notice of a continuing event of default;

(b)	noteholders holding not less than 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(c)	such noteholder or noteholders offer the trustee adequate security and/or indemnity satisfactory to the trustee against any costs, liability or expense;

(d)	the trustee does not comply with the request within 60 calendar days after receipt of the request and the offer of indemnity or security; and

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(e)	during such 60-calendar-day period, noteholders holding a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any noteholder to receive payment of the principal of, premium, if any, interest on or additional amounts related to such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the noteholder.

Modification of the Indenture

The Issuer, the other Obligors and the trustee may, without the consent of the noteholders, amend, waive or supplement the Indenture for certain specific purposes, including, among other things, curing ambiguities, defects or inconsistencies, to conform the Indenture to this “Description of the Notes” or making any other provisions with respect to matters or questions arising under the Indenture, the notes or making any other change that will not materially and adversely affect the interest of the noteholders.

In addition, with certain exceptions, the Indenture may be modified by the Issuer, the Obligors and the trustee with the consent of the holders of a majority of the aggregate principal amount of the notes then outstanding. However, without the consent of each noteholder affected, no modification may (with respect to any notes held by non-consenting holders):

(a)	change the maturity of payment of principal of or any installment of interest on any note;

(b)	reduce the principal amount or the rate of interest, or change the method of computing the amount of principal or interest payable on any date;

(c)	change any place of payment where the principal of or interest on the notes is payable;

(d)	change the coin or currency in which the principal of or interest on the notes is payable;

(e)	impair the right of the noteholders to institute suit for the enforcement of any payment on or after the date due;

(f)	reduce the percentage in principal amount of the outstanding notes, the consent of whose noteholders is required for any modification or the consent of whose noteholders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences provided for in the Indenture;

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(g)	eliminate or modify in any manner an Obligor’s obligations with respect to the notes which adversely affects holders in any material respect, except as contemplated in the Indenture; or

(h)	change or modify the ranking of the notes that would have a material adverse effect on the noteholders.

In the event that consent is obtained from some of the noteholders but not from all of the noteholders with respect to any of these amendments or modifications, new notes with such modifications will be issued to those consenting noteholders. Such new notes shall have separate CUSIP numbers and ISINs from those notes held by the non-consenting noteholders.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option, elect to be discharged from the Issuer’s and the other Obligor’s obligations with respect to the notes (“legal defeasance”). In general, upon a legal defeasance, (a) the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the notes and to have satisfied all of the Issuer’s and the other Obligor’s obligations under the notes and the Indenture except for (i) the rights of the noteholders to receive payments in respect of the principal of and interest and additional amounts, if any, on the notes when the payments are due, (ii) certain provisions of the Indenture relating to ownership, registration and transfer of the notes, (iii) the covenant relating to the maintenance of an office or agency in New York and (iv) certain provisions relating to the rights, powers, trusts, duties, protections, indemnities and immunities of the trustee.

In addition, the Issuer may, at its option, and at any time, elect to be released with respect to the notes and the Indenture, as applicable, from the covenants described above under the heading “—Certain Covenants” (“covenant defeasance”). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant with respect to the notes will not constitute an event of default under the Indenture, and certain other events (not including, among other things, non-payment or bankruptcy and insolvency events) described under “—Events of Default” also will not constitute events of default.

In order to exercise either legal defeasance or covenant defeasance, the Issuer will be required to satisfy, among other conditions, the following:

(a)	The Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the noteholders, cash in U.S. dollars or U.S. government obligations, or a combination thereof, in amounts sufficient (in the opinion of an internationally recognized firm of independent public accountants or an internationally recognized investment bank) to pay and discharge the principal of and each installment of interest on the notes on the stated maturity of such principal or installment of interest in accordance with the terms of the Indenture and the notes;

(b)	in the case of a legal defeasance, the Issuer must deliver to the trustee an opinion of counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date there has been a change in the applicable U.S. federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon, the opinion of counsel shall confirm that, the noteholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

12

(c)	in the case of a covenant defeasance, the Issuer must deliver to the trustee an opinion of counsel to the effect that the noteholders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

(d)	no default or event of default shall have occurred and be continuing and, in the case of a legal defeasance only, certain events of bankruptcy or insolvency, at any time during the period ending on the 121st calendar day after the date of such deposit (it being understood that this condition as it applies with respect to a legal defeasance shall not be deemed satisfied until the expiration of such period);

(e)	such legal defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act with respect to any securities of the Issuer or (ii) result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer is a party or by which it is bound (other than a default under the Indenture arising from the granting of Liens to secure any Indebtedness incurred in connection therewith); and

(f)	the Issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent required relating to either of legal defeasance or covenant defeasance, as the case may be, have been satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of notes, which shall survive until all notes have been canceled) as to all outstanding notes will be released when either:

(1)

all the notes that have been authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the trustee for cancellation; or

(2)	(a)

all notes that have not been delivered to the trustee for cancellation either (i) have become due and payable by reason of the mailing of a notice of redemption as described in “—Redemption” or otherwise or (ii) will become due and payable within one year, and in each of the foregoing cases the Issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the notes cash in U.S. dollars or U.S. government obligations, or a combination thereof, in amounts sufficient (without reinvestment) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes not theretofore delivered to the trustee for cancellation to the date of maturity or redemption,

13

(b)	the Issuer has paid or caused to be paid all other sums payable by the Issuer under the Indenture,
(c)	the Issuer has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the date of redemption, as the case may be, and
(d)	the holders of the notes have a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A noteholder may transfer or exchange notes in accordance with the Indenture. The notes are subject to restrictions on transfer and may only be offered and sold in transactions exempt from or not subject to the registration requirements of the Securities Act. The registrar and the trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents (in addition to those required by the Indenture), and the Issuer may require a noteholder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note for a period of 15 days before the notes are to be redeemed for tax reasons. The registered noteholder will be treated as the owner of it for all purposes.

The Trustee

[TRUSTEE] will be the trustee under the Indenture. The Issuer may have normal banking relationships with [TRUSTEE] or any of its affiliates in the ordinary course of business. The address of the trustee is [ADDRESS].

The Paying Agent

[PAYING AGENT] will be the paying agent under the Indenture. The Issuer may have normal banking relationships with [PAYING AGENT] or any of its affiliates in the ordinary course of business. The address of the paying agent is [ADDRESS].

14

Notices

For so long as notes in global form are outstanding, notices to be given to holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If notes are issued in individual definitive form, notices to be given to holders will be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders of the notes at their registered addresses as they appear in the trustee’s records.

Governing Law

The Indenture and the notes will be governed by the laws of the State of New York.

Jurisdiction

The Issuer and each other Obligor will consent to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan in The City of New York, New York, United States, and any appellate court from any thereof. The Issuer and each other Obligor will appoint [National Corporate Research Ltd., 10 E. 40th Street, 10th Floor, New York, New York 10016], as its authorized agent upon which service of process may be served in any action or proceeding brought in any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan in The City of New York in connection with the Indenture or the notes.

Waiver of Immunities

To the extent that the Issuer or the other Obligors may in any jurisdiction claim for itself or its assets immunity from a suit, execution, attachment, whether in aid of execution, before judgment or otherwise, or other legal process in connection with and as set out in the Indenture and the notes and to the extent that in any jurisdiction there may be immunity attributed to the Issuer or the Issuer’s assets or the other Obligors or their assets, as the case may be, whether or not claimed, the Issuer or the other Obligors will irrevocably agree for the benefit of the noteholders not to claim, and irrevocably waive, the immunity to the full extent permitted by law except for the immunity provided under Brazilian law to property of the Issuer or of the other Obligors that is considered essential for the rendering of public services under any concession agreement, authorization or license (bens vinculados à concessão ou bens reversíveis), to the extent such immunity cannot be waived or contested. For the avoidance of doubt, any changes on the legal and/or regulatory regime applicable to the public services rendered by the Issuer or by the other Obligors is hereby authorized, notwithstanding the impact that it may produce over the property of the Issuer or of the other Obligors that is considered essential for the rendering of public services under any concession agreement, authorization or license (bens vinculados à concessão ou bens reversíveis).

15

Currency Rate Indemnity

The Issuer and each other Obligor has agreed that, if a judgment or order made by any court for the payment of any amount, in respect of any notes is expressed in a currency other than U.S. dollars, the Issuer or the other Obligor, as the case may be, will indemnify the relevant noteholder against any deficiency arising from any variation in rates of exchange between the date as of which the denomination currency is notionally converted into the judgment currency for the purposes of the judgment or order and the date of actual payment. This indemnity will constitute a separate and independent obligation from the Issuer’s and each other Obligor’s other obligations under the Indenture will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under the Indenture or the notes.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or the other Obligors will have any liability for any obligations of the Issuer or the other Obligors, as the case may be, under the notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under applicable securities laws.

Certain Definitions

“Brazilian GAAP” means, as elected from time to time by the Issuer, (i) the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the CVM, as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), or (ii) International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

“Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as a capitalized lease in accordance with Brazilian GAAP and the amount of Indebtedness represented by such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including each class of Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Group” means the Issuer and all its Subsidiaries.

16

“Hedging Obligations” of any Person means the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against Brazilian inflation, interest rates, currency or commodities price fluctuations.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	whether being principal and/or interest of any present or future indebtedness of such Person:

(A)	in respect of borrowed money;

(B)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(C)	representing the balanced deferred and unpaid of the purchase price of property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business which purchase price is due more than twelve (12) months after the date of placing the property in service or taking delivery and title thereto; or

(D)	representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with Brazilian GAAP or IFRS;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Brazilian GAAP or IFRS.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

17

For the avoidance of doubt, “Indebtedness” shall not include any obligations to any Person with respect to “Programa de Recuperação Fiscal—REFIS,” “Programa Especial de Parcelamento de Impostos—REFIS Estadual” and “Programa de Parcelamento Especial— PAES”, any other tax payment agreement entered into with any Brazilian governmental entity and/or any other payment agreement that is due to any creditor who, prior to the Reorganization Plan Confirmation, was not considered as Indebtedness in the calculation of Indebtedness of the Issuer.

“Issuer” means the party named as such in the introductory paragraph to this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that has preferential rights over any other Capital Stock of such Person with respect to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Relevant Date” means whichever is the later of (i) the date on which the payment in question first becomes due and (ii) if the full amount payable has not been received by the trustee or a paying agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the noteholders.

“Reorganization Plan” means [that certain judicial reorganization plan of the Issuer confirmed by the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro on [•], as may be amended or modified from time to time pursuant to its terms, establishing the terms and conditions for the restructuring of the debt of the Issuer and certain of its Wholly Owned Subsidiaries (the “RJ Debtors”), and providing for actions to be adopted by the RJ Debtors to overcome the financial distress of the RJ Debtors and ensure their continuity as going concerns, including, without limitation, (1) restructuring and balancing their liabilities; (2) actions during the judicial reorganization designed to obtain new funds; and (3) the potential sale of capital assets.]

“Restricted Subsidiary” means any Subsidiary of the Issuer that is subject to the Reorganization Plan.

18

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for obligations to repay, redeem or repurchase any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any other corporation, limited liability company, partnership, association or other entity of which more than fifty percent (50%) of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Wholly Owned Subsidiary” means, with respect to any Person, any Restricted Subsidiary of which all the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding that is entitled (without regard to the occurrence of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person, but excluding such classes of Capital Stock that are entitled, as a group in a separate election, to appoint one member of the board of directors of such Person as representative of the minority shareholders.

19

EXHIBIT 4.3.3.5(c) CONDITIONS PRECEDENT
The following Conditions Precedent are conditions precedent for the Capital Increase – Capitalization of Credits as set forth in Section 4.3.3.5(c) of the Plan, which shall be verified or formally and expressly waived by the Qualified Bondholders Unsecured Creditors in Creditors’ Meeting, as set forth in Exhibit 8.1:
(i) approval of the Plan by the Creditors’ General Meeting, as per Article 45 of LFR;
(ii) Judicial Ratification of the Plan without any exception, modification or restrict that directly or indirectly affects any right of the Qualified Bondholders Unsecured Creditors as per the Plan, individually or jointly considered, provided that
(ii.a) no appeal is filed against the decision of Judicial Ratification of the Plan (Article 58 of LFR) which has received staying effects or, if staying effects are given to the appeal, the decision that granted staying effects has been reconsidered or revoked by another lower court or panel decision; or
(ii.b) no judicial or administrative action has been requested and granted where an injunction, interim relief and/or any measure or similar writ of mandamus that has the effect of staying or making unfeasible the Judicial Ratification of the Plan and/or the implementation, in the whole or in part, of this Plan, or, if said injunction, interim relief and/or any measure or similar writ of mandamus is granted, this granting is reconsidered or revoked by the competent authority.
(iii) absence of violation of any obligation assumed by Oi Group pursuant to or as consequence of this Plan;
(iv)
(iv.a) ANATEL, represented by the Office of the General Counsel for the Federal Government, did not submit new answers or appeals in court nor has insisted on answers or appeals in court existing on the date of the Approval of the Plan in relation to this Plan or to the restructuring object of this Plan, including the novation and/or restructuring of the Pre-Petition Credits Regulatory Agencies, as per Section 4.3.4; or
(iv.b) ANATEL has not rendered in administrative proceedings a decision determining the intervention or similar acts that affect the granting and/or authorizations operated by Oi Group or that may result in a Material Adverse Effect;
(v) novation and restructuring of the Pre-Petition Credits Regulatory Agencies pursuant to this
Plan;
(vi) granting of all regulatory and legal authorizations necessary for the implementation of the Capital Increase – Capitalization of Credits, including, but not limited to, ANATEL’s authorizations and, if applicable, CADE’s;
(vii) absence of labor, social security, tax, civil and/or environmental, administrative actions, adverse decisions or contingences and/or of any other nature, including, but not limited to, anticorruption investigations or similar actions against Oi Group, which make Debtor liable for the payment of any amount greater than ten (10) billion Reais, individually considered, and/or that result or may result in a Material Adverse Effect.

ANEXO 4.5.5.

THIS EXHIBIT WAS ORIGINALLY DRAFTED IN ENGLISH

PAYMENT OPTION NOTICE

[Place], [date].	[Local], [data].
To	À
OI S.A. – Em Recuperação Judicial	**OI S.A. – Em Recuperação Judicial**
TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial	**TELEMAR NORTE LESTE S.A. – Em Recuperação Judicial**
OI MÓVEL S.A. – Em Recuperação Judicial	**OI MÓVEL S.A. – Em Recuperação Judicial**
COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial	**COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial**
COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial	**COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial**
PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial	**PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial**
OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial	**OI BRASIL HOLDINGS COÖPERATIEF U.A. – Em Recuperação Judicial**
(All together, "Oi Group")	(Conjuntamente, "Grupo Oi")
Address: Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, CEP 20230-070	Endereço: Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, CEP 20230-070
City of Rio de Janeiro, State of Rio de Janeiro	Cidade do Rio de Janeiro, Estado do Rio de Janeiro
C/o: Eurico Telles	C/o: Eurico Telles

JUR_SP - 19108542v1 - 1136.355590

C/C:

Escritório de Advocacia Arnold Wald ("JUDICIAL ADMINISTRATOR")

Av. Pres. Juscelino Kubitschek, 510, 8º andar, 04543-906

São Paulo, SP

C/o: Arnold Wald (or his substitute)

Telephone: [.]

Email: [.]

Ref.: Notice of Election of Payment Option - Judicial Reorganization Plan of the Oi Group (Clause 4.3.3.1)

Dear Sirs,

We refer to the Judicial Reorganization Plan of Oi Group, approved at the General Meeting of Creditors from 12.19.2017 ("Plan"). Capitalized terms not defined in this Notice of Election of Payment Option ("Notice") will have the meaning applied to them in the Plan.

In compliance with Clause 4.3.3.1 of the Plan, the undersigned Creditor ("Creditor") declares and proves by documents to be (i) a Non-Qualified Bondholder; (ii) natural person; (iii) living in European Union Countries; (iv) holder of an Unsecured Bondholder Credit of an individual or aggregate value (by the sum of all their Bonds) of less than **USD750,000.00** (seven hundred and fifty thousand United

C/C:

Escritório de Advocacia Arnold Wald ("ADMINISTRADOR JUDICIAL")

Av. Pres. Juscelino Kubitschek, 510, 8º andar, 04543-906

São Paulo, SP

A/C: Arnold Wald (ou seu substituto)

Telefone: [.]

Email: [.]

Ref.: Notificação de Opção de Pagamento - Plano de Recuperação Judicial do Grupo Oi (Cláusula 4.3.3.1)

Prezados Senhores,

Fazemos referência ao Plano de Recuperação Judicial do Grupo Oi, aprovado em Assembleia Geral de Credores realizada em 19.12.2017 ("Plano"). Os termos iniciados em letra maiúscula não definidos nesta Notificação de Opção de Recebimento ("Notificação") terão o significado a eles atribuído no Plano.

Em atendimento ao disposto na Cláusula 4.3.3.1 do Plano, o Credor abaixo identificado e assinado ("Credor") declara e comprova documentalmente ser (i) Bondholder Não-Qualificado; (ii) pessoa física; (iii) residente em países da União Europeia; (iv) titular de Crédito Quirografário dos Bondholders com valor individual ou agregado (pela soma de todos os seus Bonds) inferior a **USD750.000,00**

JUR_SP - 19108542v1 - 1136.355590

States Dollars) (or the equivalent in Reais converted by the Exchange Conversion Rate).

(setecentos e cinquenta mil Dólares Norte-Americanos) (ou o equivalente em Reais convertidos pela Taxa de Câmbio Conversão).

In this terms, the Creditor notifies the Oi Group that it has voluntarily elected the Payment Option of Non-Qualified Unsecured Bondholders Creditors ("Payment Option Non-Qualified Unsecured Bondholders Creditors") for the payment of its Credit in the amount of [*INSERT THE CREDIT AMOUNT*], as set forth in the Creditors List ("Credit").

Nesses termos, o Credor notifica o Grupo Oi de que elegeu voluntariamente a Opção de Pagamento destinada aos Credores Quirografários Bondholders Não-Qualificados ("Opção de Pagamento Credores Quirografários Bondholders Não-Qualificados") para recebimento de seu Crédito no valor de [*INSERIR VALOR DO CRÉDITO*], conforme relacionado na Lista de Credores ("Crédito").

Very truly yours,

Cordialmente,

____

[CREDITOR]

Legal Representative:

____

[CREDOR]

Representante Legal:

CPF/CNPJ:

JUR_SP - 19108542v1 - 1136.355590

Notificação de Opção de Pagamento
[Place], [date]. [Local], [data].
To
OI S.A. – Em Recuperação Judicial
TELEMAR NORTE LESTE S.A. – Em
Recuperação Judicial
OI MÓVEL S.A. – Em Recuperação
Judicial
COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial
COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial
PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial
(All together, “Oi Group”)
Address: Rua do Lavradio nº 71, Centro, Rio de Janeiro - RJ, CEP 20230-070
City of Rio de Janeiro, State of Rio de
Janeiro
C/o: Eurico Telles
À
OI S.A. – Em Recuperação Judicial
TELEMAR NORTE LESTE S.A. – Em
Recuperação Judicial
OI MÓVEL S.A. – Em Recuperação
Judicial
COPART 4 PARTICIPAÇÕES S.A. – Em Recuperação Judicial
COPART 5 PARTICIPAÇÕES S.A. – Em Recuperação Judicial
PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Em Recuperação Judicial
(Conjuntamente, “Grupo Oi”) Endereço: Rua do Lavradio nº 71,
Centro, Rio de Janeiro - RJ, CEP 20230-
070
Cidade do Rio de Janeiro, Estado do Rio de Janeiro
C/o: Eurico Telles

C/C:

C/C:

Escritório de Advocacia Arnold Wald ("JUDICIAL ADMINISTRATOR")

Escritório de Advocacia Arnold Wald ("ADMINISTRADOR JUDICIAL")

Av. Pres. Juscelino Kubitschek, 510, 8º andar, 04543-906

Av. Pres. Juscelino Kubitschek, 510, 8º andar, 04543-906

São Paulo, SP

São Paulo, SP

C/o: Arnold Wald (or his substitute)

A/C: Arnold Wald (ou seu substituto)

Telephone: [.]

Telefone: [.]

Email: [.]

Email: [.]

Ref.: Notice of Election of Payment Option - Judicial Reorganization Plan of the Oi Group (Clause 4.3.3.2)

Ref.: Notificação de Opção de Pagamento - Plano de Recuperação Judicial do Grupo Oi (Cláusula 4.3.3.2)

Dear Sirs,

Prezados Senhores,

We refer to the Judicial Reorganization Plan of Oi Group, approved at the General Meeting of Creditors from 12.19.2017 ("Plan"). Capitalized terms not defined in this Notice of Election of Payment Option ("Notice") will have the meaning applied to them in the Plan.

Fazemos referência ao Plano de Recuperação Judicial do Grupo Oi, aprovado em Assembleia Geral de Credores realizada em 19.12.2017 ("Plano"). Os termos iniciados em letra maiúscula não definidos nesta Notificação de Opção de Recebimento ("Notificação") terão o significado a eles atribuído no Plano.

In compliance with Clause 4.3.3.2 of the Plan, the undersigned Creditor ("Creditor") declares and proves by documents to be a Qualified Bondholder and holder of an Unsecured Bondholder Credit of an individual or aggregate value (by the sum of all their Bonds) of more than **USD750,000.00** (seven hundred and fifty thousand

Em atendimento ao disposto na Cláusula 4.3.3.2 do Plano, o Credor abaixo identificado e assinado ("Credor") declara e comprova documentalmente ser Bondholder Qualificado e titular de Crédito Quirografário dos Bondholders com valor individual ou agregado (pela soma de todos os seus Bonds) acima de **USD750.000,00** (setecentos e cinquenta

JUR_SP - 19108542v1 - 1136.355590

United States Dollars) (or the equivalent in Reais converted by the Exchange Conversion Rate).
In this terms, the Creditor notifies the Company that it has voluntarily elected the Payment Option of Qualified Unsecured Bondholders Creditors (“Payment Option Qualified Unsecured Bondholders Creditors”) for the payment of its Credit in the amount of [INSERT THE CREDIT AMOUNT], as set forth in the Creditors List (“Credit”).
mil Dólares Norte-Americanos) (ou o equivalente em Reais convertidos pela Taxa de Câmbio Conversão).
Nesses termos, o Credor notifica a Companhia de que elegeu voluntariamente a Opção de Pagamento destinada aos Credores Quirografários Bondholders Qualificados (“Opção de Pagamento Credores Quirografários Bondholders Qualificados”) para recebimento de seu Crédito no valor de [INSERIR VALOR DO CRÉDITO], conforme relacionado na Lista de Credores (“Crédito”).
Very truly yours,
Cordialmente,
[CREDITOR]
Legal Representative:
[CREDOR]
Representante Legal: CPF/CNPJ:

EXHIBIT 6.1

SUBSCRIPTION AGREEMENT

(this Exhibit 6.1 to the Judicial Reorganization Plan of

Oi S.A. – Em Recuperação Judicial was originally drafted in English)

EXECUTION VERSION

SUBSCRIPTION AND COMMITMENT AGREEMENT

December 19, 2017

CONFIDENTIAL

Oi S.A. – In Judicial Reorganization

Rua Humberto de Campos, 425 7th Floor – Leblon

Rio de Janeiro – RJ 22430-190

Brazil

Ladies and Gentlemen:

We write to you in connection with the judicial reorganization of Oi S.A. – In Judicial Reorganization (“Oi” or the “Company”) and certain of its subsidiaries (together with Oi, the “Debtors”), the cases for each of which are currently pending before the 7th Lower Commercial Court of Rio de Janeiro/RJ (the “Reorganization Court”) (Case Records No. 0203711-65.2016.8.19.0001) (such proceedings, the “Reorganization Proceedings”).

On December 12, 2017, the Debtors filed a plan of reorganization with the Reorganization Court (such plan, including for the avoidance of doubt all annexes, schedules and exhibits attached thereto, as modified by the attached markup which has been agreed to by each of the undersigned Investors, the “Agreed Plan”), and the Agreed Plan is scheduled to be voted on at a general meeting of creditors on December 19, 2017 (such meeting, or any such subsequent general meeting of creditors, a “GMC”). A copy of the Agreed Plan in Portuguese is attached hereto as Exhibit A. A certified English translation of the Agreed Plan will be provided to each Investor within 10 calendar days following the date of this SRC Agreement.

Now, the undersigned investors or fund managers (each, an “Investor”)1 wish to enter into this agreement (this Agreement” or this “SRC Agreement”) with Oi, which sets forth the terms and conditions pursuant to which (1) Oi is obligated (on an unconditional basis once the Agreed Plan has been approved at a GMC, except to the extent not permitted under any applicable securities laws, regulations, and rules) (A) to issue new common shares of Oi (“Common Shares”) under the Rights Offering (as defined below) (the “Offered Shares”) on the terms contemplated herein and in the Agreed Plan and to offer each Investor the right to subscribe for its pro rata portion (based on its share of the Commitments) of the Unsubscribed Shares (as defined herein), and (B) to pay the related fees and expenses of each Investor in accordance with the terms of this SRC Agreement, and (2) each Investor on a several and not joint basis agrees to subscribe and pay for its Commitment Percentage (as defined below)of the Unsubscribed Shares pursuant to the terms set forth in this SRC Agreement (with respect to each Investor, its “Commitment”).

As used in this SRC Agreement, each Investor and each of the Debtors is a “Party” and collectively the “Parties”.

[1]	For the avoidance of doubt, each signatory to this SRC Agreement shall be considered an Investor, including funds and accounts that appear or are referenced in the Investors’ signature pages but for which do not yet have a specified Commitment Percentage.

As used in this SRC Agreement, each Investor and each of the Debtors is a “Party” and collectively the “Parties”.

1.	Rights Offering. As promptly as practicable following the later of (1) the date on which the transactions contemplated under Section 4.3.3 (Bond Restructuring) of the Agreed Plan are completed, and (2) the date on which (if and to the extent required under applicable securities laws) the Rights Registration Statement (as defined below) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”), Oi shall, subject to applicable Law and the terms and conditions of the Agreed Plan:

(a)	Approve a capital increase in the amount of R$4 billion.

(b)	Offer to all holders of Common Shares and preferred shares of Oi (“Preferred Shares”) at the time of approval of the capital increase (the “Record Date”) the right (the “Rights”) to subscribe to Common Shares of Oi at a price per share (the “Rights Offer Price”) equal to R$3 billion divided by the number of Fully Diluted Company Shares immediately prior to such offering (the “Rights Offering”) provided, that if as measured in the 12-months prior to the end of the most recently completed fiscal quarter prior to the commencement date of the Rights Offering (such period, the “Reference Period”), either (a) the combined EBITDA of the Debtors (excluding any extraordinary revenue not included in any projections previously shown to the Investors or filed with the Reorganization Court) or (b) the combined revenues of the Debtors (calculated in the case of each of clause (a) and (b) in the same manner as the Debtors’ business plan), decrease by a percentage of more than 10% (the actual percentage of reduction, the “Reduction Percentage”, and if both (a) and (b) have occurred, the greater of the two shall be the Reduction Percentage) compared to the EBITDA (excluding any extraordinary revenue not included in any projections previously shown to the Investors or filed with the Reorganization Court) or revenues (as applicable) in the 12-month period ending on the first day of the Reference Period, then the Price Per Share shall be reduced by the Reduction Percentage.

(c)	The Rights will be exercisable during a period of at least 30 calendar days following the Record Date (the “Initial Subscription Period”). The number of Common Shares to which the holder of each Common Share and each Preferred Share will be entitled will be determined in accordance with article 171 of Law No. 6,404/76 at the time that the capital increase is authorized and will be calculated in a manner such that each holder of Common Shares and Preferred Shares will be entitled to subscribe to its ratable portion of the Offered Shares during the Initial Subscription Period. Each holder of Common Shares and Preferred Shares that subscribes to purchase Offered Shares during the Initial Subscription Period will be entitled at the time that it manifests its intention to so subscribe to also manifest its intention to subscribe for (1) its ratable portion (determined based on the number of Common Shares and Preferred Shares held by all holders manifesting such intention) of any Offered Shares to which holders of Common Shares and Preferred Shares do not subscribe during the Initial Subscription Period (the “First Round Leftover Shares”), and (2) up to all of any First Round Leftover Shares to which holders of Common Shares and Preferred Shares do not subscribe during the First Round Leftover Subscription Period (the “Second Round Leftover Shares”).

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(d)	Within three Business Days following the expiration of the Initial Subscription Period, Oi shall verify all subscriptions to purchase Offered Shares tendered during the Initial Subscription Period and determine the number of First Round Leftover Shares. As soon as practicable thereafter, Oi will offer to each holder of Common Shares and Preferred Shares that manifested its intention to subscribe for its ratable portion of First Round Leftover Shares the right to subscribe to the First Round Leftover Shares at the Rights Offer Price. Such holders may subscribe for up to their ratable portion (determined as described above) of the First Round Leftover Shares during the 10 calendar day period following the commencement of the offering of the First Round Leftover Shares (the “First Round Leftover Subscription Period”).

(e)	Within three Business Days following the expiration of the First Round Leftover Subscription Period (the “Leftover Acceptance Date”), Oi shall verify all subscriptions to purchase Offered Shares tendered during the First Round Leftover Subscription Period and determine the number of Second Round Leftover Shares, if any. As soon as practicable thereafter, Oi will offer to each holder of Common Shares and Preferred Shares that manifested its intention to subscribe for Second Round Leftover Shares the right to subscribe for up to all Second Round Leftover Shares at the Rights Offer Price, during the five calendar day period following the commencement of the offering of the Second Round Leftover Shares (the “Second Round Leftover Subscription Period”). If requests for subscription of Second Round Leftover Shares exceeds the number of Second Round Leftover Shares, each holder of Common Shares and Preferred Shares who manifested their intention to subscribe for Second Round Leftover Shares will receive a pro rata share of such Second Round Leftover Shares (determined based on the number of Common Shares and Preferred Shares held by all holders manifesting such intention), up to the number of Second Round Leftover Shares for which such holder manifested its intention to subscribe. Within three Business Days following the expiration of the Second Round Leftover Subscription Period (the “Final Subscription Date”), Oi shall (1) verify all subscriptions to purchase Offered Shares tendering during the Second Round Leftover Subscription Period, and (2) if the number of Second Round Leftover Shares exceeds the number of Second Round Leftover Shares allocated to the holders of Common Shares and Preferred Shares that manifested its intention to subscribe for Second Round Leftover Shares, determine the number of Second Round Leftover Shares that are not allocated to such holders (the “Unsubscribed Shares”).

(f)	Following the Second Round Leftover Subscription Period the Board of Directors of Oi shall confirm the capital increase.

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2.	Rights Registration Statement. As promptly as practicable following the date on which the Company files its annual report on Form 20-F for the fiscal year ended December 31, 2017 (the “2017 Annual Report”) with the SEC (if and to the extent required under applicable securities laws), the Company will file a registration statement on Form F-1 (or any other appropriate form) (the “Rights Registration Statement”) with the SEC pursuant to which it will register the offer and sale of the Offered Shares to be offered to holders of its Common Shares and Preferred Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Company will use its commercially reasonable efforts to (1) promptly respond to all comment letters received from the SEC with respect the Rights Registration Statement, (2) to amend the Rights Registration Statement to be responsive to such comments, and (3) obtain an order from the SEC declaring the Rights Registration Statement effective as promptly as possible. The Company will use its commercially reasonable efforts to cause The Bank of New York Mellon, as Depositary (the “ADR Depositary”), under (1) the Amended and Restated Deposit Agreement (Common Shares) dated as of February 27, 2012 among the Company, the ADR Depositary and all Owners and Holders from time to time of American Depositary Shares (the “Common ADSs”) issued thereunder (the “Common Deposit Agreement”), and (2) the Amended and Restated Deposit Agreement (Preferred Shares) dated as of February 27, 2012 among the Company, the ADR Depositary and all Owners and Holders from time to time of American Depositary Shares (the “Preferred ADSs”) issued thereunder (the “Preferred Deposit Agreement” and, together with the Common Deposit Agreement, the “Deposit Agreements”) (a) to deliver the prospectus contained in the Rights Registration Statement upon its effectiveness to the holders of Common ADSs and Preferred ADSs as of the Record Date, (b) to seek instructions from holders of the holders of the Common ADSs and the Preferred ADSs with respect to the exercise of the Rights held by the custodian for the Depositary, and (c) to exercise the Rights for which the Depositary has received such instructions (together with the payment of the purchase price for the Offered Shares and all fees, expenses, taxes and charges due to the Depositary under the Deposit Agreements). The Company will use its commercially reasonable efforts to cause the Depositary to issue Common ADRs to the holders of the Common ADSs and the Preferred ADSs with respect to the Offered Shares purchased by the custodian for the Depositary pursuant to the instructions received by the Depositary and to deliver such Common ADRs to the accounts specified by such holders.

3.	Commitments. Each Investor, on a several and not joint basis and subject to the terms and conditions set forth herein, hereby makes its Commitment and agrees to take all actions necessary to subscribe and pay for the percentage (the “Commitment Percentage”) of the total number of Unsubscribed Shares set forth in Schedule 1 attached hereto on the terms set forth herein, subject to the number of available Unsubscribed Shares for subscription. Following the acceptance by Oi of all subscriptions to purchase Offered Shares tendered during the First Round Leftover Subscription Period and Second Round Leftover Subscription Period as described above, each Investor shall subscribe to the number of Offered Shares equal to the total number of Unsubscribed Shares multiplied by the Investors’ Commitment Percentage at the Rights Offer Price.

4.	Subscription for Unsubscribed Shares and Settlement.

(a)	On the Final Subscription Date, Oi shall deliver to each Investor a written notice (the “Closing Notice”) setting forth the number of Unsubscribed Shares each Investor is obligated to purchase pursuant to its Commitment, the aggregate purchase price therefor, and the account of the Company to which such aggregate purchase price is to be made on the Closing Date (as defined below). The aggregate purchase price shall be in U.S. Dollars calculated based on the closing rate for sale of U.S. Dollars published by the Brazilian Central bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies as of the close of business on the Business Day immediately preceding the date of the Closing Notice. The Closing Notice shall also contain the account and other wire transfer information for an escrow account (the “Escrow Account”) established in the U.S. pursuant to one or more escrow agreements with one or more escrow agents, in each case reasonably acceptable to the Debtors and the Majority Investors.

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(b)	In the event that all of the conditions set forth in Section 6 shall have been satisfied or waived in accordance with this SRC Agreement (other than conditions that by their terms are to be satisfied at the closing of the Commitments (the “Closing”), but subject to the satisfaction or waiver of such conditions) on the Final Subscription Date, the Closing shall occur on the third Business Day following the date of the Closing Notice. In the event that any of the conditions set forth in Section 6 shall not have been satisfied or waived in accordance with this SRC Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) on the Final Subscription Date, the Closing shall take place on the date on which all of the conditions set forth in Section 6 shall have been satisfied or waived in accordance with this SRC Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(c)	On the Closing Date, each Investor will pay to the Company, by wire transfer in immediately available funds in U.S. Dollars the aggregate purchase price specified in Section 4(a) hereof to the Escrow Account specified in the Closing Notice. Upon the satisfaction of all Conditions Precedents, the funds shall be released from the Escrow Account to the Company and, upon the Company’s receipt of the aggregate purchase price for the number of Unsubscribed Shares such Investor is obligated to purchase pursuant to its Commitment, the Company shall (1) issue to the account designated in writing to the Company the Unsubscribed Shares and Commitment Fee Shares (as defined below), if any, free and clear of any Lien, to which such Investor is entitled, or (2) in the event that the Company has established a restricted American Depositary Receipt facility into with the Unsubscribed Shares issued to the Investors may be deposited in connection with the Closing (the “Restricted ADR Facility”), at the option of an Investor, issue to the custodian under the Restricted ADR Facility the Unsubscribed Shares and Commitment Fee Shares, if any, to which such Investor is entitled, free and clear of any Lien, and instruct the depositary of the Restricted ADR Facility to issue restricted American Depositary Shares representing such Unsubscribed Shares to the account designated in writing to the Company.

(d)	Notwithstanding anything to the contrary in this Agreement, all Offered Shares, Unsubscribed Shares and Commitment Fee Shares, as applicable, will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

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5.	Consideration for Commitments. As consideration for the Commitments and the time and resources devoted to, and fees and expenses incurred in connection with, the negotiation of the transactions contemplated by the Agreed Plan and implementation of the Rights Offering, the undertakings by each Investor and the cost of reserving capital for their Commitments, each Investor shall receive:

(a)	a commitment fee of either (1) cash equal to R$320 million multiplied by such Investor’s Commitment Percentage (the “Cash Commitment Fee”) in U.S. Dollars, or (2) a number of Common Shares equal to (a) R$400 million divided by the Rights Offer Price, multiplied by (b) such Investor’s Commitment Percentage (the “Commitment Fee Shares” and, together with the Cash Commitment Fee, the “Commitment Fee”), subject to adjustments as provided in Section 12(e)(iv), which fee shall be earned on the date on which this SRC Agreement becomes effective pursuant to its terms, and shall be payable on the Closing Date. The form of payment of the Commitment Fee (cash or Common Shares) will be at such Investor’s option, unless the volume weighted average price per share of the Common Shares trading in the B3 during the 30 consecutive calendar days ending on the Business Day immediately prior to the Record Date is R$10.0 (the “Reference Price”) or more, in which case the election with respect to the form of payment of the Commitment Fee will be at the option of the Debtors. The Reference Price shall be adjusted in the event of any split, reverse split, stock dividend or other stock combination involving the Common Shares during the beginning on the date of this SRC Agreement and ending on the Record Date, in which case the Reference Price shall be adjusted proportionally to give effect to such split, reverse split, stock dividend or other stock combination involving the Common Shares. The aggregate Cash Commitment Fee in U.S. Dollars shall be calculated based on the closing rate for sale of U.S. Dollars published by the Brazilian Central bank on its website, on the section Quotations and Bulletins, option “Closing Quotations of All Currencies as of the close of business on the Business Day immediately preceding the Closing Date; and

(b)	the right to subscribe, according to its Commitment Percentage, of any Unsubscribed Shares.

6.	Conditions Precedent. The obligation of each Investor to subscribe and pay for the Offered Shares at the Closing shall be subject to the satisfaction or waiver by the Majority Investors of the following conditions (each, a “Condition Precedent”):

(a)	Plan Conditions

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(i)	the Agreed Plan shall have been approved by creditors at a GMC without any material changes, provided, however, that, if such a change to the Agreed Plan is made, each Investor that has not terminated this SRC Agreement with respect to such Investor pursuant to its termination right under Section 12(b) hereof within 30 calendar days of due notice of change having been provided by the Debtors to the Investors, then such Investor shall be deemed to have waived this condition;

(ii)	the Agreed Plan shall have been confirmed by the Reorganization Court without any material changes, provided, however, that, if such a change to the Agreed Plan is made, each Investor that has not terminated this SRC Agreement with respect to such Investor pursuant to its termination right under Section 12(b) hereof within 30 calendar days of due notice of change having been provided by the Debtors to the Investors, then such Investor shall be deemed to have waived this condition; and

(iii)	there shall not have been a material breach of any obligation by any of the Debtors under the Agreed Plan, provided, however, that, if such a breach occurs, each Investor that has not terminated this SRC Agreement with respect to such Investor pursuant to its termination right under Section 12(b) hereof within 30 calendar days of due notice of change having been provided by the Debtors to the Investors, then such Investor shall be deemed to have waived this condition.

(b)	Implementation Conditions

(i)	the negotiation of definitive documents satisfactory to each Investor (1) relating to the Governance and Operational Reforms (as defined below), (2) the debt instruments described in Annexes 4.2.4, 4.3.1.2(a1), 4.3.1.2(a2), 4.3.1.2(b), 4.3.3.1(f) and 4.3.3.3(f) of the Agreed Plan (the “Debt Instrument Plan Annexes”), and (3) the Rights Offering (the “Required Documentation”);

(ii)	the due execution and delivery of, and performance under, the Required Documentation by all parties thereto;

(iii)	there shall have been no material amendments to the Required Documentation subsequent to their execution and delivery without the consent of each Investor;

(iv)	the distribution of Common Shares held on this date by PTIF shall have occurred in accordance with Section 4.3.3.4 of the Agreed Plan;

(v)	the Rights Offering shall have occurred as set forth in this SRC Agreement;

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(vi)	the transactions shall not have given rise to any material tax or other contingent liabilities other than as disclosed to the Investors and advisers and/or reflected in the Agreed Plan;

(vii)	satisfactory consummation of the restructuring on the terms set forth in the Agreed Plan, including without limitation the conversion of a portion of the debt securities issued by the Debtors in the international markets (the “Bonds”) into equity (the “Debt-to-Equity Conversion”) and the implementation of governance and operational changes as contemplated in the Agreed Plan (the “Governance and Operational Reforms”);

(viii)	The District Court of Amsterdam (the “Dutch Bankruptcy Court”), in which proceedings are pending for Oi Brasil Holdings Coöperatief U.A. (“Coop”) and Portugal Telecom International Finance (“PTIF”), shall have entered orders confirming composition plans for Coop and PTIF (the “Coop Confirmation Order” and the “PTIF Confirmation Order”, and together, the “Dutch Confirmation Orders”) consistent in all respects with the Agreed Plan and reasonably acceptable in form and in substance to the Investors, and such orders shall not have been modified, amended, reversed, vacated or stayed;

(ix)	the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”), in which Chapter 15 proceedings are pending for Oi, Coop, Telemar Norte Leste S.A. (“Telemar”) and Oi Móvel S.A. (“Móvel”), shall have entered order(s) enforcing the Agreed Plan (the “U.S. Enforcement Orders”) consistent in all respects with the Agreed Plan and reasonably acceptable in form and in substance to the Investors, and such orders shall not have been modified, amended, reversed, vacated or stayed; and

(x)	the High Court of Justice of England and Wales (the “U.K. Bankruptcy Court”), in which recognition proceedings are currently pending with respect to Oi, Telemar and Móvel, shall have entered order(s) enforcing the Agreed Plan (the “U.K. Enforcement Orders”) consistent in all respects with the Agreed Plan and reasonably acceptable in form and in substance to the Investors, and such orders shall not have been modified, amended, reversed, vacated or stayed.

(c)	Legal and Regulatory Conditions

(i)	no Law has been enacted or Order issued that alters, in any material respect, the terms of, or prevents the implementation of, the Agreed Plan or the Rights Offering;

(ii)	no Law has been enacted or Order issued that alters, in any material respect, the rights or interests of the Investors in connection with the transactions contemplated by the Agreed Plan;

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(iii)	receipt of any required regulatory approvals notifications, authorization, consents or clearances, including without limitation any required approvals of ANATEL (as defined below) or the Brazilian Competition Authority (Conselho Administrativo de Defesa Econômica – CADE), to the extent applicable, for implementation of the Agreed Plan and the Rights Offering shall have been obtained (the “Required Approvals”);

(iv)	no Action is pending, including with respect to confirmation of the Agreed Plan, that if determined adversely to any of the Debtors would result in or have (A) a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Debtors taken as a whole, (B) a material adverse effect on the ability of the Debtors to consummate the transactions contemplated by, the Agreed Plan or (C) a material adverse effect on the rights or interests of the Investors in connection with either of the foregoing each of (A), (B) or (C) (a “Material Adverse Effect”);

(v)	a General Plan of Universal Access Targets applicable to the switched fixed telephony concessions amending and/or revoking Decree No. 7,512/2011 (“Updated PGMU”) should be published, providing a reduction and/or suppression of universal access targets applicable to switched fixed telephony concessionaires;

(vi)	the treatment of ANATEL’s claims shall be in accordance with the Agreed Plan which shall result in a net present value (using a CDI + 4% discount rate) of the related regulatory claims (Creditors Concursáis Agencias Reguladoras) that is equal to or less than R$4 billion;

(vii)	there shall have been no material variances from the budget prepared by Ernst & Young set forth in Annex 2.6 of the Agreed Plan;

(viii)	Oi shall be in compliance with all financial reporting and regulatory requirements, including with respect to the SEC and the Comissão de Valores Mobiliários (the “CVM”);

(ix)	Oi shall have filed its annual report on Form 20-F for the fiscal year ended December 31, 2016 and the 2017 Annual Report, including opinions of Oi’s auditors with respect to the financial statements included therein;

(x)	following the date of the filing of the 2017 Annual Report, there shall not have been any restatement of the audited financial statements of the Company and its consolidated subsidiaries as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015;

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(xi)	with respect to its financial statement for the year ending on December 31, 2017 and solely with respect to revenues, cash flows from operating activities, cash flows from investing activities and cash flows from financing activities, the audited financial statements included in the 2017 Annual Report shall not vary in any material respect from the unaudited financial information filed with the Reorganization Court and provided to the Investors during the Debtors’ reorganization proceedings with respect to the periods covered by such unaudited financial information, other than for customary adjustments or changes that do not have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Debtors taken as a whole;

(xii)	if and to the extent required under applicable securities laws, (A) Oi shall have filed the Rights Registration Statement SEC a with the SEC, (B) the Rights Registration Statement shall have been declared effective by the SEC, and (C) no stop order shall have been issued with respect to the Rights Registration Statement or the prospectus contained therein at the time of such declaration of effectiveness.

(xiii)	the Offered Shares, Unsubscribed Shares and Commitment Fee Shares shall all be listed on the B3 and any other exchanges on which the Common Shares presently are listed and the Company will use its commercially reasonable efforts to list the Common ADSs issued under the Rights Registration Statement on the New York Stock Exchange.

(d)	Other Conditions

(i)	The Majority Investors shall have (i) (A) complied with their obligations to purchase Unsubscribed Shares, and (B) not withdrawn or terminated their Commitments prior to the Record Date, and (ii) not had this SRC Agreement terminate in accordance with its terms with respect to them, unless such Commitments have been assumed by another person in accordance with the terms of this SRC Agreement;

(ii)	the Debtors shall have minimum “routine” EBITDA over the 12-month period prior to the Record Date of no less than R$5.625 billion;

(iii)	For financial accounting purposes, all financial debts of Oi and its subsidiaries presented in their respective balance sheets will be fair valued at their net present value post-emergence from the Reorganization Proceedings, except for the following debts: (A) the BNDES debt which will not be fair valued because the only term being changed on such debt pursuant to the Agreed Plan is the tenor and (B) the R$6.3 billion debt issued as part of Option 2 of Section 4.3.3.3 of the Agreed Plan, which will be valued at a discount rate based upon the Debtors’ weighted average cost of capital (which discount rate is to be determined by Oi and its auditors, with the understanding that Oi is currently discussing with its auditors using a 17.1% discount rate); and

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(iv)	all expense payments and reimbursements for expenses contemplated by Section 11 and incurred through the Closing Date shall have been paid by the Debtors.

7.	Covenants.

(a)	Covenants of the Debtors. Unless otherwise provided in the Agreed Plan, each of the Debtors covenants to each other Party that it will from the date of this SRC Agreement to and including the Closing Date:

(i)	operate its businesses in the ordinary course, including, but not limited to, maintaining their accounting policies, using their commercially reasonable efforts to preserve their assets and their business relationships, continuing to operate their billing and collection procedures, and maintaining their business records in accordance with their past practices and in accordance with industry standards;

(ii)	maintain compliance with all reporting and other obligations to the CVM, subject to applicable grace periods provided for under any Law or granted by the CVM;

(iii)	use commercially reasonable efforts to file its 2017 Annual Report by no later than April 30, 2018;

(iv)	following the date on which the Company files the 2017 Annual Report, maintain compliance with all reporting and other obligations to the SEC, subject to applicable grace periods provided for under any Law or granted by the SEC;

(v)	use their commercially reasonable efforts to take all action necessary to ensure that the holders of Common ADSs and Preferred ADSs that purchase Offered Shares in the Rights Offering and deliver the purchase price for such shares and other amounts as set forth in Section 2 shall receive Common ADSs with respect to such purchased Offered Shares;

(vi)	unless otherwise agreed among the Parties, prepare all documents necessary to effectuate the Agreed Plan and the Rights Offering, and distribute the applicable documents concurrently to the Investors and their respective legal and financial advisors, as soon as reasonably practicable, but in no event less than at least five (5) Business Days before the date when the Debtors intend to file or execute such document(s) and afford reasonable opportunity to provide prompt comment and review to the respective legal and financial advisors for the Investors in advance of any filing or execution thereof;

(vii)	not to offer any Commitments to any other person other than the Investors;

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(viii)	except pursuant to any customary management incentive plan implemented by the Debtors following approval of the Agreed Plan, not to offer, issue or sell (or agree to offer, issue or sell) to any Person (i) any share of capital stock, partnership interest, limited liability company interest, trust interest or similar interest in or any equity security or profits interest (or other rights linked to the value of any equity security or interest) of any Debtor or any of its Affiliates, and (ii) any option, warrant, subscription, contract, conversion, call, put or other right or obligation to purchase, acquire, sell, dispose of or issue any share of capital stock, partnership interest, limited liability company interest, trust interest or similar interest in or any equity security or profits interest (or other rights linked to the value of any equity security or interest or any rights or interests exercisable therefor) of any Debtor, including any debt or other security convertible into, exchangeable for or exercisable for any such interest in any Debtor or any of its Affiliate; except in any case to the extent (x) contemplated by and in accordance with the Agreed Plan or (y) contemplated by and in accordance with any management incentive equity plan that is approved in accordance with applicable Law;

(ix)	take all commercially reasonably necessary actions in furtherance of the implementation of the Agreed Plan, including without limitation:

A.	taking all commercially reasonably actions to ensure that (1) the Reorganization Court enters an order confirming the Agreed Plan in form and in substance satisfactory to the Investors on the timeframe contemplated herein, (2) the Enforcement Orders are in form and substance satisfactory to the Investors and entered within the timeframe contemplated herein and (3) that such orders in (1) and (2) of this paragraph are not modified, amended, reversed, vacated, or stayed by a court of competent jurisdiction; and

B.	opposing any and all actions by any existing shareholders or any other party for an injunction or stay of the consummation of the transactions set forth in the Agreed Plan this SRC Agreement or any related agreements or documents, in any and all courts in which such actions are brought until such actions are denied or dismissed by an order of the court of first instance and such order is a Final Order; and

C.	to the extent appropriate and necessary to implement the Agreed Plan, requesting that the Judicial Court of the Region of Lisbon (the “Portuguese Court”), in which recognition proceedings are currently pending with respect to Telemar and Móvel, enter order(s) recognizing and enforcing the Agreed Plan (the “Portuguese Enforcement Orders”) and together with the U.S. Enforcement Orders and the U.K. Enforcement Orders, the “Enforcement Orders”).

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(x)	adhere to, and comply in all respects with, the Governance and Operational Reforms as set forth in the Agreed Plan, including for the avoidance of doubt with any interim measures that shall take effect prior to the Rights Offering;

(xi)	discuss in good faith with the Investors potential exemptions under applicable securities laws, pursuant to which the filing of the Rights Registration Statement in connection with the Rights Offering would be unnecessary;

(xii)	(A) timely file a formal objection to any decision issued by the Reorganization Court (and any motion filed with the Reorganization Court by a third party seeking such a decision) (1) directing the appointment of any person with expanded powers to operate the Debtors’ businesses or a trustee, (2) converting the Reorganization Proceedings into a falência proceeding or (3) dismissing the Reorganization Proceedings and (B) vigorously prosecute such objections in consultation with the Investors, including in courts of appeal as may be needed;

(xiii)	take no actions, and not encourage any other person to take any actions, inconsistent with this SRC Agreement or the Agreed Plan, or that would, or would reasonably be expected to, directly or indirectly, delay or impede the solicitation, confirmation or consummation of the Agreed Plan and/or the Rights Offering;

(xiv)	take all actions necessary, including but not limited to, timely filing formal objections, to oppose any motion filed with the Reorganization Court or any other court by a third party seeking entry of an order granting any relief inconsistent with this SRC Agreement and the Agreed Plan, until such relief is denied or dismissed by an order of the court of first instance and such order is a Final Order;

(xv)	solely as reasonably requested by the Investors, permit and facilitate all due diligence necessary to consummate the transactions contemplated by the Agreed Plan and in this SRC Agreement, including, but not limited to, (A) cooperating fully with the Investors and their legal and financial advisors, and causing such Debtor’s officers, directors, officers, employees and advisors to cooperate fully, in furnishing Information (as defined below) as and when reasonably requested by any Investor and its legal and financial advisors, including with respect to the Debtors’ financial affairs, business and operations; provided, however, that the Debtors’ obligations hereunder may be conditioned upon such Investors (or their legal or financial advisors, as applicable) becoming or continuing to be party to an executed confidentiality agreement, reasonably acceptable to such Investors, approved by and with the Debtors, (B) authorizing the Investors to meet and/or have discussions with any of its officers, directors, employees and advisors from time to time as reasonably requested by any Investor to discuss any matters regarding the Debtors’ financial affairs, business and operations and (C) directing and authorizing all such persons or entities to fully disclose to any Investor all Information requested by such Investor regarding the foregoing;

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(xvi)	not undertake any material transactions with, or enter into any agreements or understandings to undertake any material transactions with, any Affiliate of any of any of the Debtors, except as expressly provided in the Agreed Plan or as reasonably necessary to implement the Agreed Plan, any transactions contemplated therein or the Rights Offering;

(xvii)	taking no actions to (A) sell, abandon or otherwise dispose of any assets of the Debtors except in the ordinary course of business, or (B) sell, abandon or otherwise dispose of any material assets of the Debtors without the prior written consent of the Majority Investors, except as expressly provided in the Agreed Plan or as reasonably necessary to implement the Agreed Plan or any transactions contemplated therein;

(xviii)	if the Debtors know of a breach by any Debtor in any respect of the obligations, representations, warranties or covenants of the Debtors set forth in this SRC Agreement, furnish prompt (and in any within two (2) Business Days of such actual knowledge) written notice in accordance with Section 16 (Notices) to the Investors;

(xix)	take all necessary actions to ensure that the Required Documentation is consistent in all material respects with the Agreed Plan (as it may have been amended, modified, supplemented, or revised with the consent of the Investors);

(xx)	not (i) solicit, initiate, knowingly facilitate, knowingly induce or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes or could reasonably be expected to lead to, a transaction materially inconsistent with the transactions contemplated hereunder (an “Alternative Transaction”), (ii) enter into, continue, maintain or participate in any discussions or negotiations with any person who is not a Party that has made a proposal before or after the date hereof to Oi that would constitute an Alternative Transaction, or (iii) execute or enter into definitive documentation in respect of an Alternative Transaction;

(xxi)	until the earlier of the Closing Date or the date on which this SRC Agreement has been terminated, not enter into with any Investor or other holder of Bonds any side letter, agreement or arrangement (i) relating to the sale or purchase of any securities of a Debtor, the incurrence of debt of a Debtor or any backstop commitment agreement other than this SRC Agreement and the Agreed Plan; or (ii) that could adversely affect any;

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Investor’s rights under this SRC Agreement or the Agreed Plan.

(xxii)	the Company will use its commercially reasonable efforts to establish prior to the Closing Date the Restricted ADR Facility; and

(xxiii)	the Company will use commercially reasonable efforts to enter into a customary registration rights agreement with respect to the Unsubscribed Shares that the Investors purchase and any Commitment Fee Shares received by the Investors, in each case pursuant to this SRC Agreement as soon as practicable and to have declared effective pursuant thereto a resale shelf registration statement with respect to such Unsubscribed Shares and any Commitment Fee Shares on the Closing Date.

(b)	Covenants of the Investors. Each Investor severally and not jointly and solely with respect to itself, covenants to each other Party that it will (each of which is a continuing covenant):

(i)	upon reasonable request of the Debtors and within ten (10) days of such request, demonstrate to the Debtors’ reasonable satisfaction the financial capacity of such Investor to perform under this SRC Agreement, provided that each Debtor agrees to keep confidential, and not to disclose (or use for any purpose other than the reasons contemplated herein) any such financial capacity information without the prior written consent of such Investor;

(ii)	not file any pleading or take any other action in the Reorganization Court or otherwise that is inconsistent with the terms of this SRC Agreement or the Agreed Plan;

(iii)	not be entitled to any fees, consideration or other value from any Debtor (or any Affiliate thereof) as a result of being an Investor, except as provided in this Agreement;

(iv)	take all actions necessary in furtherance of the consummation of the Agreed Plan and the Rights Offering in accordance with this SRC Agreement.

8.	Representations and Warranties.

(a)	Mutual Representations and Warranties. Each of the Parties represents, warrants and covenants, severally and not jointly and solely with respect to itself, to each other Party, as of the date of this SRC Agreement and as of the Closing Date (or, with respect to a New Investor Transferee, as defined in the Third-Party Commitment Assignment and Joinder Form in Exhibit C, the date of execution of such form and as of the Closing Date), as follows:

(i)	it is validly existing and in good standing under the laws of the state or country of its organization, and this SRC Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity);

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(ii)	it has all requisite corporate, partnership, limited liability company or similar authority to execute this SRC Agreement and carry out the transactions contemplated herein and in the Agreed Plan and perform its obligations hereunder and in the Agreed Plan, and the execution and delivery of this SRC Agreement and the performance of such Party’s obligations hereunder and in the Agreed Plan have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part;

(iii)	except as expressly provided in the SRC Agreement or the Agreed Plan, no consent or approval is required by any other person or entity to carry out the transactions contemplated by, and perform their respective obligations under, the Agreed Plan and this SRC Agreement, except (1) for approval by the Reorganization Court with respect to the Debtors, (2) potential approvals by ANATEL and CADE, (3) if and to the extent required under applicable securities laws, the declaration that the Rights Registration Statement is effective by the SEC, (4) such additional steps as may be necessary to qualify the Offered Shares for public offering by the Company under the state securities or blue sky laws of any state in the United States in which the Offered Shares are offered, and (5) such additional steps as may be necessary to qualify the Offered Shares for public offering by the Company under the securities laws of any jurisdiction other than Brazil and the United States in which the Offered Shares are offered; and

(iv)	there are no side letters, agreements or arrangements among any Debtors, any Investors or other holder of Bonds (i) relating to the sale or purchase of any securities of a Debtor, the incurrence of debt of a Debtor or any backstop commitment agreement other than this SRC Agreement and the Agreed Plan; or (ii) that could adversely affect any Investor’s rights under this SRC Agreement or the Agreed Plan.

(b)	Representations and Warranties by the Debtors. Each Debtor individually represents, warrants and covenants to each other Party that the following statements are true, correct and complete as of the date of this SRC Agreement and as of the Closing Date:

(i)	the execution, delivery and performance of the transactions contemplated by this SRC Agreement and the Agreed Plan (A) will not (1) conflict with or result in a violation or breach of, (2) constitute (with or without notice or lapse of time or both) a default under, (3) require any Debtor or any of its subsidiaries to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (4) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (5) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (6) result in the creation or imposition of any Lien upon the Debtors or any of their subsidiaries or any of their respective assets and properties under, any material contract or license to which any Debtor or any subsidiary of a Debtor is a party or by which any of their respective assets and properties is bound, in each case other than as has been waived by the applicable party or rendered ineffective by Law, (B) will not result in any violation of the provisions of the organizational documents of any Debtor and (C) will not result in any material violation of any Law or Order applicable to the Debtors or any of their properties;

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(ii)	the Chief Executive Officer of Oi, with the approval of the Reorganization Court, has adopted resolutions (satisfactory to the Reorganization Court and to ANATEL) authorizing the actions necessary to implement the Agreed Plan and the Rights Offering;

(iii)	all oral or written information and other materials concerning the Debtors, the Agreed Plan or otherwise related to the restructuring (collectively, the “Information”) which has been, or is hereafter, prepared by, or on behalf of the Debtors and delivered to the Investors and/or their advisors is, or when delivered will be, when considered as a whole, complete and accurate in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements have been made. To the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (A) assumptions, methods and tests which are believed by the Debtors to be reasonable and (B) information believed by the Debtors to have been accurate based upon the information available to the Debtors at the time such projections were furnished to the Investors and/or their advisors;

(iv)	the consolidated financial statements of the Company and its consolidated subsidiaries as of September 30, 2017 and the three-month and nine- month periods that has been filed with the CVM present fairly, in all material respects, the financial condition, results of operations, changes in financial position and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, and have been prepared in conformity with Brazilian GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(v)	as of the date of this SRC Agreement, based on the facts and circumstances actually known by the Debtors as of such date, the Debtors’ entry into this SRC Agreement is consistent with each of the Debtors’ fiduciary duties;

(vi)	each of the Debtors and each of their subsidiaries is in compliance in all material respects with all Laws and Orders to which it is subject;

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(vii)	as of the date of the Rights Offering, the Offered Shares, and, as of the Closing Date, the Commitment Fee Shares, will each be duly and validly authorized and, when issued, and delivered pursuant to the terms provided herein, will be duly and validly issued, fully paid and nonassessable, and free of any restriction upon the transfer or any other Lien thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. The capital stock and ADRs to be issued pursuant to the Agreed Plan, including the Offered Shares and the Commitment Fee Shares, the Commitment Fee Shares and the related ADRs will be free and clear of all Taxes, including any tax on foreign exchange transactions owed as a result of converting the registration of the debt into equity interests, the respective registration of the equity interests with the Brazilian Central Bank and the deposit of such interests in the ADR program or in foreign investor´s Resolution 4,373 Accounts (all such Taxes to be paid by the Company). None of the Company, its Affiliates or any person acting on its or their behalf has, directly or indirectly, made offers or sales of, or solicited offers to buy, any Offered Shares or Commitment Fee Shares in violation of relevant CVM or SEC regulations;

(viii)	As of the date of this SRC Agreement, there were outstanding Common shares (ex treasury): 519,751,661 Preferred shares (ex treasury): 155,915,486 Common shares total: 668,033,661 Preferred shares total: 157,727,241. Other than Contrato de Opção de Compra de Ações e Outras Avenças Oi shares held by PTIF: 134,819,390, there are no securities convertible into or exchangeable for capital stock or other voting securities of Oi or any other outstanding options or rights to acquire capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Oi. All outstanding shares of capital stock of Oi have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights, other than those validly exercised or waived; and

(ix)	Anti-Corruption Matters. Since January 1, 2016, none of the Debtors nor any of their respective directors, officers or employees has (a) used any funds of any of the Debtor for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any equivalent Brazilian anti- corruption law, Anti-Money Laundering Laws, any regulations promulgated thereunder, or any written anti-corruption policy of any Debtor; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing), or any family member thereof or any Affiliate of any official or family member thereof, to influence official action or political activity of or relating to any governmental entity. None of the Debtors nor any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, or any sanction of the Brazilian Central Bank concerning the control of foreign capital or foreign exchange transactions; and

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(c)	Representations and Warranties of each Investor. Each Investor represents, warrants and covenants, severally and not jointly and solely with respect to itself, to each other Party that the following statements are true, correct and complete as of the date of this SRC Agreement and as of the Closing Date (or, with respect to such assignee, the time of such assignment and as of the Closing Date):

(i)	it has uncalled capital commitments or otherwise has available funds in excess of the sum of its Commitment hereunder plus the aggregate amount of all other commitments and obligations it currently has standing; and

(ii)	it (A) has knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this SRC Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of entering into this SRC Agreement, and (B) either is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act) or is not a U.S. person (as defined in Regulation S promulgated under the Securities Act).

9.	Transferability of Commitments. The Commitments evidenced by this SRC Agreement shall not be transferrable, in whole or in part, by any Investor without the prior written consent (which consent may be via email) of each Party to this SRC Agreement, except as set forth below:

(a)	Each Investor may transfer its Commitment, in whole or in part, without the prior written consent of any other Party, to any of its Affiliates, provided, that no such transfer to an Affiliate shall relieve the transferring Investor of its obligations under this SRC Agreement, including the obligation to fund the Commitment in the event that any of its transferees fails to do so (unless such Affiliate is also an Investor, in which case the result of such transfer shall be governed by Section 9(d) hereof), except with the consent of the Debtors (such consent not to be unreasonably withheld), but without prejudice to the transferee’s obligation as set forth in Section 7(b)(1) to, upon reasonable request of the Debtors and within ten (10) days of such request, demonstrate to the Debtors’ reasonable satisfaction the financial capacity of such transferee to perform under this SRC Agreement. Prior to the effectiveness of such transfer, (1) an Investor to which a Commitment will be transferred, together with the Transferring Investor, shall complete the transferee form (the “Investor Transfer Form”) as set forth in Exhibit B, and deliver such Investor Transfer Form to the Debtors in accordance with Section 16 (Notices) hereof, and (2) in the event that the transfer occurs on or after the date on which the Company has publicly filed the Rights Registration statement with the SEC, the Transferring Investor shall deliver to the Company an unqualified opinion of counsel of either (A) a firm of international reputation reasonably acceptable to the Company, or (B) an in house counsel of the Transferring Investor licensed to practice law in any of the United States or the District of Columbia that the offer and sale of such Transferring Investor’s Commitment (or portion thereof) to the transferee is exempt from the registration requirements of the Securities Act;

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(b)	Solely to the extent an Investor wishes to transfer its Commitment, in whole or in part, to any other person other than an Affiliate (a “Proposed Commitment Transfer”), the process shall be as follows:

(i)	The transferring Investor shall give notice to an agent, to be appointed subsequent to the execution of this SRC Agreement and paid by the Debtors (the “Transfer Agent”);

(ii)	Following receipt by the Transfer Agent of notice from the Investor proposing the transfer of the amount of Commitments available for transfer, the Transfer Agent shall promptly (and in no event later than one (1) Business Day after receipt), give notice in accordance with Section 16 (Notice) to the other Investors that such Commitments are available for transfer, and that bids for such Commitments are due no later than close of business on the Business Day following such notice;

(iii)	The Transfer Agent shall then give notice to the Investor that has offered the Proposed Commitment Transfer of any bids that it has received, and such Investor may, in its sole discretion, accept or reject any bids in whole or in part;

(iv)	Following such acceptance or rejection, such Investor that has offered the Proposed Commitment Transfer may transfer any such Commitments that are the subject of the Proposed Commitment Transfer and remain untransferred, to any Third-Party Transferee; provided, that (1) such sale to a Third-Party Transferee of such untransferred commitments shall be at a price above the highest bid that the transferring Investor did not accept for such Commitments from the other Investors; (2) if the transferring Investor wishes to sell to a third-party at a price lower than the highest bid that the transferring Investor did not accept for such Commitments from the other Investors, then it shall first offer such Commitments at such price to the other Investors through the Transfer Agent, and accept any bids received at such price (reducing pro-rata in the case that such bids sum to more than the offered Commitments); (3) such Third-Party Transferee shall thereafter become bound by all the terms and conditions set forth in this SRC Agreement and the other transaction documents required to effect the Rights Offering, and (4) no such transfer to a Third-Party Transferee shall relieve the transferring Investor of its obligations under this SRC Agreement, including the obligation to fund the Commitment in the event that any of its transferees fails to do so, except with the consent of the Debtors (such consent not to be unreasonably withheld), but without prejudice to the transferee’s obligation as set forth in Section 7(b)(1) to, upon reasonable request of the Debtors and within ten (10) days of such request, demonstrate to the Debtors’ reasonable satisfaction the financial capacity of such transferee to perform under this SRC Agreement. Prior to the effectiveness of such transfer, (1) a third-party to which a Commitment will be transferred (a “Third-Party Transferee”), together with the Transferring Investor, shall complete the transfer form (the “Third Party Commitment Transfer and Joinder Form”) set forth in Exhibit C, and deliver such Third-Party Commitment Transfer and Joinder Form to the Debtors in accordance with Section 16 (Notices) hereof, and (2) in the event that the transfer occurs on or after the date on which the Company has publicly filed the Rights Registration statement with the SEC, the Transferring Investor shall deliver to the Company an unqualified opinion of counsel of either (A) a firm of international reputation reasonably acceptable to the Company, or (B) an in house counsel of the Transferring Investor licensed to practice law in any of the United States or the District of Columbia that the offer and sale of such Transferring Investor’s Commitment (or portion thereof) to the Third-Party Transferee is exempt from the registration requirements of the Securities Act.

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(c)	For the avoidance of doubt and notwithstanding any provision in this SRC Agreement, and regardless of any transfer under this Section 9 of the SRC Agreement or otherwise, under no circumstances shall the Debtors be obligated to pay the Commitment Fee associated with any Commitment more than one time or in any amount in excess of that provided in Section 3 of this SRC Agreement.

(d)	For the avoidance of doubt, following a transfer to another Investor, the transferring Investor shall no longer be responsible for its transferred Commitment, and the transferee Investor shall be responsible for such transferred Commitment. Prior to the effectiveness of such transfer to another Investor, an Investor to which a Commitment has been transferred, together with the transferring Investor, shall complete the Investor Transfer Form, and deliver such Investor Transfer Form to the Debtors in accordance with Section 16 (Notices) hereof.

(e)	Following the receipt of any Transfer Form, the Debtor shall promptly, and in any event no more than two (2) business days after such transfer, give notice in accordance with Section 16 (Notices) to each Investor and to the Transfer Agent, informing them that a transfer has occurred and informing such investor if its current Commitment Percentage after giving effect to such Transfer.

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10.	Indemnification. Each of the Debtors jointly and severally agrees to indemnify and hold harmless the Investors and their respective affiliates, and each of their respective directors, officers, partners, members, employees, agents, counsel, financial advisors and assignees (including affiliates of such assignees), in the capacities as such (each, an “Indemnified Party”), from and against out of pocket, reasonable and documented legal expenses to which such Indemnified Party may become subject from any third party claims (collectively, the “Losses”), insofar as such Losses arise out of or in any way relate to or result from Actions brought by third-parties seeking to challenge the validity or implementation of the transactions contemplated in this SRC Agreement and in the Agreed Plan, but excluding any Losses that were the result of (i) any acts or omissions of the Investor made with the intent to deceive or with gross negligence or (ii) any act or omission of an Investor in contravention of any explicit obligations of such Investor under this SRC Agreement.

11.	Payment of Fees and Expenses.

(a)	Payment of Past Fees and Expenses. On account of time, resources, fees and expenses incurred by the Investors and/or their advisors in connection with the Debtors’ restructuring to date, the Debtors shall (or shall cause an entity controlled by one or more of the Debtors), indefeasibly pay to the recipients the amounts confidentially disclosed to the Debtors and among the advisors to the Investors (the “Past Payments”) pursuant to the following schedule: (1) fifty percent (50%) of Past Payments no later than fifteen (15) calendar days after the date of execution of this Agreement and (2) the remaining fifty percent (50%) of Past Payments no later than thirty (30) calendar days following the execution of this Agreement; provided that:

(i)	all such Past Payments are reasonable and documented;

(ii)	the Investors shall have delivered, at least two days after the date of execution of this SRC Agreement, invoices evidencing the accrued amount of such Past Payments; and

(iii)	such Past Payments were incurred in connection with (A) the negotiation or implementation of the Agreed Plan or the SRC Agreement, (B) the confirmation of the Agreed Plan, (C) actions taken in connection with the Reorganization Proceedings, including any litigation or other actions by the Investors in support of the Debtors’ management or other plans of reorganization for the Debtors announced by the Debtors or filed with the Reorganization Court, or (D) any litigation prosecuted by the Investors relating to the Reorganization Proceedings and not adverse to the Debtors.

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(b)	Payment of Ongoing Fees and Expenses. The Debtors shall (or shall cause an entity controlled by one or more of the Debtors to) indefeasibly pay additional fees and expenses incurred for reasonably documented legal or other professional fees and expenses incurred solely in connection with the implementation of the transactions contemplated hereunder and in the Agreed Plan, beginning on the date hereof and continuing through the consummation of the Rights Offering. As frequently as monthly, the Investors (or their advisors, as applicable) shall provide summary statements setting for the number of hours and the applicable rate of each professional and paraprofessional without detailed time entries and a limited description of the work performed during the relevant period redacted in the sole discretion of the Investors and/or their advisors to protect matters that may be privileged or confidential (each, an “Investor Interim Statement”). The Debtors shall (or shall cause an entity controlled by one or more of the Debtors to) pay all amounts set forth in the Investor Interim Statements, as received from time to time, in cash in full by wire transfer with ten (10) Business Days of receipt (such payments, the “Interim Statement Payments”).

(c)	Payment of Success Fees. The Debtors shall (or shall cause an entity controlled by one or more of the Debtors to) indefeasibly pay the success fees of the financial and other strategic advisors of the Investors pursuant to the terms of their respective engagement letters with all or some of the Investors and subject to the Debtors’ reasonable review and prior approval (such approval not to be unreasonably withheld) of such engagement letters and in the amounts and on the terms and conditions confidentially disclosed to the Debtors and among the advisors to the Investors (such payments, the “Success Fee Payments”, and together with the Past Payments and Interim Statement Payments, the “Payments”). For the avoidance of doubt, any success fees shall not be included in or payable pursuant to the Investor Interim Statements or in the Past Payments.

(d)	All Payments To Be Net of Withholding. All payments to be made by the Debtors (or an entity controlled by one or more of the Debtors) under this SRC Agreement, including, without limitation, any Payments or Commitment Fees, shall be indefeasibly made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, contributions or other charges of whatever nature, imposed by Brazil or by any department, agency or other political subdivision or taxing authority thereof, including (i) all withholding taxes (whether payable directly or by withholding and whether or not requiring the filing of a tax return), (ii) amounts levied upon the remittance of funds abroad, (iii) all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and (iv) any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group (collectively, “Other Taxes”), except as required by applicable law. If any Other Taxes are required by law to be deducted or withheld in connection with such payments, such Other Taxes shall be paid and settled by the Debtors (or an entity controlled by one or more of the Debtors) and the sum payable by the Debtors (or an entity controlled by one or more of the Debtors) under this SRC Agreement shall be increased so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this paragraph), each Investor receives the after-tax amount it would have received had no such deduction or withholding been required to be made. The Debtors will furnish to the relevant Party official acknowledgment of the relevant tax authority evidencing any payment of any Other Taxes in respect of which the Debtors (or an entity controlled by one or more of the Debtors) have paid or deposited any amounts pursuant to this paragraph.

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12.	Termination.

(a)	Debtors’ Termination Events. This Agreement may be terminated by the Debtors, in their sole discretion, with respect to any Investor (a “Debtor Termination Event”) (i) by providing written notice of the occurrence of a material breach by such Investor of any obligation, representation, warranty, covenant or Commitment of such Investor set forth in this SRC Agreement that would have a material adverse impact on the consummation of the Agreed Plan and that remains uncured for a period of five Business Days of such Investor receiving written notice in accordance with Section 16 (Notices) hereof of such breach from the Debtors. The Debtors shall offer the Commitments of such terminated Investor to all of the other Investors according to their respective Commitment Percentages in the same manner as provided for any Untransferred Terminating Investor Commitment in the last paragraph of Section 12(b) hereof. The terminated Investor shall have no right to a Commitment Fee upon termination. Upon the assumption of any such Commitment, the assuming Investor shall have the same right to a Commitment Fee in respect of such assumed Commitment.

(b)	Individual Investor Termination Events. Upon two Business Days’ written notice by an Investor to the Debtors delivered in accordance with Section 16 (Notices) hereof, this Agreement shall be terminated solely with respect to such Investor, provided, that any of the following events (each, an “Individual Investor Termination Event”) has occurred and is occurring:

(i)	such Investor’s Investor Commitment Percentage is increased or decreased without such Investor’s consent;

(ii)	if, without such Investor’s consent, (1) there shall have occurred any changes in the terms to the Agreed Plan or (2) the Debtors shall have breached an obligation thereunder, and such change or breach, as determined in such Investor’s sole discretion (A) impacts the economic terms of the restructuring with respect to such Investor, (B) adversely affects the rights or interests of such Investor or (C) would result in a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Debtors taken as a whole;

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(iii)	if, without such Investor’s consent, any of the Required Documentation shall have been amended, modified, supplemented or revised in a manner inconsistent with the Agreed Plan;

(iv)	the Debtors shall have filed any motion or pleading in any court order in a manner that (or any court shall have rendered an order that) (A) would have a disproportionate and/or materially adverse effect on the rights or interests of such Investor, or (B) would materially alter in an adverse manner the terms of the restructuring and other transactions contemplated by the Agreed Plan or the Rights Offering with respect to such Investor; or

(v)	if, without such Investor’s consent, the Outside Date is extended pursuant to Section 13(b).

In the event that any Investor exercises an Individual Investor Termination Event as set forth in this Section 12(b) (Individual Investor Termination Events), such Investor shall be required to offer to transfer its Commitment to the other Investors that remain Party to this SRC Agreement (and to the extent applicable, third-parties) in accordance with the provisions set forth in Section 9 (Transferability of Commitments) as if such Commitment was the subject of a Proposed Commitment Transfer; provided, that if such terminating Investor shall be unable to find a transferee for any or all of its Commitment (such Commitment, the “Untransferred Terminating Investor Commitment”), then such Untransferred Terminating Investor Commitment shall be transferred on a pro- rata basis for no consideration to all Investors that give notice in writing to the Transfer Agent     in accordance with Section 16 (Notices) hereof and the procedures set forth in Section 9 (b) (Transfers Other than to an Affiliate) of their willingness to increase their existing Commitments in the applicable amounts; provided, further, that the Debtors shall only be obligated to pay any Commitment Fee, due and owing under Section 3 hereof, with respect to any Commitment transferred under this paragraph to the transferee receiving such Commitment and, for the avoidance of doubt, subject to Section 12(g) shall not be obligated to pay any Commitment Fee to such Investor exercising an Individual Investor Termination Event. For the avoidance of doubt, no Investor shall be required to assume any Untransferred Terminating Investor Commitment.

(c)	Investor Group Termination Events. This Agreement may be terminated by Investors holding more than sixty percent (60%) in amount of the Commitments (the “Majority Investors”) (for purposes of this Section 12(c), determined based on Commitments outstanding as of the date on which such Investors seek to exercise such termination rights) upon two Business Days prior written notice delivered to all other Parties in accordance with Section 16 (Notices) hereof upon the occurrence of any of the following events (each, an “Investor Group Termination Event”, and together with each Debtor Termination Event and Individual Investor Termination Event, the “Termination Events”):

(i)	the Agreed Plan has not been approved by creditors at a GMC without any changes by January 8, 2018;

25

(ii)	documentation for the debt instruments described in the Debt Instrument Plan Annexes are not in form and in substance satisfactory to the Investors by February 28, 2018;

(iii)	the Reorganization Court has not issued an order confirming the Agreed Plan without any changes by April 30, 2018;

(iv)	failure by any of the U.S. Bankruptcy Court, the U.K. Bankruptcy Court or the Portuguese Court to enter any of the Enforcement Orders, in form and substance acceptable to the Investors, by June 30, 2018;

(v)	implementation of the Governance and Operational Reforms shall not have occurred by June 15, 2018;

(vi)	all transactions (other than the Rights Offering) contemplated by the Agreed Plan, including, for the avoidance of doubt, the Debt-to-Equity Conversion, shall not have closed on the terms set forth in the Agreed Plan, by July 31, 2018, unless the Company has elected to extend the Outside Date pursuant to Section 12(d)(iv)(B);

(vii)	the Debtors have not obtained any and all Required Approvals relating to the consummation of the Agreed Plan and the Rights Offering (including ANATEL and CADE, to the extent applicable but excluding the declaration of effectiveness of the Rights Registration Statement by the SEC) by July 31, 2018;

(viii)	there shall have been a material breach by any of the Debtors of any of their obligations under the Agreed Plan;

(ix)	there shall have been a material breach by any of the Debtors of any representation, warranty or covenant under this SRC Agreement;

(x)	there shall exist any Law or Order altering in any material respect, the terms or implementation of the Agreed Plan or the Rights Offering, or the rights or interests of the Investors in connection with the transactions contemplated by the Agreed Plan, and such Law or Order remains in place 90 calendar days after going into effect; or

(xi)	other investors party to this SRC Agreement, holding in aggregate more than one-half of all Commitments, shall have (A) (1) not complied with their obligations to purchase Unsubscribed Shares, or (2) withdrawn or terminated their Commitments prior to the Record Date, or (B) had this SRC Agreement terminate in accordance with its terms with respect to them, unless such Commitments have been assigned or transferred to another person in accordance with the terms of this SRC Agreement;

26

(xii)	the Debtors shall have failed to make any Payments (as defined elsewhere) on the deadlines set forth in Section 11 (Payment of Fees and Expenses), provided, that no Investor may be counted in the Majority Investors exercising this termination right unless the applicable Payment that was not made by the Debtors was owed to such Investor or one of its advisors.

Notwithstanding anything to the contrary herein, if the Majority Investors determine to terminate this SRC Agreement pursuant to this Section 12(c), the non-terminating Investors shall have the option, at their sole and absolute discretion, to continue to be parties to this SRC Agreement subject to increasing their Commitments to cover 100% of the Commitments (including those of the terminating Majority Investors) with no corresponding increase in their Commitment Fee, by delivering a notice to that effect to the Debtors within five days of an Investor Group Termination Event notice (the “Continuation Notice”). Upon delivery of a Continuation Notice, the SRC Agreement will continue to be in full force and effect with respect to the Investors delivering such notice.

(d)	Mutual Termination. This SRC Agreement may be terminated by the mutual consent of the Debtors and each of the Investors party hereto.

(e)	Automatic Termination Event. This SRC Agreement shall terminate automatically upon the earliest of:

(i)	May 31, 2018, if the Agreed Plan has not been confirmed at a GMC;

(ii)	September 30, 2018, if the Reorganization Court shall not have issued an order, acceptable in form and in substance to the Investors, confirming the Agreed Plan without any changes;

(iii)	A final, non-appealable decision, or an injunction order which is not stayed within 90 days of being issued, by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated by the Agreed Plan;

27

(iv)	(A) in the event that the Debt-to-Equity Conversion shall have occurred on the terms set forth in the Agreed Plan by July 31, 2018, February 28, 2019, and (B) in the event that the Debt-to-Equity Conversion shall not have occurred on the terms set forth in the Agreed Plan by July 31, 2018, September 30, 2018 (February 28, 2019 or September 30, 2018, as the case may be, being the “Outside Date”); provided that in the event that the Outside Date is September 30, 2018 and the Company shall have provided written notice to the Investors on or before July 31, 2018 of its election to extend the Outside Date, the Outside Date shall be extended until February 28, 2019 (such extended date, the “New Outside Date”); provided, further, that in the event that the Outside Date is extended at the option of the Debtors and:

A.	the Closing Date occurs or this SRC Agreement is terminated:

a.	after September 30, 2018 and on or prior to October 31, 2018, the aggregate Commitment Fee shall be increased by R$80 million and such increased amount shall be earned on October 1, 2018; and

b.	after November 1, 2018 and on or prior to February 28, 2019, the aggregate Commitment Fee shall be increased by 1) the fee in clause (a) plus 2) R$1.00840336 million for each calendar day including November 1, 2018 to and including the Closing Date or the date of such termination; and

B.	If this SRC Agreement is not terminated and the Closing Date does not occur on or prior to February 28, 2019, the aggregate Commitment Fee shall be increased by R$200 million.

provided, that the form of such additional Commitment Fee (i.e., the Cash Commitment Fee or the issuance of Commitment Fee Shares) to each Investor shall be determined at the option of such Investor.

For	the avoidance of doubt, if the Debtors do not elect to extend the Outside Date, the Commitment Fee shall not be increased.

(f)	No Termination Based on Failure to Comply. No Party may validly terminate this SRC Agreement based upon its own failure to perform or comply in any material respect with the terms and conditions of this SRC Agreement, with such failure to perform causing, or resulting in, the occurrence of one or more of the Termination Events specified herein. Nothing in this Section 12 (Termination) shall relieve any Party of liability for any breach or non-performance of this SRC Agreement prior to the termination of this SRC Agreement with respect to such Party.

28

(g)	Effect of Termination. Except as otherwise provided in Section 17 (Survival), upon the termination hereof, this SRC Agreement shall be of no further force and effect and each party hereto shall be released from its commitments, undertakings and agreements hereunder and shall be entitled to take all actions, whether with respect to the Reorganization Proceedings or otherwise, that it would have been entitled to take had it not entered into this Agreement; provided, further, that the exercise of a termination right by the Debtors pursuant to Section 12 (a) (Debtors’ Termination Rights) on account of a breach by an Investor shall only be effective with respect to such Investor and shall have no impact on the rights and obligations of the other Parties to this SRC Agreement except with respect to such Investor; and provided, further, that if, at any time, (x) this SRC Agreement is terminated for any reason (other than as a result of a breach by the Investor) or expires prior to the Rights Offering or (y) this SRC Agreement is terminated in respect of any Investor after February 28, 2018 pursuant to Section 12(b)(v), then the Commitment Fee shall be immediately due and payable to each such Investor in cash or in shares of Oi, at such Investor’s election without prejudice to the right of any Investor to seek specific performance of Oi’s obligations under this SRC Agreement).

13.	Amendments. Except as otherwise provided herein, this SRC Agreement and any exhibits and schedules attached hereto, may only be modified, amended or supplemented (such waiver, modification, amendment or supplementing, referred to collectively, as an “Amendment”), pursuant to the following conditions:

(a)	the Debtors’ written approval (including via email) is required for the effectiveness of any Amendment to this SRC Agreement and any exhibit or schedule attached hereto, which approval shall not be unreasonably withheld, conditioned or delayed with respect to any of the foregoing that do not adversely affect the rights of the Debtors under this SRC Agreement; and

(b)	the written approval (including via email) of each Investor Party to this SRC Agreement at the time of such Amendment is required for the effectiveness of any Amendment to this SRC Agreement and any exhibit or schedule attached hereto. However, (x) any deadline set forth in Section 12 (Termination), may be amended with the written approval (including via email) of the Majority Investors, except with respect to the Outside Date or the New Outside Date, as applicable, and (y) the Outside Date or the New Outside Date can both be extended until March 31, 2019 without the Debtors’ Consent by any group of Investors willing to subscribe for all available Commitments in the Rights Offering.

Any amendment to this SRC Agreement that is not approved in accordance with this Section 13 (Amendments) shall be void and ineffective ab initio.

14.	Specific Performance. Except as otherwise set forth herein, the obligations of the Parties as set forth in this SRC Agreement shall be unconditional and enforceable in accordance with their terms. Each Party shall be entitled to specific performance and injunctive relief, which, with respect to each of the Parties, shall be its sole remedy for any breach. The Parties shall have the right, in addition to specific performance and injunctive relief, to pursue any other remedy available to them.

(a)	Executive Title and Specific Performance. The Debtors acknowledge for all legal purposes that this SRC Agreement was duly executed by all the Parties and two (2) witnesses constitutes under the terms of the law an executive title (Título executivo extrajudicial) representing a valid, binding and enforceable obligation of the Debtors, pursuant to article 784 of the Brazilian Code of Civil Procedure, which may be enforced exclusively by the Investors in the courts of the City of Rio de Janeiro, State of Rio de Janeiro, in its own terms and conditions, including through specific performance enforcement procedures, pursuant to article 497 of the Brazilian Code of Civil Procedure.

29

(b)	Jurisdiction for Specific Performance. The Parties hereby agree, and the Debtors expressly declare, that the Investors may properly bring suit in the courts of the City of Rio de Janeiro, Rio de Janeiro State, in order to seek specific performance of this SRC Agreement’s obligations in accordance with Section 14 (Specific Performance) above, as well as precautionary measures and injunctive relief. The Parties also hereby agree, and Oi and the Debtors also declare, that the Investors’ right to bring suit in Brazil set forth in Sections 14 (Specific Performance) and 15 (Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury) is not applicable nor extendable to the Debtors, who may only properly bring suit in the Chosen Courts (as defined below) to settle all disputes arising and/or related to this SRC Agreement, its conclusion, interpretation, execution and enforcement, as well as its validity, effectiveness and binding related provisions.

15.	Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This SRC Agreement and any claim, controversy or dispute arising under or related to this SRC Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the “choice of law” principles of that or any other jurisdiction. All actions and claims arising out of or relating to this SRC Agreement shall be heard and determined in any New York federal or state court sitting in the Borough of Manhattan in the City of New York (such courts, and any of the appropriate appellate courts therefrom the “Chosen Courts”). Consistent with the preceding sentence, the Parties to this SRC Agreement hereby (a) irrevocably submit to the exclusive jurisdiction of the Chosen Courts, provided, that, the Investors shall have the right to bring any claim against Oi in the courts of Brazil that shall have jurisdiction with respect to Oi (as discussed further above in Section 14 (Specific Performance)), (b) waive any objection to laying venue any such action or proceeding in the Chosen Courts, and (c) waive any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party. Each Party to this SRC Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this SRC Agreement or the transactions contemplated hereby. Without limiting the foregoing, each Party agrees that service of process on such Party as provided by the notice provisions in Section 16 hereof shall be deemed effective service of process on such Party.

16.	Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the Debtors, to:

Oi S.A. – In Judicial Reorganization Rua Humberto de Campos, 425, 7th Floor – Leblon Rio de Janeiro – RJ 22430-190 Brazil
Attention:	Carlos Brandão
Eduardo Ajuz
Eurico Teles
Email:	carlos.brandao@oi.net.br
eduardo.ajuz@oi.net.br
eurico.teles@oi.net.br

30

with copies (which shall not constitute notice) to:

WHITE & CASE LLP Southeast Financial Center 200 South Biscayne Blvd., Suite 4900 Miami, FL 33131-2352
Attention:	Mark Bagnall
Richard Kebrdle
Mark Franke
Email:	mbagnall@whitecase.com
rkebrdle@whitecase.com
mfranke@whitecase.com

-and-

Barbosa Mussnich Aragão Av. Almirante Barroso, 52, 31st Floor Rio de Janeiro – RJ 20031-000 Brazil
Attention:	Rafael Padilha Calabria
Felipe Guimarães Rosa Bon
Email:	calabria@bmalaw.com.br
fgb@bmalaw.com.br

(b)	If to an Investor, to the address(es), electronic mail address(es) or facsimile number(s) set forth below such Investor’s signature (or as directed by any transferee thereof), as the case may be, with copies to any counsel designated by such Investor, including as follows:

CLEARY GOTTLIEB STEEN & HAMILTON LLP One Liberty Plaza New York, NY 10006
Attention:	Richard J. Cooper
Francisco L. Cestero
Denise Filauro
Email:	rcooper@cgsh.com
fcestero@cgsh.com
dfilauro@cgsh.com

-and-

DECHERT LLP

1095 Avenue of the Americas

31

New York, NY 10036
Attention:	Allan S. Brilliant
Craig P. Druehl
Charles I. Weissman
Email:	allan.brilliant@dechert.com
craig.druehl@dechert.com
charles.weissman@dechert.com

-and-

DAVIS POLK & WARDWELL LLP 450 Lexington Avenue New York, New York 10017
Attention:	Timothy Graulich
Stephen Salmon
Email:	timothy.graulich@davispolk.com
stephen.salmon@davispolk.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.

17.	Survival. Notwithstanding the termination of the SRC Agreement, the obligations of the Parties in this Section 17 (Survival), Section 9 (Transferability of Commitments) (to the extent an Investor has exercised a termination right pursuant to Section 12(b), and solely to the extent required to give effect to such Investor’s resulting transfer obligations), Section 10 (Indemnification), Section 11 (Payment of Fees and Expenses), Section 12(b) (solely to the extent required to give effect to a terminating Investor’s resulting transfer obligations) 12(g) (Effect of Termination), Section 14 (Specific Performance); Section 15 (Governing Law; Submission to Jurisdiction, Selection of Forum; Waiver of Trial by Jury) and Section 16 (Notices), Section 19 (Miscellaneous) and the related definitions of any of the foregoing in Section 18 (Definitions) hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

18.	Definitions. The following terms, when used in this SRC Agreement, shall have the meanings indicated:

“Action” means any litigation, claim, proceeding, action, cause of action, suit, governmental inquiry, investigation, examination, hearing, arbitration or filed complaint whatsoever of or by any person (including any governmental authority).

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“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Anti-Money Laundering Laws” means the U.S. Currency and Foreign Transactions Reporting Act of 1970, Brazil Law 9,631/98, and the anti-money laundering statutes of all jurisdictions in which the Debtors operates (and the rules and regulations promulgated thereunder) and any related or similar Laws.

“Brazilian GAAP” means generally accepted accounting practices adopted in Brazil, which include the pronouncements issued by the Brazilian Accounting Standards Committee (Comitê de Pronunciamentos Contábeis).

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or Rio de Janeiro, Brazil

“Company Shares” means all outstanding shares of Oi, including the Common Shares, the Preferred Shares and any other Company equity interests or shares of the Company’s capital stock.

“Dollars” or “$” means the currency of the United States of America, unless otherwise expressly provided in this Agreement.

“Final Order” means an order that (i) is not modified, amended, reversed, vacated, or stayed, and (ii) as to such order (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and with no appeal, petition for certiorari or similar leave to appeal, or motion for new trial, stay, reargument, or rehearing pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order has been affirmed by the highest court to which such orders was appealed, or certiorari or similar leave to appeal have been denied, or a new trial, stay, reargument, or rehearing have been denied or resulted in modification of such orders, and the time to take any further appeal, petition for certiorari or similar leave to appeal, or move for a new trial, stay, reargument, or rehearing has expired.

“Fully Diluted” means all Company Shares, all Company Shares issuable in respect of all outstanding securities convertible into or exchangeable for such Company Shares, and any other and all Company Shares issuable in respect of all outstanding options, warrants and other rights to acquire Company Shares.

“Governmental entity” means a nation or government, a state or other political subdivision of it, an entity exercising executive, legislative, judicial, regulatory or administrative functions of or relating to government (including a government authority, agency, department, board, commission or instrumentality of any government, or a tribunal), any other regulatory body, an arbitrator of competent jurisdiction or a self- regulatory organization (including a stock exchange).

“Governmental Unit” means any U.S., Brazilian or other non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

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“Law” means any federal, state, local, foreign, international or supranational law (including common law), statute, treaty, ordinance, rule, regulation, order, code, restriction imposed by any governmental authority or other legally binding requirement.

“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator.

“Reais” or “R$” means the currency of Brazil, unless otherwise expressly provided in this Agreement.

“Related Fund” means with respect to any person, an Affiliate of such person or any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such person, an Affiliate or the same investment manager, advisor or sub-advisor as such person or an affiliate of such investment manager, advisor or sub-advisor.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a governmental entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a governmental entity (whether payable directly or by withholding and whether or not requiring the filing of a return).

19.	Miscellaneous.

(a)	Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

(b)	Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement. The terms “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words.

(c)	Entire Agreement. This SRC Agreement and the Agreed Plan shall constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this SRC Agreement.

34

(d)	Effectiveness. This SRC Agreement shall (i) become effective upon execution by the Parties and (ii) approval of the Agreed Plan at a GCM on or before December 20, 2017. For the avoidance of doubt, this SRC Agreement shall not take effect and the obligations and rights of the parties hereunder shall be null and void if the Agreed Plan is approved at a GCM on or after December 21, 2017.

(e)	Modifications. If at any time after the execution of this SRC Agreement the Company has reasonable grounds to believe, based on an opinion of its legal counsel, that the execution of the Rights Offering (including issuance of the Unsubscribed Shares and the Commitment Fee Shares to Investors) under the procedures set forth in this SRC Agreement is not in accordance with any applicable securities or other laws, rules or regulations, the Parties agree to negotiate in good-faith modifications to the structure of the Rights Offering necessary to comply with such laws (“Alternative Structure”), provided that the Alternative Structure shall observe and comply with the objectives of this SRC Agreement and the intended benefits to the Parties and shall not relieve any of the Parties of any of their obligations under this SRC Agreement.

(f)	Assignment; No Third Party Beneficiaries.

(i)	Neither this SRC Agreement nor any of the rights, interests or obligations under this SRC Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Debtors and the Investors, other than an assignment by an Investor of its Commitment expressly permitted by Section 9. Any purported assignment in violation of this Section 19 shall be null and void ab initio.

(ii)	Except as provided in Section 10 (Indemnification) hereof with respect to each Indemnified Party, this SRC Agreement (including the documents and instruments referred to in this SRC Agreement) is not intended to and does not confer upon any person other than the Parties any rights or remedies under this SRC Agreement.

(g)	No Relationship. Notwithstanding anything herein to the contrary, the duties and obligations of the Investors arising under this SRC Agreement shall be several and not joint. Nothing in this SRC Agreement or in any related document or agreement shall be taken to imply, infer, deem or otherwise constitute that any Investor is acting in concert with, an associate of, a member of a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, with, or otherwise connected to, any other Investor.

35

(h)	No Reliance. No Investor or any of its Affiliates or Related Funds shall have any duties or obligations to the other Investors or their Affiliates or Related Funds in respect of this SRC Agreement, the Agreed Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing:

(i)	no Investor or any of its Affiliates or Related Funds shall be subject to any fiduciary or other implied duties to the other Investors or their respective Affiliates or Related Funds;

(ii)	no Investor or any of its Affiliates or Related Funds shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Investor;

(iii)	no Investor may rely, and confirms that it has not relied, on any due diligence investigation that any other Investor or any person acting on behalf of such other Investor may have conducted with respect to the Debtors or any of their Affiliates or any of their respective securities; and

(iv)	each Investor acknowledges that no other Investor is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Commitments.

(i)	Severability. If any term, provision, covenant or restriction of this SRC Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this SRC Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby and the terms of Section 6 (Conditions Precedent) are not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this SRC Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that in no event shall Section 6 (Conditions Precedent) (or any other provision related thereto) be modified in any manner pursuant to this Section 19(i).[2]

[Remainder Of Page Intentionally Left Blank]

[2]	“Taxes and Expenses” subsection deleted because duplicative of Section 4(d).

36

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
BENEFIT STREET PARTNERS L.L.C.
9 West 571h Street, Suite 4920
New York, New York 10019
As Investment Manager to certain investing funds
/s/ Bryan Martoken
By: Bryan Martoken
Title: Chief Financial Officer
Address: 9 West 57 1
Street, Suite 4920,
New York, New York, 10019
Email: s.koztnin@benefitstreetpartners.corn
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
PF Fund Limited Partnership
As Investor
By: 2518154 Ontario Limited, its General Partner
/s/ A.J. Silber
By: A.J. Silber
Title: Vice President
Address: 181 Bay St. Suite 300, Toronto
Ontario, M5J 2543
Email: AJ.Silber@Brookfield.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
JH Credit, L.L.C. As Investor
By: Centerbridge Credit Advisors, L.L.C., its manager
/s/ Vivek Melwani
By: Vivek Melwani
Title: Authorized Signatory
Address: 375 Park Avenue, 11th Floor
New York, NY 10152
Attn: The Office of the General
Counsel
Email: legalnotices@centerbridge.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
Brookfield Credit Opportunities Master
Fund, L.P. As Investor
By: Brookfield Asset Management Private Institutional Capital Adviser (Credit), LLC, its Investment Manager
/s/Anthony Bavaro
By: /s/Anthony Bavaro
Title: Vice President
Address: 250 Vesey St. NY, NY 10281
Email: Anthony.Bavaro@Brookfield.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
CHARCOAL CRUX 4, L.L.C. As Investor
/s/ Christopher T. Snyder
By: Christopher T. Snyder
Title: President
Address: 65 East 55th Street, 30th Floor, New
York, NY 10022
Email: KSLegal@kingstreet.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
REDWOOD CAPITAL MASTER FUND, LTD.
As Investor
By: Redwood Capital Management, LLC, its Investment Manager
/s/ Ruben Kliksberg
By: Ruben Kliksberg
Title: Authorized Signatory
Address: 910 Sylvan Ave
Englewood Cliffs, NJ 07632
Email: rkliksberg@redwoodcap.com
REDWOOD DRAWDOWN MASTER FUND, L.P.
As Investor
By: Redwood Capital Management, LLC. its Investment Manager
/s/ Ruben Kliksberg
By: Ruben Kliksberg
Title: Authorized Signatory
Address: 910 Sylvan Ave
Englewood Cliffs, NJ 07632
EmaiI: rkIiksberg@redwoodcap.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
GoldenTree Asset Management LP,
not on its own but on behalf of some of the funds and accounts for which it serves as Investment Manager, which are listed below (each, as an Investor)
/s/ Peter Alderman
By: Peter Alderman
Title: Vice President
Address: 300 Park Avenue, NY 10022
EmaiI: palderman@goldentree
GoldenTree Credit Opportunities Master Fund Ltd. GoldenTree Distressed Master Fund 2014 Ltd. GoldenTree Distressed Fund 2014 LP
GoldenTree E Distressed Debt Master Fund II LP
GoldenTree E Distressed Debt Fund II LP
GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I GoldenTree Master Fund, Ltd.
GN3 SIP Limited
GN3 SIP L.P.
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P. GoldenTree NJ Distressed Fund 2015 LP
GT NM, L.P.
Louisiana State Employees Retirement System Gold Coast Capital Subsidiary X Limited GoldenTree High Yield Value Master Unit Trust MA Multi-Sector Opportunistic Fund, LP
GoldenTree Multi-Sector Master Fund ICAV - GoldenTree Multi-Sector Master Fund Portfolio A
CenturyLink, Inc. Defined Benefit Master Trust
GoldenTree High Yield Value Fund Offshore (Strategic), Ltd. Credit Fund Golden Ltd
High Yield And Bank Loan Series Trust
Rock Bluff High Yield Partnership, L.P. Guadalupe Fund, LP
Kapitalforeningen Unipension Invest, High Yield Obligationer
GoldenTree Multi-Sector Fund Offshore ERISA, Ltd. Healthcare Employees’ Pension Plan- Manitoba
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
Solus Alternative Asset Management LP, on behalf of funds managed thereby
/s/ C.J. Lanktree
By: C.J. Lanktree
Title: Partner/Portfolio Manager
Address: 410 Park Avenue, NY, NY 10024
Email: notices@soluslp.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Very truly yours,
TRINITY INVESTMENTS DESIGNATED ACTIVITY CONIPANY
As Investor
By: Attestor Capital LLP
/s/ David Alhadeff
By: David Alhadeff
Title: Authorised Attorney
Address: 20 Balderton Street, London
WIK6TL
Email: david.alhadetf@attestorcapital.com
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
SYZYGY CAPITAL MANAGMENT, LTD.
By: /s/ Richard Petrilli
Name: Richard Petrilli
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
CANYON CAPITAL ADVISORS LLC, on behalf of its participating clients
By: /s/ John P. Plaga
Name: John P. Plaga
Title: Authorized Signatory
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
CITADEL EQUIT FUND LTD
BY CITADEL ADVISORS LLC AS ITS PORTFOLIO MANAGER
By: /s/: DONNA RIX
Name: DONNA RIX
Title: Authorized Signatory
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
YORK CAPITAL MANAGEMENT GLOBAL ADVISORS LLC, ON BEHALF OF FUNDS AND/OR ACCOUNTS MANAGER AND/OR ADVISED BY IT
AND/OR IT’S AFFILIATES
By: /s/ Richard P. Swanson --
Narne: Richard P. Swanson
Title:General Counsel
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
BENNETT RESTRUCTURING FUND, L.P.
By: Restructuring Capital Associates, L.P., its general partner
By: Bennett Capital Corporation, its general partner
By: /s/ Warren Frank
Name: Warren Frank
Title: Vice President & Treasurer
BENNETT OFFSHORE RESTRUCTURING FUND, INC.
By: Bennett Offshore Investment Corporation, its investment manager
By: /s/ Warren Frank
Name: Warren Frank
Title: Vice President & Treasurer
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
CVI EMCVF Lux Securities Trading S.a.r.l.
By: CarVal Investors, LLC
Its Attorney-in-Fact
By: /s/ Benjamin Ramli
Name: Benjamin Ramli
Title: Authorized Signed
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

EOC Lux Securities S.a.r.l. By: CarVal Investors, LLC Its Attorney-in-Fact

By: /s/ Benjamin Ramli

Name: Benjamin Ramli

Title: Authorized Signed

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.

KNIGHTHEAD MASTER FUND, L.P. BY: KNIGHTHEAD CAPITAL MANAGEMENT, LLC, ITS INVESTMENT MANAGER

By: /s/ Laura Torrado

Name: Laura Torrado

Title:Authorized Signatory

[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
KNIGHTHEAD (NY) FUND, L.P. BY: KNIGHTHEAD CAPITAL MANAGEMENT, LLC, ITS INVESTMENT ADVISOR
By: /s/ Laura Torrado
Name: Laura Torrado
Title: Authorized Signatory
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
KNIGHTHEAD ANNUITY & LIFE ASSURANCE COMPANY
BY: KNIGHTHEAD CAPITAL
MANAGEMENT, LLC, ITS INVESTMENT ADVISOR
By: /s/ Laura Torrado
Name: Laura Torrado
Title: Authorized Signatory
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
Accepted and agreed as of the date first set forth above.
OI S.A. – UNDER JUDICIAL REORGANIZATION
By: /s/
Name:
Title:
TELEMAR NORTE LESTE S.A- UNDER JUDICIAL REORGANIZATION
By: /s/
Name:
Title:
OI MOVEL S.A. – UNDER JUDICIAL REORGANIZATION
By:
Name:
Title:
COPART 4 PARTICIPACOES S.A – UNDER JUDICIAL REORGANIZATION
By: /s/
Name:
Title:
[Signature Page to Commitment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date and year above written.
COPART 5 PARTICIPACOES S.A – UNDER JUDICIAL REORGANIZATION
By: /s/
Name:
Title:
PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION
By: /s/
Name:
Title:
OI BRASIL HOLDINGS COOPERATIEF U.A - UNDER JUDICIAL REORGANIZATION
By: /s/
Name:
Title:
WITNESSES:
By: /s/ Marcelo Augusto S. Ferreira
Name: Marcelo Augusto S. Ferreira
Title: Diretor de Relacoes com investidores
By: /s/ Selcimar Luiz Rocha Pinto
Name: Selcimar Luiz Rocha Pinto
Title: Especialista Financeiro
[Signature Page to Commitment Agreement]
39

Exhibit A
Agreed Plan (Portuguese)

Exhibit B
Investor Transfer Form
Reference is made to that certain Subscription and Commitment Agreement (as it may be amended or supplemented from time to time, the “SRC Agreement”) 1 , entered into as of December 19, 2017 between (i) Oi – In Judicial Reorganization and certain of its affiliates (collectively, the “Debtors”) and (ii) certain Investors. Both [Transferor Investor] (the “Transferor Investor”) and [Transferee Investor] (the “Transferee Investor”) are Parties to the SRC Agreement. Pursuant to and following the completion of the procedures set forth in Section
9(b) (Transferability of Commitments) of the SRC Agreement, the following has occurred:
x The Transferor Investor has become obligated to transfer the Commitment amount set forth below at the price set forth below to the Transferee Investor;
x The Transferee Investor has become obligated to purchase the Commitment amount set forth below at the price set forth below from the Transferor Investor;
x The Transferee Investor has transferred the Total Purchase Price set forth below to the
Transferor Investor;
x The Transferee Investor has demonstrated to the Debtors’ satisfaction the financial capacity to perform under the SRC Agreement;
x If the Transferee Investor is transferring the Commitment amount set forth below to a Person, other than a “qualified institutional investor” (as defined in Rule 144A promulgated under the Securities Act), such transfer is being made in compliance with Regulation S under the Securities Act; and
x The Transferee Investor makes each of the representations and warrantees of an Investor set forth in the SRC Agreement, and agrees to be bound by each of the covenants of an Investor set forth in the SRC Agreement, as if such representation, warranties and covenants were set forth herein mutatis mutandis.
Accordingly, the Transferor Investor hereby effectuates the assignment of the Transferred Commitment set forth below to the Transferee Investor. Except as otherwise provided therein following an assignment of Commitments, the SRC Agreement shall remain in full force and effect with respect to the Transferor Investor and the Transferee Investor.
Transferred Commitment
Percentage (%) of Commitment (as a percentage of all Commitments held by all Investors):
1 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SRC Agreement.

Total Purchase Price:
[Signature Block of Transferor Investor, as Transferor Investor]
Name: Title: Date:
[Signature Block of Transferee Investor, as Transferee Investor]
Name: Title: Date:
2

Exhibit C
Third-Party Commitment Transfer and Joinder Form
Reference is made to that certain Subscription and Commitment Agreement (as it may be amended or supplemented from time to time, the “SRC Agreement”) 1 , entered into as of December 19, 2017 between (i) Oi – In Judicial Reorganization and certain of its affiliates (collectively, the “Debtors”) and (ii) certain Investors. [Transferor Investor] (the “Transferor Investor”) is a party to the SRC Agreement and prior to execution this joinder (the “Joinder”), [Transferee Investor] (the “New Investor Transferee”) was not. Pursuant to and following the completion of the procedures set forth in Sections 9(b) and (e) (Transferability of Commitments) of the SRC Agreement, the following has occurred:
x The Transferor Investor has agreed to transfer, and the New Investor Transferee has agreed to purchase, the Commitment amount set forth below at the price set forth below;
x The New Investor Transferee has transferred to the Total Purchase Price set forth below to the Transferor Investor;
x The New Investor Transferee has demonstrated to the Debtors’ satisfaction the financial capacity to perform under the SRC Agreement;
x If the Transferee Investor is transferring the Commitment amount set forth below to a Person, other than a “qualified institutional investor” (as defined in Rule 144A promulgated under the Securities Act), such transfer is being made in compliance with Regulation S under the Securities Act; and
x The New Investor Transferee makes each of the representations and warrantees of an Investor set forth in the SRC Agreement, and agrees to be bound by each of the covenants of an Investor set forth in the SRC Agreement, as if such representation, warranties and covenants were set forth herein mutatis mutandis.
Accordingly, the New Investor Transferee hereby effectuates the assignment of the Transferred Commitment set forth below to the New Investor Transferee. In turn, the New Investor Transferee, acknowledging that it has read and understands the SRC Agreement, hereby agrees to be bound by the terms and conditions of the SRC Agreement with respect to its Commitment, and any further Commitment that it may hereafter acquire. From the date of signing of this Joinder until the SRC Agreement terminates with respect to such New Investor Transferee according to its terms, such New Investor Transferee shall be considered an Investor under the SRC Agreement and shall all have all rights and obligations of an Investor under such SRC Agreement.
Except as otherwise provided therein following an assignment of Commitments, the SRC Agreement shall remain in full force and effect with respect to the Transferor Investor.
1 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SRC Agreement.

Transferred Commitment
Percent (%) of Commitment (as a percentage of all Commitments held by all Investors):
Total Purchase Price:
[Signature Block of Transferor Investor, as Transferor Investor]
Name: Title: Date:
[Signature Block of New Investor Transferee, as New Investor Transferee]
Name: Title: Date:
4

Schedule 1 - Commitment Schedule

Entity[1]	Commitment Percentage	BRL Commitment	
Benefit Street Partners LLC (not on its own but as investment manager to certain investing funds)	3.74%	BRL	149,596,292.17
Brookfield Asset Management (not on its own but on behalf of PF Fund Limited Partnership and Brookfield Credit Opportunities Master Fund L.P.)	9.53%	BRL	381,255,586.66
GoldenTree Asset Management LP (not on its own but on behalf of some of the funds and accounts for which it serves as Investment Manager listed on its signature page)	19.83%	BRL	793,030,129.45
Charcoal Crux Fund, L.L.C.	3.89%	BRL	155,679,650.65
Redwood Capital Management LLC (not on its own but on behalf of the funds listed on its signature page)	1.38%	BRL	55,088,683.02
Syzygy Capital Management, Ltd.	0.83%	BRL	33,333,333.33
Bennett Restructuring Fund L.P. and Bennett Offshore Restructuring Fund, Inc.	1.68%	BRL	67,136,970.00
Canyon Capital Advisors LLC (on behalf of participating clients)	10.71%	BRL	428,472,487.10
CVI EMCVF Lux Securities Trading S.a.r.l.	0.65%	BRL	25,860,000.00
EOC Lux Securities S.a.r.l.	0.57%	BRL	22,940,000.00
Citadel Equity Fund Limited	5.42%	BRL	216,666,666.67
Knighthead Capital Management, LLC (solely on behalf of certain funds and accounts it manages and/or advises)	3.75%	BRL	150,000,000.00
York Capital Management Global Advisors LLC (on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates)	18.83%	BRL	753,215,971.38
Trinity Investments Designated Activity Company	2.91%	BRL	116,516,885.79
JH Credit, L.L.C.	2.53%	BRL	101,084,740.38
Solus Alternative Asset Management LP (on behalf of funds managed thereby)	13.75%	BRL	550,122,603.40
Total	**100.00%**	**BRL**	**4,000,000,000.00**

[1] Where applicable, allocations among the funds or accounts referenced or listed herein or on the applicable signature pages shall be determined at a later date.

EXHIBIT 7.1
CORPORATE REORGANIZATIONS
• Merger of Oi Internet S.A into Oi or Telemar or Oi Móvel;
• Merger of Oi Móvel S.A. into Telemar or Oi;
• Merger of Telemar into Oi.
• Merger of Paggo Administradora Ltda. into Oi Móvel;
• Merger of Brasil Telecom Comunicação Multimĺdia Ltda. into Telemar or Oi;
• Merger of Copart 4 into Telemar;
• Merger of Copart 5 into Oi;
• Merger or transfer of assets of SEREDE – Serviços de Rede S.A. in one or more Debtors;
• Merger or transfer of assets of Rede Conecta Serviços de Rede S.A. in one or more Debtors;
• Any reorganization that does not cause a Material Adverse Effect on the companies included in Oi Group and that does not materially change the nature of the businesses of the companies included in Oi Group;

EXHIBIT 8.1. CREDITOR’S MEETING
1.1. Creditors’ Representation. Within fifteen (15) days from the Ratification of the Plan, the Qualified Bondholders Unsecured Creditors shall sent notify Oi Group, pursuant to Section 13.6 of the Plan, to indicate the attorneys-in-fact qualified to represent them in the Creditors’ Meeting that may be called pursuant to the Plan, with the following information: (i) full identification; (ii) phone number; (iii) electronic address (email); and (iv) address.
1.2. Oi Group is released from calling for the Creditors’ Meeting the Qualified Bondholders Unsecured Creditors that do not comply with the term establish above, and this lack of call of such Creditors is not non-compliance by Oi Group with the obligations assumed in this Section.
1.2.1. Any change in the information sent by the Qualified Bondholders Unsecured Creditors to Oi Group shall be immediately informed to Oi Group, upon new notice pursuant to Section 13.6 of the Plan. The impossibility of calling the Qualified Bondholders Unsecured Creditor due to the lack of such notice shall be construed as non-compliance by Oi Group with its obligation of calling the Qualified Bondholders Unsecured Creditors for the Creditors’ Meeting.
1.3. Rules of Call, Instatement and Resolution. The rules of call, instatement and resolution are the following:
(i) the call will be made at least eight (8) days in advance for the first call and five (5) for the second call;
(ii) the Creditors’ Meeting shall be instated, in first call, with the presence of Qualified Bondholders Unsecured Creditors holding more than fifty percent (50%) of the Qualified Bondholders Unsecured Credits, or, in second call, with any quorum;
(iii) the vote of each Qualified Bondholders Unsecured Creditor shall be proportional to the amount of its respective Credit. The Credits in foreign currency shall be converted by the Conversion Exchange Rate;
(iv) except if otherwise set forth in this Plan, the resolutions shall be taken by the Qualified Bondholders Unsecured Creditors that represent more than half (50% + BRL 1.00) of the total amount of the Qualified Bondholders Unsecured Credits present to the Creditors’ Meeting;
(v) the Creditors’ Meeting shall take place always in the City of Rio de Janeiro, State of Rio de
Janeiro, in the Federative Republic of Brazil, in a location to be timely defined by Oi Group;
(vi) the call of the Qualified Bondholders Unsecured Creditors shall be made by Oi Group, by its own initiative or at the request of the Qualified Bondholders Unsecured Creditors representing at least twenty percent (20%) of the Qualified Bondholders Unsecured Credits, through notice sent by email to any of the attorneys-in-fact indicated by the Qualified Bondholders Unsecured Creditor for that purpose, pursuant to Section 13.6 of the Plan. If Oi Group, at the request of the Qualified Bondholders Unsecured Creditors, representing at least twenty percent (20%) of the Qualified Bondholders Unsecured Credits, does not call the Creditors’ Meeting within five (5) Business Days from the respective request, such Qualified Bondholders Unsecured Creditors may call a Creditors’ Meeting in their own name, and they shall be refunded by Oi Group for the costs incurred; and

(vii) the rules set forth in LFR for instatement and resolution in Creditors’ General Meeting shall be applied to what is not expressly provided in this Exhibit.

EXHIBIT 9.2
MEMBERS OF THE TRANSITIONAL BOARD OF DIRECTORS
1. José Mauro Mettrau Carneiro da Cunha, CPF (Individual Taxpayers’ Register) No. 299.637.297-
20 – Chairman
2. Ricardo Reisen de Pinho, CPF No. 855.027.907-20 – Vice-Chairman
3. Marcos Duarte Santos, CPF No. 014.066.837-36
4. Luis Maria Viana Palha da Silva, CPF No. 073.725.141-77
5. Pedro Zañartu Gubert Morais Leitão, Portuguese Passport No. M655076
6. Helio Calixto da Costa, CPF No. 047.629.916-00
7. Marcos Rocha, CPF 801.239.967-91
8. Eleazar de Carvalho Filho, CPF 382.478.107-78
9. Marcos Grodetzky, CPF 425.552.057-72
In the absences or temporary hindrance of the Chairman of the Transitional Board of Directors, he shall be replaced by the Vice-Chairman of the Transitional Board of Directors, regarding his functions and prerogatives.